                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section 240.14a-11(c) or
         Section 240.14a-12

                         American Exploration Company
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                          AMERICAN EXPLORATION COMPANY
                             1331 LAMAR, SUITE 900
                              HOUSTON, TEXAS 77010
                               September 11, 1997

Dear Stockholders of American Exploration Company:

    Attached is a Notice of Special Meeting of Stockholders of American Exploration Company ("American") and an accompanying Joint Proxy Statement/Prospectus which describes the matters to be acted upon at special meetings of the stockholders of American and Louis Dreyfus Natural Gas Corp. ("LDNG"). At the respective meetings, stockholders of American and LDNG will be asked to approve the transactions contemplated by the Agreement and Plan of Reorganization, dated as of June 24, 1997, as amended (the "Merger Agreement"), by and between LDNG and American. The Merger Agreement provides for the merger of American with and into LDNG (the "Merger"). Stockholders are urged to review carefully the accompanying Joint Proxy Statement/Prospectus which includes a detailed description of the Merger.

    In the Merger, each outstanding share of Common Stock of American will be converted into the right to receive 0.72 of a share of Common Stock of LDNG plus $3.00 in cash, and each outstanding Depositary Share, each representing a 1/200 interest in a share of $450 Cumulative Convertible Preferred Stock, Series C of American (the "American Preferred Stock"), will be converted into the right to receive one (1) Depositary Share representing a 1/200 interest in a share of $450 Cumulative Convertible Preferred Stock of LDNG having substantially the same rights, privileges and restrictions, including dividend and conversion rights, as the American Preferred Stock. Based on the number of shares of Common Stock of American outstanding today, an aggregate of approximately 11.3 million shares of Common Stock of LDNG will be issued and $47.1 million paid by LDNG in the Merger to holders of Common Stock of American (assuming no exercise of dissenters' appraisal rights). Such Common Stock of LDNG will represent approximately 29% of the shares of LDNG Common Stock outstanding immediately following the consummation of the Merger.

    Your Board of Directors and I believe that the Merger will create a larger independent oil and gas company with a long-lived base of proved reserves, a large inventory of development drilling opportunities, significant exploration potential, talented personnel and the financial resources to maintain an aggressive exploration and development drilling program and pursue new opportunities.

    The proposed Merger requires, among other conditions, the approval of the matters described in the accompanying Joint Proxy Statement/Prospectus by the stockholders of American and LDNG.

    FOR THE REASONS DETAILED IN THE ACCOMPANYING JOINT PROXY
STATEMENT/PROSPECTUS, YOUR BOARD OF DIRECTORS HAS DETERMINED THAT THE MERGER AGREEMENT AND THE MERGER ARE IN THE BEST INTERESTS OF AMERICAN AND ITS STOCKHOLDERS. YOUR BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE MERGER AND RECOMMENDS THAT AMERICAN'S STOCKHOLDERS VOTE FOR APPROVAL OF THE MERGER.

    Because of the significance to American of the proposed Merger, your participation at the Special Meeting of Stockholders of American, in person or by proxy, is important. Even if you plan to attend the meeting, we hope you will complete, sign, date and return your proxy promptly in the enclosed envelope that has been provided for your convenience. This will not limit your right to vote in person or to attend the meeting. You may revoke your proxy by following the procedures set forth in the accompanying Joint Proxy Statement/Prospectus.

                                          Sincerely,
                                          Mark Andrews
                                          CHAIRMAN AND CHIEF EXECUTIVE OFFICER

                             YOUR VOTE IS IMPORTANT
                 PLEASE MARK, SIGN, DATE AND RETURN YOUR PROXY

                          AMERICAN EXPLORATION COMPANY
                                ----------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD OCTOBER 14, 1997

                           --------------------------

To the Stockholders of American Exploration Company:

    NOTICE IS HEREBY GIVEN that a special meeting of stockholders (the "Special Meeting") of American Exploration Company, a Delaware corporation ("American"), will be held on October 14, 1997, commencing at 9:30 a.m., local time, at the Waldorf Astoria Hotel, 301 Park Avenue, New York, New York, to consider and act upon the following matters which are described in more detail in the accompanying Joint Proxy Statement/Prospectus:

        1. To consider and act upon a proposal to approve and adopt the Agreement and Plan of Reorganization, dated as of June 24, 1997, as amended (the "Merger Agreement"), by and between American and Louis Dreyfus Natural Gas Corp., an Oklahoma corporation ("LDNG"), providing for, among other things, the merger of American with and into LDNG (the "Merger").

        2. To consider and act upon such other business as may properly be brought before the Special Meeting or any adjournment or postponement thereof.

    The close of business on August 18, 1997, has been fixed as the record date for the determination of stockholders entitled to notice of, and to vote at, the Special Meeting and any adjournment or postponement thereof. A complete list of the stockholders entitled to vote at the Special Meeting will be open to the examination of any stockholder, for any purpose germane to the Special Meeting, during ordinary business hours for a period of 10 days prior to the date of the Special Meeting at the offices of American at 1331 Lamar, Suite 900, Houston, Texas 77010, and at the time and place of the Special Meeting. Holders of Common Stock of American are entitled to certain dissenters' appraisal rights under the Delaware General Corporation Law in respect of the Merger.

    When the proxies are returned properly executed, the shares represented thereby will be voted in accordance with the indicated instructions. However, if no instructions have been specified on the returned proxy, the shares represented thereby will be voted "FOR" approval of the Merger and the Merger Agreement. Any stockholder giving a proxy has the right to revoke such proxy, at any time before it is voted, by filing with the Secretary of American either an instrument revoking the proxy or a duly executed proxy bearing a later date. Proxies also may be revoked by attending the Special Meeting and voting in person.

    THE BOARD OF DIRECTORS OF AMERICAN HAS DETERMINED THAT THE MERGER IS FAIR TO, AND IN THE BEST INTERESTS OF, THE STOCKHOLDERS OF AMERICAN, HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE MERGER, AND UNANIMOUSLY RECOMMENDS APPROVAL OF THE MERGER BY THE STOCKHOLDERS OF AMERICAN.

                                          By Order of the Board of Directors
                                          AMERICAN EXPLORATION COMPANY
                                          T. Frank Murphy
                                          SECRETARY

Houston, Texas
September 11, 1997

    YOUR VOTE IS IMPORTANT NO MATTER HOW LARGE OR SMALL YOUR HOLDINGS MAY BE. TO ASSURE YOUR REPRESENTATION AT THE SPECIAL MEETING, PLEASE MARK AND DATE THE ENCLOSED PROXY CARD, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS OF AMERICAN, SIGN EXACTLY AS YOUR NAME APPEARS THEREON AND RETURN IMMEDIATELY. STOCKHOLDERS SHOULD NOT SEND IN THEIR CERTIFICATES WHEN RETURNING PROXIES. IF THE MERGER AGREEMENT IS ADOPTED AND THE MERGER IS CONSUMMATED, STOCKHOLDERS WILL BE NOTIFIED AND FURNISHED INSTRUCTIONS ON HOW AND WHEN TO SURRENDER THEIR STOCK CERTIFICATES.

                        LOUIS DREYFUS NATURAL GAS CORP.
                                      AND
                          AMERICAN EXPLORATION COMPANY

                                ----------------

                        JOINT PROXY STATEMENT/PROSPECTUS
                             ---------------------

    This Joint Proxy Statement/Prospectus is being furnished to stockholders of Louis Dreyfus Natural Gas Corp., an Oklahoma corporation ("LDNG"), in connection with the solicitation of proxies by the Board of Directors of LDNG (the "LDNG Board") for use at a special meeting of stockholders of LDNG (the "LDNG Special Meeting") to be held on October 14, 1997, at the offices of Louis Dreyfus Corp., Chrysler Building, 57th Floor, 405 Lexington Avenue, New York, New York, commencing at 9:30 a.m., local time, and at any adjournment or postponement thereof. At the LDNG Special Meeting, the stockholders of LDNG will consider and vote upon a proposal to approve the Agreement and Plan of Reorganization, dated as of June 24, 1997, as amended (the "Merger Agreement"), by and between LDNG and American Exploration Company, a Delaware corporation ("American"), providing for, among other things, the merger of American with and into LDNG (the "Merger"). Louis Dreyfus Natural Gas Holdings Corp., an indirectly wholly owned subsidiary of S.A. Louis Dreyfus et Cie owning approximately 72% of the outstanding shares of common stock, par value $.01 per share, of LDNG ("LDNG Common Stock"), has agreed to vote in favor of the Merger, thereby assuring approval of the Merger by the stockholders of LDNG at the LDNG Special Meeting.

    This Joint Proxy Statement/Prospectus is also being furnished to stockholders of American in connection with the solicitation of proxies by the Board of Directors of American (the "American Board") for use at a special meeting of stockholders of American (the "American Special Meeting") to be held on October 14, 1997, at the Waldorf Astoria Hotel, 301 Park Avenue, New York, New York, commencing at 9:30 a.m., local time, and at any adjournment or postponement thereof. At the American Special Meeting, the stockholders of American will consider and vote upon a proposal to approve the Merger Agreement and the Merger.

    As a result of the Merger, (a) each outstanding share of common stock, par value $.05 per share, of American ("American Common Stock") will be converted into the right to receive 0.72 of a share of LDNG Common Stock and $3.00 in cash and (b) each outstanding depositary share ("American Depositary Share"), each representing a 1/200 interest in a share of $450 Cumulative Convertible Preferred Stock, Series C, par value $1.00 per share, of American ("American Preferred Stock"), will be converted into the right to receive one depositary share ("LDNG Depositary Share"), each representing a 1/200 interest in a share of $450 Cumulative Convertible Preferred Stock, par value $.01 per share, of LDNG ("LDNG Preferred Stock"). The LDNG Preferred Stock has been authorized solely for purposes of the Merger and has substantially the same rights, preferences, privileges and restrictions, including dividend and conversion rights, as the American Preferred Stock. See "Description of LDNG Capital Stock."

    Holders of LDNG Common Stock do not have dissenters' appraisal rights in respect of the Merger under the Oklahoma General Corporation Act (the "Oklahoma Act"). Holders of American Common Stock will have dissenters' appraisal rights in respect of the Merger, but holders of American Depositary Shares will not have such appraisal rights. See "The Merger-- Dissenters' Rights" and Section 262 of the Delaware General Corporation Law (the "Delaware Act") attached hereto as Annex D.

    This Joint Proxy Statement/Prospectus also constitutes a prospectus of LDNG with respect to shares of LDNG Common Stock, LDNG Preferred Stock and LDNG Depositary Shares to be issued in the Merger in exchange for outstanding shares of American Common Stock, American Preferred Stock and American Depositary Shares as described in this Joint Proxy Statement/Prospectus.

                           --------------------------

    FOR A DISCUSSION OF CERTAIN CONSIDERATIONS REGARDING THE BUSINESSES AND OPERATIONS OF LDNG AND AMERICAN THAT SHOULD BE EVALUATED BEFORE VOTING ON THE PROPOSALS DESCRIBED HEREIN AT THE LDNG SPECIAL MEETING OR THE AMERICAN SPECIAL MEETING, SEE "RISK FACTORS" BEGINNING ON PAGE 24.

                           --------------------------

THE SECURITIES TO BE ISSUED PURSUANT TO THIS JOINT PROXY STATEMENT/ PROSPECTUS
     HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION
        OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
           ADEQUACY OF THIS JOINT PROXY STATEMENT/PROSPECTUS. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

    This Joint Proxy Statement/Prospectus and accompanying forms of proxy are first being mailed to stockholders of LDNG and of American on or about September 12, 1997.

    THE DATE OF THIS JOINT PROXY STATEMENT/PROSPECTUS IS SEPTEMBER 11, 1997.

                             AVAILABLE INFORMATION

    LDNG and American are each subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith file reports, proxy statements, information statements and other information with the Securities and Exchange Commission (the "Commission"). The reports, proxy statements, information statements and other information filed by LDNG and by American with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices at Seven World Trade Center, 13th Floor, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material also may be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the Commission maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at http://www.sec.gov. LDNG Common Stock is listed on the New York Stock Exchange ("NYSE"). Reports, proxy and information statements and other information relating to LDNG can be inspected at the offices of the NYSE at 20 Broad Street, New York, New York 10005. American Common Stock and American Depositary Shares are listed on the American Stock Exchange ("AMEX"). Reports, proxy and information statements and other information relating to American can be inspected at the offices of the AMEX at 86 Trinity Place, New York, New York 10006.

    LDNG has filed with the Commission a Registration Statement on Form S-4 (together with any amendments thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities to be issued pursuant to the Merger Agreement. This Joint Proxy Statement/Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Statements contained in this Joint Proxy Statement/Prospectus or in any document incorporated by reference in this Joint Proxy Statement/Prospectus as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or such other document, each such statement being qualified in all respects by such reference. The Registration Statement, including exhibits filed as a part thereof, are available for inspection and copying at the Commission's offices as described above.

                    INCORPORATION OF DOCUMENTS BY REFERENCE

    The following documents, which have been filed by LDNG with the Commission pursuant to the Exchange Act, are incorporated by reference into this Joint Proxy Statement/Prospectus and are deemed to be a part hereof: (a) LDNG's Annual Report on Form 10-K for the year ended December 31, 1996, as amended (the "LDNG 1996 Form 10-K"); (b) LDNG's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997, as amended; (c) LDNG's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997; (d) LDNG's Current Report on Form 8-K, dated June 24, 1997; and (e) the description of the LDNG Common Stock contained in LDNG's Registration Statement on Form 8-A dated October 19, 1993.

    The following documents, which have been filed by American with the Commission pursuant to the Exchange Act, are incorporated by reference into this Joint Proxy Statement/Prospectus and are deemed to be a part hereof: (a) American's Annual Report on Form 10-K for the year ended December 31, 1996 (the "American 1996 Form 10-K"); (b) American's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997; (c) American's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997; (d) American's Current Report on Form 8-K, dated June 24, 1997; (e) the description of the American Common Stock contained in American's Registration Statements on Form 8-A filed on April 30, 1984, November 16, 1987 and October 1, 1993; and (f) the description of the American Preferred Stock and

American Depositary Shares contained in American's Registration Statement on Form 8-A/A filed on April 5, 1994.

    All reports subsequently filed by LDNG and American pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Joint Proxy Statement/Prospectus and prior to the date of the LDNG Special Meeting or the American Special Meeting, respectively, shall be deemed to be incorporated by reference into this Joint Proxy Statement/Prospectus and are deemed to be a part hereof from the date of filing of such reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Joint Proxy Statement/Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Joint Proxy Statement/Prospectus.

    This Joint Proxy Statement/Prospectus incorporates documents by reference which are not presented herein or delivered herewith. Such documents (other than exhibits to such documents unless such exhibits are specifically incorporated by reference) are available to any person, including any beneficial owner, to whom this Joint Proxy Statement/Prospectus is delivered, upon written or oral request, without charge, directed in the case of documents relating to LDNG, to Kevin R. White, the Secretary of LDNG, at 14000 Quail Springs Parkway, Suite 600, Oklahoma City, Oklahoma 73134, telephone (405) 749-1300, or, in the case of documents relating to American, to T. Frank Murphy, the Secretary of American, at 1331 Lamar, Suite 900, Houston, Texas 77010, telephone (713) 756-6000. In order to ensure timely delivery of the documents prior to the respective Special Meetings, any request should be made by October 7, 1997.

                            ------------------------

    NO PERSONS HAVE BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS JOINT PROXY STATEMENT/PROSPECTUS IN CONNECTION WITH THE SOLICITATIONS OF PROXIES OR THE OFFERING OF SECURITIES MADE HEREBY AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY LDNG, AMERICAN OR ANY OTHER PERSON. THIS JOINT PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES, OR THE SOLICITATION OF A PROXY, IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL OR TO OR FROM ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION.

                               TABLE OF CONTENTS

                                                                                                               PAGE
                                                                                                             ---------
AVAILABLE INFORMATION......................................................................................         ii
INCORPORATION OF DOCUMENTS BY REFERENCE....................................................................         ii
SUMMARY....................................................................................................          1
  General..................................................................................................          1
  Louis Dreyfus Natural Gas Corp...........................................................................          1
  American Exploration Company.............................................................................          1
  The Merger...............................................................................................          2
  Recommendations of the Boards of Directors of LDNG and American and Reasons for the Merger...............          2
  Opinions of Financial Advisors...........................................................................          3
  Conversion Procedures....................................................................................          4
  Management of LDNG After the Merger......................................................................          5
  Description of Other Terms of the Merger Agreement.......................................................          5
  Material Federal Income Tax Consequences.................................................................          5
  Accounting Treatment.....................................................................................          6
  The Special Meetings.....................................................................................          6
  Dissenters' Rights.......................................................................................          7
  LDNG Securities to be Issued in the Merger...............................................................          7
  Interests of Certain Persons in the Merger...............................................................          7
  Risk Factors.............................................................................................          8
  Forward-Looking Statements or Information................................................................          9
  Comparative Market Price Information for Common Stock....................................................         10
  Comparative Per Share Data...............................................................................         11
  Selected Historical Financial Data--LDNG.................................................................         12
  Selected Historical Financial Data--American.............................................................         14
  Unaudited Pro Forma Selected Financial Data..............................................................         16
  Selected Historical Operating Data--LDNG.................................................................         18
  Selected Historical Operating Data--American.............................................................         19
  Unaudited Pro Forma Selected Operating Data..............................................................         20
  Summary Oil and Gas Reserves Data........................................................................         21
  Pro Forma Acreage........................................................................................         22
  Productive Well Summary..................................................................................         22
  Recent Development.......................................................................................         23
RISK FACTORS...............................................................................................         24
  Integration of Significantly Increased Operations........................................................         24
  Changes in Exploration and Development Mix...............................................................         24
  Ability to Achieve Savings...............................................................................         24
  Fixed Exchange Ratio.....................................................................................         24
  Certain Accounting Consequences of the Merger............................................................         25
  Interests of Certain Persons in the Merger...............................................................         25
  Effects of Changing Oil and Gas Prices; Hedging Risks....................................................         25
  Customer Concentration...................................................................................         27
  Estimates of Reserves and Future Net Cash Flows..........................................................         28
  Certain Operational Risks................................................................................         28
  Operating Hazards and Uninsured Risks....................................................................         28
  Governmental and Environmental Regulation................................................................         29
  Competition..............................................................................................         29

                                                                                                               PAGE
                                                                                                             ---------
  American Gas Contract Litigation.........................................................................         29
  Control by S.A. Louis Dreyfus et Cie of All Matters Upon Which Common Stockholders Vote; Potential Change
    in Control.............................................................................................         30
  Relationship with S.A. Louis Dreyfus et Cie..............................................................         30
THE SPECIAL MEETINGS.......................................................................................         30
  Date, Place and Time of Special Meetings.................................................................         30
  Matters to be Considered at the Special Meetings.........................................................         30
  Record Dates.............................................................................................         31
  Votes Required...........................................................................................         31
  LDNG Proxies; Voting and Revocation; Other Matters.......................................................         31
  American Proxies; Voting and Revocation; Other Matters...................................................         32
  Solicitation of Proxies..................................................................................         33
  Dissenters' Rights.......................................................................................         33
THE MERGER.................................................................................................         36
  General..................................................................................................         36
  Background of the Merger.................................................................................         36
  Joint Reasons for the Merger.............................................................................         38
  Recommendation of the LDNG Board and Reasons for the Merger..............................................         38
  Opinion of Financial Advisor to LDNG.....................................................................         40
  Recommendation of the American Board and Reasons for the Merger..........................................         45
  Opinion of Financial Advisor to American.................................................................         47
  Merger Consideration; Effects of the Merger on Securities of American....................................         54
  Effective Time of the Merger.............................................................................         56
  Procedures for Exchange of American Stock Certificates...................................................         56
  Procedures for Exchange of American Depositary Shares....................................................         58
  Listing on the New York Stock Exchange...................................................................         58
  Restrictions on Resales by Affiliates of American........................................................         58
  Interests of Certain Persons in the Merger...............................................................         59
  LDNG Financing Related to the Merger.....................................................................         63
  Accounting Treatment.....................................................................................         63
  Material Federal Income Tax Consequences.................................................................         63
THE MERGER AGREEMENT.......................................................................................         67
  The Merger...............................................................................................         67
  Merger Consideration.....................................................................................         67
  Effective Time of the Merger.............................................................................         67
  Representations and Warranties...........................................................................         67
  Conduct of Business of American and LDNG Pending the Merger..............................................         68
  Access to Assets, Personnel and Information..............................................................         70
  NYSE Listing.............................................................................................         70
  Waivers, Consents and Approvals; Additional Arrangements.................................................         70
  Agreements of Affiliates.................................................................................         70
  No Solicitation of Alternative Transactions..............................................................         71
  Special Meetings; Joint Proxy Statement Prospectus.......................................................         71
  Public Announcements.....................................................................................         72
  Indemnification of Directors and Officers of American....................................................         72
  American Employee Matters................................................................................         72
  Employment and Retention Agreements With Executive Officers of American..................................         73
  American Rights Agreement................................................................................         73
  Restructuring of the Merger..............................................................................         73
  Conditions to Consummation of the Merger.................................................................         73

                                                                                                               PAGE
                                                                                                             ---------
  Termination Rights and Termination Fees..................................................................         74
  Payment of Expenses......................................................................................         77
  Amendment and Waiver.....................................................................................         77
  Agreement of LDNG Stockholder............................................................................         77
INFORMATION ABOUT THE COMBINING COMPANIES..................................................................         78
  Louis Dreyfus Natural Gas Corp...........................................................................         78
  Outlook for Fiscal Year 1997.............................................................................         78
  Price Range of LDNG Common Stock and Dividend Policy.....................................................         79
  American Exploration Company.............................................................................         80
  Price Range of American Common Stock and Dividend Policy.................................................         81
UNAUDITED PRO FORMA FINANCIAL STATEMENTS...................................................................         82
DESCRIPTION OF AMERICAN CAPITAL STOCK......................................................................         91
  Authorized and Outstanding Capital Stock.................................................................         91
  American Common Stock....................................................................................         91
  American Preferred Stock.................................................................................         91
  American Depositary Shares...............................................................................         99
DESCRIPTION OF LDNG CAPITAL STOCK..........................................................................        104
  Authorized and Outstanding Capital Stock.................................................................        104
  LDNG Common Stock........................................................................................        104
  LDNG Preferred Stock.....................................................................................        104
  LDNG Depositary Shares...................................................................................        105
COMPARISON OF STOCKHOLDER RIGHTS...........................................................................        105
  Authorized Capital Stock.................................................................................        106
  "Blank Check" Preferred Stock............................................................................        106
  Business Combinations With Interested Stockholders.......................................................        106
  Stockholder Rights Plan..................................................................................        107
  Business at Meetings of Stockholders.....................................................................        107
LEGAL MATTERS..............................................................................................        107
EXPERTS....................................................................................................        107
PROPOSALS OF STOCKHOLDERS..................................................................................        108

APPENDIX A--Agreement and Plan of Reorganization, as amended...............................................        A-1
APPENDIX B--Opinion of Salomon Brothers Inc................................................................        B-1
APPENDIX C--Opinion of Prudential Securities Incorporated..................................................        C-1
APPENDIX D-- Section 262 of the Delaware General Corporation Law Concerning Rights of Dissenting
            Stockholders...................................................................................        D-1
APPENDIX E--Definitions of Certain Oil and Gas Industry Terms..............................................        E-1

                                    SUMMARY

    The following is only a summary of certain information contained elsewhere in this Joint Proxy Statement/Prospectus and does not purport to be complete. Reference is made to, and this summary is qualified in its entirety by, the more detailed information contained elsewhere in this Joint Proxy Statement/ Prospectus. As used in this Joint Proxy Statement/Prospectus, the term "LDNG" refers to such corporation and, except where the context otherwise requires, its subsidiaries, and the term "American" refers to such corporation and, except where the context otherwise requires, its subsidiaries. All information concerning LDNG included in this Joint Proxy Statement/Prospectus has been furnished by LDNG and all information concerning American included in this Joint Proxy Statement/Prospectus has been furnished by American. Definitions of certain industry terms used in this Joint Proxy Statement/Prospectus are included herein as Annex E. Stockholders are urged to read this Joint Proxy Statement/Prospectus in its entirety.

    UNLESS OTHERWISE INDICATED, ALL RESERVE INFORMATION IS AS OF DECEMBER 31, 1996. WHENEVER THE TERM "ON A PRO FORMA BASIS" IS USED HEREIN, UNLESS OTHERWISE INDICATED, WITH RESPECT TO (I) OIL AND GAS RESERVES, WELLS, AND ACREAGE, IT MEANS AS OF DECEMBER 31, 1996, GIVING EFFECT TO THE MERGER AS IF IT OCCURRED ON SUCH DATE; (II) PRODUCTION, REVENUE, EXPENSE, EARNINGS OR CASH FLOW INFORMATION, IT MEANS FOR THE YEAR ENDED DECEMBER 31, 1996 AND THE SIX MONTHS ENDED JUNE 30, 1997, GIVING EFFECT TO THE MERGER AS IF IT OCCURRED ON JANUARY 1, 1996; AND
(III) BALANCE SHEET INFORMATION, IT MEANS AS OF JUNE 30, 1997, GIVING EFFECT TO THE MERGER AS IF IT OCCURRED ON JUNE 30, 1997.

GENERAL

    At the LDNG Special Meeting and the American Special Meeting, holders of LDNG Common Stock and American Common Stock and American Depositary Shares will be asked to act upon proposals related to the merger of American with and into LDNG pursuant to the terms of the Merger Agreement which are more particularly described herein. If the Merger and related proposals are approved by the requisite votes of such stockholders, American will be merged into LDNG, the separate existence of American will cease and LDNG will succeed to all of the assets, rights, liabilities and obligations of American. If the Merger and related proposals are not approved by the requisite votes of such stockholders, LDNG and American intend to continue to operate independently.

LOUIS DREYFUS NATURAL GAS CORP.

    LDNG is an independent energy company engaged in the acquisition, development and exploration of natural gas and oil properties, and in the production and marketing of natural gas and crude oil. LDNG's reserve base is primarily located in the Sonora area of West Texas, the Mid-Continent region, the Permian Basin, and the Texas Gulf Coast. As of December 31, 1996, LDNG had proved reserves of 990 Bcfe with a Present Value of $1.1 billion. LDNG operates over 84% of its reserves, of which 86% is natural gas and 83% is proved developed. LDNG has a long-lived asset base with a Reserve Life of 13.2 years at December 31, 1996.

    The address of LDNG's principal executive offices is 14000 Quail Springs Parkway, Suite 600, Oklahoma City, Oklahoma 73134, and its telephone number is
(405) 749-1300.

    For additional information concerning LDNG, see "Information About the Combining Companies-- Louis Dreyfus Natural Gas Corp." and "Unaudited Pro Forma Combined Financial Data."

AMERICAN EXPLORATION COMPANY

    American is also an independent energy company engaged in the acquisition, development and exploration of natural gas and oil properties, and in the production and marketing of natural gas and crude oil. American's exploration and development activities are primarily focused in the Gulf of Mexico, South

Texas (with an emphasis on the Wilcox and Frio Trends), the Cotton Valley Pinnacle Reef Trend in East Texas and the Smackover Trend in Southwest Arkansas. As of December 31, 1996, American had proved reserves of 254 Bcfe with a Present Value of $370.8 million. American operates approximately 58% of its reserves, of which 66% is natural gas and 80% is proved developed. American also holds approximately 370,000 net acres of undeveloped properties. American's Reserve Life was 7.7 years at December 31, 1996.

    The address of American's principal executive offices is 1331 Lamar, Suite 900, Houston, Texas 77010, and its telephone number is (713) 756-6000.

    For additional information concerning American, see "Information About the Combining Companies--American Exploration Company."

THE MERGER

    Pursuant to the Merger Agreement, and subject to the conditions described herein, American will be merged with and into LDNG, and LDNG will be the surviving corporation. Upon consummation of the Merger, the separate existence of American will cease and LDNG will succeed to all of the assets, rights, liabilities and obligations of American. As the surviving corporation of the Merger, LDNG is sometimes referred to herein as the "Surviving Corporation."

    As a result of the Merger, (a) each share of American Common Stock will be converted into the right to receive 0.72 of a share of LDNG Common Stock (the "Conversion Number") and $3.00 in cash (the "Cash Consideration") and (b) each American Depositary Share will be converted into the right to receive one LDNG Depositary Share. Each LDNG Depositary Share will represent a 1/200 interest in a share of LDNG Preferred Stock. The LDNG Preferred Stock has been authorized solely for purposes of the Merger and has substantially the same rights, preferences, privileges and restrictions, including dividend and conversion rights, as the American Preferred Stock. See "Description of LDNG Capital Stock."

    Based upon the number of outstanding shares of American Common Stock as of the date of this Joint Proxy Statement/Prospectus (assuming no holders of American Common Stock exercise their dissenter's appraisal rights and without regard to the settlement of fractional shares of LDNG Common Stock as described elsewhere herein), an aggregate of approximately 11,307,385 shares of LDNG Common Stock would be issued and $47,114,103 paid in the Merger. Such LDNG Common Stock would represent approximately 29% of the shares of LDNG Common Stock outstanding immediately following the consummation of the Merger.

    It is anticipated that, if the matters described in the Joint Proxy Statement/Prospectus are adopted at the LDNG Special Meeting and the American Special Meeting and all other conditions to the merger have been satisfied or waived, the Merger will become effective (the "Effective Time") as soon as possible after such meetings have been held. If the Merger is not consummated on or before November 15, 1997, LDNG and American each have the right (subject to certain limitations) to terminate the Merger Agreement. See "The Merger Agreement--Termination Rights and Termination Fees."

RECOMMENDATIONS OF THE BOARDS OF DIRECTORS OF LDNG AND AMERICAN AND REASONS FOR
  THE MERGER

    JOINT REASONS. Over the past two years, American and LDNG have worked together closely on several projects. Through this association, each company has gained an appreciation for their complementary strengths. For LDNG, these strengths include a substantial, long-lived reserve base, a large inventory of low-risk development drilling locations, and strong oil and gas operating and product marketing capabilities. American, on the other hand, has a high quality, although shorter-lived reserve base, a substantial inventory of high potential exploratory prospects and strong prospect generating and technical skills.

    The Merger will combine the complementary strengths and create a larger and more balanced independent exploration and production company with a proved reserve base totaling approximately 1.2 Tcfe, production exceeding 300 MMcfe per day and substantial cash flow. The combined company will also have significant growth potential through a balance of low-risk development (an estimated 1,200 potential development locations) and higher-risk exploration drilling. The combined company will also have an improved balance sheet, higher cash flow and the financial resources to maintain an aggressive drilling program and pursue new opportunities. In addition, the combined company will have a significantly increased public share float which is expected to improve trading liquidity.

    LDNG. The LDNG Board believes that the terms of the Merger Agreement and the issuance of LDNG securities in connection with the Merger are fair to, and in the best interests of, LDNG and its stockholders. Accordingly, the LDNG Board has unanimously approved the Merger Agreement and the Merger and recommends that holders of LDNG Common Stock vote FOR adoption and approval of the Merger Agreement and the Merger. In reaching its decision to recommend approval of the Merger, the LDNG Board considered a number of factors, including the fact that the American oil and gas properties are located in, or in close proximity to, geographic locations in which LDNG already owns proved reserves; the access to the existing base of American exploratory prospects and qualified technical staff that is provided by virtue of the Merger; the effect of the Merger on the Reserve Life and reserve mix of LDNG's pro forma proved reserves; the increase in size of LDNG's operations and properties afforded by the Merger; the potential improved liquidity for LDNG Common Stock and broader base of stockholders that is expected to result from the increase in number of shares of LDNG Common Stock outstanding; the effects of the Merger on LDNG's financial condition, earnings, cash flows and operating ratios; the fact that LDNG's principal stockholder has agreed to vote in favor of the Merger and therefore approval by the stockholders of LDNG is assured; and the written opinion of LDNG's financial advisor dated June 24, 1997 that as of such date the consideration to be paid in the Merger by LDNG to the holders of American Common Stock was fair, from a financial point of view, to LDNG. See "The Merger--Recommendation of the LDNG Board and Reasons for the Merger."

    AMERICAN. The American Board believes that the terms of the Merger are fair to, and in the best interests of, American and its stockholders. Accordingly, the American Board has unanimously approved the Merger Agreement and the Merger and recommends that holders of shares of American Common Stock vote FOR adoption and approval of the Merger Agreement and the Merger. In reaching its decision to recommend approval of the Merger, the American Board considered a number of factors, including the fact that the Merger would achieve the expansion and growth strategies established by the American Board; the attractiveness of certain operational and property characteristics of LDNG; the benefits that would be available through a larger enterprise, including larger market capitalization, as well as anticipated enhanced liquidity of common stock of a larger entity; the proposed management and Board of LDNG following the Merger, including that three directors of American will serve on the LDNG Board following the Merger; the anticipated financial effects of the Merger on the balance sheet and cash flow of LDNG; the terms and conditions of the Merger, including the provisions relating to American's ability to provide information to other potential acquirors and the ability to terminate the Merger Agreement under certain circumstances; the written opinion of American's financial advisor dated June 24, 1997 that as of such date the Conversion Number and the Cash Consideration were fair, from a financial point of view, to the holders of American Common Stock; the premium over the market value of American's Common Stock represented by the Merger consideration to be paid by LDNG; the fact that LDNG's principal stockholder has agreed to vote in favor of the Merger, thereby assuring approval by the LDNG stockholders; the existing relationships between LDNG and American; and the tax consequences of the Merger to American stockholders. See "The Merger--Recommendation of the American Board and Reasons for the Merger."

OPINIONS OF FINANCIAL ADVISORS

    LDNG engaged Salomon Brothers Inc ("Salomon") to act as financial advisor in connection with the Merger and to render its opinion as to the fairness, from a financial point of view, to LDNG of the consideration to be paid by LDNG in the Merger to the holders of American Common Stock. Salomon delivered its written opinion dated June 24, 1997, that, as of such date, the consideration to be paid by

LDNG in the Merger to the holders of American Common Stock was fair, from a financial point of view, to LDNG. A copy of the opinion of Salomon, which sets forth the assumptions made, matters considered and limitations on the review undertaken, is attached as Annex B to this Joint Proxy Statement/Prospectus and is incorporated herein by reference. The summary of the opinion of Salomon set forth in this Joint Proxy Statement/Prospectus is qualified in its entirety by reference to the full text of such opinion attached as Annex B hereto. STOCKHOLDERS OF LDNG ARE URGED TO READ CAREFULLY THE OPINION IN ITS ENTIRETY. For a more particular description of this opinion and information regarding fees and expenses payable to Salomon by LDNG, see "The Merger--Opinion of Financial Advisor to LDNG."

    American engaged Prudential Securities Incorporated ("Prudential Securities") to act as financial advisor in connection with the Merger and to render its opinion as to the fairness, from a financial point of view, of the Conversion Number and Cash Consideration to the holders of American Common Stock. Prudential Securities delivered its written opinion dated June 24, 1997, that, as of such date, the Conversion Number and the Cash Consideration were fair, from a financial point of view, to the holders of American Common Stock. A copy of the opinion of Prudential Securities, which sets forth the assumptions made, matters considered and limitations on the review undertaken, is attached as Annex C to this Joint Proxy Statement/Prospectus and is incorporated herein by reference. The summary of the opinion of Prudential Securities set forth in this Joint Proxy Statement/Prospectus is qualified in its entirety by reference to the full text of such opinion attached as Annex C hereto. STOCKHOLDERS OF AMERICAN ARE URGED TO READ CAREFULLY THE OPINION IN ITS ENTIRETY. For a more particular description of this opinion and information regarding fees and expenses payable to Prudential Securities by American, see "The Merger--Opinion of Financial Advisor to American."

    As described elsewhere herein under "The Merger--Background of the Merger," the Merger Agreement, as executed and delivered on June 24, 1997, contemplated the merger of American with and into a wholly owned subsidiary of LDNG. Subsequent to June 24, 1997, the Merger Agreement was amended to provide for the Merger of American directly into LDNG rather than a wholly owned subsidiary. The consideration to be paid by LDNG in the Merger to the holders of American Common Stock was not affected by such amendment. The opinions of the respective financial advisors to LDNG and American were rendered prior to the amendment of the Merger Agreement and all references to the Merger therein and in the summaries of such opinions contained herein necessarily relate to the Merger as contemplated prior to such amendment. Neither LDNG nor American has requested that the respective financial advisors update their opinions to take into account the amendment to the Merger Agreement because neither LDNG nor American believes that such amendment and the resulting change in the structure of the Merger has any material effect on the financial terms of the Merger or the fairness, from a financial point of view, to LDNG or the holders of American Common Stock of the consideration to be paid by LDNG to the holders of American Common Stock in the Merger.

CONVERSION PROCEDURES

    As soon as practicable after the Effective Time of the Merger, LDNG will cause ChaseMellon Shareholder Services, L.L.C., as transfer agent for shares of LDNG Common Stock and depositary for the LDNG Depositary Shares (the "Exchange Agent"), to mail to each record holder of American Common Stock and American Depositary Shares as of the Effective Time a letter of transmittal to be used to effect the exchange of certificates representing American Common Stock for certificates representing LDNG Common Stock and the Cash Consideration and the exchange of certificates representing American Depositary Shares for certificates representing LDNG Depositary Shares, along with instructions for using such letter of transmittal to effect such exchange (collectively, the "Letter of Transmittal"). AMERICAN STOCKHOLDERS SHOULD NOT SURRENDER THEIR STOCK CERTIFICATES UNTIL THE LETTER OF TRANSMITTAL IS RECEIVED AND THEN SHOULD SURRENDER THEIR STOCK

CERTIFICATES ONLY ACCOMPANIED BY A PROPERLY COMPLETED AND EXECUTED LETTER OF TRANSMITTAL. See "The Merger--Procedures for Exchange of American Common Stock Certificates" and "--Procedures for Exchange of American Depositary Shares."

MANAGEMENT OF LDNG AFTER THE MERGER

    The Merger Agreement provides that Mark Andrews, Chairman and Chief Executive Officer of American, and two other directors of American acceptable to LDNG to be determined prior to consummation of the Merger will be elected to the LDNG Board upon consummation of the Merger. Pursuant to employment and retention agreements with LDNG to be effective upon consummation of the Merger, Mr. Andrews will serve as Vice Chairman of the LDNG Board, Elliott Pew, Senior Vice President-Exploration of American, will serve as an executive officer of LDNG in charge of the Gulf Coast region and other executive officers of American will be retained by LDNG. See "The Merger--Interests of Certain Persons in the Merger."

DESCRIPTION OF OTHER TERMS OF THE MERGER AGREEMENT

    The Merger Agreement contains various other terms and provisions, including certain representations and warranties made by both LDNG and American, certain covenants and agreements made by both LDNG and American (including agreements relating to the conduct of business by LDNG and American pending consummation of the Merger and agreements restricting American's ability to solicit or enter into an agreement with respect to an alternative transaction or furnish information to or negotiate with another party with respect to an alternative transaction), certain conditions that must be satisfied or waived prior to consummation of the Merger (including obtaining requisite stockholder approvals) and termination rights (including termination fees that may become payable by American under certain circumstances). Such provisions are summarized under "The Merger Agreement." In addition, a copy of the Merger Agreement is included as Annex A to this Joint Proxy Statement/Prospectus, and reference should be made to such copy for the complete text of such provisions.

    The Merger Agreement permits American to provide information to, and to engage in discussions and negotiations with, other potential acquirors who make unsolicited acquisition proposals and to terminate the Merger Agreement and pay certain fees to LDNG in order to enter into another transaction that is more favorable to American's stockholders from a financial point of view. See "The Merger Agreement-- Termination Rights and Termination Fees."

    The Merger Agreement is subject to termination at the option of either LDNG or American if the Merger is not consummated on or before November 15, 1997, and prior to such time upon the occurrence of certain specified events. The Merger Agreement may be amended or supplemented at any time by agreement of LDNG and American; provided, that, after any stockholder approval of the Merger, no amendment may be made that by law requires further approval of the stockholders of LDNG and American unless such further approval is first obtained. At any time prior to the Effective Time, subject to certain restrictions, the parties may waive any provision of the Merger Agreement. See "The Merger Agreement--Amendment and Waiver."

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

    In connection with the issuance of this Joint Proxy Statement/Prospectus, American has received an opinion from its tax counsel, Shearman & Sterling, and LDNG has received an opinion from its tax counsel, Crowe & Dunlevy, with respect to the material federal income tax consequences of the Merger, including, without limitation, that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986 (the "Code") and that no gain or loss, except with respect to the amount of Cash Consideration received (and cash in lieu of fractional shares), will be recognized by a holder of American Common Stock or American Depositary Shares as a result of the

Merger. For a discussion of these and other federal income tax considerations in connection with the Merger, see "The Merger--Material Federal Income Tax Consequences."

    It is a condition to the closing of the Merger that such tax opinions be confirmed as of the Closing Date of the Merger. If such condition is waived by either American or LDNG, revised proxy solicitation materials disclosing the waiver of the condition and other material disclosures in connection therewith, including risks to investors resulting from such waiver, will be distributed to stockholders of American and LDNG and previously returned proxies with respect to the voting of shares at the Special Meetings will be canceled and new proxies will be solicited. Neither LDNG nor American intends to waive the condition that such confirming tax opinions be delivered.

ACCOUNTING TREATMENT

    The Merger will be accounted for as a purchase by LDNG in accordance with generally accepted accounting principles. For a discussion of the effect of the application of purchase accounting to this transaction, see "The
Merger--Accounting Treatment."

THE SPECIAL MEETINGS

    This Joint Proxy Statement/Prospectus is being furnished to the stockholders of LDNG in connection with the solicitation of proxies by the LDNG Board for use at the LDNG Special Meeting to be held on October 14, 1997, at the offices of Louis Dreyfus Corp., Chrysler Building, 57th Floor, 405 Lexington Avenue, New York, New York, commencing at 9:30 a.m., local time, and at any adjournment or postponement thereof. At the LDNG Special Meeting, the stockholders of LDNG will consider and vote upon a proposal to approve and adopt the Merger Agreement and the Merger. The LDNG stockholders will also transact such other business as may properly be brought before the LDNG Special Meeting. LDNG has established August 18, 1997, as the record date for the determination of stockholders entitled to notice of and to vote at the LDNG Special Meeting. Only holders of record of LDNG Common Stock at the close of business on such date are entitled to vote at the LDNG Special Meeting. On August 18, 1997, LDNG had outstanding and entitled to vote 27,805,000 shares of LDNG Common Stock, each of which is entitled to one vote per share. The affirmative vote of the holders of a majority of the issued and outstanding shares of LDNG Common Stock will be required to approve and adopt the Merger Agreement and to approve the Merger. Louis Dreyfus Natural Gas Holdings Corp., an indirectly wholly owned subsidiary of S.A. Louis Dreyfus et Cie holding of record approximately 72% of the outstanding shares of LDNG Common Stock, has entered into an agreement with LDNG and American (the "Stockholder Agreement") pursuant to which it has agreed to vote in favor of the Merger Agreement and the Merger. See "The Merger Agreement-- Agreement of LDNG Stockholder." Accordingly, the approval of the Merger Agreement and the Merger is assured without the affirmative vote of any other stockholder of LDNG.

    This Joint Proxy Statement/Prospectus is also being furnished to the stockholders of American in connection with the solicitation of proxies by the American Board for use at the American Special Meeting to be held on October 14, 1997, at the Waldorf Astoria Hotel, 301 Park Avenue, New York, New York, commencing at 9:30 a.m., local time, and at any adjournment or postponement thereof. At the American Special Meeting, the stockholders of American will consider and vote upon a proposal to approve and adopt the Merger Agreement and to approve the Merger. The American stockholders will also transact such other business as may properly be brought before the American Special Meeting. American has established August 18, 1997, as the record date for the determination of stockholders entitled to notice of and to vote at the American Special Meeting. Only holders of record of American Common Stock and American Depositary Shares at the close of business on such date are entitled to vote at the American Special Meeting. On August 18, 1997, American had outstanding and entitled to vote 15,704,701 shares of American Common Stock and 800,000 Depositary Shares convertible into 1,333,333 shares of American Common Stock. The affirmative vote of the holders of a majority of the issued and outstanding shares of

American Common Stock and American Depositary Shares, voting together as a single class, will be required to approve and adopt the Merger Agreement and to approve the Merger. When voting together as a single class, each share of American Common Stock is entitled to one vote and each American Depositary Share is currently entitled to 1.6667 votes (the number of shares of American Common Stock into which an American Depositary Share may be converted).

DISSENTERS' RIGHTS

    HOLDERS OF AMERICAN COMMON STOCK ARE ENTITLED TO APPRAISAL RIGHTS IN CONNECTION WITH THE MERGER UNDER SECTION 262 OF THE DELAWARE ACT. IN ORDER TO EXERCISE APPRAISAL RIGHTS PURSUANT TO SECTION 262 OF THE DELAWARE ACT, HOLDERS OF AMERICAN COMMON STOCK MUST EITHER VOTE AGAINST THE MERGER OR ABSTAIN FROM VOTING AND MUST COMPLY WITH ALL OF THE OTHER PROCEDURAL REQUIREMENTS OF SUCH SECTION. FAILURE TO SATISFY ANY OF THE REQUIREMENTS UNDER SECTION 262 OF THE DELAWARE ACT MAY RESULT IN TERMINATION OR WAIVER OF SUCH RIGHTS. HOLDERS OF AMERICAN COMMON STOCK INTENDING TO EXERCISE SUCH RIGHTS ARE ADVISED TO ACT IMMEDIATELY.

    For more information concerning such dissenters' appraisal rights, see "The Special Meetings-- Dissenters' Rights."

LDNG SECURITIES TO BE ISSUED IN THE MERGER

    In connection with the Merger, in addition to the aggregate Cash Consideration to be paid in exchange for the outstanding shares of American Common Stock, LDNG will issue shares of LDNG Common Stock, LDNG Preferred Stock and LDNG Depositary Shares. For a description of the terms and relative rights of the LDNG Common Stock, LDNG Preferred Stock and LDNG Depositary Shares, see "Description of LDNG Capital Stock." LDNG Common Stock is listed for trading on the NYSE. It is a condition to the obligations of American and LDNG to consummate the Merger that the shares of LDNG Common Stock and LDNG Depositary Shares to be issued in the Merger be approved for listing on the NYSE, subject to official notice of issuance.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

    Certain members of the American Board (which has recommended that the stockholders of American vote in favor of the Merger) and executive officers of American have interests in the Merger that are in addition to those of the stockholders of American generally, including executive employment, retention and severance arrangements. Certain of these interests are summarized below. For more information concerning such interests, see "The Merger--Interests of Certain Persons in the Merger."

    At the Effective Time, LDNG will make the following payments to executives of American in satisfaction of their rights under their existing employment and severance agreements with American: Mark Andrews ($1,560,000); John Hogan ($925,000); Elliott Pew ($730,000); T. Frank Murphy ($390,667); Cindy Gerow
($318,667); and Harry Harper ($300,000). Severance payments to Mr. Andrews and Ms. Gerow will be reduced to an amount that will not subject Mr. Andrews or Ms. Gerow to tax under Section 4999 of the Code.

    As of the date of this Joint Proxy Statement/Prospectus, directors and executive officers of American beneficially owned an aggregate of 588,877 shares of American Common Stock (or approximately 3.7% of the then outstanding American Common Stock). In addition, as of the date of this Joint Proxy Statement/ Prospectus, directors and executive officers of American held options to purchase an aggregate of 651,419 shares of American Common Stock of which options to purchase 255,519 shares were exercisable. Pursuant to the Merger Agreement, the remainder of these options will become fully vested and exercisable immediately prior to or concurrently with the Effective Time. Except as provided in the

Andrews Employment Agreement (as described elsewhere herein), all of these options will be canceled in accordance with the respective terms of the applicable stock compensation plans or otherwise by appropriate action of American in consideration for the payment of the Cash-Out Amount to the holder of each outstanding American stock option as soon as practicable following the Effective Time. The method of determining the Cash-Out Amount is described elsewhere herein under "The Merger--Interests of Certain Persons in the Merger." If determined as of the latest practicable date prior to the date of this Joint Proxy Statement/Prospectus, the Cash-Out Amount payable to executive officers of American would be as follows: Mark Andrews ($1,294,725); John Hogan ($827,828); Elliott Pew ($679,484); T. Frank Murphy ($304,484); Cindy Gerow ($287,919); and Harry Harper ($191,875). In lieu of receiving the Cash-Out Amount, Mr. Andrews may elect to require LDNG to assume all or a portion of his American stock options, with appropriate adjustments to the number of shares and the applicable exercise price to account for the effects of the Merger.

    LDNG has entered into an employment agreement with Mark Andrews (the "Andrews Employment Agreement"), a retention agreement with Elliott Pew (the "Pew Retention Agreement") and retention agreements with John M. Hogan, Cindy L. Gerow and T. Frank Murphy (collectively, the "Executive Retention Agreements"), which agreements are to become effective at the Effective Time. The following is a brief summary of certain terms of these Agreements. In recognition of extraordinary services to be performed in connection with the integration of LDNG and American following the Effective Time, Mr. Andrews will receive a special service recognition bonus in a cash lump sum as promptly as practicable after the first anniversary of the Effective Date and Cindy Gerow will receive a special service recognition bonus in a cash lump sum as soon as practicable after the end of the 180-day period following the Effective Time. Mr. Andrews and Mr. Pew will be granted as of the Effective Time options to purchase 100,000 and 50,000 shares of LDNG Common Stock, respectively. Such options will vest in four equal annual installments on the first four anniversaries of the Effective Date. Other terms of the Andrews Employment Agreement, the Pew Retention Agreement and the Executive Retention Agreements, including, as applicable, base salary, termination of employment and severance arrangements, are summarized elsewhere herein. See "The Merger--Interests of Certain Persons in the Merger."

    For a period of six years after the Effective Time, LDNG has agreed, to the fullest extent permitted under applicable law, to indemnify and hold harmless each present and former director or officer of American from and against liabilities arising out of or pertaining to any action or omission by any such person in his or her capacity as a director or officer of American (or certain other related capacities), in each case occurring before the Effective Time, but specifically including the transactions contemplated by the Merger Agreement. See "The Merger Agreement--Indemnification of Directors and Officers of American."

RISK FACTORS

    In evaluating the Merger, stockholders of American and LDNG should consider, among other factors, the following: (i) risks associated with LDNG's ability to assimilate the oil and gas properties, operations and employees of American and to realize savings and efficiencies related to the integration of the businesses of LDNG and American; (ii) the different risk and potential benefit profile as it relates to exploratory versus development drilling of the combined company compared to that of LDNG or American separately; (iii) the consideration to be received by stockholders of American is fixed and will not be adjusted due to market conditions or fluctuations in the price of LDNG Common Stock or American Common Stock; (iv) certain adverse accounting consequences of the Merger; (v) certain members of the American Board and executive officers of American have interests in the Merger that are in addition to those of stockholders of American generally; (vi) risks associated with the effects of changing oil and gas prices; (vii) risks associated with LDNG's hedging practices; (viii) customer concentration and the effects of the loss of any significant purchaser of oil and gas production; (ix) inherent uncertainty in estimates of reserves and future cash flows; (x) risks and uncertainties associated with drilling for, and production and transportation of, oil and gas; (xi) operating hazards and risks that may not be fully insured; (xii) substantial governmental regulation of the oil and gas industry; (xiii) the highly competitive nature of the oil and gas industry; (xiv) the potential effects of a pending minimum take gas contract lawsuit involving American; and (xv) the effective control of LDNG by S.A. Louis Dreyfus et Cie.

    These and other potential risks are discussed in greater detail elsewhere herein. See "Risk Factors."

FORWARD-LOOKING STATEMENTS OR INFORMATION

    ALL STATEMENTS IN THIS DOCUMENT AND DOCUMENTS INCORPORATED BY REFERENCE HEREIN CONCERNING LDNG AND/OR AMERICAN OTHER THAN PURELY HISTORICAL INFORMATION (COLLECTIVELY "FORWARD-LOOKING STATEMENTS") ARE BASED ON THE BELIEFS AND ASSUMPTIONS OF MANAGEMENT OF LDNG AND/OR AMERICAN, DERIVED FROM THE INFORMATION CURRENTLY AVAILABLE TO MANAGEMENT. THESE STATEMENTS ASSUME, AMONG OTHER THINGS, THAT NO SIGNIFICANT CHANGES WILL OCCUR IN THE OPERATING ENVIRONMENT FOR LDNG'S OR AMERICAN'S OIL AND GAS PROPERTIES. FORWARD-LOOKING STATEMENTS INCLUDE, WITHOUT LIMITATION, ESTIMATES OF RESERVES, FUTURE NET REVENUES AND PRESENT VALUE, FUTURE FIXED-PRICE CONTRACT PRICES AND VOLUMES AND THE INFORMATION CONCERNING POSSIBLE OR ASSUMED FUTURE RESULTS OF OPERATIONS OF LDNG AND AMERICAN SET FORTH (1) UNDER "SUMMARY--RECENT DEVELOPMENT," "THE MERGER--BACKGROUND OF THE MERGER," "--JOINT REASONS FOR THE MERGER," "--RECOMMENDATION OF THE LDNG BOARD AND REASONS FOR THE MERGER," "--RECOMMENDATION OF THE AMERICAN BOARD AND REASONS FOR THE MERGER," "--FINANCIAL ADVISOR TO LDNG," AND "--OPINION OF FINANCIAL ADVISOR TO AMERICAN," "INFORMATION ABOUT THE COMBINING COMPANIES--OUTLOOK FOR FISCAL YEAR 1997," AND "UNAUDITED PRO FORMA FINANCIAL STATEMENTS," (2) UNDER "BUSINESS" AND "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" IN EACH COMPANY'S REPORTS INCORPORATED BY REFERENCE HEREIN AND (3) IN THIS JOINT PROXY STATEMENT/PROSPECTUS AND THE DOCUMENTS INCORPORATED HEREIN BY REFERENCE PRECEDED BY, FOLLOWED BY OR THAT INCLUDE THE WORDS "BELIEVES," "EXPECTS," "ANTICIPATES," "INTENDS," "PLANS," "ESTIMATES," OR SIMILAR EXPRESSIONS.

    FORWARD-LOOKING STATEMENTS ARE NOT GUARANTEES OF PERFORMANCE. THEY INVOLVE RISKS, UNCERTAINTIES AND ASSUMPTIONS. THE FUTURE RESULTS AND STOCKHOLDER VALUES OF LDNG, AMERICAN AND THE COMBINED COMPANY MAY DIFFER MATERIALLY FROM THOSE EXPRESSED IN THESE FORWARD-LOOKING STATEMENTS. MANY OF THE FACTORS THAT WILL DETERMINE THESE RESULTS AND VALUES ARE BEYOND LDNG'S AND AMERICAN'S ABILITY TO CONTROL OR PREDICT. STOCKHOLDERS ARE CAUTIONED NOT TO PUT UNDUE RELIANCE ON ANY FORWARD-LOOKING STATEMENTS. IN ADDITION, LDNG AND AMERICAN DO NOT HAVE ANY INTENTION OR OBLIGATION TO UPDATE FORWARD-LOOKING STATEMENTS AFTER THEY DISTRIBUTE THIS JOINT PROXY STATEMENT/PROSPECTUS, EVEN IF NEW INFORMATION, FUTURE EVENTS OR OTHER CIRCUMSTANCES HAVE MADE THEM INCORRECT OR MISLEADING. FOR THOSE STATEMENTS, LDNG AND AMERICAN CLAIM THE PROTECTION OF THE SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS CONTAINED IN THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995.

    STOCKHOLDERS OF LDNG AND AMERICAN SHOULD UNDERSTAND THAT THE FOLLOWING IMPORTANT FACTORS, IN ADDITION TO THOSE DISCUSSED ELSEWHERE HEREIN AND IN THE DOCUMENTS WHICH ARE INCORPORATED BY REFERENCE INTO THIS JOINT PROXY STATEMENT/PROSPECTUS, COULD AFFECT THE FUTURE RESULTS OF THE COMBINED COMPANY AND COULD CAUSE RESULTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED IN SUCH FORWARD-LOOKING STATEMENTS: (1) THE EFFECT OF ECONOMIC CONDITIONS; (2) THE ABILITY OF LDNG AND AMERICAN TO SUCCESSFULLY INTEGRATE THEIR OPERATIONS; (3) THE IMPACT OF COMPETITIVE PRODUCTS AND PRICING; (4) CHANGES IN LAWS AND REGULATIONS, INCLUDING CHANGES IN ACCOUNTING STANDARDS AND ENVIRONMENTAL REGULATIONS AFFECTING THE OIL AND GAS INDUSTRY; (5) OPPORTUNITIES THAT MAY BE PRESENTED TO AND PURSUED BY THE COMBINED COMPANY; (6) COMMODITY PRICE RISK; (7) DRILLING, RESERVE, OPERATIONS AND PRODUCTION RISK, AND (8) RISKS ASSOCIATED WITH LONG-TERM FIXED-PRICE PHYSICAL DELIVERY CONTRACTS, ENERGY SWAPS, COLLARS, FUTURES CONTRACTS, BASIS SWAPS, OPTIONS OR OTHER HEDGING TRANSACTIONS (COLLECTIVELY "FIXED-PRICE CONTRACTS") WHICH MAY HAVE BEEN OR MAY IN THE FUTURE BE ENTERED INTO BY LDNG OR AMERICAN. MANY OF THESE RISKS ARE DESCRIBED ELSEWHERE HEREIN. MOREOVER, LDNG OR AMERICAN MAY MAKE MATERIAL ACQUISITIONS, ENTER INTO FINANCING TRANSACTIONS, OR MODIFY ITS POSITIONS IN EXISTING FIXED-PRICE CONTRACTS BY ENTERING INTO NEW FIXED-PRICE CONTRACTS OR TERMINATING EXISTING FIXED-PRICE CONTRACTS. NONE OF THESE CAN BE PREDICTED WITH CERTAINTY AND, ACCORDINGLY, ARE NOT TAKEN INTO CONSIDERATION IN THE FORWARD-

LOOKING STATEMENTS MADE HEREIN. FOR ALL OF THE FOREGOING REASONS, ACTUAL RESULTS MAY VARY MATERIALLY FROM THE FORWARD-LOOKING STATEMENTS AND THERE IS NO ASSURANCE THAT THE ASSUMPTIONS USED ARE NECESSARILY THE MOST LIKELY.

COMPARATIVE MARKET PRICE INFORMATION FOR COMMON STOCK

    LDNG Common Stock is traded on the NYSE under the symbol "LD." American Common Stock is traded on the AMEX under the symbol "AX."

    The following table shows, for each of June 24, 1997 (the last trading day prior to the public announcement of the execution of the Merger Agreement), and September 9, 1997 (the latest practicable date prior to the date of this Joint Proxy Statement/Prospectus), (a) the last reported sales price of the LDNG Common Stock, as reported by the NYSE, (b) the last reported sales price of the American Common Stock, as reported by the AMEX, and (c) the equivalent value for the American Common Stock assuming conversion of the American Common Stock into shares of LDNG Common Stock (valued at the market price on the indicated date) and the Cash Consideration pursuant to the Merger.

                                                                                                    AMERICAN
                                                                                                  COMMON STOCK
                                                                                            ------------------------
                                                                                 LDNG                    EQUIVALENT
                                                                             COMMON STOCK   HISTORICAL    VALUE(1)
                                                                            --------------  -----------  -----------
June 24, 1997.............................................................    $   17.875     $  14.375    $  15.870
September 9, 1997.........................................................    $   20.563     $  17.688    $  17.805

------------------------

(1) Calculated by multiplying the market price per share of the LDNG Common Stock on the indicated day by 0.72, which represents the fraction of a share of LDNG Common Stock issuable in the Merger in exchange for each share of American Common Stock, plus the Cash Consideration.

    For information relating to market prices of and dividend policies with respect to LDNG Common Stock and American Common Stock, see "Information About the Combining Companies--Price Range of LDNG Common Stock and Dividend Policy" and "--Price Range of American Common Stock and Dividend Policy." STOCKHOLDERS OF AMERICAN AND LDNG ARE URGED TO OBTAIN CURRENT QUOTATIONS FOR EACH OF THESE SECURITIES.

    Following the Merger, LDNG Common Stock will continue to be traded on the NYSE. Following the Merger, American Common Stock will cease to be traded on the AMEX and there will be no further market for such stock.

COMPARATIVE PER SHARE DATA

    The following table sets forth certain historical per share data of LDNG and American and unaudited pro forma combined per share data giving effect to the proposed Merger on a purchase accounting basis at the exchange rate of 0.72 shares of LDNG Common Stock and $3.00 cash for each share of American Common Stock. This data should be read in conjunction with the selected historical consolidated financial data and the unaudited pro forma financial statements and the notes thereto included elsewhere herein and the separate historical consolidated financial statements of LDNG and American and the notes thereto incorporated by reference in this Joint Proxy Statement/Prospectus.

                                                                                      SIX MONTHS
                                                                     YEAR ENDED         ENDED
                                                                    DECEMBER 31,       JUNE 30,
                                                                        1996             1997
                                                                   --------------   --------------
                                                                                     (UNAUDITED)
HISTORICAL--LDNG
Net income per common share(1)...................................       $  .76           $  .66
Book value per common share(2)...................................         9.49            10.14
Cash dividends per common share(3)...............................      --               --

HISTORICAL--AMERICAN
Net income (loss) per common share(1)............................       $ (.84)          $ (.17)
Book value per common share(2)...................................         7.03             6.87
Cash dividends per common share(3)...............................      --               --

PRO FORMA COMBINED NET INCOME PER SHARE (UNAUDITED)
Pro forma net income per common share of LDNG(4)(5)..............       $  .09           $  .30
Equivalent pro forma combined net income per American common
  share(6).......................................................          .08              .26

PRO FORMA COMBINED BOOK VALUE PER SHARE (UNAUDITED)
Pro forma book value per common share of LDNG(7).................       $10.79           $11.26
Equivalent pro forma combined book value per American common
  share(6).......................................................         9.66            10.07

------------------------------

(1) The historical net income (loss) per common share is based upon the weighted average number of common shares of stock of LDNG and American outstanding for each period, respectively. Primary and fully diluted net income (loss) per common share are the same for both periods presented, for both companies.

(2) The historical book value per common share is computed by dividing stockholders' equity (after deduction, in the case of American, for the liquidation preference of the American Preferred Stock) by the number of shares of Common Stock outstanding at the end of each period.

(3) No cash dividends to common stockholders were declared or paid by LDNG or American during the periods presented. Accordingly, corresponding pro forma cash dividends per common share information has been omitted.

(4) The unaudited pro forma combined net income per common share is based upon the weighted average number of common shares outstanding of LDNG and American for each period at the exchange rate of 0.72 shares of LDNG and $3.00 cash for each share of American. SUCH PRO FORMA INFORMATION HAS BEEN PREPARED PURSUANT TO REGULATIONS PRESCRIBED BY THE SECURITIES AND EXCHANGE COMMISSION. THE PRO FORMA COMBINED NET INCOME PER SHARE DATA DOES NOT CONSIDER THE EFFECTS OF THE COST REDUCTION AND FINANCING PLANS OF MANAGEMENT EXPECTED TO BE IMPLEMENTED AFTER CLOSING, NOR DOES IT INCLUDE THE EFFECTS OF CERTAIN PURCHASE ACCOUNTING ADJUSTMENTS EXPECTED TO BE RECORDED AT CLOSING. THE FINANCIAL IMPACT OF SUCH PLANS AND PURCHASE ACCOUNTING ADJUSTMENTS IS EXPECTED TO BE MATERIAL. THESE ARE DESCRIBED IN THE FOOTNOTES TO THE UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS INCLUDED ELSEWHERE IN THIS JOINT PROXY STATEMENT/PROSPECTUS. The unaudited pro forma net income per common share of LDNG and American combined is qualified in its entirety by, and should be read in conjunction with, such unaudited pro forma combined financial statements, including the notes thereto.

(5) Does not include a one-time non-recurring impairment charge expected to be recorded at the consummation of the Merger. See notes (a) and (b) to the unaudited pro forma financial statements appearing elsewhere herein.

(6) The pro forma combined net income per equivalent American share amounts and the pro forma book value per equivalent American share amounts are calculated by multiplying the respective pro forma combined LDNG per share amounts by the exchange rate of 0.72 shares of LDNG Common Stock and $3.00 cash for each share of American Common Stock.

(7) The pro forma combined book value per share is computed by dividing pro forma combined stockholders' equity, after deduction for the liquidation preference of the American Preferred Stock, by the pro forma number of shares of stock outstanding at the end of the period, at the exchange rate of 0.72 shares of LDNG Common Stock and $3.00 cash for each share of American Common Stock.

SELECTED HISTORICAL FINANCIAL DATA--LDNG

    The following table sets forth selected financial information of LDNG for the five fiscal years in the period ended December 31, 1996 and for the six months ended June 30, 1996 and 1997. Such financial information was derived from the financial statements of LDNG. This data should be read in conjunction with the consolidated financial statements of LDNG, the related notes thereto, and Management's Discussion and Analysis of Financial Condition and Results of Operations contained in the reports incorporated herein by reference.

                                                                                  SIX MONTHS ENDED
                                            YEARS ENDED DECEMBER 31,                  JUNE 30,
                                ------------------------------------------------  ----------------
                                  1992      1993      1994      1995      1996     1996     1997
                                --------  --------  --------  --------  --------  -------  -------
                                                                                    (UNAUDITED)
                                              (IN THOUSANDS, EXCEPT PER SHARE DATA)
INCOME STATEMENT DATA:
Oil and gas sales.............  $ 59,821  $ 92,912  $138,584  $163,366  $185,558  $83,639  $96,102
Other income (loss)(1)........       630     2,269     1,953      (418)    3,947    2,027    9,900
                                --------  --------  --------  --------  --------  -------  -------
    Total revenues............    60,451    95,181   140,537   162,948   189,505   85,666  106,002
                                --------  --------  --------  --------  --------  -------  -------
Operating costs...............    16,217    26,715    33,713    35,352    44,615   21,544   21,865
General and administrative....     6,448    11,822    15,309    16,631    16,325    8,371    7,891
Exploration costs.............     --        --        --        --        4,965      242    3,414
Depreciation, depletion and
  amortization................    25,148    38,649    53,321    57,796    65,278   31,724   32,251
Impairment of oil and gas
  properties(2)...............     --        --        5,300    15,694     --       --       --
Interest......................     9,939    14,364    16,856    21,736    26,822   13,657   12,519
                                --------  --------  --------  --------  --------  -------  -------
  Total expenses..............    57,752    91,550   124,499   147,209   158,005   75,538   77,940
                                --------  --------  --------  --------  --------  -------  -------
Income before income taxes....     2,699     3,631    16,038    15,739    31,500   10,128   28,062
Income taxes..................       820     1,371     5,292     4,722    10,398    3,342    9,822
                                --------  --------  --------  --------  --------  -------  -------
Net income....................  $  1,879  $  2,260  $ 10,746  $ 11,017  $ 21,102  $ 6,786  $18,240
                                --------  --------  --------  --------  --------  -------  -------
                                --------  --------  --------  --------  --------  -------  -------
Net income per share..........  $    .09  $    .11  $    .39  $    .40  $    .76  $   .24  $   .66
Weighted average common shares
  outstanding.................    20,000    21,042    27,800    27,800    27,800   27,800   27,801
Cash dividends per common
  share.......................  $  --     $    .50  $  --     $  --     $  --     $ --     $ --
STATEMENT OF CASH FLOWS DATA:
Net cash provided by operating
  activities..................  $ 22,272  $ 52,666  $ 80,894  $ 89,515  $101,761  $36,092  $53,956
Net cash used in investing
  activities..................   126,666   180,038   102,969   171,540   150,857   77,288   44,259
Net cash provided by (used in)
  financing activities........    98,450   138,559    13,701    80,629    55,261   50,252  (13,286)
EBITDAX(3)....................    40,311    59,169    94,040   111,572   128,565   55,751   76,246
Ratio of earnings to fixed
  charges(4)..................      1.3x      1.2x      1.9x      1.7x      2.1x     1.7x     3.0x

                                               AS OF DECEMBER 31,                    AS OF
                                ------------------------------------------------    JUNE 30,
                                  1992      1993      1994      1995      1996        1997
                                --------  --------  --------  --------  --------  ------------
                                                                                  (UNAUDITED)
                                                        (IN THOUSANDS)
BALANCE SHEET DATA:
Oil and gas properties, net...  $260,451  $432,842  $483,214  $584,900  $652,257    $670,878
Total assets..................   290,354   481,488   528,261   634,937   733,613     738,176
Long-term debt, including
  current portion.............   191,631   203,955   215,010   314,760   343,907     335,980
Stockholders' equity..........    74,166   213,818   224,564   242,581   263,693     281,950

--------------------------

(1) Other income (loss) for the six months ended June 30, 1997 includes an $8.5 million gain recognized upon the sale of a non-core West Texas waterflood property in January 1997.

(2) The 1994 impairment was recorded in connection with the sale of approximately one-half of the Company's ownership in an offshore property. The 1995 impairment was recorded in connection with the adoption of SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed Of" ("SFAS 121").

(3) EBITDAX is defined herein as income before interest, income taxes, depreciation, depletion and amortization, impairments and exploration costs. LDNG believes that EBITDAX is a financial measure commonly used in the oil and gas industry as an indicator of a company's ability to service and incur debt. However, EBITDAX should not be considered in isolation or as a substitute for net income, cash flows provided by operating activities or other data prepared in accordance with generally accepted accounting principles, or as a measure of a company's profitability or liquidity. EBITDAX as presented herein may not be comparable to other similarly titled measures of other companies.

(4) For purposes of calculating the ratio of earnings to fixed charges, "earnings" represents net income before income taxes plus fixed charges, less capitalized interest. "Fixed Charges" consist of interest expense, including amortization of debt discount and financing costs, capitalized interest and the portion of rental expense which LDNG believes is representative of the interest component of rental expense.

SELECTED HISTORICAL FINANCIAL DATA--AMERICAN

    The following table sets forth selected financial information of American for the five fiscal years in the period ended December 31, 1996 and for the six months ended June 30, 1996 and 1997. Such financial information was derived from the financial statements of American. This data should be read in conjunction with the consolidated financial statements of American, the related notes thereto, and Management's Discussion and Analysis of Financial Condition and Results of Operations contained in the reports incorporated herein by reference.

                                                                                   SIX MONTHS ENDED
                                            YEARS ENDED DECEMBER 31,                   JUNE 30,
                                ------------------------------------------------  ------------------
                                  1992      1993      1994      1995      1996      1996      1997
                                --------  --------  --------  --------  --------  --------  --------
                                                                                     (UNAUDITED)
                                               (IN THOUSANDS, EXCEPT PER SHARE DATA)
INCOME STATEMENT DATA:
Oil and gas sales.............  $ 58,560  $ 49,589  $ 50,033  $ 70,768  $ 76,228  $ 33,173  $ 44,486
Other income (loss)...........       872     8,760    (1,293)   11,190       970       737       (43)
                                --------  --------  --------  --------  --------  --------  --------
  Total revenues..............    59,432    58,349    48,740    81,958    77,198    33,910    44,443
                                --------  --------  --------  --------  --------  --------  --------
Operating costs...............    23,910    19,727    25,932    29,443    25,681    12,388    11,897
General and administrative....    12,155     8,285    11,115     8,304     7,205     3,607     4,040
Exploration costs.............    14,134    18,529    11,129     6,648    18,834     7,151     8,193
Provision for uninsured loss
  on well blowout.............     --        --        --        --        --        --        2,770
Depreciation, depletion and
  amortization................    30,193    23,635    29,616    30,726    29,563    13,473    17,129
Impairment of proved oil and
  gas properties(1)...........    39,295     --       25,000     --        --        --        --
Interest......................     9,485     6,847     6,638     5,481     4,239     1,818     2,154
                                --------  --------  --------  --------  --------  --------  --------
  Total expenses..............   129,172    77,023   109,430    80,602    85,522    38,437    46,183
                                --------  --------  --------  --------  --------  --------  --------
Income (loss) before income
  taxes, minority interest and
  extraordinary item..........   (69,740)  (18,674)  (60,690)    1,356    (8,324)   (4,527)   (1,740)
Income taxes provision
  (benefit)...................       108       505      (455)     (121)      281     --            3
Minority interest in
  subsidiary..................      (949)        7     --        --        --        --        --
                                --------  --------  --------  --------  --------  --------  --------
Income (loss) before
  extraordinary item..........   (68,899)  (19,186)  (60,235)    1,477    (8,605)   (4,527)   (1,743)
Extraordinary gain on
  extinguishment of debt......     3,100     --        5,419     2,456     --        --        --
                                --------  --------  --------  --------  --------  --------  --------
Net income (loss).............   (65,799)  (19,186)  (54,816)    3,933    (8,605)   (4,527)   (1,743)
Preferred stock dividends.....     --           75     1,800     1,800     1,800       900       900
                                --------  --------  --------  --------  --------  --------  --------
Net income (loss) to common
  stock.......................  $(65,799) $(19,261) $(56,616) $  2,133  $(10,405) $ (5,427) $ (2,643)
                                --------  --------  --------  --------  --------  --------  --------
                                --------  --------  --------  --------  --------  --------  --------
Net income (loss) per common
  share (primary and fully
  diluted):
  Loss before extraordinary
    item......................  $ (10.73) $  (2.77) $  (7.70) $   (.03) $   (.84) $   (.46) $   (.17)
  Net income (loss)...........    (10.25)    (2.77)    (7.02)      .18      (.84)     (.46)     (.17)
Weighted average common shares
  outstanding.................     6,420     6,962     8,061    11,812    12,395    11,812    15,695
Cash dividends per common
  share.......................  $  --     $  --     $  --     $  --     $  --     $  --     $  --

STATEMENT OF CASH FLOWS DATA:
Net cash provided by operating
  activities..................  $ 14,237  $ 24,717  $  7,747  $ 33,305  $ 35,371  $ 11,929  $ 24,222
Net cash provided by (used in)
  investing activities........   (20,624)    9,011   (50,934)   21,581   (99,146)  (33,353)  (66,291)
Net cash provided by (used in)
  financing activities........     2,690   (32,380)   40,924   (57,363)   64,637    19,013    34,884
EBITDAX(2)....................    27,416    30,330    17,112    46,667    44,312    17,915    25,736

                                                                          AS OF DECEMBER 31,                       AS OF
                                                         -----------------------------------------------------   JUNE 30,
                                                           1992       1993       1994       1995       1996        1997
                                                         ---------  ---------  ---------  ---------  ---------  -----------
                                                                                                                (UNAUDITED)
                                                                                   (IN THOUSANDS)
BALANCE SHEET DATA:
Oil and gas properties, net............................  $ 194,898  $ 154,398  $ 189,944  $ 145,839  $ 207,198   $ 226,954
Total assets...........................................    256,820    185,598    223,894    176,030    240,628     270,344
Long-term debt, including current portion..............    129,178     63,594    100,994     40,000     60,000      96,000
Stockholders' equity...................................     85,160     86,406     87,710     94,480    130,379     127,858

------------------------------

(1) The 1992 impairment was recorded in connection with negotiations for the sale of certain properties, located primarily in Canada, which were subsequently sold in 1993. The 1994 impairment was recorded in connection with a change in accounting policy.

(2) EBITDAX is defined herein as income before interest, income taxes, depreciation, depletion and amortization, impairments and exploration costs. American believes that EBITDAX is a financial measure commonly used in the oil and gas industry as an indicator of a company's ability to service and incur debt. However, EBITDAX should not be considered in isolation or as a substitute for net income, cash flows provided by operating activities or other data prepared in accordance with generally accepted accounting principles, or as a measure of a company's profitability or liquidity. EBITDAX as presented herein may not be comparable to other similarly titled measures of other companies.

UNAUDITED PRO FORMA SELECTED FINANCIAL DATA

    The unaudited pro forma income statement data and other financial data of LDNG and American for the year ended December 31, 1996 and for the six months ended June 30, 1997 give effect to the Merger as if it had occurred on January 1, 1996. The unaudited pro forma balance sheet data of LDNG and American as of June 30, 1997, give effect to the Merger as if it had occurred on June 30, 1997. SUCH PRO FORMA INFORMATION HAS BEEN PREPARED PURSUANT TO REGULATIONS PRESCRIBED BY THE SECURITIES AND EXCHANGE COMMISSION. THE UNAUDITED PRO FORMA INCOME STATEMENT DATA AND STATEMENT OF CASH FLOWS DATA DO NOT CONSIDER THE EFFECTS OF THE COST REDUCTION AND FINANCING PLANS OF MANAGEMENT EXPECTED TO BE IMPLEMENTED AFTER CLOSING, NOR DOES IT INCLUDE THE EFFECTS OF CERTAIN PURCHASE ACCOUNTING ADJUSTMENTS EXPECTED TO BE RECORDED AT CLOSING. THE FINANCIAL IMPACT OF SUCH PLANS AND PURCHASE ACCOUNTING ADJUSTMENTS IS EXPECTED TO BE MATERIAL. THESE ARE DESCRIBED IN THE FOOTNOTES TO THE UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS INCLUDED ELSEWHERE IN THIS JOINT PROXY STATEMENT/PROSPECTUS. The unaudited pro forma selected financial data of LDNG and American is qualified in its entirety by, and should be read in conjunction with, such unaudited pro forma financial statements, including the notes thereto.

                                                                               SIX
                                                                              MONTHS
                                                               YEAR ENDED     ENDED
                                                              DECEMBER 31,   JUNE 30,
                                                                  1996         1997
                                                              ------------   --------
                                                                    (UNAUDITED)
                                                               (IN THOUSANDS, EXCEPT
                                                                  PER SHARE DATA)
PRO FORMA INCOME STATEMENT DATA(1):
Oil and gas sales...........................................    $261,786     $140,588
Other income................................................       4,917        9,857
                                                              ------------   --------
  Total revenues............................................     266,703      150,445
                                                              ------------   --------
Operating costs.............................................      67,414       32,520
General and administrative..................................      26,412       14,373
Exploration costs...........................................      23,799       10,407
Provision for uninsured loss on well blowout................      --            2,770
Depreciation, depletion and amortization....................     106,651       54,226
Interest....................................................      33,976       16,040
                                                              ------------   --------
  Total expenses............................................     258,252      130,336
                                                              ------------   --------
Income before income taxes..................................       8,451       20,109
Income taxes................................................       3,211        7,642
                                                              ------------   --------
Net income..................................................       5,240       12,467
Preferred stock dividends...................................       1,800          900
                                                              ------------   --------
Net income to common stock..................................    $  3,440     $ 11,567
                                                              ------------   --------
                                                              ------------   --------
Net income per common share.................................    $    .09     $    .30
Weighted average common shares outstanding..................      39,103       39,105
Cash dividends per common share.............................    $ --         $  --

PRO FORMA STATEMENT OF CASH FLOWS DATA(2):
Net cash provided by operating activities...................    $134,217     $ 75,611
Net cash used in investing activities.......................     250,003      110,550
Net cash provided by financing activities...................     119,898       21,598
EBITDAX(3)..................................................     172,877      100,782
Ratio of earnings to combined fixed charges and preferred
  stock dividends(4)........................................        1.1x         2.0x

                                                              AS OF JUNE 30,
                                                                   1997
                                                              ---------------
                                                                (UNAUDITED)
                                                              (IN THOUSANDS)
PRO FORMA BALANCE SHEET DATA:
Oil and gas properties, net.................................  $    1,012,451
Total assets................................................       1,122,205
Long-term debt, including current portion...................         486,376
Stockholders' equity........................................         461,295

------------------------------

(1) Does not include a one-time non-recurring impairment charge expected to be recorded at closing. See notes (a) and (b) to the unaudited pro forma financial statements appearing elsewhere herein.

(2) The pro forma statement of cash flows data reflects the combined operating, investing and financing cash flows of LDNG and American, as adjusted by the pro forma adjustments to the unaudited pro forma statements of income appearing elsewhere herein.

(3) EBITDAX is defined herein as income before interest, income taxes, depreciation, depletion and amortization, impairments and exploration costs. LDNG believes that EBITDAX is a financial measure commonly used in the oil and gas industry as an indicator of a company's ability to service and incur debt. However, EBITDAX should not be considered in isolation or as a substitute for net income, cash flows provided by operating activities or other data prepared in accordance with generally accepted accounting principles, or as a measure of a company's profitability or liquidity. EBITDAX as presented herein may not be comparable to other similarly titled measures of other companies.

(4) For purposes of calculating the pro forma ratio of earnings to combined fixed charges and preferred stock dividends, "earnings" represents net income before income taxes plus fixed charges less capitalized interest. "Fixed Charges" consist of interest expense, including amortization of debt discount and financing costs, capitalized interest, the portion of rental expense which LDNG believes is representative of the interest component of rental expense.

SELECTED HISTORICAL OPERATING DATA--LDNG

    The following table provides certain data relating to the operations of LDNG for each of the five years in the period ended December 31, 1996 and for the six months ended June 30, 1996 and 1997. This data should be read in conjunction with the consolidated financial statements of LDNG, the related notes thereto, and Management's Discussion and Analysis of Financial Condition and Results of Operations contained in the reports incorporated herein by reference in this Joint Proxy Statement/Prospectus.

                                                                                SIX MONTHS ENDED
                                           YEARS ENDED DECEMBER 31,                 JUNE 30,
                                ----------------------------------------------  ----------------
                                 1992     1993      1994      1995      1996     1996     1997
                                -------  -------  --------  --------  --------  -------  -------
                                                                                  (UNAUDITED)
OIL AND GAS SALES (M$):
Wellhead oil sales............  $20,321  $34,542  $ 29,207  $ 28,973  $ 39,372  $17,991  $17,525
Effect of Fixed-Price
  Contracts(1)................    --       1,516     5,064     1,077    (3,198)  (1,105)     322
                                -------  -------  --------  --------  --------  -------  -------
Total oil sales...............  $20,321  $36,058  $ 34,271  $ 30,050  $ 36,174  $16,886  $17,847
                                -------  -------  --------  --------  --------  -------  -------
                                -------  -------  --------  --------  --------  -------  -------
Wellhead natural gas sales:
  Sales under Sonora Gas
    Contract(2)...............  $ --     $ 4,108  $ 39,408  $ 49,500  $  --     $ --     $ --
  Other sales.................   37,878   56,803    55,945    60,573   148,244   65,008   79,508
                                -------  -------  --------  --------  --------  -------  -------
  Total.......................   37,878   60,911    95,353   110,073   148,244   65,008   79,508
Effect of Fixed-Price
  Contracts(1)................    1,622   (4,057)    8,960    23,243     1,140    1,745   (1,253)
                                -------  -------  --------  --------  --------  -------  -------
Total natural gas sales.......  $39,500  $56,854  $104,313  $133,316  $149,384  $66,753  $78,255
                                -------  -------  --------  --------  --------  -------  -------
                                -------  -------  --------  --------  --------  -------  -------
PRODUCTION:
Oil production (MBbls)........    1,082    2,106     1,873     1,695     1,849      915      837
Natural gas production (MMcf):
  Sold under Sonora Gas
    Contract(2)...............    --       1,076    10,247    12,692     --       --       --
  Other production............   22,158   29,464    32,835    38,572    63,910   30,969   31,605
                                -------  -------  --------  --------  --------  -------  -------
  Total.......................   22,158   30,540    43,082    51,264    63,910   30,969   31,605
                                -------  -------  --------  --------  --------  -------  -------
                                -------  -------  --------  --------  --------  -------  -------
  Net equivalent production
    (MMcfe)...................   28,650   43,179    54,321    61,434    75,004   36,460   36,625
Oil production hedged by
  Fixed-Price Contracts
  (MBbls).....................    --         650     1,698     1,464     1,241      645      362
Gas production hedged by
  Fixed-Price Contracts
  (BBtu)......................   22,158   28,775    32,308    31,579    32,508   15,594   17,568

AVERAGE SALES PRICE:
Oil price (per Bbl):
  Wellhead price..............  $ 18.78  $ 16.40  $  15.59  $  17.09  $  21.29  $ 19.66  $ 20.95
  Effect of Fixed-Price
    Contracts(1)..............    --         .72      2.71       .64     (1.73)   (1.21)     .38
                                -------  -------  --------  --------  --------  -------  -------
  Total.......................  $ 18.78  $ 17.12  $  18.30  $  17.73  $  19.56  $ 18.45  $ 21.33
                                -------  -------  --------  --------  --------  -------  -------
                                -------  -------  --------  --------  --------  -------  -------
Natural gas price (per Mcf):
  Sales under Sonora Gas
    Contract(2)...............  $ --     $  3.82  $   3.85  $   3.90  $  --     $ --     $ --
  Other wellhead sales........     1.71     1.93      1.70      1.57      2.32     2.10     2.52
                                -------  -------  --------  --------  --------  -------  -------
  Average price...............     1.71     1.99      2.21      2.15      2.32     2.10     2.52
  Effect of Fixed-Price
    Contracts(1)..............      .07     (.13)      .21       .45       .02      .06     (.04)
                                -------  -------  --------  --------  --------  -------  -------
  Total.......................  $  1.78  $  1.86  $   2.42  $   2.60  $   2.34  $  2.16  $  2.48
                                -------  -------  --------  --------  --------  -------  -------
                                -------  -------  --------  --------  --------  -------  -------
Natural gas equivalent price
  (per Mcfe)..................  $  2.09  $  2.15  $   2.55  $   2.66  $   2.47  $  2.29  $  2.62
EXPENSES AND COSTS INCURRED
  (PER MCFE):
Lease operating expenses......  $   .45  $   .50  $    .51  $    .47  $    .47  $   .47  $   .46
Production taxes..............      .12      .12       .11       .11       .12      .12      .14
General and administrative....      .23      .27       .28       .27       .22      .23      .22
Depreciation, depletion and
  amortization--oil and gas
  properties(3)...............      .85      .85       .92       .88       .82      .82      .82
Finding Costs.................      .67      .71       .92       .70       .71      n/a      n/a

------------------------------

(1) Effects of Fixed-Price Contracts represent the hedging results from the Fixed-Price Contracts of LDNG.

(2) The Sonora Gas Contract is a wellhead take or pay gas contract which expired in December 1995.

(3) Does not include impairment losses of $5.3 million and $15.7 million recorded for the years ended December 31, 1994 and 1995, respectively.

SELECTED HISTORICAL OPERATING DATA--AMERICAN

    The following table provides certain data relating to the operations of American for each of the five years in the period ended December 31, 1996 and for the six months ended June 30, 1996 and 1997. This data should be read in conjunction with the consolidated financial statements of American, the related notes thereto, and Management's Discussion and Analysis of Financial Condition and Results of Operations included in the reports incorporated herein by reference in this Joint Proxy Statement/Prospectus.

                                                                                                           SIX MONTHS ENDED
                                                                YEARS ENDED DECEMBER 31,                       JUNE 30,
                                                  -----------------------------------------------------  --------------------
                                                    1992       1993       1994       1995       1996       1996       1997
                                                  ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                                                                             (UNAUDITED)

OIL AND GAS SALES (M$):
Wellhead oil sales..............................  $  27,019  $  20,177  $  19,145  $  28,212  $  36,332  $  16,723  $  15,345
Effect of Fixed-Price Contracts(1)..............     --         --            (44)        71     (5,543)    (1,899)      (882)
                                                  ---------  ---------  ---------  ---------  ---------  ---------  ---------
  Total oil sales...............................  $  27,019  $  20,177  $  19,101  $  28,283  $  30,789  $  14,824  $  14,463
                                                  ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Wellhead natural gas sales......................  $  31,541  $  30,009  $  29,370  $  41,041  $  49,871  $  20,228  $  32,287
Effect of Fixed-Price Contracts(1)..............     --           (597)     1,562      1,444     (4,432)    (1,879)    (2,264)
                                                  ---------  ---------  ---------  ---------  ---------  ---------  ---------
  Total natural gas sales.......................  $  31,541  $  29,412  $  30,932  $  42,485  $  45,439  $  18,349  $  30,023
                                                  ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                  ---------  ---------  ---------  ---------  ---------  ---------  ---------
PRODUCTION:
Oil production (MBbls)..........................      1,488      1,261      1,241      1,680      1,789        887        777
Natural gas production (MMcf)...................     19,805     15,336     16,241     24,450     22,369      9,830     13,142
Net equivalent production (MMcfe)...............     28,733     22,902     23,687     34,530     33,103     15,152     17,806

Oil production hedged by Fixed-Price Contracts
  (MBbls).......................................     --         --            368      1,128      1,208        582        579
Gas production hedged by Fixed-Price Contracts
  (BBtu)........................................     --          2,295      4,125     11,445     10,423      6,007      6,210

AVERAGE SALES PRICE:
Oil price (per Bbl):
  Wellhead price................................  $   18.16  $   16.01  $   15.43  $   16.79  $   20.31  $   18.84  $   19.75
  Effect of Fixed-Price Contracts(1)............     --         --           (.04)       .04      (3.10)     (2.14)     (1.15)
                                                  ---------  ---------  ---------  ---------  ---------  ---------  ---------
  Total.........................................  $   18.16  $   16.01  $   15.39  $   16.83  $   17.21  $   16.70  $   18.60
                                                  ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Natural gas price (per Mcf):
  Wellhead price................................  $    1.59  $    1.96  $    1.80  $    1.68  $    2.23  $    2.06  $    2.46
  Effect of Fixed-Price Contracts(1)............     --           (.04)       .10        .06       (.20)      (.19)      (.18)
                                                  ---------  ---------  ---------  ---------  ---------  ---------  ---------
  Total.........................................  $    1.59  $    1.92  $    1.90  $    1.74  $    2.03  $    1.87  $    2.28
                                                  ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Natural gas equivalent price (per Mcfe).........  $    2.04  $    2.17  $    2.11  $    2.05  $    2.30  $    2.19  $    2.50

EXPENSES AND COSTS INCURRED (PER MCFE):
Lease operating expenses........................  $     .68  $     .70  $     .90  $     .71  $     .63  $     .67  $     .53
Production taxes................................        .16        .16        .20        .14        .14        .14        .14
General and administrative......................        .42        .36        .47        .24        .22        .24        .23
Depreciation, depletion and amortization--oil
  and gas properties(2).........................        .99        .96       1.18        .84        .84        .83        .93
Finding Costs...................................        .98       2.74        .79        .77       1.02        n/a        n/a

------------------------------

(1) Effects of Fixed-Price Contracts represent the hedging results from the Fixed-Price Contracts of American.

(2) Does not include impairment charges of $39.3 million and $25.0 million recorded for the years ended December 31, 1992 and 1994, respectively.

UNAUDITED PRO FORMA SELECTED OPERATING DATA

    The unaudited pro forma selected operating data of LDNG and American gives effect to the Merger as if it had occurred on January 1, 1996 and is derived from the unaudited pro forma combined financial statements included elsewhere in this Joint Proxy Statement/Prospectus. SUCH PRO FORMA INFORMATION HAS BEEN PREPARED PURSUANT TO REGULATIONS PRESCRIBED BY THE SECURITIES AND EXCHANGE COMMISSION. IT DOES NOT CONSIDER THE EFFECTS OF THE COST REDUCTION AND FINANCING PLANS OF MANAGEMENT EXPECTED TO BE IMPLEMENTED AFTER CLOSING, NOR DOES IT INCLUDE THE EFFECTS OF CERTAIN PURCHASE ACCOUNTING ADJUSTMENTS EXPECTED TO BE RECORDED AT CLOSING. THE FINANCIAL IMPACT OF SUCH PLANS AND PURCHASE ACCOUNTING ADJUSTMENTS IS EXPECTED TO BE MATERIAL. THESE ARE DESCRIBED IN THE FOOTNOTES TO THE UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS. The unaudited pro forma selected operating data is qualified in its entirety by, and should be read in conjunction with, such unaudited pro forma combined financial statements, including the notes thereto.

                                                                                                             SIX
                                                                                               YEAR        MONTHS
                                                                                               ENDED        ENDED
                                                                                           DECEMBER 31,   JUNE 30,
                                                                                               1996         1997
                                                                                           -------------  ---------

PRO FORMA OIL AND GAS SALES (M$):
Wellhead oil sales.......................................................................    $  75,704    $  32,870
Effect of Fixed-Price Contracts(1).......................................................       (8,741)        (560)
                                                                                           -------------  ---------
  Total oil sales........................................................................    $  66,963    $  32,310
                                                                                           -------------  ---------
                                                                                           -------------  ---------
Wellhead natural gas sales...............................................................    $ 198,115    $ 111,795
Effect of Fixed-Price Contracts(1).......................................................       (3,292)      (3,517)
                                                                                           -------------  ---------
  Total natural gas sales................................................................    $ 194,823    $ 108,278
                                                                                           -------------  ---------
                                                                                           -------------  ---------
PRO FORMA PRODUCTION:
Oil production (MBbls)...................................................................        3,638        1,614
Natural gas production (MMcf)............................................................       86,279       44,747
Net equivalent production (MMcfe)........................................................      108,107       54,431

Oil production hedged by Fixed-Price Contracts (MBbls)...................................        2,449          941
Gas production hedged by Fixed-Price Contracts (BBtu)....................................       42,931       23,778

PRO FORMA AVERAGE SALES PRICE:
Oil price (per Bbl):
  Wellhead price.........................................................................    $   20.81    $   20.37
  Effect of Fixed-Price Contracts(1).....................................................        (2.40)        (.35)
                                                                                           -------------  ---------
    Total................................................................................    $   18.41    $   20.02
                                                                                           -------------  ---------
                                                                                           -------------  ---------
Natural gas price (per Mcf):
  Wellhead price.........................................................................    $    2.30    $    2.50
  Effect of Fixed-Price Contracts(1).....................................................         (.04)        (.08)
                                                                                           -------------  ---------
    Total................................................................................    $    2.26    $    2.42
                                                                                           -------------  ---------
                                                                                           -------------  ---------
Natural gas equivalent price (per Mcfe)..................................................    $    2.42    $    2.58

PRO FORMA EXPENSES AND COSTS INCURRED (PER MCFE):
Lease operating expenses.................................................................    $     .49    $     .46
Production taxes.........................................................................          .13          .14
General and administrative...............................................................          .24          .26
Depreciation, depletion and amortization - oil and gas properties........................          .93          .94
Finding Costs............................................................................         1.15          n/a

------------------------------

(1) Effects of Fixed-Price Contracts represent the hedging results from the Fixed-Price Contracts of LDNG and American.

SUMMARY OIL AND GAS RESERVES DATA

    The following estimates of proved reserves for LDNG are based upon studies prepared by LDNG's staff of petroleum engineers and reviewed by Ryder Scott Company, independent petroleum engineers. The estimates of proved reserves for American are based upon studies by Netherland, Sewell & Associates, Inc. and William M. Cobb & Associates, Inc., both independent petroleum engineering firms. Estimated recoverable proved reserves have been determined without regard to any economic benefit that may be derived from Fixed-Price Contracts. Such calculations were prepared using standard geological and engineering methods generally accepted by the petroleum industry and in accordance with Securities and Exchange Commission guidelines. Future net revenue is estimated by such engineers using oil and gas prices in effect as of the end of each respective year with price escalations permitted only for those properties which have wellhead contracts allowing specific increases. Future operating costs estimated in each study are based on historical operating costs incurred. Reserve quantity estimates are calculated without regard to prices provided by Fixed-Price Contracts. The amounts shown do not give effect to indirect expenses such as general and administrative expenses, debt service, future income tax expense or to depletion, depreciation and amortization.

    There are numerous uncertainties inherent in estimating quantities of proved reserves and in projecting future rates of production and timing of development expenditures, including many factors beyond the control of the Company. The reserve data set forth herein represents only estimates. Reserve engineering is a subjective process of estimating underground accumulations of oil and gas that cannot be measured in an exact manner, and the accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation and judgment. As a result, estimates of different engineers often vary. In addition, results of drilling, testing and production subsequent to the date of an estimate may justify revision of such estimate. Accordingly, reserve estimates often differ from the quantities of oil and gas that are ultimately recovered. The meaningfulness of such estimates is highly dependent upon the accuracy of the assumptions upon which they were based.

    LDNG AND PRO FORMA. The following table reflects information regarding the proved reserves of LDNG as of December 31, 1992, 1993, 1994, 1995 and 1996, respectively, and the pro forma combined proved reserves of LDNG and American as of December 31, 1996.

                                                                      HISTORICAL AS OF DECEMBER 31,                PRO FORMA AS
                                                         --------------------------------------------------------  OF DECEMBER
                                                           1992       1993        1994        1995        1996       31, 1996
                                                         --------  ----------  ----------  ----------  ----------  ------------
                                                                             (DOLLAR AMOUNTS IN THOUSANDS)
Estimated Proved Reserves(1):
  Natural gas (MMcf)...................................   272,691     502,018     574,025     753,919     849,199    1,016,610
  Oil (MBbls)..........................................    17,305      20,867      19,317      20,360      23,497       37,881
  Total (MMcfe)........................................   376,521     627,222     689,924     876,076     990,179    1,243,894

Reserve Replacement Ratio..............................       676%        714%        219%        430%        254%         441%
Reserve Life (in years)................................      13.1        14.5        12.7        14.3        13.2         11.5

Estimated future net revenues including Fixed-Price
  Contracts(1)(2)......................................  $757,650  $1,167,940  $1,219,760  $1,531,501  $2,417,430   $3,007,462
Present Value including Fixed-Price Contracts(1)(2)....   395,238     588,986     616,005     737,512   1,117,734    1,488,562
Present Value excluding Fixed-Price Contracts(1)(2)....   294,441     455,362     358,766     524,354   1,303,709    1,689,251

------------------------------

(1) Includes for 1996, data relating to LDNG's Levelland properties consisting of 34 Bcfe of proved reserves which were sold in January 1997 for $27.1 million. Future net revenues and the Present Value attributable to the Levelland properties were $68.5 million and $35.9 million, respectively, at December 31, 1996.

(2) Estimated future net revenues and the Present Value give no effect to federal or state income taxes attributable to estimated future net revenues.

    AMERICAN. The following table reflects information regarding the proved reserves of American as of December 31, 1992, 1993, 1994, 1995 and 1996, respectively.

                                                                                 AS OF DECEMEBER 31,
                                                                -----------------------------------------------------
                                                                  1992       1993       1994       1995       1996
                                                                ---------  ---------  ---------  ---------  ---------
                                                                               (DOLLARS IN THOUSANDS)
Estimated Proved Reserves:
  Natural gas (MMcf)..........................................    244,086    104,723    186,680    126,014    167,411
  Oil (MBbls).................................................      9,423      5,895      9,660     10,464     14,384
  Total (MMcfe)...............................................    300,624    140,093    244,640    188,798    253,715

Reserve Replacement Ratio.....................................         78%        45%       544%       165%       361%
Reserve Life (in years).......................................       10.5        6.1       10.3        5.5        7.7

Estimated future net revenues including Fixed-Price
  Contracts(1)................................................  $ 361,985  $ 179,287  $ 245,226  $ 242,563  $ 590,032
Present Value including Fixed-Price Contracts(1)..............    185,493    104,761    142,983    142,992    370,828
Present Value excluding Fixed-Price Contracts(1)..............    185,493    104,761    142,080    145,711    385,542

------------------------------

(1) Estimated future net revenues and the Present Value give no effect to federal or state income taxes attributable to estimated future net revenues.

PRO FORMA ACREAGE

    The following table sets forth LDNG's and American's developed and undeveloped oil and gas lease acreage on a pro forma basis as of December 31, 1996.

                                                                         DEVELOPED            UNDEVELOPED
                                                                    --------------------  --------------------
                                                                      GROSS       NET       GROSS       NET
                                                                    ---------  ---------  ---------  ---------
United States:
  Kansas..........................................................    163,647     79,624     24,298      6,315
  Montana.........................................................    260,605     43,828    151,074     52,970
  New Mexico......................................................    103,324     31,078    334,499     89,785
  Oklahoma........................................................    617,708    219,666    151,605     36,134
  Texas...........................................................    584,011    242,241    869,951    333,549
  Gulf of Mexico..................................................     83,662     21,573     86,185     34,861
  Other...........................................................    115,917     28,929    306,282     88,534
                                                                    ---------  ---------  ---------  ---------
                                                                    1,928,874    666,939  1,923,894    642,148
                                                                    ---------  ---------  ---------  ---------
                                                                    ---------  ---------  ---------  ---------
International:
  Canada(1).......................................................     22,240        112    149,055        658
  New Zealand(1)..................................................     --         --        725,992     32,307
                                                                    ---------  ---------  ---------  ---------
                                                                       22,240        112    875,047     32,965
                                                                    ---------  ---------  ---------  ---------
                                                                    1,951,114    667,051  2,798,941    675,113
                                                                    ---------  ---------  ---------  ---------
                                                                    ---------  ---------  ---------  ---------

------------------------------

(1) Acreage relates to overriding royalty interests.

PRODUCTIVE WELL SUMMARY

    The following table sets forth LDNG's and American's ownership in productive wells on a historical and pro forma basis as of December 31, 1996. Wells with multiple completions are counted only once for purposes of the following table.

                                                 LDNG(1)      AMERICAN       PRO FORMA
                                               ------------  -----------   -------------
                                               GROSS   NET   GROSS  NET    GROSS    NET
                                               -----  -----  -----  ----   ------  -----

Gas..........................................  3,486  2,248  1,559  397     5,045  2,645
Oil..........................................  3,826    485  2,017  316     5,843    801
                                               -----  -----  -----  ----   ------  -----
Total........................................  7,312  2,733  3,576  713    10,888  3,446
                                               -----  -----  -----  ----   ------  -----
                                               -----  -----  -----  ----   ------  -----

------------------------------

(1) Productive wells for LDNG include 837 gross (95 net) wells in the Levelland area which were sold in January 1997.

RECENT DEVELOPMENT

    On August 26, 1997, American announced a gas discovery based upon gas shows and well log interpretation for the Jacobs Ranch #1 well, the first well drilled by American to test the Lower Wilcox formation in the Yoakum Gorge area in Lavaca County, Texas. American and LDNG own 52.5% and 35% working interests, respectively, in approximately 60,000 gross undeveloped acres in this project and have identified 17 Lower Wilcox prospects using proprietary 3-D seismic data. The Jacobs Ranch #1 well was drilled to a total measured depth of 15,676 feet and logged approximately 180 feet of pay in multiple Lower Wilcox sands. American owns a 65% working interest and LDNG owns a 35% working interest in this discovery. Completion operations are expected to commence immediately and initial production is anticipated in the fourth quarter of 1997.

                                  RISK FACTORS

    The following matters should be considered carefully in connection with evaluating the proposals to be considered at the American Special Meeting and the LDNG Special Meeting.

INTEGRATION OF SIGNIFICANTLY INCREASED OPERATIONS

    As a result of the Merger, LDNG's operations will be significantly increased by the addition of approximately 3,576 gross (713 net) wells, of which over 500 are operated by American, having approximately 100 MMcfe of net daily production. In addition to the ability of LDNG's management to successfully address the risks regularly associated with oil and natural gas exploration and production companies, LDNG's success after the Merger will depend, in part, on the ability of LDNG's management successfully to assimilate the oil and gas properties acquired pursuant to the Merger, to manage a significantly larger organization, to continue its business strategy and to assimilate and utilize effectively American's management and employees. Additionally, the degree of success of the acquisition of American may be influenced by LDNG's ability to take advantage of exploration and exploitation opportunities in American's property base, and there can be no assurance that LDNG will be able to do so. Consequently, an American stockholder who receives LDNG Common Stock or LDNG Depositary Shares in the Merger will own an investment in a company with a different risk profile than that of either American or LDNG. The respective businesses of American and LDNG are described in the documents incorporated by reference into this Joint Proxy Statement/Prospectus. See "Incorporation of Documents by Reference" and "Information About the Combining Companies."

CHANGES IN EXPLORATION AND DEVELOPMENT MIX

    American's recent business strategy has been to emphasize exploratory drilling, whereas LDNG's recent business strategy has been to emphasize development drilling. In 1997 American has budgeted $50 million or 62% of its capital budget for exploration activities, whereas LDNG has budgeted $25 million or 25% of its capital budget for exploration activities. While the actual future expenditures on exploration activities may vary, it is expected that, on a proportionate basis, such expenditures will exceed LDNG's 1997 budgeted percentage but will be less than American's 1997 budgeted percentage. Exploratory drilling involves more risk than development drilling because it is designed to test formations which have not yet been assigned proved reserves, but, if successful, results in potentially greater increases in proved reserves. Consequently, after the Merger, the stockholders of both LDNG and American will own an investment in a company with a different risk and potential benefit profile as it relates to exploratory versus development drilling than that of LDNG or American separately.

ABILITY TO ACHIEVE SAVINGS

    The managements of LDNG and American have entered into the Merger Agreement with the expectation that the Merger will result in opportunities to reduce costs, primarily general and administrative costs, through elimination of duplicate functions. Achieving these savings will depend on a number of factors including, without limitation, the successful integration of LDNG's and American's operations and general and industry-specific economic factors. Additional unanticipated expenses may be incurred relating to the integration of the businesses of LDNG and American, including the integration of exploration and production activities and administrative functions. Although LDNG expects that the elimination of duplicative expenses as well as other efficiencies related to the integration of the businesses may offset additional expenses over time, there can be no assurance that such net benefit will be achieved in the near term, or at all. The failure to achieve such savings could have a material adverse effect on the business, results of operations and financial condition of the combined company.

FIXED EXCHANGE RATIO

    Under the terms of the Merger Agreement, each share of American Common Stock issued and outstanding at the Effective Time will be converted into the right to receive 0.72 shares of LDNG Common

Stock and $3.00 in cash and each American Depositary Share will be exchanged for one LDNG Depositary Share. The Merger Agreement does not contain any provisions for adjustment of the exchange ratio or termination of the Merger Agreement based solely on fluctuations in the price of LDNG Common Stock or American Common Stock. The market price of LDNG Common Stock or American Common Stock upon the consummation of the Merger could be lower than the market price of such stock on the date of the execution of the Merger Agreement or the current market price. See "Information About the Combining Companies--Price Range of LDNG Common Stock and Dividend Policy" and "--Price Range of American Common Stock and Dividend Policy." Stockholders should obtain current quotations for each of these securities.

CERTAIN ACCOUNTING CONSEQUENCES OF THE MERGER

    The Merger is being accounted for as a purchase for financial reporting purposes as required by generally accepted accounting principles. The Merger will result in a significant increase in the recorded value of LDNG's oil and gas properties and is expected to significantly increase the depreciation, depletion and amortization costs incurred by LDNG after the Merger, and this increase in depreciation, depletion and amortization costs will have a negative impact on LDNG's reported earnings. On a per share pro forma basis for the year ended December 31, 1996 and the six months ended June 30, 1997, earnings were $0.09 per share and $0.30 per share compared to LDNG's historical earnings for such periods of $0.76 and $0.66, respectively. SUCH UNAUDITED PRO FORMA EARNINGS PER SHARE INFORMATION HAS BEEN PREPARED PURSUANT TO REGULATIONS PRESCRIBED BY THE SECURITIES AND EXCHANGE COMMISSION. IT DOES NOT CONSIDER THE EFFECTS OF THE COST REDUCTION AND FINANCING PLANS OF MANAGEMENT EXPECTED TO BE IMPLEMENTED AFTER CLOSING, NOR DOES IT INCLUDE THE EFFECTS OF CERTAIN PURCHASE ACCOUNTING ADJUSTMENTS EXPECTED TO BE RECORDED AT CLOSING. THE FINANCIAL IMPACT OF SUCH PLANS AND PURCHASE ACCOUNTING ADJUSTMENTS IS EXPECTED TO BE MATERIAL. THESE ARE DESCRIBED IN THE FOOTNOTES TO THE UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS INCLUDED ELSEWHERE IN THIS JOINT PROXY STATEMENT/ PROSPECTUS. Although LDNG management believes that the potential negative effect to future earnings from the Merger is outweighed by the benefits of the Merger, the reduction in LDNG's earnings attributable to the increase in depreciation, depletion and amortization costs, viewed in isolation, may have a material adverse effect on the market value of the LDNG Common Stock after the Merger. Further, it is expected that LDNG will recognize a one-time non-recurring impairment charge at consummation of the Merger. See "Unaudited Pro Forma Financial Statements."

INTERESTS OF CERTAIN PERSONS IN THE MERGER

    Certain members of the American Board (which has recommended that the stockholders of American vote in favor of the Merger) and executive officers of American have interests in the Merger that are in addition to those of the stockholders of American generally, including executive employment, retention and severance arrangements. See "The Merger--Interests of Certain Persons in the Merger."

EFFECTS OF CHANGING OIL AND GAS PRICES; HEDGING RISKS

    LDNG's future financial condition and results of operations are dependent upon the prices received for LDNG's oil and gas production. Oil and gas prices have historically been volatile and are likely to continue to be volatile in the future. In particular, from January 2, 1997 to June 30, 1997, the reported NYMEX Daily Prompt Month Closing Prices for crude oil ranged from a high of $26.62 per Bbl to a low of $18.53 per Bbl and for gas ranged from a high of $3.64 per Mcf to a low of $1.78 per Mcf. Prices for oil and gas are subject to fluctuations in response to relatively minor changes in supply, demand, market uncertainty and a variety of additional factors that are beyond the control of LDNG. These factors include political stability in the Middle East and elsewhere, the foreign supply of oil and gas, the price of foreign imports, government regulations and taxes, the price and availability of alternative fuels, weather conditions and the overall economic environment.

    LDNG has entered into Fixed-Price Contracts covering a significant portion of its anticipated future production from existing proved oil and gas reserves and may enter into similar arrangements in the future.

Such arrangements reduce LDNG's risk to declines in oil and gas prices, but also limit LDNG's ability to benefit from any increase in those prices. For the year ended December 31, 1996, Fixed-Price Contracts covered 51% of LDNG's natural gas production and 67% of its oil production. On a pro forma basis giving effect to the Merger, Fixed-Price Contracts, including the Fixed-Price Contracts of American, covered 50% of natural gas production and 67% of oil production for the same period. As of December 31, 1996 on a pro forma basis, Fixed-Price Contracts hedged 356 Bcf of natural gas and 1.5 MMBbls of oil to be produced in future periods, which constitutes 35% and 4% of estimated pro forma proved reserves of gas and oil, respectively. LDNG's revenues are more sensitive to natural gas price changes because approximately 86% of its proved reserves on an equivalent unit of production basis at December 31, 1996 were natural gas. After the Merger, a larger portion of LDNG's reserves will not be covered by Fixed-Price Contracts, and, as a consequence, any substantial or extended decline in the price of oil or gas would have a more significant effect on LDNG's financial condition and results of operations. Extended periods of low prices for oil or natural gas could affect LDNG's willingness to complete planned drilling activities and would reduce its estimated reserves and future net revenues.

    This Joint Proxy Statement/Prospectus contains estimates of the future net revenues and present value of LDNG's Fixed-Price Contracts as of certain dates that are computed based on the difference between the prices provided by the Fixed-Price Contracts and forward market prices as of the specified date. Such estimates do not necessarily represent the fair market value of LDNG's Fixed-Price Contracts or the actual future net revenues that will be received. The forward market prices for natural gas and oil are highly volatile, are dependent upon supply and demand factors in such forward market, and may not correspond to the actual market prices at the settlement dates of LDNG's Fixed-Price Contracts. Such forward market prices are available in a limited over-the-counter market and are obtained from a limited group of financial institutions and marketing companies which routinely conduct large volumes of forward market transactions, including Louis Dreyfus Energy Corp., an indirectly wholly owned subsidiary of S.A. Louis Dreyfus et Cie.

    LDNG's hedging practices are subject to a number of risks, including credit and market risks.

    CREDIT RISK OF FIXED-PRICE CONTRACT COUNTERPARTIES. The counterparties to LDNG's Fixed-Price Contracts are comprised of independent power producers, pipeline marketing affiliates, financial institutions, a municipality and S.A. Louis Dreyfus et Cie, among others. Should a counterparty to a contract default on a contract, there can be no assurance that LDNG would be able to enter into a new contract with a third party on terms comparable to the original contract. The loss of a contract would subject a greater portion of LDNG's oil and gas production to market prices and could adversely affect the carrying value of LDNG's oil and gas properties and the amount of borrowing capacity available under LDNG's revolving credit facility.

    RISKS RELATED TO NIAGARA MOHAWK. LDNG is a party to two Fixed-Price Contracts, both long-term physical delivery contracts, with independent power producers ("IPPs") which sell electrical power under firm, fixed-price contracts to Niagara Mohawk Corporation ("NIMO"), a New York state utility. LDNG's Fixed-Price Contracts with such IPPs covered an aggregate of 101 Bcf of natural gas as of June 30, 1997. At June 30, 1997, the net present value of the differential between the fixed prices provided by these contracts and forward market prices, as adjusted for basis and discounted at 10%, was $134 million, or 71% of the net present value attributable to all of LDNG's Fixed-Price Contracts. This premium in the fixed prices in these contracts is not reflected in LDNG's financial statements until realized. Such contracts contributed $.9 million to 1996 revenues. The ability of such IPPs to perform their obligations to LDNG is largely dependent on the continued performance by NIMO of its power purchase obligations. NIMO has taken aggressive regulatory, judicial and contractual actions in recent years seeking to curtail power purchase obligations, including its obligations to the IPPs that are counterparties to LDNG's Fixed-Price Contracts described above, and has further stated that its future financial prospects are dependent on its ability to resolve these obligations, along with a number of other matters. On July 9, 1997, NIMO entered into a Master Restructuring Agreement (the "MRA") with 16 IPPs, including LDNG's counterparties. Pursuant to the MRA, the power purchase agreements between NIMO and the IPPs would be terminated, restated or amended, in exchange for an aggregate of $3.6 billion in cash, $50 million in notes or cash, 46 million shares of NIMO common stock and certain fixed-price swap contracts. The allocation of the consideration among the IPPs has not been disclosed. The closing of the MRA is conditioned upon, among other things, NIMO and the IPPs negotiating their individual restated and amended contracts, the receipt of all regulatory approvals, the receipt of all consents by third parties necessary for the transactions contemplated by the MRA (including the termination of the existing power purchase contracts and the termination or amendment of all related third party agreements), the IPPs entering into new third party arrangements which will enable each IPP to restructure its projects on a reasonably satisfactory economic basis, NIMO having completed all necessary financing arrangements and NIMO and the IPPs having received all necessary approvals from their respective boards of directors, shareholders and partners. LDNG anticipates that preliminary discussions with its IPP counterparties will commence in the third quarter of 1997, but is unable to determine the impact of the MRA on LDNG at this time. The loss of a contract would subject a greater portion of LDNG's oil and gas production to market prices, could adversely affect the carrying value of LDNG's oil and gas properties and the amount of borrowing capacity available under its bank credit facility and could otherwise have an adverse effect on LDNG.

    MARKET RISK. If LDNG's proved reserves are produced at rates less than anticipated, the volumes specified under the Fixed-Price Contracts may exceed production volumes. In such case, LDNG would be required to satisfy its contractual commitments at market prices in effect for each settlement period, which may be above the contract price, without a corresponding offset in wellhead revenue for any excess volumes. While LDNG expects future production volumes to be equal to or greater than the volumes provided in its contracts, there can be no assurance that it will produce such volumes. The differential between the floating price paid under each energy swap contract, or the cost of gas to supply physical delivery contracts, and the price received at the wellhead for LDNG's production is termed "basis" and is the result of differences in location, quality, contract terms, timing and other variables. The effective price realizations that result from LDNG's Fixed-Price Contracts are affected by changes in basis. For the years ended December 31, 1994, 1995 and 1996, LDNG realized on an Mcf basis approximately 11%, 3% and 3% less than the prices specified in its natural gas Fixed-Price Contracts, respectively, due to basis. Such results do not include an unusual $4.3 million basis loss recognized in the fourth quarter of 1995. For its oil production hedged by crude oil Fixed-Price Contracts, LDNG realized approximately 8%, 7% and 4% less than the specified contract prices for such years, respectively. Basis movements can result from a number of variables, including regional supply and demand factors, changes in LDNG's portfolio of Fixed-Price Contracts and the composition of LDNG's producing property base. Basis movements are generally considerably less than the price movements affecting the underlying commodity, but their effect can be significant. LDNG actively manages its exposure to basis movements and from time to time enters into contracts designed to reduce such exposure. However, there can be no assurance that fluctuations in basis will not occur in the future and that such fluctuations will not be significant.

    For a further discussion of risks associated with Fixed-Price Contracts, see "Management's Discussion and Analysis of Financial Condition and Results of Operations--Fixed-Price Contracts" in the LDNG reports incorporated herein by reference.

CUSTOMER CONCENTRATION

    LDNG's and American's oil and gas sales at the wellhead are sold under contracts with various purchasers. For the year ended December 31, 1994, gas sales by LDNG to Lone Star Gas Company and GPM Gas Corporation approximated 28% and 10% of LDNG's total revenues, respectively. For the year ended December 31, 1995, LDNG's gas sales to Lone Star Gas Company represented 30% of LDNG's total revenues and American's gas sales to Enron Corp. and certain subsidiaries of KN Energy represented 19% and 10% of American's total revenues, respectively. For the year ended December 31, 1996, LDNG's gas sales to Valero Industrial Gas L.P., HPL Resources Corp. (an affiliate of Enron Corp.) and GPM Gas Corporation represented 18%, 13% and 11% of LDNG's total revenues, respectively, and American's gas sales to Enron Corp. and certain subsidiaries of KN Energy, Inc. represented 26% and 13% of American's total revenues, respectively. On a pro forma basis giving effect to the Merger, gas sales for the year ended December 31, 1996 to Enron Corp. or its affiliates and Valero Industrial Gas, L.P. approximate 16% and 15%, respectively, of LDNG's pro forma total revenues, and sales to each other purchaser would be less than 10% of pro forma total revenues. While LDNG and American believe that alternative purchasers are available, if necessary, to purchase its production at prices substantially similar to those being received from current major customers of LDNG and American, the loss of a significant customer could have a material adverse effect on LDNG's and American's results of operations and financial condition.

ESTIMATES OF RESERVES AND FUTURE NET CASH FLOWS

    There are numerous uncertainties inherent in estimating quantities of proved oil and gas reserves, including many factors beyond the control of LDNG and American. The reserve data set forth herein represent only estimates. Reserve engineering is a subjective process of estimating underground accumulations of oil and gas that cannot be measured in an exact manner, and the accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation and judgment. As a result, estimates of different engineers often vary. These estimates are based on various assumptions, including those prescribed by the Commission, and are inherently imprecise. Actual future production, cash flows, taxes, development expenditures, operating expenses and quantities of recoverable oil and gas reserves may vary substantially from those assumed in the estimates. LDNG's and American's reserves and future cash flows may be subject to revisions, based upon production results, results of future development, oil and gas prices, performance of counterparties under Fixed-Price Contracts, operating and development costs and other factors. Any downward adjustment in LDNG's or American's estimated reserves could adversely affect LDNG's future prospects after the Merger.

CERTAIN OPERATIONAL RISKS

    LDNG's and American's operations are subject to the risks and uncertainties associated with drilling for, and production and transportation of, oil and gas. LDNG and American must incur significant expenditures for the identification and acquisition of properties and for the drilling and completion of wells. Drilling activities are subject to numerous risks, including the risk that no commercially productive oil or gas reservoirs will be encountered. Exploratory drilling involves more risk than development drilling because it is designed to test formations which have not yet been assigned proved reserves. LDNG's and American's prospects for growth and profitability depend on their ability to replace current reserves through drilling, acquisitions, or both. LDNG's and American's ability to market their oil and gas production depends upon, among other factors, the availability and capacity of oil and gas gathering systems and pipelines, many of which are beyond LDNG's and American's control. In addition, Federal and state regulation of oil and gas production and transportation, general economic conditions, and changes in supply and in demand could adversely affect LDNG's and American's ability to market their oil and gas production.

OPERATING HAZARDS AND UNINSURED RISKS

    LDNG's and American's operations are subject to the risks inherent in the oil and gas industry, including the risks of fire, explosions, blow-outs, pipe failure, abnormally pressured formations and environmental accidents such as oil spills, gas leaks, salt water spills and leaks, ruptures or discharges of toxic gases, the occurrence of any of which could result in substantial losses to LDNG or American due to injury or loss of life, severe damage to or destruction of property, natural resources and equipment, pollution or other environmental damage, clean-up responsibilities, regulatory investigation and penalties and suspension of operations. LDNG's and American's operations may be materially curtailed, delayed or canceled as a result of numerous factors, including the presence of unanticipated pressure or irregularities in formations, accidents, title problems, weather conditions, compliance with governmental requirements and shortages or delays in the delivery of equipment. In accordance with customary industry practice,

LDNG and American maintain insurance against some, but not all, of the risks described above. There can be no assurance that the levels of insurance maintained by LDNG or American will be adequate to cover any losses or liabilities. LDNG and American cannot predict the continued availability of insurance or its availability at commercially acceptable premium levels.

GOVERNMENTAL AND ENVIRONMENTAL REGULATION

    The operations of LDNG and American are subject to numerous federal and state laws and regulations relating to the drilling for and production of oil and gas, the protection of the environment and worker health and safety, including those relating to the discharge of pollutants into the environment, the handling and disposal of solid and hazardous wastes and the cleanup of properties contaminated by hazardous wastes and other materials. LDNG and American have made and, after the Merger, LDNG will continue to make expenditures to comply with environmental and health and safety requirements and other applicable laws and regulations. LDNG and American believe that their operations and facilities comply in all material respects with applicable laws and regulations as currently in effect and that the existence and enforcement of such laws and regulations have no more restrictive effect on their operations than on other similar companies in the oil and gas industry. Nonetheless, such laws and regulations affecting LDNG and American and the oil and gas industry as a whole have generally become more stringent in recent years, often imposing greater liability on an increasing number of parties. Because the requirements imposed by such laws and regulations are frequently changed, LDNG and American are unable to predict the effect or cost of compliance with such requirements or their effects on oil and gas use or prices. In addition, legislative proposals are frequently introduced in Congress and state legislatures which, if enacted, might significantly affect the oil and gas industry. In view of the many uncertainties that exist with respect to any legislative proposals, the effect on LDNG and American of any legislation which might be enacted cannot be predicted. There can be no assurance that laws or regulations enacted in the future or changes to existing laws and regulations will not adversely affect their business, financial condition or results of operations. For further information concerning governmental and environmental regulations affecting LDNG and American, see "Business" in the LDNG 1996 Form 10-K and "Business and Properties" in the American 1996 Form 10-K incorporated herein by reference.

COMPETITION

    The oil and gas industry is highly competitive. LDNG and American compete in the areas of proved reserve and undeveloped acreage acquisitions and the development, production and marketing of oil and gas, as well as contracting for equipment and securing personnel, with major oil and gas companies, other independent oil and gas concerns, gas marketing companies and individual producers and operators. Many of these competitors have financial and other resources which substantially exceed those available to LDNG and American. Competition in the regions in which LDNG and American own properties may result in occasional shortages or unavailability of drilling rigs and other equipment used in drilling activities as well as limited availability and access to pipelines. Such circumstances could result in curtailment of activities, increased costs, delays or losses in production or revenues or cause interests in oil and gas leases to lapse.

AMERICAN GAS CONTRACT LITIGATION

    In February 1995, American was sued by KN Gas Supply Services, Inc. ("KNGSS") in the United States District Court in Denver, Colorado, in a lawsuit relating to a life of lease, minimum take gas contract between American and KNGSS in the Bowdoin Field in northern Montana for which American received an average price of $3.52 per Mcf in 1996 with total 1996 revenues of $2.6 million. KNGSS has requested declaratory judgment that it had the right to reduce the contract price for gas produced subject to the contract to market levels from October 1, 1993 forward. KNGSS alleges that it has overpaid American and seeks a refund of approximately $7.7 million for the period through September 30, 1996 and that it has the right to reduce the future contract price to market prices. American filed a Motion for

Summary Judgment in this matter in July 1996 which was argued before the Court on February 14, 1997. No decision has been rendered. If KNGSS ultimately prevails in this lawsuit, American, and after the Merger, LDNG would be adversely affected by the reduction in contract price.

CONTROL BY S.A. LOUIS DREYFUS ET CIE OF ALL MATTERS UPON WHICH COMMON
  STOCKHOLDERS VOTE; POTENTIAL CHANGE IN CONTROL

    S.A. Louis Dreyfus et Cie beneficially owns 74.2%, and after the Merger will beneficially own approximately 53%, of the outstanding LDNG Common Stock and, through its ability to elect all directors of LDNG, effectively controls all matters upon which common stockholders vote and which relate to the management of LDNG. Of the shares of LDNG Common Stock beneficially owned by S.A. Louis Dreyfus et Cie, 17,000,000 have been pledged to certain banks to secure loans made to S.A. Louis Dreyfus et Cie in the ordinary course of its business. A default by S.A. Louis Dreyfus et Cie under the terms of such arrangements could result in the sale of all or a portion of the pledged shares and a change in control of LDNG.

RELATIONSHIP WITH S.A. LOUIS DREYFUS ET CIE

    LDNG has in the past entered into significant intercompany transactions and agreements with S.A. Louis Dreyfus et Cie and its subsidiaries incident to their respective businesses and may continue to do so in the future. LDNG has entered into a services agreement with a subsidiary of S.A. Louis Dreyfus et Cie pursuant to which such subsidiary provides various services to LDNG upon request. It is the intention of S.A. Louis Dreyfus et Cie and LDNG that LDNG operate independently other than receiving services under the services agreement. While S.A. Louis Dreyfus et Cie has advised LDNG that it does not currently intend to engage in the acquisition and development of, or exploration for, oil and gas except through its beneficial ownership of Common Stock of LDNG, the nature of the respective businesses of S.A. Louis Dreyfus et Cie and LDNG may give rise to conflicts of interest between them.

                              THE SPECIAL MEETINGS

DATE, PLACE AND TIME OF SPECIAL MEETINGS

    This Joint Proxy Statement/Prospectus is being furnished to the stockholders of LDNG in connection with the solicitation of proxies by the LDNG Board for use at the LDNG Special Meeting to be held on October 14, 1997, at the offices of Louis Dreyfus Corp., Chrysler Building, 57th Floor, 405 Lexington Avenue, New York, New York, commencing at 9:30 a.m., local time, and at any adjournment or postponement thereof.

    This Joint Proxy Statement/Prospectus is also being furnished to the stockholders of American in connection with the solicitation of proxies by the American Board for use at the American Special Meeting to be held on October 14, 1997, at the Waldorf Astoria Hotel, 301 Park Avenue, New York, New York, commencing at 9:30 a.m., local time, and at any adjournment or postponement thereof.

MATTERS TO BE CONSIDERED AT THE SPECIAL MEETINGS

    At the LDNG Special Meeting, the stockholders of LDNG will consider and vote upon a proposal to approve and adopt the Merger Agreement and to approve the Merger. The LDNG stockholders will also transact such other business as may properly be brought before the LDNG Special Meeting.

    At the American Special Meeting, the stockholders of American will consider and vote upon a proposal to approve and adopt the Merger Agreement and to approve the Merger. The American stockholders will also transact such other business as may properly be brought before the American Special Meeting.

RECORD DATES

    LDNG has established August 18, 1997, as the record date for the determination of stockholders entitled to notice of and to vote at the LDNG Special Meeting. Only holders of record of LDNG Common Stock at the close of business on such date are entitled to vote at the LDNG Special Meeting. On August 18, 1997, LDNG had outstanding and entitled to vote 27,805,000 shares of LDNG Common Stock, each of which is entitled to one vote per share. On such date, there were approximately 100 holders of record of LDNG Common Stock. LDNG estimates that on such date there were approximately 1,000 beneficial owners of LDNG Common Stock.

    American has established August 18, 1997, as the record date for the determination of stockholders entitled to notice of and to vote at the American Special Meeting. Only holders of record of American Common Stock and American Depositary Shares at the close of business on such date are entitled to vote at the American Special Meeting. On August 18, 1997, American had outstanding and entitled to vote 15,704,701 shares of American Common Stock and 800,000 Depositary Shares convertible into 1,333,333 shares of American Common Stock. On such date, there were approximately 4,134 holders of record of American Common Stock and 18 holders of record of American Depositary Shares. American estimates that on such date there were approximately 12,700 beneficial owners of American Common Stock and 250 beneficial owners of American Depositary Shares.

VOTES REQUIRED

    The affirmative vote of the holders of a majority of the issued and outstanding shares of LDNG Common Stock will be required to approve and adopt the Merger Agreement and to approve the Merger. Pursuant to the Stockholder Agreement, Louis Dreyfus Natural Gas Holdings Corp., an indirectly wholly owned subsidiary of S.A. Louis Dreyfus et Cie holding of record approximately 72% of the outstanding shares of LDNG Common Stock, has agreed to vote in favor of the Merger and the Merger Agreement. See "The Merger Agreement--Agreement of LDNG Stockholder." Accordingly, the approval of the Merger Agreement and the Merger is assured without the affirmative vote of any other stockholder of LDNG.

    The affirmative vote of the holders of a majority of the issued and outstanding shares of American Common Stock and American Depositary Shares, voting together as a single class, will be required to approve and adopt the Merger Agreement and to approve the Merger. When voting together as a single class, each share of American Common Stock is entitled to one vote and each American Depositary Share is entitled to 1.6667 votes (the number of shares of American Common Stock into which an American Depositary Share currently may be converted).

    As of the date of this Joint Proxy Statement/Prospectus, directors and executive officers of American and their affiliates owned 3.7% of the outstanding American Common Stock and 5.5% of the outstanding American Depositary Shares.

LDNG PROXIES; VOTING AND REVOCATION; OTHER MATTERS

    Shares of LDNG Common Stock represented by properly executed proxies received by LDNG prior to or at the LDNG Special Meeting will be voted in accordance with the instructions contained therein. Shares of LDNG Common Stock represented by properly executed proxies for which no instruction is given will be voted FOR the approval of the Merger Agreement and the Merger. An abstention (or broker non-vote) has the same effect as a vote AGAINST the proposal described in this Joint Proxy Statement/ Prospectus, but any abstaining stockholder who is present at the LDNG Special Meeting, either in person or by proxy (including broker non-voting), will be counted for purposes of determining whether a quorum exists.

    Each holder of LDNG Common Stock is requested to complete, sign, date and return promptly the enclosed proxy card in the postage paid envelope provided for this purpose in order to ensure that such holder's shares are voted.

    Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is exercised. A proxy may be revoked by (a) delivering to the Secretary of LDNG, at or before the taking of the vote at the LDNG Special Meeting, a written notice of revocation bearing a later date than the proxy, (b) duly executing a later-dated proxy relating to the same shares and delivering it to the Secretary of LDNG before the taking of the vote at the LDNG Special Meeting or (c) attending the LDNG Special Meeting and voting in person (although attendance at the LDNG Special Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or later-dated proxy should be sent or delivered to Louis Dreyfus Natural Gas Corp., 14000 Quail Springs Parkway, Suite 600, Oklahoma City, Oklahoma 73134,
Attn: Secretary. To be effective, a notice of revocation or later-dated proxy must be received by the Secretary of LDNG before the taking of the vote at the LDNG Special Meeting.

    The LDNG Board is aware of no matters to be presented at the LDNG Special Meeting other than those described in this Joint Proxy Statement/Prospectus. If other matters are properly brought before the LDNG Special Meeting, it is the intention of the persons named in the proxies to vote the shares to which said proxies relate in accordance with the recommendations of the LDNG Board. However, in the case of any proxy in which a vote against the Merger is directed, such discretionary authority will not be used to vote such proxy in favor of any proposal presented at the LDNG Special Meeting to adjourn the LDNG Special Meeting in order to solicit additional votes.

AMERICAN PROXIES; VOTING AND REVOCATION; OTHER MATTERS

    Shares of American Common Stock and American Depositary Shares represented by properly executed proxies received by American prior to or at the American Special Meeting will be voted in accordance with the instructions contained therein. Shares of American Common Stock and American Depositary Shares represented by properly executed proxies for which no instruction is given will be voted FOR approval of the Merger Agreement and the Merger. An abstention (or broker non-vote) has the same effect as a vote AGAINST the proposal described in this Joint Proxy Statement/Prospectus, but any abstaining stockholder who is present at the American Special Meeting, either in person or by proxy (including broker non-voting), will be counted for purposes of determining whether a quorum exists.

    Each holder of American Common Stock and American Depositary Shares is requested to complete, sign, date and return promptly the enclosed proxy card in the postage paid envelope provided for this purpose in order to ensure that such holder's shares are voted.

    Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is exercised. A proxy may be revoked by (a) delivering to the Secretary of American, at or before the taking of the vote at the American Special Meeting, a written notice of revocation bearing a later date than the proxy, (b) duly executing a later-dated proxy relating to the same shares and delivering it to the Secretary of American before the taking of the vote at the American Special Meeting or (c) attending the American Special Meeting and voting in person (although attendance at the American Special Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or later-dated proxy should be sent or delivered to American Exploration Company, 1331 Lamar, Suite 900, Houston, Texas 77010, Attn:
Secretary. To be effective, a notice of revocation or later-dated proxy must be received by the Secretary of American before the taking of the vote at the American Special Meeting.

    The American Board is aware of no matters to be presented at the American Special Meeting other than those described in this Joint Proxy Statement/Prospectus. If other matters are properly brought before the American Special Meeting, it is the intention of the persons named in the proxies to vote the shares to which such proxies relate in accordance with the recommendations of the American Board. However, in the case of any proxy in which a vote against the Merger is directed, such discretionary authority will not be used to vote such proxy in favor of any proposal presented at the American Special Meeting to adjourn the American Special Meeting in order to solicit additional votes.

SOLICITATION OF PROXIES

    The cost and expenses associated with printing this Joint Proxy Statement/Prospectus will be borne equally by LDNG and American. Directors, officers and employees of LDNG and American may solicit proxies from stockholders of LDNG and American, respectively, in person or by telephone, telegram or other means of communication. Such persons will not be additionally compensated for such solicitation but will be reimbursed for reasonable out-of-pocket expenses incurred in connection therewith. Arrangements will be made with brokerage firms, nominees, fiduciaries and other custodians for forwarding proxy solicitation materials to the beneficial owners of shares held of record by such persons. LDNG and American will reimburse such persons for their reasonable expenses incurred in connection therewith. All costs of the solicitation of proxies will be borne by LDNG with respect to the holders of LDNG Common Stock and by American with respect to the holders of American Common Stock and American Depositary Shares.

    AMERICAN STOCKHOLDERS SHOULD NOT SEND THEIR STOCK CERTIFICATES WITH THEIR PROXY CARDS. STOCK CERTIFICATES SHOULD NOT BE SUBMITTED FOR EXCHANGE BY AMERICAN STOCKHOLDERS UNTIL A LETTER OF TRANSMITTAL IS RECEIVED. See "The
Merger--Procedures for Exchange of American Common Stock Certificates" and "--Procedures for Exchange of American Depositary Shares."

DISSENTERS' RIGHTS

    HOLDERS OF AMERICAN COMMON STOCK ARE ENTITLED TO APPRAISAL RIGHTS IN CONNECTION WITH THE MERGER UNDER SECTION 262 OF THE DELAWARE ACT. IN ORDER TO EXERCISE APPRAISAL RIGHTS PURSUANT TO SECTION 262 OF THE DELAWARE ACT, HOLDERS OF AMERICAN COMMON STOCK MUST EITHER VOTE AGAINST THE MERGER OR ABSTAIN FROM VOTING AND MUST COMPLY WITH ALL OF THE OTHER PROCEDURAL REQUIREMENTS OF SUCH SECTION. FAILURE TO SATISFY ANY OF THE REQUIREMENTS UNDER SECTION 262 OF THE DELAWARE ACT MAY RESULT IN TERMINATION OR WAIVER OF SUCH RIGHTS. HOLDERS OF AMERICAN COMMON STOCK INTENDING TO EXERCISE SUCH RIGHTS ARE ADVISED TO ACT IMMEDIATELY.

    Holders of American Common Stock can decide to receive, instead of the consideration offered by LDNG for their shares of American Common Stock, an amount which the Court of Chancery of the State of Delaware decides is the "fair value" of their shares of American Common Stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with a fair rate of interest, as determined by such court. This right is known as an "appraisal right." If a holder of American Common Stock wishes to exercise his or her appraisal right he or she must not vote in favor of the Merger and must meet certain other conditions. These conditions are set out in full in Annex D and this summary is not meant to be a complete statement on appraisal rights, but rather is only a guide for a stockholder who wishes to exercise his or her appraisal right. Delaware law requires that American notify holders of American Common Stock not less than 20 days prior to the American Special Meeting that they have a right of appraisal and provide stockholders with a copy of Section 262 of the Delaware Act ("Section 262"). This Joint Proxy Statement/Prospectus constitutes that notice. If holders of American Common Stock do not follow the procedures set out below and in Annex D, they will lose their appraisal right.

    Under Section 262, absent an agreement between American and holders of American Common Stock as to "fair value," such "fair value" will be determined in judicial proceedings, the result of which cannot be predicted.

    ALL REFERENCES IN THIS SUMMARY AND IN SECTION 262 TO A "STOCKHOLDER" OR TO A "HOLDER" OF AMERICAN COMMON STOCK ARE TO THE RECORD HOLDERS OF THE AMERICAN COMMON STOCK AS TO WHICH APPRAISAL RIGHTS ARE

ASSERTED. A PERSON HAVING A BENEFICIAL INTEREST IN AMERICAN COMMON STOCK HELD OF RECORD IN THE NAME OF ANOTHER PERSON, SUCH AS A BROKER OR NOMINEE, MUST ACT PROMPTLY TO CAUSE THE RECORD HOLDER TO FOLLOW THE STEPS SUMMARIZED BELOW PROPERLY AND IN A TIMELY MANNER TO PERFECT HIS OR HER APPRAISAL RIGHT.

    A holder of American Common Stock wishing to exercise his or her appraisal right must deliver to American, before the vote on the Merger at the American Special Meeting, a written demand for appraisal of his or her American Common Stock and must not vote in favor of the Merger or consent thereto in writing. Because a duly executed proxy which does not contain voting instructions will, unless revoked, be voted for the Merger, a holder of American Common Stock who votes by proxy and who wishes to exercise his or her appraisal right must (i) vote against the Merger, or (ii) abstain from voting on the Merger. A vote against the Merger, in person or by proxy, will not in and of itself constitute a written demand for appraisal satisfying the requirements of Section 262, and a separate written demand for appraisal is required. In addition, a holder of American Common Stock wishing to exercise his or her appraisal right must be the record holder of such shares on the date the written demand for appraisal is made and must continue to hold such shares of record until the Effective Time.

    A demand for appraisal should be executed by or on behalf of the holder of record, fully and correctly, as his or her name appears on his or her stock certificates, and must state that the stockholder intends thereby to demand appraisal of his or her American Common Stock in connection with the Merger. If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the demand should be made in that capacity, and if the shares are owned of record by more than one person, as in a joint tenancy and tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including two or more joint owners, may execute a demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, the agent is agent for such owner or owners. A record holder such as a broker who holds American Common Stock as nominee for several beneficial owners may exercise appraisal rights with respect to the shares held for one or more beneficial owners while not exercising such rights with respect to the shares held for other beneficial owners; in such case, however, the written demand should set forth the number of shares as to which appraisal is sought and where no number of shares is expressly mentioned the demand will be presumed to cover all American Common Stock held in the name of the record owner. Stockholders who hold their American Common Stock in brokerage accounts or other nominee forms and who wish to exercise appraisal rights are urged to consult with their brokers to determine the appropriate procedures for the making of a demand for appraisal by such a nominee.

    All written demands for appraisal pursuant to Section 262 should be sent or delivered to American Exploration Company, 1331 Lamar, Suite 900, Houston, Texas 77010, Attention: Secretary. Written demands for appraisal pursuant to Section 262 must be received by American before the taking of the vote on the Merger, scheduled for October 14, 1997.

    Within ten days after the Effective Time, the Surviving Corporation of the Merger must notify each holder of American Common Stock who has complied with
Section 262 and has not voted in favor of or consented to the Merger of the date that the Merger has become effective. Within 120 days after the Effective Time, but not thereafter, the Surviving Corporation or any holder of American Common Stock who has so complied with Section 262 and is entitled to appraisal rights under Section 262 may file a petition in the Court of Chancery of the State of Delaware demanding a determination of the fair value of his or her American Common Stock. The Surviving Corporation will have no obligation to file such a petition, and neither American nor LDNG has any present intention to cause the Surviving Corporation to file such a petition. Accordingly, it is the obligation of the holders of American Common Stock to initiate all necessary action to perfect their appraisal rights within the time prescribed in Section 262.

    Any holder of American Common Stock who has complied with the requirements for exercise of appraisal rights will be entitled, upon written request, to receive from the Surviving Corporation a statement setting forth the aggregate number of American Common Stock not voted in favor of the

Merger and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares.

    If a petition for an appraisal is timely filed by a holder of American Common Stock, the Court of Chancery is empowered to conduct a hearing on such petition to determine those holders of American Common Stock who have complied with Section 262 and who have become entitled to appraisal rights thereunder. The Court of Chancery may require the holders of American Common Stock who demanded appraisal of their shares to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceeding; and if any stockholder fails to comply with such direction, the Court of Chancery may dismiss the proceedings as to such stockholder.

    After determining the holders entitled to appraisal, the Court of Chancery will appraise the "fair value" of their American Common Stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. Stockholders considering seeking appraisal should be aware that the fair value of their American Common Stock as determined in an appraisal proceeding under Section 262 could be more than, the same as or less than the Merger Consideration they would receive pursuant to the Merger if they did not seek appraisal of their shares, and that investment banking opinions as to fairness from a financial point of view are not necessarily opinions as to fair value under Section 262. The Delaware Supreme Court has stated the "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered in the appraisal proceeding. In addition, Delaware courts have decided that the statutory appraisal remedy, depending on factual circumstances, may or may not be a dissenter's exclusive remedy. The Court of Chancery will also determine the amount of interest, if any, to be paid upon the amounts to be received by persons whose shares of American Common Stock have been appraised.

    The costs of the appraisal action may be determined by the Court and taxed upon the parties as the Court deems equitable. Each party must bear his or her own other expenses of the proceeding, although the Court may order that all or a portion of the expenses incurred by any stockholder in connection with an appraisal, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts utilized in the appraisal proceeding, be charged against the value of all the American Common Stock entitled to be appraised.

    Any holder of American Common Stock who duly demands appraisal in compliance with Section 262 will not, after the Effective Time, be entitled to vote his or her shares for any purpose or be entitled to the payment of dividends or other distributions on those shares (except dividends or other distributions payable to holders of record as of a record date prior to the Effective Time).

    If any stockholder who demands appraisal of his or her American Common Stock under Section 262 fails to perfect, or effectively withdraws or loses, his or her right to appraisal, the shares of such stockholder will be converted into the right to receive the applicable consideration pursuant to the Merger Agreement as described herein (without interest). A stockholder will fail to perfect, or effectively loses or withdraws, his or her right to appraisal if no petition for appraisal is filed within 120 days after the Effective Time, or if the stockholder delivers to the Surviving Corporation a written withdrawal of his or her demand for appraisal and an acceptance of the Merger, except that any such attempt to withdraw made more than 60 days after the Effective Time will require the written approval of the Surviving Corporation and, once a petition for appraisal is filed, the appraisal proceeding may not be dismissed as to any holder absent Court approval.

    FAILURE TO FOLLOW THE STEPS REQUIRED BY SECTION 262 OF THE DELAWARE ACT FOR PERFECTING APPRAISAL RIGHTS MAY RESULT IN THE LOSS OF SUCH RIGHTS.

                                   THE MERGER

GENERAL

    The Merger Agreement provides for a business combination between LDNG and American in which American will be merged with and into LDNG. As a result of the Merger, American's separate existence will cease and LDNG, as the Surviving Corporation in the Merger, will continue its corporate existence under the laws of the State of Oklahoma and will succeed to all of the assets, rights, liabilities and obligations of American. The certificate of incorporation of LDNG, as in effect immediately prior to the Effective Time, will become the certificate of incorporation of the Surviving Corporation. The bylaws of LDNG, as in effect immediately prior to the Effective Time, will become the bylaws of the Surviving Corporation. In connection with the Merger, the holders of American Common Stock will be issued shares of LDNG Common Stock and cash in exchange for their American Common Stock and the holders of American Depositary Shares will be issued LDNG Depositary Shares in exchange for their American Depositary Shares. It is intended that the transaction be treated as a purchase for accounting purposes and as a reorganization under Section 368(a) of the Code for federal income tax purposes. The discussion in this Joint Proxy Statement/Prospectus of the Merger and the description of the principal terms and conditions of the Merger are subject to and qualified in their entirety by reference to the Merger Agreement, a copy of which is included as Annex A to this Joint Proxy Statement/Prospectus and which is incorporated into this Joint Proxy Statement/Prospectus by reference.

BACKGROUND OF THE MERGER

    In 1995, LDNG purchased oil and gas properties in the Sonora Area of Texas from American and affiliated partnerships for the purchase price of $86.6 million. Also in 1995, LDNG and American entered into an agreement to participate jointly in various exploration projects, including exploration in the Yoakum Gorge area in Lavaca County, Texas where they hold an aggregate 87.5% working interest in approximately 60,000 gross undeveloped acres. The companies drilled 10 wells in this project during 1996 and plan to drill 50 additional wells in 1997. As a result of these transactions, management of LDNG and American became familiar with each other. For information concerning results of one such well recently drilled in the Yoakum Gorge area, see "Summary--Recent Development."

    On April 28, 1997, John Hogan, the Chief Financial Officer of American, called Mark E. Monroe, President and Chief Executive Officer of LDNG, and suggested a meeting to discuss a possible combination of American and LDNG. Messrs. Monroe and Hogan met on May 1, 1997 and at that meeting LDNG and American agreed to exchange information about each other and to further evaluate the possible advantages and disadvantages of a business combination.

    LDNG and American executed a confidentiality agreement on May 5, 1997 and representatives of senior management of each company, including Simon Rich, the Chairman of LDNG, Mark Monroe, Richard Bross, Ronnie Irani, Jeff Bonney and Kevin White on behalf of LDNG, and Mark Andrews, Chairman and Chief Executive Officer of American, John Hogan, Elliott Pew, Cindy Gerow and Frank Murphy on behalf of American, met on May 19, 1997, at which time the parties provided each other with certain information about their business and properties. Subsequent meetings were held on May 23, during the week of May 26, and on June 2 during which such members of senior management of each company conducted further due diligence with respect to the business and properties of the other and discussed oil and gas reserve and net asset valuations. Management of LDNG also discussed the possible combination with representatives of S.A. Louis Dreyfus et Cie and on June 9, 1997, S.A. Louis Dreyfus et Cie indicated to management of LDNG its support of continued pursuit of a business combination with American.

    On June 10, 1997, Simon Rich met with Mark Andrews to discuss the proposed valuation of the two companies and the type and amount of consideration proposed to be paid to American's stockholders in the transaction. Mr. Andrews indicated a willingness to present an acquisition proposal to the American Board. Representatives of LDNG and American, principally Simon Rich and Mark Monroe of LDNG and

Mark Andrews and John Hogan of American, thereafter began discussions concerning the structure of the proposed transaction and the drafting and negotiation of the terms of the Merger Agreement.

    Between May 20 and June 24, 1997, representatives of senior management of LDNG, including Simon Rich, Mark Monroe, Ronnie Irani and Jeff Bonney, met individually or by telephone with members of the LDNG Board to apprise them of the proposed Merger and provided them with management's analyses of the reasons for the transaction and the anticipated consequences.

    On June 10, 1997, American retained Prudential Securities to render an opinion concerning the fairness of the Conversion Number and the Cash Consideration to the holders of American Common Stock from a financial point of view. On June 16, 1997, LDNG retained Salomon to render an opinion concerning the fairness, from a financial point of view, to LDNG of the consideration to be paid by LDNG in the Merger to the holders of American Common Stock.

    On June 18, 1997, the American Board, together with its legal and financial advisors, met to discuss the proposed business combination. At the meeting, members of American senior management, together with its legal and financial advisors, reviewed the background of the proposed Merger, the potential benefits of the Merger to the stockholders of American and the expected terms of the Merger Agreement. The American Board authorized management to continue to negotiate with representatives of LDNG.

    Between June 18 and 24, 1997, representatives of LDNG and American, principally Simon Rich and Mark Monroe of LDNG and Mark Andrews and John Hogan of American, negotiated the terms of the transaction and finalized the terms of the proposed Merger Agreement and the Stockholder Agreement.

    At a meeting of the American Board on June 24, 1997, members of American senior management, together with its legal and financial advisors, again reviewed the background of the proposed Merger, the potential benefits of the Merger to stockholders of American, financial and valuation analyses of the transaction and the final terms of the Merger Agreement. Prudential Securities delivered to the American Board its opinion that, based on the matters set forth in its opinion, the consideration to be received by the holders of American Common Stock pursuant to the Merger Agreement was fair to such holders from a financial point of view. Shearman & Sterling, special counsel to American, reviewed the other terms of the Merger Agreement with the American Board. After considering the presentation of American senior management and its financial and legal advisors and the presentation and opinion of Prudential Securities, as well as the factors discussed under "The Merger--Joint Reasons for the Merger" and "--Recommendation of the American Board and Reasons for the Merger," the American Board unanimously determined that the Merger is fair to, and in the best interests of, the stockholders of American, approved the Merger Agreement and the transactions contemplated thereby, authorized the officers of American to execute the Merger Agreement on behalf of American and approved a recommendation that the stockholders of American vote in favor of approval of the Merger and the Merger Agreement.

    At a meeting of the LDNG Board of Directors on June 24, 1997, members of LDNG senior management, together with its legal and financial advisors, reviewed the background of the proposed Merger, the strategic rationale and the potential benefits of the Merger to LDNG, financial and valuation analyses of the transaction, and the final terms of the Merger Agreement. Salomon delivered to the LDNG Board its opinion that, based on the matters set forth in its opinion, the consideration proposed to be paid by LDNG in exchange for the shares of American Common Stock pursuant to the Merger Agreement was fair to LDNG from a financial point of view. Crowe & Dunlevy, counsel to LDNG, reviewed the other terms of the Merger Agreement with the LDNG Board. After considering the presentation of LDNG senior management and its financial and legal advisors and the presentation and opinion of Salomon, as well as the factors discussed under "The Merger--Joint Reasons for the Merger" and "--Recommendation of the LDNG Board and Reasons for the Merger," the LDNG Board unanimously determined that the Merger is fair to, and in the best interests of, the stockholders of LDNG, approved the Merger Agreement and the transactions contemplated thereby, authorized the officers of LDNG to execute the

Merger Agreement on behalf of LDNG and approved a recommendation that the stockholders of LDNG vote in favor of the issuance of LDNG Common Stock pursuant to the Merger Agreement.

    In the late afternoon of June 24, 1997, officers of LDNG and American executed and delivered the Merger Agreement and Louis Dreyfus Natural Gas Holdings Corp., LDNG and American executed and delivered the Stockholder Agreement. The companies issued a joint press release announcing the execution of the Merger Agreement.

    At a meeting held on August 14, 1997, the American Board approved and by unanimous written consent effective August 14, 1997 the LDNG Board approved an amendment to the Merger Agreement. The Merger Agreement initially provided for the merger of American with and into a wholly-owned subsidiary of LDNG. However, the LDNG Board and the American Board, after consultations with management of the respective companies, determined that it would be desirable and in the best interests of the respective stockholders of LDNG and American that American be merged directly into LDNG in order, among other things, to facilitate the integration of the operations of American and LDNG after the Merger. On August 21, 1997, LDNG and American executed and delivered the First Amendment to the Merger Agreement providing for such change in the structure of the Merger.

    During its negotiations with LDNG, American neither sought nor received alternative proposals from third parties concerning a business combination or similar transaction.

JOINT REASONS FOR THE MERGER

    Over the past two years, American and LDNG have worked together closely on several projects. Through this association, each company has gained an appreciation for their complementary strengths. For LDNG, these strengths include a substantial, long-lived reserve base, a large inventory of low-risk development drilling locations, and strong oil and gas operating and product marketing capabilities. American, on the other hand, has a high quality, although shorter-lived reserve base, a substantial inventory of high potential exploratory prospects and strong prospect generating and technical skills.

    The Merger will combine the complementary strengths and create a larger and more balanced independent exploration and production company with a proved reserve base totaling approximately 1.2 Tcfe, production exceeding 300 MMcfe per day and substantial cash flow. The combined company will also have significant growth potential through a balance of low-risk development (an estimated 1,200 potential development locations) and higher-risk exploration drilling. The combined company will also have an improved balance sheet, higher cash flow and the financial resources to maintain an aggressive drilling program and pursue new opportunities. In addition, the combined company will have a significantly increased public share float which is expected to improve trading liquidity.

RECOMMENDATION OF THE LDNG BOARD AND REASONS FOR THE MERGER

    The LDNG Board believes that the terms of the Merger are fair to, and in the best interests of, LDNG and its stockholders and has unanimously approved the Merger Agreement and the Merger. The LDNG Board unanimously recommends that the holders of LDNG Common Stock vote for approval of the Merger Agreement and the Merger.

    In reaching its decision to recommend approval of the Merger, the LDNG Board considered a number of factors, including the following:

    GEOGRAPHIC CONCENTRATION. One of LDNG's strategic objectives is to concentrate its activities in core geographic areas in which it has experience and expertise. Such geographic concentration permits LDNG to achieve economies of scale and efficiencies in connection with its drilling, production and marketing operations. There is substantial overlap between the LDNG and American oil and gas properties. Approximately 70% of American's proved reserves are located in, or in close proximity to, geographic locations in which LDNG already own proved reserves, primarily in the Gulf Coast and Mid-Continent regions. In addition, LDNG and American are each participating in exploration projects in South Texas and in the Cotton Valley Reef Trend in East Texas.

    EXPLORATION POTENTIAL AND STAFF. LDNG has recently expanded its exploration activity in order to enhance the potential for increasing shareholder value. In 1997, LDNG has budgeted $25 million or 25% of its capital budget for exploration. The continued growth of LDNG's exploration program is dependent upon LDNG's ability to acquire desirable prospects and employ qualified personnel. The Merger affords LDNG access to American's existing base of exploratory prospects and qualified technical staff, including Elliott Pew, Senior Vice President--Exploration of American who has agreed to continue his employment with LDNG following the Merger. American has a significant emphasis on exploration focusing on three major areas: South Texas, the Cotton Valley Reef Trend in East Texas and Texas state waters. In 1997, American has budgeted $50 million or 62% of its total capital budget for exploration activities. On a pro forma combined basis, the exploration budget would be 42% of LDNG's total capital budget. In addition to a joint project at Yoakum Gorge, American has a significant position in offshore Gulf of Mexico properties in Texas state waters and in the Cotton Valley Reef Trend in east Texas which are believed to have substantial exploration and exploitation potential. Management of LDNG has reviewed the potential of American's exploratory prospects and believes it is significant. LDNG also expects to retain a significant portion of the American technical staff in Houston to assist it with the evaluation and management of the increased drilling activity as a result of the Merger. Management of LDNG believes that the technical staff of American has extensive experience in prospect evaluation, drilling and development.

    RESERVE LIFE AND PROPERTY MIX CONSIDERATIONS. LDNG's existing properties have a Reserve Life of 13.2 years at year end 1996. American's Reserve Life at year end 1996 was approximately 7.7 years, and on a pro forma basis LDNG's Reserve Life would be 11.5 years of as of December 31, 1996. LDNG's management believes that the addition of American's shorter life reserve and production profile improves LDNG's property mix and cash flow available for reinvestment. At year end 1996, LDNG's proved reserves were approximately 86% natural gas, whereas American's proved reserves at such date were approximately 66% natural gas. On a pro forma basis, LDNG's reserves would be approximately 82% natural gas, consistent with LDNG's long-term strategy. The slightly higher percentage of oil reserves reduces somewhat LDNG's dependence on natural gas prices.

    SIZE, STOCK LIQUIDITY AND MARKET FOLLOWING. Management of LDNG also believes the Merger is attractive because it will increase the size of LDNG's operations and property value and potentially improve the trading characteristics of the LDNG Common Stock by increasing its stockholder base. On a pro forma basis, LDNG will have approximately 1.2 Tcfe of reserves producing approximately 300 MMcfe per day. In addition, the Merger will increase the number of publicly held outstanding shares of LDNG Common Stock from approximately 7.2 million to 18.5 million. The increase in common shares outstanding should improve the liquidity of the LDNG Common Stock. The combination of increased size and broader base of stockholders is expected to enhance LDNG's ability to attract additional coverage from research analysts.

    FINANCIAL CONSIDERATIONS. The LDNG Board considered the anticipated effects of the Merger on its balance sheet and financial condition, earnings, cash flows and operating ratios. See "Unaudited Pro Forma Financial Statements." On a pro forma basis as of June 30, 1997, the Merger is expected to decrease LDNG's long term debt as a percentage of its total capitalization from 54% to 51%. This improvement is expected to enhance LDNG's financial flexibility and improve its ability to borrow additional funds for future acquisition or other purposes. American's operating costs of $0.77 per Mcfe for the year ended December 31, 1996 are higher than LDNG's operating costs of $0.59 per Mcfe for the same period. However, American's 1996 operating costs were significantly improved from the 1995 operating cost level of $0.85 per Mcfe. On a pro forma basis, LDNG's 1996 operating costs are $0.62 per Mcfe. LDNG management expects to take actions to reduce American's operating costs to a level more consistent with LDNG's historical results by consolidating field operations, implementing LDNG cost control systems, and by more aggressive exploitation of American's proved property base. The Merger will be dilutive to LDNG's earnings per share. On a pro forma basis, LDNG's earnings for the year ended December 31, 1996 and the six months ended June 30, 1997 (which exclude a one-time non-recurring impairment charge expected to be recorded at consummation of the Merger) are $5.2 million ($0.09 per share) and $12.5 million ($0.30 per share), respectively, compared to LDNG's historical earnings for the same periods of $21.1 million ($0.76 per share) and $18.2 million ($0.66 per share), respectively. SUCH UNAUDITED PRO FORMA EARNINGS PER SHARE INFORMATION HAS BEEN PREPARED PURSUANT TO REGULATIONS PRESCRIBED BY THE SECURITIES AND EXCHANGE COMMISSION. IT DOES NOT CONSIDER THE EFFECTS OF THE COST REDUCTION AND FINANCING PLANS OF MANAGEMENT EXPECTED TO BE IMPLEMENTED AFTER CLOSING, NOR DOES IT INCLUDE THE EFFECTS OF CERTAIN PURCHASE ACCOUNTING ADJUSTMENTS EXPECTED TO BE RECORDED AT CLOSING. THE FINANCIAL IMPACT OF SUCH PLANS AND PURCHASE ACCOUNTING ADJUSTMENTS IS EXPECTED TO BE MATERIAL. THESE ARE DESCRIBED IN THE FOOTNOTES TO THE UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS INCLUDED ELSEWHERE IN THIS JOINT PROXY STATEMENT/PROSPECTUS. The decrease in earnings and earnings per share is primarily the result of the increase in depreciation, depletion and amortization expected to be incurred as a result of the transaction. However, management of LDNG believes that the potential negative effect of the Merger on earnings is outweighed by other benefits of the Merger to LDNG.

    APPROVAL OF PRINCIPAL STOCKHOLDER. The LDNG Board considered the fact that Louis Dreyfus Natural Gas Holdings Corp., which holds approximately 72% of the outstanding shares of LDNG Common Stock, had indicated its approval of the Merger and had agreed to execute the Stockholder Agreement to vote in favor of the Merger.

    OPINION OF SALOMON. The LDNG Board considered the opinion rendered by Salomon that as of the date of such opinion, the consideration to be paid in the Merger by LDNG to the holders of American Common Stock was fair, from a financial point of view, to LDNG.

    The foregoing discussion of the information and factors considered by the LDNG Board is not intended to be exhaustive but it is believed to include the material factors considered by the LDNG Board. In reaching its determination to approve and recommend the Merger, the LDNG Board did not assign any relative or specific weights to the foregoing factors, and the individual directors may have given different weights to different factors.

OPINION OF FINANCIAL ADVISOR TO LDNG

    LDNG engaged Salomon to render its opinion as to the fairness, from a financial point of view, to LDNG of the consideration to be paid by LDNG to the holders of American Common Stock in the Merger. On June 24, 1997, in connection with the LDNG Board's evaluation of the Merger Agreement and the contemplated transaction, Salomon delivered its opinion that, as of such date and subject to certain assumptions, factors and limitations as described below, the consideration to be paid by LDNG in the Merger to the holders of American Common Stock was fair, from a financial point of view, to LDNG. A copy of the opinion of Salomon (the "Opinion"), which sets forth assumptions made, procedures followed, matters considered and limitations on the review by Salomon in rendering the Opinion, is attached as Annex B to this Joint Proxy Statement/Prospectus and is incorporated herein by reference. The summary of the Opinion set forth in this Joint Proxy Statement/Prospectus is qualified in its entirety by reference to the full text of such Opinion. STOCKHOLDERS OF LDNG ARE URGED TO READ CAREFULLY THE OPINION IN ITS ENTIRETY.

    As described elsewhere herein under "The Merger--Background of the Merger," the Merger Agreement, as executed and delivered on June 24, 1997, contemplated the merger of American with and into a wholly owned subsidiary of LDNG. Subsequent to June 24, 1997, the Merger Agreement was amended to provide for the Merger of American directly into LDNG rather than a wholly owned subsidiary. The consideration to be paid by LDNG in the Merger to the holders of American Common Stock was not affected by such amendment. The Opinion of Salomon was rendered prior to the amendment of the Merger Agreement and all references to the Merger therein and in the summary of the Opinion contained herein necessarily relate to the Merger as contemplated prior to such amendment.

LDNG has not requested that Salomon update the Opinion to take into account the amendment to the Merger Agreement because LDNG does not believe that such amendment and the resulting change in the structure of the Merger has any material effect on the financial terms of the Merger or the fairness, from a financial point of view, to LDNG of the consideration to be paid by LDNG to the holders of American Common Stock in the Merger.

    No limitations were imposed by LDNG on the scope of the investigation or the procedures to be followed by Salomon in rendering the Opinion. Salomon was not requested to and did not make any recommendation to the LDNG Board as to the form or amount of the consideration to be paid for the American Common Stock in the Merger, which was determined through arm's-length negotiations between LDNG and American. In arriving at the Opinion, Salomon did not ascribe a specific range of values to American, but made a determination as to the fairness, from a financial point of view, to LDNG of the consideration to be paid to the stockholders of American on the basis of the financial and comparative analyses summarized below. The Opinion is for the use and benefit of the LDNG Board in connection with its consideration of the Merger and does not constitute a recommendation concerning how holders of LDNG Common Stock should vote with respect to the issuance of LDNG Common Stock and other securities in connection with the Merger. The Opinion does not address LDNG's underlying business decision to effect the Merger.

    In connection with rendering the Opinion, Salomon, among other things: (i) reviewed the principal financial terms of the Merger set forth in the June 20, 1997 draft of the Merger Agreement, in the form provided to Salomon; (ii) reviewed certain publicly available information concerning LDNG; (iii) reviewed certain publicly available information concerning American; (iv) reviewed certain publicly available information concerning the industry in which LDNG and American operate; (v) reviewed and analyzed certain financial forecasts and other non-public financial and operating data concerning the businesses and operations of LDNG and American that were provided to Salomon by the managements of LDNG and American, respectively; (vi) reviewed certain reserve and reserve production estimates for American prepared by American, (vii) reviewed certain reserve and reserve production estimates for LDNG prepared by LDNG, (viii) reviewed and analyzed certain publicly available information with respect to certain other companies that Salomon believed to be comparable in certain respects to LDNG and American and the trading markets for such other companies' securities; (ix) reviewed and analyzed certain publicly available and other information concerning the trading of, and the trading market for, the LDNG Common Stock and the American Common Stock; (x) reviewed the financial terms of certain recent business combinations and acquisition transactions Salomon deemed reasonably comparable to the Merger and otherwise relevant to its inquiry; (xi) analyzed certain information concerning cost savings and combination benefits expected to result from the Merger that was provided to Salomon by the management of LDNG and (xii) considered such other information, financial studies, analyses, investigations and financial, economic, market and trading criteria as Salomon deemed relevant to its inquiry. Salomon also discussed the foregoing with certain management of LDNG and American, including the past and current business operations, financial condition and prospects of LDNG and American, respectively, as well as other matters Salomon believed relevant to its inquiry. The Opinion was necessarily based upon conditions as they existed and could be evaluated as of the date of the Opinion. Salomon does not have any obligation to update, revise or reaffirm its opinion.

    In arriving at its Opinion, Salomon assumed and relied upon the accuracy and completeness of the financial and other information reviewed by it for the purpose of the Opinion and did not assume any responsibility for independent verification of such information. With respect to the operating and financial forecasts of LDNG and American, Salomon assumed that such forecasts were reasonably prepared on bases reflecting the best currently available estimates and judgments of the respective managements of LDNG and American, as the case may be, and Salomon expressed no opinion with respect to such forecasts or the assumptions on which they are based. In arriving at its Opinion, Salomon did not assume any responsibility for conducting any independent evaluation or appraisal of the assets (including properties and facilities) or liabilities of LDNG or American.

    In connection with its presentation to the LDNG Board on June 24, 1997, and in advising the LDNG Board of its opinion, Salomon performed a variety of financial and comparative analyses, as summarized below. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, an opinion is not readily susceptible to summary description. Furthermore, in arriving at the Opinion, Salomon did not attribute any particular weight to any analysis and factor considered by Salomon. Accordingly, Salomon believes that its analyses must be considered as a whole and that considering any portion of such analyses and of the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying the Opinion. In its analyses, Salomon made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of LDNG and American. Any estimates contained in its analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth therein. In addition, analyses relating to the value of businesses do not purport to be appraisals or to reflect the prices at which businesses may actually be sold.

    PURCHASE PRICE ANALYSIS. Salomon noted that the terms of the Merger indicated an implied purchase price for each share of American Common Stock of $15.42, based on an exchange ratio of 0.72 of a share of LDNG Common Stock per share of American Common Stock, a $17.25 per share price for LDNG Common Stock and cash consideration of $3.00 per share of American Common Stock. When conducting its analyses and evaluating the fairness of the transaction, from a financial point of view, to LDNG, Salomon compared this implied purchase price to recent public trading prices for American Common Stock and reviewed the multiples of (i) Firm Value (defined as market value of equity plus debt and preferred stock minus cash) to EBITDAX (defined as income before interest, income taxes, depreciation, depletion and amortization, impairments and exploration costs), as estimated for 1997 and 1998, (ii) Firm Value to proved and proved plus probable reserves and (iii) equity market value to cash flow from operations before changes in working capital ("Cash Flow"), as estimated for 1997 and 1998, represented by this implied purchase price.

    DISCOUNTED CASH FLOW ANALYSES. Using a discounted cash flow analysis, Salomon estimated the present value of the future cash flows that American could be expected to generate from April 1, 1997 and beyond based on: (a) reserve report information provided by American for proved reserves and the associated production profile; (b) projected production profiles for development (probable) and exploration properties, and (c) oil pricing scenarios using oil futures prices as published by MERC through 2003, escalated at 3% thereafter, and gas pricing scenarios using gas futures prices as published by NYMEX through 2003, escalated at 3% thereafter. Based on Salomon's analysis of the weighted average costs of capital ("WACCs") for comparable companies, Salomon used WACCs ranging from 10% to 12% in its analysis. Salomon also assigned risk factor ranges for proved, probable and exploratory reserves of 95-100%, 40-60% and 10-15%, respectively. Using a 10% WACC, the estimated net present value of the future cash flows that could be expected to be generated from such reserves ranged from $322 million to $377 million. Using this analysis and adding estimated value for undeveloped acreage and other assets, and deducting estimated market values for long term debt, other liabilities and preferred stock, Salomon arrived at a net asset value range for American of $12.61 to $16.11 per share.

    Salomon also estimated the present value of the future cash flows that LDNG could be expected to generate from April 1, 1997 and beyond based on: (a) reserve report information provided by LDNG for proved reserves and the associated production profile; (b) projected production profiles for development (probable) and exploration properties, and (c) oil pricing scenarios using oil futures prices as published by MERC through 2003, and gas pricing scenarios using gas futures prices as published by NYMEX through 2003, escalated at 3% thereafter. Based on Salomon's analysis of WACCs for comparable companies, Salomon used WACCs ranging from 10% to 12% in its analysis. Salomon also assigned risk factor ranges for proved, probable and exploratory reserves of 95-100%, 40-60% and 10-15%, respectively. Using a 10% WACC, the estimated net present value of the future cash flows that could be expected to be generated from such reserves ranged from $900 million to $1,013 million. Using this analysis and adding estimated value for undeveloped acreage and other assets, and deducting estimated market values for long term debt, other liabilities and preferred stock, Salomon arrived at a net asset value range for LDNG of $15.81 to $19.86 per share.

    ANALYSIS OF SELECTED PUBLICLY TRADED COMPARABLE COMPANIES. Salomon examined the trading history of the LDNG Common Stock and the American Common Stock in terms of both price and volume during the period from January 1, 1996 through June 20, 1997. Using publicly available information, Salomon also compared selected financial data of LDNG and American with similar data of selected publicly-traded companies engaged in the businesses considered by Salomon to be comparable to those of LDNG and American in both the Mid-Continent and Gulf of Mexico Regions (the "Comparable Companies"). Specifically, for the Mid-Continent Region, Salomon included in its review Barrett Resources Corp., Comstock Resources, Inc., Cross Timbers Oil Co., Devon Energy Corp., Hugoton Energy Corp., KCS Energy, Inc., Parker and Parsley Petroleum Co., Swift Energy Co. and Vintage Petroleum Inc. For the Gulf of Mexico Region, Salomon included in its review Flores & Rucks, Inc., Forcenergy Inc., The Houston Exploration Co., Newfield Exploration Co. and Stone Energy Corp. An analysis of the ratio of Firm Value at March 31, 1997 to estimated 1997 EBITDAX resulted in a median value of
6.2 times for the Comparable Companies in the Mid-Continent Region, a median value of 5.7 times for the Comparable Companies in the Gulf of Mexico Region and values of 5.7 times and 5.3 times for LDNG and American, respectively. The ratio of Firm Value to estimated 1998 EBITDAX resulted in a median value of 5.5 times for the Comparable Companies in the Mid-Continent Region, a median value of 4.6 times for the Comparable Companies in the Gulf of Mexico Region and values of
5.8 times and 4.5 times for LDNG and American, respectively. An analysis of the ratio of equity market value at June 20, 1997 to estimated 1997 Cash Flow resulted in a median value of 5.6 times for the Comparable Companies in the Mid-Continent Region, a median value of 5.4 times for the Comparable Companies in the Gulf of Mexico Region and values of 4.2 times and 4.1 times for LDNG and American, respectively. The ratio of equity market value at June 20, 1997 to estimated 1998 Cash Flow resulted in a median value of 5.1 times for the Comparable Companies in the Mid-Continent Region, a median value of 4.2 times for the Comparable Companies in the Gulf of Mexico Region and values of 4.2 times and 3.6 times for LDNG and American, respectively. The ratio of Firm Value to proved reserves, in terms of dollars per Mcfe of proved reserves ("$/Mcfe"), resulted in a median value of $1.02/Mcfe for the Comparable Companies in the Mid-Continent Region, a median value of $1.84/Mcfe for the Comparable Companies in the Gulf of Mexico Region and values of $0.82/Mcfe and $1.25/Mcfe for LDNG and American, respectively.

    Salomon calculated a range of implied public market equity values per share of American Common Stock by performing an analysis that applied multiples, selected based on considerations such as the respective median values for the Comparable Companies and Salomon's knowledge of American and the industry, to American's estimates of 1997 and 1998 Cash Flow, 1997 and 1998 EBITDAX and 1996 reserves. Using these considerations, Salomon applied ratios ranging from 5.5 times to 6.5 times for 1997 EBITDAX, 4.5 times to 5.5 times for 1998 EBITDAX,
5.0 times to 6.0 times for 1997 Cash Flow and 4.0 times to 5.0 times for 1998 Cash Flow and derived an implied public market equity value range for American Common Stock of $15.00 to $18.00 per share as compared to a trading price of $13.00 per share of American Common Stock as of June 20, 1997.

    Salomon also calculated a range of implied public market equity values per share of LDNG Common Stock by performing an analysis that applied multiples, selected based on considerations such as the respective median values for the Comparable Companies and Salomon's knowledge of LDNG and the industry, to LDNG's estimates of 1997 and 1998 Cash Flow, 1997 and 1998 EBITDAX and 1996 reserves. Using these considerations, Salomon applied ratios ranging from 5.5 times to 6.5 times for 1997 EBITDAX, 4.5 times to 5.5 times for 1998 EBITDAX, 5.0 times to
6.0 times for 1997 Cash Flow and 4.5 times to 5.5 times for 1998 Cash Flow and derived an implied public market equity value range for LDNG Common Stock of $18.00 to $21.00 per share as compared to a trading price of $17.25 per share of LDNG Common Stock as of June 20, 1997.

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
    Because of the inherent differences between the businesses, operations and prospects of LDNG and American and the businesses, operations and prospects of the Comparable Companies, Salomon believes that a purely quantitative comparable company analysis, without considering qualitative judgments concerning differences between the financial and operating characteristics of LDNG, American and the Comparable Companies that would affect the public trading values of LDNG, American and such other companies, would not be particularly meaningful in the context of the Merger.

    ANALYSIS OF SELECTED COMPARABLE TRANSACTIONS. Salomon reviewed the prices paid, to the extent publicly available, in selected acquisition transactions which involved certain oil and gas companies similar to American and which took place in 1996 and 1997. Salomon included in its review the following transactions: Mesa Inc./WMC Ltd., Bellwether Exploration Co./Torch Energy Advisors Inc., Comstock Resources, Inc./Black Stone Oil Co., et al., Contour Production Co. LLP/Kelley Oil & Gas Corp., Devon Energy Corp./Kerr-McGee Corp., Enron Capital & Trade Resources Corp./CALPERS/Hardy Oil & Gas PLC, HS Resources, Inc./Tide West Oil Co., Hunt Petroleum of Texas, Inc./W&T Offshore Inc./The Columbia Gas System, Inc., KCS Energy, Inc./MidAmerican Energy Co. (a subsidiary of MidAmerican Energy Holdings Co.)(InterCoast Energy Co.), Lomak Petroleum, Inc./American Cometra, Inc., National Energy Group, Inc./Alexander Energy Corp., and Noble Affiliates, Inc. (Sub. Samedan Oil Corp.)/Energy Development Corp. (Public Service Electric & Gas Co.) (the "Comparable Transactions"). Salomon reviewed the multiples paid in the Comparable Transactions of transaction value and adjusted transaction value (transaction value adjusted to exclude working capital and other non-oil and gas assets) to the acquired companies' respective proved reserves in terms of $/Mcfe based on a 6 to 1 gas to oil conversion ratio. For the Comparable Transactions, an analysis of the ratio of transaction values to proved reserves resulted in a median value of $1.03/Mcfe, and an analysis of the ratio of adjusted transaction values to proved reserves resulted in a median value of $0.96/Mcfe. For the Merger, an analysis of the ratio of transaction value to proved reserves resulted in a value of $1.41/Mcfe, and an analysis of the ratio of adjusted transaction value to proved reserves resulted in a value of $1.32/Mcfe.

    Salomon calculated a range of implied private market equity values per share of American Common Stock by performing an analysis that applied multiples, selected based on considerations such as the respective median values for the Comparable Transactions and Salomon's knowledge of American and the industry, to American's proved reserves. Using these considerations, Salomon applied multiples ranging from $1.10/Mcfe to $1.50/Mcfe for the transaction value analysis and from $0.95/Mcfe to $1.25/Mcfe for the adjusted transaction value analysis and derived a private market equity value range for American Common Stock of $13.00 to $17.00 per share.

    Salomon also calculated a range of implied private market equity values per share of LDNG Common Stock by performing an analysis that applied multiples, selected based on considerations such as the respective median values for the Comparable Transactions and Salomon's knowledge of LDNG and the industry, to LDNG's proved reserves. Using these considerations, Salomon applied multiples ranging from $0.70/Mcfe to $1.00/Mcfe for the transaction value analysis and from $0.75/Mcfe to $0.95/Mcfe for the adjusted transaction value analysis and derived a private market equity value range for LDNG Common Stock of $16.00 to $23.00 per share.

    Because the market conditions, rationale and circumstances surrounding each of the transactions analyzed were specific to each transaction and because of the inherent differences between the businesses, operations and prospects of LDNG, American and the acquired businesses analyzed, Salomon believes that it is inappropriate to rely solely on the quantitative results of the analysis without also making qualitative judgments concerning differences between the characteristics of the Comparable Transactions and the Merger that would affect the acquisition values of American, LDNG and such acquired companies.

    CONTRIBUTION ANALYSIS. Based on projections supplied to Salomon by the managements of LDNG and American, Salomon compared the contributions of each of LDNG and American to combined Firm Value and to reserves, annual production, revenue, EBITDAX and Cash Flow. The analysis did not assume the realization of any cost savings or synergies from the Merger. The analysis indicated a combined company Firm Value of $1,141 million with a 70.9% and 29.1% contribution from LDNG and American, respectively, a combined company equity value of $723.4 million with a 66.5% and 33.5% contribution from LDNG and American, respectively, and that LDNG's contribution to the combined company for the latest twelve month period, 1997 and 1998 would be (i) as to reserves, 80.8% in terms of Bcfe for 1996; (ii) as to production, 69.4% in terms of Bcfe for 1996; (iii) as to revenue, 71.1%, 70.8% and 66.4%, respectively; (iv) as to EBITDAX, 74.3%, 73.2% and 68.3%, respectively; and (v) as to Cash Flow, 69.4%, 69.7% and 66.6%, respectively.

    Salomon is an internationally recognized investment banking firm that provides financial services in connection with a wide range of business transactions. As part of its business, Salomon regularly engages in the valuation of companies and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and other purposes. LDNG retained Salomon based on Salomon's expertise in the valuation of companies and because of its substantial experience in transactions similar to the Merger.

    In connection with Salomon's services as financial advisor to LDNG, LDNG has agreed to pay Salomon as compensation for its services a fee in the amount of $125,000 upon rendering the Opinion, and an additional $125,000 upon filing of the Joint Proxy Statement/Prospectus. LDNG has also agreed to reimburse Salomon for certain reasonable out-of-pocket expenses incurred in connection with the Merger (including reasonable fees and expenses of its legal counsel) and to indemnify Salomon and certain related persons against certain liabilities and expenses in connection with the Merger, including certain liabilities under the federal securities laws.

    Salomon has previously rendered certain investment banking and financial advisory services to LDNG. In the ordinary course of business, Salomon may actively trade the securities of American and LDNG for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.

RECOMMENDATION OF THE AMERICAN BOARD AND REASONS FOR THE MERGER

    The American Board believes that the terms of the Merger are fair to, and in the best interests of, American and its stockholders and has unanimously approved the Merger Agreement and the Merger. The American Board unanimously recommends that American's stockholders vote for approval of the Merger Agreement and the Merger.

    In reaching its decision to recommend approval of the Merger, the American Board considered a number of factors, including the following:

    GROWTH STRATEGY. The American Board considered how the various aspects of combining with LDNG would achieve the expansion and growth strategies that the American Board had established, particularly, increasing reserves, production and cash flow by expanding into new core areas that would provide a large inventory of reinvestment projects. The American Board believes that the complementary nature of the two companies will provide a strong foundation for a successful growth strategy.

    CHARACTERISTICS OF LDNG. The American Board considered many aspects of LDNG to be attractive in the context of a merger with American, specifically the high level of operational control, the strong operating and marketing skills, a large inventory of low-risk development drilling prospects, the concentration of reserves, the location of the properties and the long-lived nature of its reserves. The American Board believes that these four factors combine to give reinvestment projects on these properties a better chance of success. The combined companies will hold interests in approximately 100,000 gross acres in the Cotton Valley Reef Trend of East Texas where American is currently drilling its first reef prospect in the Bear Grass area, with a working interest of 63%. The combined companies will also hold interests in 50 exploration blocks in the Gulf of Mexico totaling approximately 103,000 gross undeveloped acres, with a particularly strong position in the Texas state waters area.

    BENEFITS OF A LARGER ENTERPRISE. The combined company will be a substantially larger enterprise than American and will have a larger market capitalization. The American Board considered that the Merger would create a substantial pool of reserves and production capacity, and considered the benefits of the potential economies of scale that might arise. In particular, the American Board considered the benefits of purchasing power and operational synergies and the fact that the combined entity should produce significantly greater cash flows than American, which should be available to the combined entity for growth through acquisitions, development and exploration. The American Board also considered that American's stockholders should enjoy enhanced liquidity as a result of the increased visibility expected to result from heightened market research and institutional investor focus on a larger combined entity. In addition, the American Board considered that the combined company would form an entity with the resources and scale to pursue growth opportunities and attract a broader range of investors.

    MANAGEMENT. A strong management team drawn from both American and LDNG will manage the combined entity. These managers have complementary skills that are expected to facilitate the accomplishment of the Merger in an efficient and cooperative manner and to enhance the ability of the combined entity to succeed in its new role as one of the larger independent oil and gas companies. The American Board also considered that three directors from the American Board will join the LDNG Board.

    FINANCIAL. The American Board reviewed a financial analysis of the impact of the Merger on the balance sheet and cash flow of the combined company. The American Board considered the fact that, as a result of the Merger, the credit ratios of the combined entity are expected to be better than those of American as a separate entity. The American Board considered the primary potential benefits of better credit ratios to be a lower cost of capital and a greater ability to withstand downturns in commodity prices and business cycle.

    MERGER AGREEMENT. The American Board considered the terms and conditions of the Merger Agreement, including without limitation, the consideration to be received by American stockholders in the Merger and the stockholder approval requirements of the Merger Agreement, American's ability to provide information to other potential acquirors who make unsolicited acquisition proposals and American's ability to terminate the Merger Agreement and pay certain fees to LDNG in order to enter into another transaction that is more favorable to American's stockholders from a financial point of view. See "The Merger Agreement."

    OPINION OF FINANCIAL ADVISOR. The American Board considered the opinion rendered by Prudential Securities that the Conversion Number and Cash Consideration are fair to holders of American Common Stock from a financial point of view.

    MERGER CONSIDERATION PREMIUM. The American Board considered that the merger consideration to be paid by LDNG represented a premium over the market value of American's Common Stock.

    STOCKHOLDER AGREEMENT. The American Board also considered the terms of the agreement of Louis Dreyfus Natural Gas Holdings Corp., which holds approximately 72% of the outstanding shares of LDNG Common Stock, to vote in favor of the Merger and thereby ensuring the vote of LDNG stockholders in favor of the Merger.

    OTHER RELATIONSHIPS. The American Board considered the fact that American and LDNG are currently partners in the Yoakum Gorge Wilcox project in south Texas where they hold an aggregate 87.5 percent working interest in approximately 60,000 gross acres. Approximately 50 exploratory wells are planned in 1997 in the Yoakum Gorge area, including several high potential tests to the Lower Wilcox formation. For information concerning results of one such well recently drilled in the Yoakum Gorge area, see "Summary--Recent Development."

    TAX CONSEQUENCES. The American Board considered the treatment of the Merger as a tax free exchange of American Common Stock for LDNG Common Stock for federal income tax purposes, except to the extent of the Cash Consideration received.

    The foregoing discussion of the information and factors considered by the American Board is not intended to be exhaustive but it is believed to include the material factors considered by the American Board. In reaching its determination to approve and recommend the Merger, the American Board did not assign any relative or specific weights to the foregoing factors, and the individual directors may have given different weights to different factors.

OPINION OF FINANCIAL ADVISOR TO AMERICAN

    In its role as financial advisor to American, Prudential Securities was requested by the American Board to render an opinion as to the fairness of the Conversion Number and the Cash Consideration, from a financial point of view, to holders of American Common Stock in connection with the acquisition of American pursuant to the Merger Agreement. No limitations were imposed upon Prudential Securities by the American Board with respect to the review undertaken or the procedures followed in rendering such opinion. Prudential Securities delivered its written opinion dated as of June 24, 1997 (the "Prudential Securities Opinion") to the American Board to the effect that, as of such date, the Conversion Number and the Cash Consideration were fair, from a financial point of view, to the holders of American Common Stock.

    As described elsewhere herein under "The Merger--Background of the Merger," the Merger Agreement, as executed and delivered on June 24, 1997, contemplated the merger of American with and into a wholly owned subsidiary of LDNG. Subsequent to June 24, 1997, the Merger Agreement was amended to provide for the Merger of American directly into LDNG rather than a wholly owned subsidiary. The consideration to be paid by LDNG in the Merger to the holders of American Common Stock was not affected by such amendment. The Prudential Securities Opinion was rendered prior to the amendment of the Merger Agreement and all references to the Merger therein and in the summary of the Prudential Securities Opinion contained herein necessarily relate to the Merger as contemplated prior to such amendment. American has not requested that Prudential Securities update the Prudential Securities Opinion to take into account the amendment to the Merger Agreement because American does not believe that such amendment and the resulting change in the structure of the Merger has any material effect on the financial terms of the Merger or the fairness, from a financial point of view, to the holders of American Common Stock of the consideration to be paid by LDNG to the holders of American Common Stock in the Merger.

    THE FULL TEXT OF THE PRUDENTIAL SECURITIES OPINION, WHICH SETS FORTH THE ASSUMPTIONS MADE, THE MATTERS CONSIDERED AND THE LIMITATIONS ON THE REVIEW UNDERTAKEN, IS SET FORTH AS ANNEX C TO THIS JOINT PROXY STATEMENT/ PROSPECTUS. STOCKHOLDERS OF AMERICAN ARE URGED TO READ SUCH OPINION IN ITS ENTIRETY. THE PRUDENTIAL SECURITIES OPINION IS DIRECTED ONLY TO THE FAIRNESS OF THE CONVERSION NUMBER AND THE CASH CONSIDERATION AND DOES NOT ADDRESS ANY OTHER TERMS OF THE MERGER. THE PRUDENTIAL SECURITIES OPINION WAS DELIVERED FOR THE INFORMATION OF THE AMERICAN BOARD AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY STOCKHOLDER OF AMERICAN AS TO HOW SUCH STOCKHOLDER SHOULD VOTE AT THE AMERICAN SPECIAL MEETING. THE SUMMARY OF THE PRUDENTIAL SECURITIES OPINION SET FORTH IN THIS JOINT PROXY STATEMENT/PROSPECTUS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION.

    In conducting its analysis and rendering the Prudential Securities Opinion, Prudential Securities among other things: (i) reviewed the Merger Agreement;
(ii) reviewed certain publicly available historical financial and operating data of American and LDNG, including certain public filings of each of American and LDNG; (iii) reviewed with American and LDNG management certain information relating to American and LDNG, including financial forecasts, prospects and business plans for the fiscal years ending December 31, 1997 and 1998; (iv) reviewed certain schedules regarding gas and oil swaps and futures contracts entered into by LDNG provided by management of LDNG; (v) reviewed evaluation reports of estimated oil and gas reserves of LDNG reviewed by Ryder Scott Company and certain supplemental reports relating to such reserves prepared by Netherland, Sewell & Associates, Inc., both of which are independent petroleum reserve engineers; (vi) discussed with senior management of American the results of the American due diligence review of LDNG; (vii) reviewed the reported prices and trading activity for the American Common Stock and the LDNG Common Stock, as well as the reported prices and trading activity for the common stock of certain publicly-traded companies Prudential Securities deemed reasonably similar to American and LDNG; (viii) reviewed financial and operating data of American and LDNG, as well as publicly available financial and operating data of certain publicly-traded companies which Prudential Securities deemed reasonably similar to American and LDNG; (ix) reviewed the financial terms and conditions of certain recent transactions in the oil and gas exploration and production industry which Prudential Securities deemed relevant; (x) analyzed certain pro forma financial projections for the combined company prepared by American; (xi) analyzed the pro forma impact of the Merger on cash flow from operations per share and earnings per share of LDNG; and (xii) reviewed such other financial studies, analyses and investigations as Prudential Securities deemed relevant to its opinion.

    The foregoing factors represent all of the material factors considered by Prudential Securities. The Prudential Securities Opinion was necessarily based upon information available to it, and on economic, financial, market and other conditions as they existed and could be evaluated on the date of the opinion. Although subsequent developments may affect its opinion, Prudential Securities does not have any obligation to update, revise or reaffirm the Prudential Securities Opinion.

    Prudential Securities expressed no opinion as to what the value of the LDNG Common Stock will be when issued pursuant to the Merger Agreement or the prices at which the LDNG Common Stock will trade after the Merger. In addition, the Prudential Securities Opinion does not evaluate the relative merits of the Merger as compared to any other strategic plan or business combination or opportunity which might be presented to American.

    In the course of its review and analysis Prudential Securities relied upon and assumed, without independent verification, the accuracy and completeness of all financial data and other information that was provided by American and LDNG, or that it obtained from documents publicly filed by those and other companies. With respect to financial forecasts furnished by American and LDNG, Prudential Securities assumed that the projections reflect the best currently available estimates and judgments of the senior management of American and LDNG, respectively, as to the future financial performance of American and LDNG. Prudential Securities did not undertake any independent analysis to verify the reasonableness of the assumptions underlying these forecasts. Prudential Securities neither made nor obtained any independent appraisals of the assets or liabilities of American or LDNG. Prudential Securities did not express any opinion with respect to legal or tax matters relating to the Merger Agreement. In preparing its opinion, Prudential Securities assumed that the Merger qualifies (i) as a tax-free transaction under the Internal Revenue Code of 1986, as amended, and (ii) for "purchase" accounting treatment.

    In connection with preparing and rendering its opinion to the American Board on June 24, 1997, Prudential Securities performed a variety of financial and comparative analyses as summarized below. The preparation of a fairness opinion is a complex process that involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances. Accordingly, such an opinion is not necessarily susceptible to partial analysis or summary description. Prudential Securities believes that its analysis must be considered as a whole and that selecting portions thereof or of the factors considered by it, without considering all such analyses and factors, could create an incomplete view of the evaluation process underlying the opinion. Prudential Securities made assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of American and LDNG. Any estimates contained in Prudential Securities' analyses are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. Additionally, analyses relating to the values of businesses and securities do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold. Accordingly, such analyses and estimates are inherently subject to substantial uncertainties.

    The projections furnished to Prudential Securities and used in formulating the Prudential Securities Opinion were provided to Prudential Securities by the management of each of American and LDNG. American and LDNG do not publicly disclose internal management projections of the type provided to Prudential Securities in connection with the review of the Merger and, accordingly, such projections were not prepared with a view toward public disclosure. The projections were based on numerous variables and assumptions which are inherently uncertain, including without limitation, factors related to general economic and competitive conditions. Accordingly, actual results could vary significantly from those set forth in such projections.

    Prudential Securities performed an analysis of the Merger which assumed an implied purchase price pursuant to terms of the Merger for each share of American Common Stock of $15.96, based on a Conversion Number of 0.72 shares of LDNG Common Stock per share of American Common Stock, a $18.00 per share price for LDNG Common Stock which was the closing price of LDNG Common Stock on June 23, 1997, and Cash Consideration of $3.00 per share of American Common Stock. Prudential Securities also examined the trading history of the American Common Stock and the LDNG Common Stock in terms of both price and volume during the period from June 17, 1996 through June 20, 1997.

    For the relative contribution analysis, using pro forma financial projections provided by management of American and LDNG, Prudential Securities evaluated the pro forma combined company. Pro forma for the Merger, using a $18.00 per share Common Stock price and 27.8 million shares outstanding for LDNG and using a $14.125 per share American Common Stock price and 15.7 million shares outstanding for American, and based on 0.72 shares of LDNG stock for each share of American Stock and $3.00 in cash for each share of American Stock, American comprises 33.4% of the combined equity market value.

    REVIEW OF FINANCIAL INFORMATION CONCERNING AMERICAN AND LDNG

    Prudential Securities reviewed (i) total revenues, costs and operating expenses, income before interest, income taxes, depreciation, depletion and amortization, impairments and exploration costs ("EBITDAX"), cash flow from operations (defined as net income plus depreciation, depletion, and amortization plus exploration and dry hole costs plus other non-cash charges before changes in working capital) ("CFFO"), for the historical calendar years 1994 through 1996 and for the estimate calendar years 1997 and 1998 for each of American and LDNG, (ii) costs and operating expenses and EBITDAX, expressed as a percentage of revenue, for each company for the same periods, and (iii) total revenue, CFFO and earnings per common share ("EPS"), expressed in terms of annual growth, in percentage terms, for each company for the same periods. Prudential Securities also reviewed, with respect to each of American and LDNG, proved reserves of oil and natural gas, for the calendar years 1994 through 1996, and pre-tax future net cash flows, as reviewed by the Commission, discounted at 10% ("SEC PV10%"). Prudential Securities also reviewed equity market capitalization and enterprise value (defined as equity market capitalization, plus non-convertible debt, minority interests, non-convertible preferred stock and out-of-the-money convertible securities, less cash and cash equivalents) for each of American and LDNG.

    SUMMARY IMPLIED VALUATION OF LDNG

    LDNG SELECTED COMPARABLE COMPANY ANALYSIS. In order to analyze the relative public market valuations of LDNG and certain selected comparable oil and gas exploration companies, Prudential Securities analyzed certain ratios indicative of market value for LDNG and five selected publicly-traded companies whose lines of business and operations made them, in Prudential Securities' judgment, as nearly comparable to LDNG as practicable. An analysis of comparable companies is not purely mathematical; rather it involves complex considerations and judgments concerning similarities and differences in financial, operational and other characteristics of potentially comparable companies. For purposes of this analysis, Prudential Securities treated the following companies as comparable to
LDNG: Cross Timbers Oil and Gas Company; Devon Energy Corporation; Hugoton Energy Corporation; KCS Energy, Inc.; and Snyder Oil Company (collectively the "LDNG Comparables").

    Using publicly available financial data, Prudential Securities determined the relationship for LDNG between its unlevered market value ("UMV") (defined as market value of common equity plus total debt and redeemable preferred stock minus available cash) and its EBITDAX, the relationship between its equity market capitalization and its CFFO, the relationship between the total market capitalization of its reserves ("TMCR") (defined as the UMV plus other long-term liabilities minus non-cash working capital, minus net other tangible assets minus undeveloped acreage) to its proved reserves measured in Mcfe and to its pre-tax SEC PV10%. The LDNG Comparables were found to have high, low, mean and median UMV to latest twelve months ("LTM") EBITDAX ratios of 7.5x, 5.8x, 6.6x and 6.6x, respectively. The estimated high, low, mean and median UMV to 1997 EBITDAX ratios were 6.5x, 5.4x, 6.0x and 6.1x, respectively. The estimated high, low, mean and median UMV to 1998 EBITDAX ratios were 6.4x, 4.4x, 5.3x and 5.1x, respectively. LDNG's LTM, 1997 and 1998 UMV to EBITDAX ratios were 6.1x, 6.3x and 6.4x, respectively. The high, low, mean and median equity market capitalization to LTM CFFO ratios for the LDNG Comparables were 6.3x, 4.8x, 5.8x and 6.1x, respectively. The estimated high, low, mean and median equity market capitalization to 1997 CFFO ratios were 6.2x, 4.5x, 5.5x and 5.6x, respectively. The estimated high, low, mean and median equity market capitalization to 1998 CFFO ratios were 6.1x, 3.9x, 4.9x and 4.3x, respectively. LDNG's equity market capitalization to LTM, 1997 and 1998 CFFO ratios were 4.4x, 4.6x and 4.7x, respectively. The high, low, mean and median TMCR to proved reserves values for the LDNG Comparables were $1.14, $0.94, $1.02 and $0.99, respectively. LDNG's TMCR to proved reserves value was $0.82. The LDNG Comparables were found to have high, low, mean and median TMCR to SEC PV10% percentages of 111.3%, 75.8%, 90.4% and 87.3%, respectively. LDNG's TMCR to SEC PV10% value was 72.6%. The LDNG selected comparable company analysis resulted in high, low, and mean values per share of $24.69, $16.55 and $20.49, respectively.

    LDNG SELECTED COMPARABLE TRANSACTION ANALYSIS. Prudential Securities calculated a range of implied equity values for LDNG by reviewing certain publicly available financial data and other information relating to (i) comparable company transactions, announced between August 1996 and May 1997, including: Columbia Gas System, Inc./Alamco Inc., Texas Pacific Group/Belden & Blake Corporation, Mesa, Inc./Parker & Parsley Petroleum, Mesa, Inc./Greenhill Petroleum Corporation, KCS Energy, Inc./ InterCoast Oil and Gas, Devon Energy Corporation/Kerr-McGee Corporation, and Tom Brown, Inc./ Presidio Oil Company (the "LDNG Comparable Company Transactions") and (ii) 28 transactions, announced between January 1995 and March 1997, involving property sales (the "LDNG Comparable Property Transactions"). For purposes of this analysis, Prudential Securities selected companies whose lines of business and operations, or properties the locations of which made them, in the judgment of Prudential Securities, as nearly comparable to LDNG as practicable. An analysis of comparable transactions is not purely mathematical; rather it involves complex considerations and judgments concerning similarities and differences in financial, operational and other characteristics of potentially comparable transactions.

    For the LDNG Comparable Company Transactions, Prudential Securities determined the relationship between UMV and LTM EBITDAX, the relationship between equity market capitalization and LTM CFFO, the relationship between TMCR and proved reserves and between TMCR and pre-tax SEC PV10%. For the LDNG Comparable Property Transactions, Prudential Securities determined the relationship between TMCR and proved reserves. The LDNG Comparable Company Transactions were found to have high, low, mean and median UMV to LTM EBITDAX ratios of 8.1x, 4.0x, 6.8x and 7.5x, respectively. The high, low, mean and median equity market capitalization to LTM CFFO ratios for the LDNG Comparable Company Transactions were 8.1x, 4.0x, 6.0x and 5.9x, respectively. The high, low, mean and median TMCR to proved reserves values for the LDNG Comparable Company Transactions were $1.23, $0.48, $0.88 and $0.98, respectively. The LDNG Comparable Company Transactions were found to have high, low, mean and median TMCR to SEC PV10% percentages of 117.4%, 58.3%, 85.4% and 82.6%, respectively. The LDNG selected comparable transaction analysis resulted in high, low, and mean values per share of $32.12, $10.67 and $22.20, respectively. The high, low and weighted average mean (based on transaction size) TMCR to proved reserves values for all of the LDNG Comparable Property Transactions were $1.28, $0.56 and $0.79, respectively. The LDNG comparable property transaction analysis, based on the weighted average mean purchase price for property acquisitions comparable to all of LDNG's holdings, resulted in a value per share of $17.05.

    LDNG NET ASSET VALUE ANALYSIS. Prudential Securities also performed a net asset value ("NAV") analysis of LDNG, including proved reserves, development drilling, exploration potential, gas contracts, other assets, working capital, other long-term liabilities and long-term debt. For this analysis, Prudential Securities used reserve data prepared by LDNG to derive an estimated net asset value in terms of SEC PV10% for LDNG's total reserves of oil and gas as of December 31, 1996. LDNG's estimated future net cash flows from proved oil and gas reserves as of December 31, 1996 were significantly impacted by oil and gas prices at the end of 1996 that were higher than in recent years. Due to the higher pricing environment, an adjustment was made to reflect normalized prices. LDNG's pre-tax future net revenues from proved reserves were estimated using flat prices of $2.20 per MMBtu and $20.00 per barrel of oil. An adjustment was made to the SEC PV10% values at December 31, 1996 to reflect a normalized pricing environment. In addition, adjustments were made for (a) divestitures of reserves since December 31, 1996, (b) for adjustments to LDNG's estimated reserves in accordance with the analysis of Netherland, Sewell & Associates, Inc. and Ryder Scott Company, and (c) for unbooked reserves estimated by LDNG. Additions to the total adjusted discounted value of proved reserves included development drilling and exploration potential reserves as estimated by LDNG, the estimated current discounted value of LDNG's long-term oil and gas contracts, other assets and net working capital. Subtractions from the total adjusted discounted value of proved reserves included adjustments for other long-term liabilities and long-term debt, reflecting the amounts shown in LDNG's report on Form 10-Q dated March 31, 1997 and for certain other minor adjustments. The net asset value analysis of LDNG resulted in high, low and mean values per share of $23.09, $16.61 and $19.85, respectively.

    SUMMARY IMPLIED VALUATION OF AMERICAN

    AMERICAN SELECTED COMPARABLE COMPANY ANALYSIS. In order to analyze the relative public market valuations of American and certain selected comparable oil and gas exploration companies, Prudential Securities analyzed certain ratios indicative of market value for American and eight selected publicly-traded companies whose lines of business and operations made them, in Prudential Securities' judgment, as nearly comparable to American as practicable. An analysis of comparable companies is not purely mathematical; rather it involves complex considerations and judgments concerning similarities and differences in financial, operational and other characteristics of potentially comparable companies. For purposes of this analysis, Prudential Securities treated the following companies as comparable to American: Chieftain International, Inc.; Costilla Energy, Inc.; Forcenergy Inc.; Forest Oil Corporation; The Houston Exploration Company; Newfield Exploration Company; Stone Energy Corporation; and The Meridian Resource Corporation (collectively the "American Comparables").

    Using publicly available financial data, Prudential Securities determined the relationship between UMV and EBITDAX, the relationship between equity market capitalization and CFFO and the relationship between TMCR and proved reserves measured in Mcfe and its pre-tax SEC PV10%. The American Comparables were found to have high, low, mean and median UMV to LTM EBITDAX ratios of 6.8x, 5.6x, 6.1x and 6.0x, respectively. The estimated high, low, mean and median UMV to 1997 EBITDAX ratios were 5.8x, 4.6x, 5.2x and 5.1x, respectively. The estimated high, low, mean and median UMV to 1998 EBITDAX ratios were 5.5x, 3.6x, 4.8x and 4.9x, respectively. Using a LDNG Common Stock price of $18.00 per share, American's implied UMV to LTM, 1997 and 1998 EBITDAX ratios were 5.9x, 6.7x and 5.5x, respectively. The high, low, mean and median equity market capitalization to LTM CFFO ratios for the American Comparables were 7.9x, 4.2x, 5.7x and 5.5x, respectively. The estimated high, low, mean and median equity market capitalization to 1997 CFFO ratios were 7.1x, 3.6x, 5.1x and 5.0x, respectively. The estimated high, low, mean and median equity market capitalization to 1998 CFFO ratios were 5.5x, 2.6x, 4.4x and 4.7x, respectively. Using a LDNG Common Stock price of $18.00 per share, the ratios of

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American's implied equity market capitalization to LTM, 1997 and 1998 CFFO were
5.2x, 5.8x and 4.9x, respectively. The high, low, mean and median TMCR to proved reserves values for the American Comparables were $1.97, $0.98, $1.43 and $1.46, respectively. Using a LDNG Common Stock price of $18.00 and the American reserve reports, the implied TMCR to proved reserves value for American was $1.37. The American Comparables were found to have high, low, mean and median TMCR to SEC PV10% percentages of 97.1%, 62.6%, 85.8% and 90.1%, respectively. Using a LDNG Common Stock price of $18.00 per share, American's TMCR to SEC PV10% value was 89.8%. The American selected comparable company analysis resulted in high, low, and mean values per share of $19.15, $10.54 and $14.87, respectively.

    Because the inherent differences between the businesses, operations and prospects of American and the businesses, operations and prospects of the companies included in the comparable group, Prudential Securities believed that a purely quantitative comparable company analysis would not be particularly meaningful in the context of the Merger. Prudential Securities believed that an appropriate use of a comparable company analysis in this instance would involve qualitative judgments concerning differences between the financial and operating characteristics of American and the companies in the comparable group that would affect the public trading values of LDNG, American and such other companies.

    AMERICAN SELECTED COMPARABLE TRANSACTION ANALYSIS. Prudential Securities calculated a range of implied equity values for American by reviewing certain publicly available financial data and other information relating to (i) comparable company transactions, announced between August 1996 and May 1997, including: Columbia Gas System, Inc./Alamco Inc., Texas Pacific Group/Belden & Blake Corporation, Mesa, Inc./Parker & Parsley Petroleum, Mesa, Inc./Greenhill Petroleum Corporation, KCS Energy, Inc./ InterCoast Oil and Gas, Devon Energy Corporation/Kerr-McGee Corporation, and Tom Brown, Inc./ Presidio Oil Company (the "American Comparable Company Transactions") and (ii) 64 transactions, announced between January 1995 and June 1997, involving property sales (the "American Comparable Property Transactions"). For purposes of this analysis, Prudential Securities selected companies whose lines of business and operations, or properties the locations of which made them, in the judgment of Prudential Securities, as nearly comparable to American as practicable. An analysis of comparable transactions is not purely mathematical; rather it involves complex considerations and judgments concerning similarities and differences in financial, operational and other characteristics of potentially comparable transactions.

    For the American Comparable Company Transactions, using publicly available financial data, Prudential Securities determined the relationship between UMV and LTM EBITDAX, the relationship between equity market capitalization and LTM CFFO, the relationship between TMCR and proved reserves and pre-tax SEC PV10%. For the American Comparable Property Transactions, Prudential Securities determined the relationship between TMCR and proved reserves. The American Comparable Company Transactions were found to have high, low, mean and median UMV to LTM EBITDAX ratios of 8.1x, 4.0x, 6.8x and 7.5x, respectively. Using a LDNG Common Stock price of $18.00 per share, American's implied UMV to LTM EBITDAX ratio was 5.9x. The high, low, mean and median equity market capitalization to LTM CFFO ratios for the American Comparable Company Transactions were 8.1x, 4.0x, 6.0x and 5.9x, respectively. Using a LDNG Common Stock price of $18.00 per share, American's implied equity market capitalization to LTM CFFO ratio was 5.2x. The high, low, mean and median TMCR to proved reserves values for the American Comparable Company Transactions were $1.23, $0.48, $0.88 and $0.98, respectively. Using a LDNG Common Stock price of $18.00 and the American reserve reports, the implied TMCR to proved reserves value for American was $1.37. The American Comparable Company Transactions were found to have high, low, mean and median TMCR to SEC PV10% percentages of 117.4%, 58.3%, 85.4% and 82.6%, respectively. The American selected comparable transaction analysis resulted in high, low and mean values per share of $21.39, $8.13 and $15.31, respectively. The American Comparable Property Transactions were divided into two geographical groups to compare all of American's properties and properties located in the Gulf of Mexico region, respectively. Using a LDNG

Common Stock price of $18.00 per share, American's TMCR to SEC PV10% value would be 89.8%. The high, low and weighted average mean (based on transaction size) TMCR to proved reserves values for all of the American Comparable Property Transactions were $1.28, $0.35 and $0.82, respectively. The high, low and weighted average mean TMCR to proved reserves values for the American Comparable Property Transactions located in the Gulf of Mexico region were $1.09, $0.59 and $0.87, respectively. The American comparable property transaction analysis resulted in high, low and mean values per share of $8.42, $7.69 and $8.05, respectively.

    Because the market conditions, rationale and circumstances surrounding each of the transactions analyzed were specific to each transaction and because of the inherent differences between the businesses, operations and prospects of American and the acquired businesses analyzed, Prudential Securities believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the analysis.

    AMERICAN NET ASSET VALUE ANALYSIS. Prudential Securities also performed a NAV analysis of American, including proved reserves, probable reserves, potential reserves (exploration), the Bowdoin litigation, working capital, other long-term liabilities, long-term debt and preferred stock. For this analysis, Prudential Securities used reserve data prepared by Netherland, Sewell & Associates, Inc. to derive an estimated net asset value in terms of SEC PV10% for American's proved reserves of oil and gas as of December 31, 1996. American's estimated future net cash flows from proved oil and gas reserves as of December 31, 1996 were significantly impacted by oil and gas prices at the end of 1996 that were higher than in recent years. Due to the higher pricing environment an adjustment was made to reflect normalized prices. American estimated its pre-tax future net revenues from proved reserves using flat prices of $2.20 per MMBtu and $20.00 per barrel of oil. An adjustment was made to the SEC PV10% values at December 31, 1996 to reflect American's estimates for a normalized pricing environment. In addition, adjustments were made for divestitures of reserves since December 31, 1996 and unbooked reserves, as estimated by American, to derive a total adjusted discounted value of proved reserves as of December 31, 1996. Additions to the adjusted discounted value of total reserves included adjustments for probable and potential reserves as estimated by American and future potential reserves related to its exploration activities. Subtractions from the total adjusted discounted value of total reserves included adjustments for net working capital, other long-term liabilities, long-term debt and the market value of preferred stock, as noted in American's report on Form 10-Q dated March 31, 1997 and certain other minor adjustments. The net asset value analysis of American resulted in high, low and mean values per share of $16.83, $10.99 and $14.15, respectively.

    The American Board selected Prudential Securities as financial advisor to American because it is an internationally recognized investment banking firm that is regularly engaged in the evaluation of businesses and their securities in connection with mergers and acquisitions and is familiar with American and the oil and gas exploration and production industry. Pursuant to the terms of an engagement letter dated June 10, 1997, between American and Prudential Securities, Prudential Securities received a retainer fee of $50,000 and $200,000 for delivery of the Prudential Securities Opinion. Pursuant to the engagement letter, upon consummation of the Merger, Prudential Securities will receive additional cash compensation of $500,000. In addition, American has agreed to reimburse Prudential Securities for all out-of-pocket and incidental expenses, including all reasonable fees and disbursements of Prudential Securities' legal counsel and those of any advisor retained by Prudential Securities, incurred in connection with the services provided by Prudential Securities, and to indemnify and hold Prudential Securities and certain related parties harmless to the full extent lawful from and against certain liabilities, including certain liabilities under the federal securities laws or otherwise relating to or arising out of its engagement. The terms of the fee arrangement with Prudential Securities, which Prudential Securities and American believe are customary in transactions of this nature, were negotiated at arm's length between American and Prudential Securities, including the fact that a portion of Prudential Securities' fee is contingent upon the consummation of the Merger.

    In the past, Prudential Securities has provided financing services for American and received compensation for such services. In addition, Prudential Securities makes a market in American common stock and, in the ordinary course of business, may actively trade the securities of American and LDNG for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities. Prudential Securities also provides equity research coverage for American.

MERGER CONSIDERATION; EFFECTS OF THE MERGER ON SECURITIES OF AMERICAN

    AMERICAN COMMON STOCK. At the Effective Time, by virtue of the Merger and without any action on the part of any holder thereof, but subject to the treatment of fractional shares, each share of American Common Stock that is issued and outstanding immediately prior to the Effective Time (other than shares of American Common Stock held by holders of American Common Stock who have perfected their dissenters' appraisal rights) will be converted into the right to receive (a) 0.72 of a share of LDNG Common Stock, and (b) the Cash Consideration in the amount of $3.00.

    Each such share of American Common Stock, when so converted, will automatically be canceled and retired, will cease to exist and will no longer be outstanding, and the holder of any certificate representing any such shares will cease to have any rights with respect thereto, except the right to receive the shares of LDNG Common Stock to be issued in exchange therefor and the Cash Consideration (along with any cash in lieu of a fractional share of LDNG Common Stock and any unpaid dividends and distributions with respect to such shares of LDNG Common Stock, both as discussed below), without interest, upon the surrender of such certificate in accordance with the terms of the Merger Agreement.

    AMERICAN PREFERRED STOCK AND DEPOSITARY SHARES. At the Effective Time, by virtue of the Merger and without any action on the part of any holder thereof, each share of American Preferred Stock that is issued and outstanding immediately prior to the Effective Time will be converted into the right to receive one share of LDNG Preferred Stock, and in accordance with the Deposit Agreement (as defined herein), the American Depositary Shares will represent interests in LDNG Preferred Stock and the holders of American Depositary Shares will continue to have the same rights with respect to LDNG Preferred Stock as they had prior to the Effective Time with respect to American Preferred Stock under the terms of the Deposit Agreement. See "Description of American Capital Stock--American Depositary Shares."

    Each such share of American Preferred Stock, when so converted, will automatically be canceled and retired, will cease to exist and will no longer be outstanding, and the holders of any certificate representing any such shares will cease to have any rights with respect thereto, except the right to receive shares of LDNG Preferred Stock to be issued in exchange therefor (along with any unpaid dividends and distributions with respect to such shares of LDNG Preferred Stock, as discussed below), without interest, upon the surrender of such certificates in accordance with the terms of the Merger Agreement.

    The portion of the cumulative quarterly dividend with respect to the American Preferred Stock for the quarter in which the Effective Time occurs that has accrued as of the Effective Time will be included in the first cumulative quarterly dividend to become payable with respect to the LDNG Preferred Stock after the Effective Time.

    AMERICAN TREASURY STOCK. At the Effective Time, by virtue of the Merger, any shares of American Common Stock that are held as treasury stock will be canceled and retired and will cease to exist, and no shares of LDNG Common Stock, Cash Consideration or other consideration will be paid or payable in exchange therefor.

    AMERICAN EQUITY AWARDS. As of the date of this Joint Proxy Statement/Prospectus, American had outstanding options to acquire 1,020,418 shares of American Common Stock (the "American Stock Options"). The American Stock Options have previously been granted to employees of American pursuant to American's existing stock compensation plans. Each American Stock Option will be or become fully vested prior to or concurrently with the Effective Time and, to the extent not theretofore exercised, will be canceled (except as otherwise provided in the Andrews Employment Agreement described elsewhere herein) in accordance with the terms of the applicable American stock option plan or otherwise by appropriate action by American, in each case, in consideration of the payment by American to the holder thereof of the applicable "Cash-Out Amount" determined as described below.

    The "Cash-Out Amount" means (a) in the case of any American Stock Option granted under the American 1983 or 1994 Stock Compensation Plans, the excess, if any, of the "Determined Value" (as defined below) over the exercise price of such American Stock Option, multiplied by the number of shares of American Common Stock subject to such American Stock Option, and (b) in the case of any American Stock Option granted under the American Amended and Restated 1983 or 1988 Stock Option Plan of Hershey Oil Corporation, the excess, if any, of the "Effective Time Value" (as defined below) over the exercise price of such American Stock Option, multiplied by the number of shares of American Common Stock subject to such American Stock Option. "Determined Value" is defined in the applicable plans as the higher of (a) the highest bid price per share of the American Common Stock during the twelve months immediately preceding the Effective Time (which amount will not be less than $17.88 per share based on the highest bid price to date during the applicable period determined as of the latest practicable date prior to the date of this Joint Proxy Statement/Prospectus) or (b) the value of the consideration paid by LDNG per share of American Common Stock in the Merger. The "Effective Time Value" means the sum of (a) the Cash Consideration and (b) the product determined by multiplying (i) 0.72 by (ii) the average of the per share closing sales prices of the LDNG Common Stock on the NYSE over the 10 trading days immediately preceding the Effective Time.

    The restrictions applicable to each outstanding share of restricted American Common Stock issued pursuant to American's stock compensation plans will lapse as of the Effective Time. Each phantom stock unit issued pursuant to American's phantom stock plan will become fully vested immediately prior to the Effective Time and will be redeemed by payment to the holder thereof of cash in an amount equal to the Effective Time Value, less the applicable amount per unit payable by the holder.

    AMERICAN WARRANTS. As of the date of this Joint Proxy Statement/Prospectus, American had outstanding (a) warrants to purchase 1,247,837 shares of American Common Stock at an exercise price of $15.01 per share issued initially to certain institutional investors in connection with the issuance of American's 11% Senior Subordinated Notes due 2004 (the "Institutional Warrants") and (b) warrants to purchase 356,489 shares of American Common Stock at an exercise price of $20.20 per share issued in September 1992 to Prudential Insurance Company of America (the "Prudential Warrants" and, together with the Institutional Warrants, the "American Warrants").

    All American Warrants will remain outstanding following the Effective Time and, at the Effective Time, without any action on the part of American or any holder thereof, will be assumed by LDNG. Following such assumption, each American Warrant will be exercisable on the same terms and conditions as applied immediately prior to the Effective Time, except as described below.

    Each American Warrant will be exercisable for one share of LDNG Common Stock at an exercise price per share equal to the lesser of (a) the exercise price in effect immediately prior to the Effective Time multiplied by a fraction the numerator of which is the market price per share (as defined in the American Warrant) of LDNG Common Stock as of the Effective Time and the denominator of which is the market price per share (as defined in the American Warrant) of the American Common Stock as of the Effective Time or (b) the market price per share of LDNG Common Stock as of the Effective Time, subject in each case to further adjustments from and after the Effective Time as provided pursuant to the terms of the American Warrant. In the case of the Institutional Warrants, in lieu of the foregoing, at the election of a holder of an Institutional Warrant on or before the later of (a) 30 days following the Effective Date and (b) 60 days following the mailing date of this Joint Proxy Statement/Prospectus to such holder, each Institutional Warrant will be exercisable for that number of shares of LDNG Common Stock and the amount of Cash Consideration into which the number of shares of American Common Stock subject to such Institutional Warrant immediately prior to the Effective Time would have been converted had they been issued and outstanding immediately prior to the Effective Time.

    AMERICAN 11% SENIOR SUBORDINATED NOTES DUE 2004. As of the date of this Joint Proxy Statement/ Prospectus, American had outstanding $35 million in 11% Senior Subordinated Notes due 2004. All of American's outstanding 11% Senior Subordinated Notes due 2004 shall remain outstanding following the Effective Time and, at the Effective Time, without action on the part of American or any holder thereof, will be assumed by LDNG.

EFFECTIVE TIME OF THE MERGER

    The Merger will become effective immediately when certificates of merger are accepted for filing by the respective Secretaries of the States of Delaware and Oklahoma or at such time thereafter as is provided in such certificates of merger. It is anticipated that, if the matters described in this Joint Proxy Statement/ Prospectus are adopted and approved at the LDNG Special Meeting and at the American Special Meeting and all other conditions to the Merger have been satisfied or waived, the Effective Time will occur on the first business day following the day on which both such meetings have been held (or such later date as is agreed upon by LDNG and American).

PROCEDURES FOR EXCHANGE OF AMERICAN COMMON STOCK CERTIFICATES

    GENERAL. Immediately prior to the Effective Time, LDNG shall deposit with the Exchange Agent, for the benefit of the holders of shares of American Common Stock and for exchange in accordance with the Merger Agreement, certificates representing the shares of LDNG Common Stock to be issued, and funds necessary to pay the Cash Consideration, in exchange for shares of American Common Stock. Such shares of LDNG Common Stock, together with any dividends or distributions with respect thereto, and such funds, are referred to as the "Exchange Fund."

    As soon as reasonably practicable after the Effective Time, LDNG will cause the Exchange Agent to mail to each record holder of a certificate representing shares of American Common Stock as of the Effective Time a Letter of Transmittal to be used to effect the exchange of certificates representing American Common Stock for certificates representing LDNG Common Stock and the applicable Cash Consideration, including instructions for using such Letter of Transmittal to effect such exchange. When a holder surrenders a certificate representing American Common Stock to the Exchange Agent, along with a properly completed and executed Letter of Transmittal and any other required documents, such holder will be entitled to receive a certificate representing the number of whole shares of LDNG Common Stock and cash in the amount of the Cash Consideration that such holder has the right to receive as a result of the Merger, along with any cash in lieu of fractional shares of LDNG Common Stock to which he would otherwise be entitled and any unpaid dividends and distributions that he has the right to receive (less taxes required to be withheld, if any). If such holder is an "affiliate" of American (as such term is defined in Rule 144 under the Securities Act), one of the required documents to effect the exchange will be an executed agreement relating to certain resale restrictions (as described under "The Merger--Restrictions on Resales by Affiliates of American"), unless previously delivered to LDNG. HOLDERS OF AMERICAN COMMON STOCK SHOULD NOT SURRENDER THEIR CERTIFICATES UNTIL THE LETTER OF TRANSMITTAL IS RECEIVED AND THEN SHOULD SURRENDER THEIR CERTIFICATES ONLY ACCOMPANIED BY A PROPERLY COMPLETED AND EXECUTED LETTER OF TRANSMITTAL.

    After the Effective Time, there will be no further registration of transfers on the Surviving Corporation's stock transfer books of the shares of American Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, a certificate representing American Common Stock is presented to LDNG or American's or LDNG's transfer agent for any reason, it shall be canceled and exchanged as described above. If a holder of American Common Stock has transferred ownership of such American Common Stock but such transfer is not registered in the transfer records of American as of the Effective Time, a certificate representing the appropriate number of shares of LDNG Common Stock and the appropriate Cash Consideration (along with any cash in lieu of a fractional share and any unpaid dividends and distributions that such holder has the right to receive, less taxes required to be withheld, if any) may be issued or paid to the transferee if the certificate representing shares of American Common

Stock, when presented for exchange, is accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid.

    TREATMENT OF FRACTIONAL SHARES. No fractional shares of LDNG Common Stock will be issued in the Merger. When a holder of American Common Stock surrenders a certificate representing shares of American Common Stock in exchange for a certificate representing shares of LDNG Common Stock, such holder will also receive an amount of cash (without interest) determined by multiplying (a) the average of the per share closing sales price of the LDNG Common Stock over the 10 trading days immediately preceding the Effective Time by (b) the fraction of a share of LDNG Common Stock to which such holder of American Common Stock would otherwise be entitled. LDNG will make available to the Exchange Agent, in addition to cash necessary to fund the Cash Consideration, the amount of cash necessary to make such payments.

    DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES. No dividends or other distributions with respect to LDNG Common Stock issued in the Merger will be paid until the holder of American Common Stock entitled thereto surrenders his certificate for exchange as described above. Upon such surrender, (a) the surrendering holder will be paid, without interest, the amount of dividends or other distributions (having a record date after the Effective Time but on or prior to surrender and a payment date on or prior to surrender) theretofore paid with respect to the number of whole shares of LDNG Common Stock that such holder is entitled to receive (less the amount of any withholding taxes that may be required with respect thereto), and (b) at the appropriate payment date, the surrendering holder will be paid, without interest, the amount of dividends or other distributions (having a record date after the Effective Time but on or prior to surrender and a payment date subsequent to surrender) payable with respect to the number of whole shares of LDNG Common Stock that such holder receives (less the amount of any withholding taxes that may be required with respect thereto).

    TERMINATION OF EXCHANGE FUND. Any shares of LDNG Common Stock and any cash held by the Exchange Agent that remain unclaimed by the former stockholders of American one year following the Effective Time will be delivered to LDNG upon demand. Thereafter, any former stockholders of American who have not theretofore complied with the exchange procedures set forth in the Merger Agreement may look only to LDNG for payment of their claim for LDNG Common Stock, the Cash Consideration, any cash in lieu of fractional shares of LDNG Common Stock and any dividends or distributions with respect to LDNG Common Stock (all without interest). Notwithstanding the above, neither LDNG, American, the Exchange Agent nor any other person will be liable to any former holders of American Common Stock for any amount properly delivered to any public official pursuant to any applicable abandoned property, escheat or similar law. Any amounts remaining unclaimed by former holders of American Common Stock for a period of three years following the Effective Time (or such earlier date immediately prior to the time at which such amounts would otherwise escheat to or become property of any governmental entity) will, to the extent permitted by applicable law, become the property of LDNG, free and clear of any claims or interest of any such holders or their successors, assigns or personal representatives previously entitled thereto.

    NO INTEREST. No interest will be payable under any circumstances by LDNG, the Exchange Agent or any other person with respect to any shares of LDNG Common Stock, the Cash Consideration, any cash in lieu of fractional shares or any cash in payment of unpaid dividends or distributions.

    LOST, STOLEN OR DESTROYED AMERICAN CERTIFICATES. If any certificate representing shares of American Common Stock has been lost, stolen or destroyed, the Exchange Agent will nevertheless issue in exchange therefor the shares of LDNG Common Stock and the Cash Consideration (along with any cash in lieu of fractional shares and any unpaid dividends or distributions, less taxes required to be withheld, if any) deliverable with respect thereto, so long as the person claiming that such certificate has been lost, stolen or destroyed makes an affidavit of that fact and, if required by LDNG, posts a bond in such reasonable amount as LDNG may direct as indemnity against any claim that may be subsequently made against LDNG with respect to such lost, stolen or destroyed certificate.

PROCEDURES FOR EXCHANGE OF AMERICAN DEPOSITARY SHARES

    Immediately prior to the Effective Time, LDNG shall deposit with the Exchange Agent (which shall replace the current depositary as permitted by the Deposit Agreement and which thereafter will serve as depositary pursuant to the Deposit Agreement) in accordance with the Deposit Agreement certificates representing the LDNG Preferred Stock to be issued in exchange for the American Preferred Stock in the Merger. As soon as reasonably practicable after the Effective Time, the Exchange Agent will mail to each holder of an American Depositary Share as of the Effective Time a Letter of Transmittal to be used to effect the exchange of certificates representing LDNG Depositary Shares for certificates representing American Depositary Shares, including instructions for using such Letter of Transmittal to effect such exchange. When a holder surrenders a certificate representing American Depositary Shares to the Exchange Agent, along with a properly completed and executed Letter of Transmittal and any other required documents, such holder will receive a certificate representing the number of whole LDNG Depositary Shares to which such holder is entitled. If such holder is an "affiliate" of American (as such term is defined in Rule 144 under the Securities Act), one of the required documents to effect the exchange will be an executed agreement relating to certain resale restrictions (as described under "The Merger--Restrictions on Resales by Affiliates of American"), unless previously delivered to LDNG. HOLDERS OF AMERICAN DEPOSITARY SHARES SHOULD NOT SURRENDER THEIR CERTIFICATES UNTIL THE LETTER OF TRANSMITTAL IS RECEIVED AND THEN SHOULD SURRENDER THEIR CERTIFICATES ONLY ACCOMPANIED BY A PROPERLY COMPLETED AND EXECUTED LETTER OF TRANSMITTAL.

    After the Effective Time, there will be no further registration of transfers on the depositary's transfer books of the American Depositary Shares that were outstanding immediately prior to the Effective Time. If, after the Effective Time, a certificate representing American Depositary Shares is presented to the depositary for any reason, it shall be canceled and exchanged as described above. If a holder of American Depositary Shares has transferred ownership of such American Depositary Shares but such transfer is not registered in the transfer records of the depositary as of the Effective Time, a certificate representing the appropriate number of LDNG Depositary Shares may be issued or paid to the transferee if the certificate representing American Depositary Shares, when presented for exchange, is accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid in accordance with the Deposit Agreement.

LISTING ON THE NEW YORK STOCK EXCHANGE

    LDNG Common Stock is currently listed for trading on the NYSE and it is anticipated that such stock will continue to be traded thereon immediately following consummation of the Merger. It is a condition to the obligations of American and LDNG to consummate the Merger that the shares of LDNG Common Stock to be issued in the Merger, the shares of LDNG Common Stock issuable upon conversion of the LDNG Depositary Shares to be issued in the Merger, the shares of LDNG Common Stock issuable upon exercise of the American Warrants assumed by LDNG in connection with the Merger, and the LDNG Depositary Shares to be issued in the Merger be approved for listing on the NYSE, subject to official notice of issuance. An application has been filed for listing such shares on the NYSE.

RESTRICTIONS ON RESALES BY AFFILIATES OF AMERICAN

    The shares of LDNG Common Stock and LDNG Depositary Shares to be issued in the Merger have been registered under the Securities Act and, when so issued, will be freely transferable, except by persons who are deemed to be "affiliates" of American (as that term is defined in Rule 144 under the Securities Act). Affiliates of American will be subject to certain restrictions imposed by Rule 145 under the Securities Act on their ability to resell any of the shares of LDNG Common Stock and LDNG Depositary Shares they receive in the Merger. Generally, those restrictions prohibit an affiliate of American from selling, within one year following the consummation of the Merger, any of the shares of LDNG Common Stock or LDNG Depositary Shares that such affiliate receives in the Merger other than, within any three-month period, a number of shares that does not exceed the greater of (a) 1% of the total number of shares of LDNG Common Stock or LDNG Depositary Shares, as the case may be, then outstanding or (b) the average weekly trading volume of the LDNG Common Stock or LDNG Depositary Shares, as the case may be, over a specified four-week period. An affiliate of American will be relieved from those resale restrictions if sales of the shares of LDNG Common Stock or LDNG Depositary Shares it receives in the Merger are registered under the Securities Act.

    The Merger Agreement provides that, within 30 days prior to the consummation of the Merger, American will prepare and deliver to LDNG a list identifying all persons who, at the time of the American Special Meeting, may be deemed to be "affiliates" of American (as that term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act). American is then required to use its best efforts to cause each of such persons to execute and deliver to LDNG a written agreement acknowledging the applicability of the Rule 145 resale restrictions.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

    Certain directors and executive officers of American have certain interests in the Merger that are in addition to the interests of stockholders of American generally.

    OWNERSHIP OF AMERICAN STOCK; STOCK OPTIONS. As of the date of this Joint Proxy Statement/Prospectus, directors and executive officers of American beneficially owned an aggregate of 588,877 shares of American Common Stock (or approximately 3.7% of the then outstanding American Common Stock), including American Restricted Shares (as defined below).

    In addition, as of the date of this Joint Proxy Statement/Prospectus, directors and executive officers of American held options to purchase an aggregate of 651,419 shares of American Common Stock of which options to purchase 255,519 shares were exercisable. Pursuant to the Merger Agreement, the remainder of these options will become fully vested and exercisable immediately prior to or concurrently with the Effective Time. Except as provided in the Andrews Employment Agreement (as described below), all of these options will be canceled in accordance with the respective terms of the applicable stock compensation plans or otherwise by appropriate action of American in consideration for the payment of the Cash-Out Amount to the holder of each outstanding American stock option as soon as practicable following the Effective Time. The "Cash-Out Amount" means (i) in the case of any American stock option granted under the American Exploration 1983 or 1994 Stock Compensation Plan, the excess, if any, of the "Determined Value" (as defined below) over the exercise price of such stock option, multiplied by the number of shares of American Common Stock subject to the option and (ii) in the case of any American stock option granted under the American Amended and Restated 1983 or 1988 Stock Option Plan of Hershey Oil Corporation, the excess, if any, of the "Effective Time Value" (as defined below) over the exercise price of the option multiplied by the number of shares of American Common Stock subject to such option. "Determined Value" is defined in the applicable plans as the higher of (a) the highest bid price per share of the American Common Stock during the twelve months immediately preceding the Effective Time (which amount will not be less than $17.88 per share based on the highest bid price to date during the applicable period determined as of the latest practicable date prior to the date of this Joint Proxy Statement/Prospectus) or (b) the value of the consideration paid by LDNG per share of American Common Stock in the Merger. The "Effective Time Value" means the sum of (i) the Cash Consideration and (ii) the product determined by multiplying (x) 0.72 by (y) the average of the per share closing sales prices of the LDNG Common Stock on the NYSE over the 10 trading days immediately preceding the Effective Time.

    As of the date of this Joint Proxy Statement/Prospectus, executive officers of American held an aggregate of 18,825 shares of restricted American Common Stock ("American Restricted Shares") and an aggregate of 517 American restricted phantom stock units ("American Restricted Units"). The Merger

Agreement provides that the restrictions applicable to each American Restricted Share outstanding immediately prior to the Effective Time will lapse as of the Effective Time and that each American Restricted Unit outstanding immediately prior to the Effective Time will become fully vested immediately prior to or concurrently with the Effective Time and will be redeemed as soon as practicable following the Effective Time by payment to the holder thereof of an amount in cash equal to the Effective Time Value, less the applicable amount payable per unit by the holder.

    CERTAIN PAYMENTS. At the Effective Time, LDNG will make the following payments to executives of American in satisfaction of their rights under their existing employment and severance agreements with American: Mark Andrews ($1,560,000); John Hogan ($925,000); Elliott Pew ($730,000); T. Frank Murphy
($390,667); Cindy Gerow ($318,667); and Harry Harper ($300,000). Severance payments to Mr. Andrews and Ms. Gerow will be reduced to an amount that will not subject Mr. Andrews or Ms. Gerow to tax under Section 4999 of the Code.

    EMPLOYEE AGREEMENTS. LDNG has entered into an employment agreement with Mark Andrews (the "Andrews Employment Agreement"), a retention agreement with Elliott Pew (the "Pew Retention Agreement") and retention agreements with John
M. Hogan, Cindy L. Gerow and T. Frank Murphy (collectively, the "Executive Retention Agreements"), which agreements are to become effective at the Effective Time.

    EMPLOYMENT AGREEMENT WITH MARK ANDREWS. Pursuant to the Andrews Employment Agreement, Mr. Andrews will serve as the Vice Chairman of the Board of Directors of LDNG for an initial term of three years. Thereafter, the Andrews Employment Agreement will automatically be renewed for one additional year on each anniversary of the Effective Time unless either party provides the other with written notice of its or his, as the case may be, intent not to extend the agreement's term at least three months prior to the renewal date. The Andrews Employment Agreement provides that, following the Effective Time, Mr. Andrews will serve on the Board of Directors of LDNG and as a member of the LDNG Executive Committee, and LDNG has agreed to nominate Mr. Andrews for reelection to such positions at the 1998 Annual Meeting of Stockholders of LDNG. Pursuant to the Andrews Employment Agreement, Mr. Andrews and LDNG have agreed that, promptly after the first anniversary of the Effective Time, they will negotiate in good faith to establish new or additional duties, titles and responsibilities for Mr. Andrews. In the event that the parties are unable to reach an agreement that is reasonably satisfactory to Mr. Andrews with respect to the establishment of such new or additional duties, titles and responsibilities and a commensurate adjustment in Mr. Andrews' compensation and benefits within 90 days after the first anniversary of the Effective Time, either Mr. Andrews or LDNG may, under the Andrews Employment Agreement, elect within 30 days following the end of such 90 day period to terminate Mr. Andrews' employment (a "Special Termination"), in which case Mr. Andrews will become a consultant to LDNG.

    While Mr. Andrews is actively employed by LDNG, he will receive an annual base salary of $350,000, which will be reviewed no less than annually by the Compensation Committee of the LDNG Board which may increase (but in no event decrease) such annual base salary by such amounts as the Compensation Committee deems proper. Such initial base salary will be equal to the current base salary of Mr. Andrews at American. Mr. Andrews will also participate in any bonus plan or program adopted by LDNG to the same extent provided to other senior executives. In addition, effective as of the Effective Time, Mr. Andrews will be granted an option to purchase 100,000 shares of LDNG Common Stock, vesting in four equal annual installments on the first four anniversaries of the Effective Time. While he is employed by LDNG, Mr. Andrews will participate in all incentive compensation, savings and retirement, and welfare plans, policies and programs generally applicable to other LDNG senior executives. During his active employment and any consulting period, LDNG will continue the $2.5 million life insurance policy currently maintained on Mr. Andrews' life for the benefit of his family. In addition, in recognition of the extraordinary services to be performed by Mr. Andrews in connection with the integration of LDNG and American following the Effective Time, he will be paid $250,000 as a special service recognition bonus (the

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"Special Service Bonus") in a cash lump sum as promptly as practicable after the first anniversary of the Effective Time.

    Pursuant to the terms of the Andrews Employment Agreement, Mr. Andrews may elect on or prior to the Effective Time to require LDNG to assume all or a portion of Mr. Andrews' American stock options. Each assumed stock option will become fully vested prior to or concurrently with the Effective Time and will be converted at the Effective Time into an option to purchase shares of LDNG Common Stock, with appropriate adjustments to the number of shares and the applicable exercise price to account for the effects of the Merger.

    If Mr. Andrews' employment is terminated on his death or disability, without "Cause" or for "Good Reason" (as such terms are defined below) or as a result of a Special Termination, LDNG will pay to Mr. Andrews a pro-rata bonus for the year of termination and, if not previously paid, the Special Service Bonus. In addition, all unvested stock options held by Mr. Andrews will immediately vest. Mr. Andrews will continued to participate in all welfare benefits plans for six months after termination and will be entitled to reimbursement of COBRA premiums for up to an additional 18 months and the use of one or more executive out placement services designated by Mr. Andrews at LDNG's expense. In the event that Mr. Andrews' employment is terminated on account of his death or disability he will receive an additional lump sum cash payment equal to three times the sum of (x) his base salary and (y) the average annual bonus paid to or accrued for Mr. Andrews by American or LDNG in respect of the three calendar years preceding the termination of employment.

    In the event of the termination of Mr. Andrews' employment without Cause, for Good Reason or as a result of a Special Termination, LDNG will engage Mr. Andrews as a consultant for a period (the "Consulting Period") commencing on the date of termination and ending on the third anniversary thereof. As compensation for such services, Mr. Andrews will be paid a consulting fee at an annual rate of $500,000, payable in monthly installments.

    For purposes of the Andrews Employment Agreement, "Cause" means (i) the willful and continued failure of Mr. Andrews to perform substantially his duties (other than a failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to him by the Chairman of the LDNG Board, which demand will specifically identify the manner in which the Chairman believes that he has not substantially performed his duties, or (ii) the willful engaging in illegal or gross misconduct in connection with the performance of his duties under the Andrews Employment Agreement which is materially injurious to LDNG. For purposes of the Andrews Employment Agreement, "Good Reason" means the occurrence of any of the following without Mr. Andrews' express written consent: (i) a change in his duties, titles of offices, any removal from or failure to re-elect Mr. Andrews to any of such positions, or a change in reporting responsibilities, as set forth in the Andrews Employment Agreement; (ii) a reduction in base salary or the failure to increase such salary by an amount which at least equals, on a percentage basis, the mean average percentage increase in base salary for all senior officers of LDNG (other than Mr. Andrews) during such year or the failure of LDNG to continue to provide prompt payment (or reimbursement) of all reasonable expenses incurred by Mr. Andrews in connection with his professional and business activities; (iii) any relocation of Mr. Andrews' principal place of business from Houston, Texas, excepting reasonable business travel; (iv) the failure of LDNG to obtain assumption of the Andrews Employment Agreement, without limitation or reduction, by any successor; (v) any purported termination of Mr. Andrews' employment which is not effected pursuant to the terms of the Andrews Employment Agreement; (vi) the failure of LDNG to pay or reimburse Mr. Andrews for any expenses incurred as provided in the Andrews Employment Agreement; or
(vii) the filing of a voluntary or involuntary petition of bankruptcy by or against LDNG or the insolvency of LDNG.

    The Andrews Employment Agreement also contains noncompetition, nondisclosure and nonsolicitation of employees covenants that apply during Mr. Andrews' active employment and the Consulting Period, if any.

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    RETENTION AGREEMENT WITH ELLIOTT PEW.  The Pew Retention Agreement has a
term commencing as of the Effective Time and terminating on the second anniversary thereof. Effective as of the Effective Time, Mr. Pew will be granted an option to purchase 50,000 shares of LDNG Common Stock, vesting in four equal annual installments on the first four anniversaries of the Effective Time. The Pew Retention Agreement does not establish Mr. Pew's base salary during the term of the Agreement but provides that Mr. Pew may terminate his employment for Good Reason (as defined below) upon any reduction of his base salary (which initially shall be equal to Mr. Pew's base salary with American immediately prior to the Effective Time).

    If, during the term, Mr. Pew's employment is terminated on his death or disability, without "Cause" (as defined for purposes of the Andrews Employment Agreement) or for "Good Reason" (as such term is defined below), all unvested stock options held by Mr. Pew will immediately vest. Mr. Pew will continue to participate in all welfare benefit plans for six months after termination and will be entitled to reimbursement of COBRA premiums for up to an additional 18 months and the use of one or more executive out placement services designated by Mr. Pew at LDNG's expense. In the event that Mr. Pew's employment is terminated on his death or disability, he will receive an additional lump sum cash payment equal to two times the greater of (1) the sum of (x) his base salary and (y) the average annual bonus paid or to or accrued for him by American or LDNG in respect of the three calendar years preceding the termination of employment (excluding 1997) and (2) $243,333 (his "Total Compensation").

    In the event of the termination of Mr. Pew's employment without Cause or for Good Reason, LDNG will engage Mr. Pew as a consultant for a period (the "Consulting Period") commencing on the date of termination and ending on the second anniversary thereof. As compensation for such services, Mr. Pew will be paid a consulting fee at an annual rate equal to his Total Compensation payable in monthly installments.

    For purposes of the Pew Retention Agreement, "Good Reason" means the occurrence of any of the following without his express written consent: (i) a reduction in base salary or the failure of LDNG to provide prompt payment (or reimbursement) of all reasonable expenses incurred by Mr. Pew in connection with his professional and business activities; (ii) any relocation of Mr. Pew's principal place of business from Houston, Texas, excepting reasonable business travel; (iii) the failure to include Mr. Pew in any benefit plan or arrangement generally available to senior executives or the failure to provide him with the number of paid vacation days, holidays and personal days to which he is entitled; (iv) the failure of LDNG to obtain assumption of the Pew Retention Agreement, without limitation or reduction, by any successor; (v) any purported termination of his employment which is not effected pursuant to the terms of the Pew Retention Agreement; (vi) the budgeting or expenditure of less than $25 million in oil and gas exploration activities during either of the calendar years 1998 and 1999; or (vii) the filing of a voluntary or involuntary petition of bankruptcy by or against LDNG or the insolvency of LDNG.

    The Pew Retention Agreement also contains noncompetition, nondisclosure and nonsolicitation of employees covenants that apply during Mr. Pew's active employment and the Consulting Period, if any.

    RETENTION AGREEMENTS WITH OTHER EXECUTIVE OFFICERS. The Executive Retention Agreements with Messrs. Hogan and Murphy and Ms. Gerow are substantially similar and are collectively described herein except where their terms materially differ. The Executive Retention Agreements become effective as of the Effective Time and provide that if LDNG terminates the executive's employment other than for "Cause" (as defined for purposes of the Andrews Employment Agreement), LDNG will engage such executive as a consultant for a period commencing on the date of termination and ending on the first anniversary of the Effective Time. As compensation for such consulting services, he or she will be paid a consulting fee at a rate equal to his or her annual base salary, payable in monthly installments. In addition, if the executive's employment is terminated other than for Cause or if he or she resigns, he or she will be entitled to reimbursement of COBRA premium payments for medical and dental insurance for up to 18 additional months and the use of one or more executive out placement services designated by him or her at LDNG's expense. The Executive Retention Agreements do not establish or limit LDNG's ability to modify the base salary or other compensation of the executives while employed in executive capacity by LDNG, although it

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
is the intention of LDNG to continue the base salaries of the executives at the level currently paid by American.

    Ms. Gerow's Executive Retention Agreement provides that in recognition of the extraordinary services to be performed by her in connection with the integration of LDNG and American following the Effective Time, she will be paid $100,000 as a special service recognition bonus in a cash lump sum as promptly as practicable after the end of the 180 day period following the Effective Time. Mr. Murphy's Executive Retention Agreement provides that if, within two years after the Effective Time, LDNG terminates his employment other than for Cause or if he resigns, and within one year thereafter he sells his current residence and moves away from Houston, Texas, LDNG will pay him $25,000 for relocation costs and will reimburse him for the loss, if any, he realizes as a result of the sale of his current residence, up to a maximum of $25,000.

    BOARD OF DIRECTORS. The Merger Agreement provides that Mark Andrews, Chairman and Chief Executive Officer of American, and two other current directors of American to be determined prior to consummation of the Merger will be elected to the LDNG Board upon consummation of the Merger. In addition, LDNG has agreed to cause such persons (or such substitute nominees as may be designated by Mr. Andrews) to be nominated for reelection at the 1998 Annual Meeting of Stockholders of LDNG, each to serve until his or her respective successor is duly elected and qualifies. An indirectly wholly owned subsidiary of S.A. Louis Dreyfus et Cie holding of record approximately 72% of the outstanding shares of LDNG Common Stock has entered into an agreement with American and LDNG providing that, if the Merger is consummated, it will vote all of such shares in accordance with the recommendations of the LDNG Board in favor of the reelection of such persons at the 1998 Annual Meeting of Stockholders. See "The Merger Agreement--Agreement of LDNG Stockholder."

    INDEMNIFICATION. For a period of six years after the Effective Time, LDNG has agreed, to the fullest extent permitted under applicable law, to indemnify and hold harmless each present and former director or officer of American from and against liabilities arising out of or pertaining to any action or omission by any such person in his or her capacity as a director or officer of American (or certain other related capacities), in each case occurring before the Effective Time, but specifically including the transactions contemplated by the Merger Agreement. See "The Merger Agreement--Indemnification of Directors and Officers of American."

LDNG FINANCING RELATED TO THE MERGER

    The Cash Consideration of approximately $47.1 million (assuming no holders of American Common Stock exercise their dissenters' appraisal rights and without regard to the settlement of fractional shares in cash) to be paid by LDNG in connection with the Merger is expected to be funded through existing availability under LDNG's bank credit facility.

ACCOUNTING TREATMENT

    The Merger will be accounted for as a purchase in accordance with generally accepted accounting principles. The purchase method requires that the cost of the acquisition (i.e., cash, stock and net liabilities assumed), plus deferred taxes related thereto, be allocated among the assets and liabilities acquired based upon their fair value. The purchase method, when applied to oil and gas exploration and production companies, prohibits the allocation of the purchase price to goodwill. This practice tends to increase the amounts allocated to oil and gas properties when intangibles of value are among the attributes considered in determining the price to be paid. LDNG expects that it will record a one-time non-recurring impairment charge at consummation of the Merger. For information concerning anticipated accounting consequences of the Merger, see "Unaudited Pro Forma Financial Statements."

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

    GENERAL.  In connection with the issuance of this Joint Proxy
Statement/Prospectus, American has received an opinion from its tax counsel, Shearman & Sterling, and LDNG has received an opinion from

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its tax counsel, Crowe & Dunlevy, with respect to the material federal income tax consequences of the Merger. The opinions do not address all of the consequences of the Merger and, in particular, do not address federal income tax considerations that may affect the treatment of a stockholder of American which, at the Effective Time, already owns some LDNG Common Stock, holds American Common Stock or American Depositary Shares as part of a "straddle" or "conversion transaction," is not a U.S. person, is a tax exempt entity, insurance company, securities dealer, financial institution or an individual who acquired American Common Stock or American Depositary Shares pursuant to an employee stock option or otherwise as compensation, or exercises some form of control over American. Accordingly, holders of American Common Stock and American Depositary Shares are urged to consult their tax advisors regarding the federal income tax consequences of the Merger under their particular circumstances. In addition, the opinions do not address the tax consequences of the Merger under applicable foreign, state or local laws, and American stockholders are therefore urged to consult their tax advisors regarding the tax consequences of the Merger under such laws. The opinions are based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations thereunder, and administrative rulings and court decisions, as in effect on the date of this Joint Proxy Statement/Prospectus, and all of which are subject to change, possibly with retroactive effect. No ruling has been or will be requested from the Internal Revenue Service on any tax matter relating to the tax consequences of the Merger. In rendering such opinions, Shearman & Sterling and Crowe & Dunlevy received and relied upon representations contained in certificates of American and LDNG.

    MERGER. As of the date of this Joint Proxy Statement/Prospectus, Crowe & Dunlevy has advised LDNG and Shearman & Sterling, special counsel, has advised American that in their respective opinions:

        (i) the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code;

        (ii) each of LDNG and American will be a party to such reorganization within the meaning of Section 368(b) of the Code;

       (iii) no gain or loss will be recognized by LDNG or American as a result of the Merger; and

        (iv) no gain or loss, except with respect to the amount of Cash Consideration received (and cash received in lieu of fractional shares), will be recognized by a holder of American Common Stock as a result of the Merger with respect to the shares of American Common Stock converted into shares of LDNG Common Stock or the American Preferred Stock and American Depositary Shares converted into LDNG Preferred Stock and LDNG Depositary Shares.

    It is a condition to closing of the Merger that the foregoing tax opinions be confirmed as of the Closing Date. If such condition is waived by either American or LDNG, revised proxy solicitation materials disclosing the waiver of the condition and other material disclosures in connection therewith, including risks to investors resulting from such waiver, will be distributed to stockholders of American and LDNG and previously returned proxies with respect to the voting of shares at the Special Meetings will be canceled and new proxies will be solicited. Neither LDNG nor American intends to waive the condition that the foregoing tax opinions be confirmed.

    STOCKHOLDERS OF AMERICAN.  As of the date of this Joint Proxy
Statement/Prospectus, Shearman & Sterling, special counsel, has advised American that in their opinion:

        (i) Gain, if any, realized by a holder of American Common Stock who exchanges such holder's American Common Stock or American Depositary Shares for LDNG Common Stock or LDNG Depositary Shares, respectively, will be recognized only to the extent of the Cash Consideration received. No loss will be recognized (except in connection with any cash received in lieu of a fractional share interest in LDNG Common Stock) for federal income tax purposes by holders of American Common Stock or American Depositary Shares by reason of such exchange. If the American Common Stock is a capital asset in the hands of such holder, any recognized gain will constitute either capital gain subject to the provisions and limitations of the Code or, as discussed below, a dividend;

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
        (ii) The tax basis of the LDNG Common Stock or LDNG Depositary Shares, respectively, received by each holder of American Common Stock or American Depositary Shares who exchanges American Common Stock or American Depositary Shares for LDNG Common Stock or LDNG Depositary Shares, respectively, in the Merger will be the same as the tax basis of the American Common Stock or American Depositary Shares surrendered in exchange therefor, except in the case of holders of American Common Stock such basis will be decreased by the amount of Cash Consideration received and increased by the amount of gain or dividend income recognized;

       (iii) The holding period of the LDNG Common Stock or LDNG Depositary Shares, respectively, received by each holder of American Common Stock or American Depositary Shares in the Merger will include the period during which the shares of American Common Stock or American Depositary Shares surrendered in exchange therefor were held by the holder thereof; provided, such American Common Stock or American Depositary Shares was held as a capital asset by the holder at the Effective Time;

        (iv) Cash received by a holder of American Common Stock in lieu of a fractional share interest in LDNG Common Stock will be treated as received for such fractional share interest, and, provided the fractional share interest would have constituted a capital asset in the hands of such holder, the holder will generally recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the portion of the adjusted tax basis in the American Common Stock allocable to the fractional share interest; and

        (v) A holder of American Common Stock who holds American Common Stock as a capital asset and exercises his or her dissenters' rights and receives cash with respect to his or her American Common Stock will generally recognize capital gain or loss upon such redemption equal to the difference between the amount of the cash received by such stockholder and such stockholder's tax basis in the American Common Stock surrendered therefor.

    The exchange will not have the effect of a dividend if either the exchange is substantially disproportionate with respect to the holder or the exchange results in a meaningful reduction in the holder's interest in LDNG Common Stock. The exchange would be substantially disproportionate with respect to the stockholder if the holder's percentage interest in LDNG Common Stock, immediately after the Merger, is less than 80% of what the interest would have been if such holder had received solely LDNG Common Stock in the exchange for all shares of American Common Stock owned (or deemed owned after application of certain constructive ownership rules under Sections 318 and 356(a)(2) of the
Code) by the holder before the Merger. Whether an exchange would result in a meaningful reduction depends on the particular stockholder's facts and circumstances. However, the transaction should generally result in a meaningful reduction where the holder's percentage interest in LDNG Common Stock, immediately after the Merger, is minimal (including the LDNG Common Stock owned or deemed owned), such stockholder (and related persons) exercise no control over LDNG, and the holder's percentage interest in LDNG Common Stock is actually reduced from what the interest would have been if such holder had received solely LDNG Common Stock in exchange for all shares of American Common Stock owned (or deemed owned after application of certain constructive ownership rules under Sections 318 and 356(a)(2) of the Code) by the stockholder before the Merger. In determining a stockholder's interest in LDNG Common Stock, the stockholder would be deemed to own, under the constructive ownership rules of Sections 318 and 356(a)(2), any LDNG Common Stock owned, or deemed owned, by certain related persons or that are subject to an option held by the stockholder or a related person. If the exchange of American Common Stock for LDNG Common Stock and Cash Consideration has the effect of a distribution of a dividend, the holder would recognize ordinary dividend income in an amount equal to the lesser of the amount of gain recognized and such holder's ratable share of the accumulated earnings and profit of American. Any amount treated as a distribution in excess of accumulated earnings and profits would be treated as a return of basis to the extent thereof, and the amount in excess of basis would be treated as capital gain. A holder of American Common Stock should consult his own tax advisor to determine whether dividend treatment could apply to his particular circumstance and the tax consequences thereof.

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
    INFORMATION REPORTING AND BACKUP WITHHOLDING. Payment in respect of American Common Stock may be subject to information reporting to the Internal Revenue Service and to 31% backup withholding tax. Backup withholding generally will not apply, however, to a payment to an American stockholder or other payee if such American stockholder or payee completes and signs the substitute W-9 that will be included as part of the transmittal letter or otherwise proves to LDNG and the Exchange Agent that it is exempt from backup withholding.

    RESTRUCTURING OF THE MERGER. The Merger Agreement provides that the Merger may be restructured if the opinions described above with respect to the federal income tax consequences of the Merger cannot be confirmed at the Effective Time. If the Merger is required to be restructured, American and LDNG shall use their reasonable best efforts to restructure the transaction contemplated by the Merger Agreement pursuant to which (a) LDNG will cause there to be organized a newly created holding company corporation ("NEWCO") with a certificate of incorporation and bylaws substantially equivalent to those of LDNG as of the date of the Merger Agreement; (b) the holders of LDNG Common Stock will receive one share of Common Stock ("NEWCO Common Stock") of NEWCO in exchange for each share of LDNG Common Stock as a result of a merger of a newly created subsidiary of NEWCO with and into LDNG; and (c) another newly created subsidiary of NEWCO will be merged with and into American and the terms of the Merger Agreement shall apply to such merger except that NEWCO Common Stock and NEWCO Preferred Stock shall be issued to American security holders in lieu of the LDNG Common Stock and LDNG Preferred Stock issuable hereunder and the American Warrants shall be exercisable for shares of NEWCO Common Stock instead of LDNG Common Stock. It is a condition to the obligations of American and LDNG to close the transaction as so restructured that each party shall have received tax opinions in satisfactory form and substance to the effect that the restructured transaction will be treated for federal income tax purposes as a transaction to which Section 351 and/or Section 368(a) of the Code applies and will otherwise have the tax attributes and effects described above as to American, LDNG and their respective stockholders.

    NET OPERATING LOSS CARRYFORWARD. At December 31, 1996, American had net operating loss ("NOL") carryforwards totaling $281.6 million, which will expire during the years 1997 through 2011. Under Section 382 of the Code, the utilization of these NOL carryforwards is subject to an annual limitation (the "382 Limitation") that applies when an "ownership change" occurs. As a result of an ownership change which occurred during November 1996, the total amount of American's NOL carryforwards were not affected, but a 382 Limitation was calculated equal to $10 million per year. Under Section 382 of the Code, the succession to the assets and liabilities of American by LDNG will also constitute an "ownership change" and result in a recalculation of the 382 Limitation, which will be equal to the value of the American immediately before such ownership change multiplied by the "long term tax exempt rate" as such term is defined in Section 382 of the Code, subject to adjustment for certain built in gains of American. The ownership change occurring by reason of the Merger will not result in a lower 382 Limitation than the $10 million limitation established in November 1996. Consequently, that previous 382 Limitation will remain in effect throughout the NOL carryforward time periods.

    To the extent the 382 Limitation exceeds the federal taxable income of the post-merger company for a given year, the 382 Limitation for the subsequent year will be increased by such excess. NOL carryforwards of American will be disallowed entirely if certain continuity of business enterprise requirements are not met. It is expected these requirements will be met. The effect of the 382 Limitation will be to limit the use of a portion of American's existing NOL carryforwards. As the result of the limitation, the Company expects that $162.9 million of American NOL carryforwards will expire unutilized. Utilization of the remaining $118.7 million of American NOL carryforwards is subject to certain factors (including oil and gas prices, future "ownership changes" and other factors) which cannot be controlled by LDNG.

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
                              THE MERGER AGREEMENT

    The following is a brief summary of the material provisions of the Merger Agreement, a copy of which is included in this Joint Proxy Statement/Prospectus as Annex A. The following discussion is qualified in its entirety by reference to the Merger Agreement.

THE MERGER

    The Merger Agreement provides that, subject to the terms and conditions thereof, at the Effective Time, American will be merged with and into LDNG, and the separate corporate existence of American will thereupon cease. LDNG will be the Surviving Corporation in the Merger and will continue to be governed by the Oklahoma Act, and the separate corporate existence of LDNG with all of its rights, privileges, immunities, powers and franchises will continue unaffected by the Merger, except as set forth in the Merger Agreement.

MERGER CONSIDERATION

    The Merger Agreement provides that (a) the holders of American Common Stock will receive in exchange for each share of American Common Stock 0.72 of a share of LDNG Common Stock and the Cash Consideration in the amount of $3.00 and (b) the holders of American Depositary Shares will receive in exchange for each such American Depositary Share one LDNG Depositary Share. For more information concerning the consideration to be paid in the Merger and the procedures for exchange of stock certificates and the payment of the Cash Consideration, see "The Merger--Merger Consideration; Effects of the Merger on Securities of American," "--Procedures for Exchange of American Common Stock Certificates" and "--Procedures for Exchange of American Depositary Shares."

EFFECTIVE TIME OF THE MERGER

    The Merger will become effective immediately when certificates of merger are accepted for filing by the Secretaries of the States of Delaware and Oklahoma or at such time thereafter as is provided in such certificates of merger. It is anticipated that, if the matters described in this Joint Proxy Statement/ Prospectus are adopted and approved at the LDNG Special Meeting and at the American Special Meeting and all other conditions to the Merger have been satisfied or waived, the Effective Time will occur on the first business day following the day on which both such meetings have been held (or such later date as is agreed upon by LDNG and American).

REPRESENTATIONS AND WARRANTIES

    The Merger Agreement contains various representations and warranties by each of American and LDNG relating to, among other things, (i) each of their, and their respective subsidiaries, organization and similar corporate matters, (ii) each of their capital structures, (iii) the authorization, execution, delivery, performance and enforceability of the Merger Agreement, and the absence of conflicts, violations of or defaults under the charters, as amended, or by-laws, as amended, of each of American and LDNG, or any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to American or LDNG or any of their respective subsidiaries or any of their respective properties or assets, (iv) the documents and reports filed by each of them with the Commission and the accuracy of the information contained therein, including financial statements,
(v) the absence of certain events, changes or effects, (vi) compliance with certain laws and absence of certain regulations or restrictions, (vii) litigation, (viii) taxes, (ix) retirement and other employee plans and matters relating to the Employee Retirement Income Security Act of 1974, as amended, (x) environmental matters, (xi) fairness opinions, (xii) broker's or similar fees, and (xiii) transactions with affiliates. The Merger Agreement also contains representations and warranties by American regarding (a) the vote required by stockholders of American to approve the Merger and the Merger Agreement and (b) the Rights Agreement between American and Society

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
National Bank dated September 28, 1993 (the "American Rights Agreement"). The Merger Agreement also contains representations and warranties by LDNG regarding certain LDNG natural gas contracts.

CONDUCT OF BUSINESS OF AMERICAN AND LDNG PENDING THE MERGER

    During the period from the date of the Merger Agreement and continuing until the Effective Time (i) American agrees as to itself and its subsidiaries that (except as expressly contemplated or permitted by the Merger Agreement, or to the extent that LDNG otherwise consents in writing) and (ii) LDNG agrees as to itself and its subsidiaries that (except as expressly contemplated or permitted by the Merger Agreement, or to the extent that American otherwise consents in writing) (for purposes of the following discussion American and LDNG each being a "Party"):

    ORDINARY COURSE. Each Party and its respective subsidiaries will carry on its businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and will use all commercially reasonable efforts to preserve intact its present business organizations, keep available the services of its current officers and employees, and endeavor to preserve its relationships with customers, suppliers and others having business dealings with it.

    DIVIDENDS; CHANGES IN STOCK. Except for transactions solely among a Party and its subsidiaries, a Party will not and it will not permit any of its respective subsidiaries to: (i) declare or pay any dividends on or make other distributions in respect of any of its capital stock or partnership interests, except in the case of American, for the declaration and payment of regular cash dividends with respect to the American Preferred Stock in accordance with its terms; (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of such Party's capital stock; or (iii) repurchase, redeem or otherwise acquire, or permit any of its subsidiaries to purchase, redeem or otherwise acquire, any shares of its capital stock, except as required by the terms of its securities outstanding on the date hereof or as contemplated by any existing employee benefit plan.

    ISSUANCE OF SECURITIES. A Party will not and it will not permit any of its subsidiaries to, issue, deliver or sell, or authorize or propose to issue, deliver or sell, any shares of its capital stock of any class, or other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, other voting securities or convertible securities, other than: (i) in the case of American, (x) the issuance of American Common Stock upon the exercise of American Warrants or American Stock Options that are outstanding on the date of the Merger Agreement, (y) issuances by a wholly owned subsidiary of American of such subsidiary's capital stock to its parent, and (z) the issuance of American Common Stock upon the conversion of the American Preferred Stock in accordance with its terms; and (ii) in the case of LDNG (y) the issuance of LDNG Common Stock upon the exercise of stock options granted under the LDNG Stock Option Plan that are outstanding on the date of the Merger Agreement, and (z) issuances by a wholly owned subsidiary of LDNG of such subsidiary's capital stock to its parent.

    GOVERNING DOCUMENTS. Except as contemplated by the Merger Agreement or in connection therewith, no Party will amend its certificate or articles of incorporation or by-laws.

    NO ACQUISITIONS. A Party will not, and it will not permit any of its subsidiaries to, acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or any of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, other than (i) in the case of American, any such acquisition or acquisitions having a purchase price not exceeding $1,000,000 in the aggregate; and (ii) in the case of LDNG, any such acquisition or acquisitions having a purchase price not exceeding $3,000,000 in the aggregate.

    NO DISPOSITIONS. Other than: (i) as may be necessary or required by law to consummate the transactions contemplated hereby or (ii) sales, leases, encumbrances or other dispositions in the ordinary course of business consistent with past practice that are not material, individually or in the aggregate, to a Party

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and its subsidiaries taken as a whole, a Party will not, and it will not permit any of its subsidiaries to, sell, lease, encumber or otherwise dispose of, or agree to sell, lease (whether such lease is an operating or capital lease), encumber or otherwise dispose of, any of its material assets.

    NO DISSOLUTION, ETC. Neither Party will authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation or dissolution of such Party or any of its subsidiaries, except that either Party may merge any of its subsidiaries into itself or another directly or indirectly wholly-owned subsidiary.

    ACCOUNTING. Neither Party will, nor will either Party permit any of its subsidiaries to, make any changes in their accounting methods which would be required to be disclosed under the rules and regulations of the Commission, except as required by law, rule, regulation or generally accepted accounting principles.

    AFFILIATE TRANSACTIONS. Neither Party will, nor will either Party permit any of its subsidiaries to, enter into any agreement or arrangement with any of their respective affiliates other than with wholly owned subsidiaries of such Party, on terms less favorable to such Party or such subsidiary, as the case may be, than could be reasonably expected to have been obtained with an unaffiliated third party on an arm's-length basis.

    CERTAIN EMPLOYEE MATTERS. Except as otherwise required by law, a Party will not and it will not permit any of its subsidiaries to: (i) pay any bonuses to (whether in cash or property), or grant any increases in the compensation of, any of its directors, officers or employees, except increases in salary to employees who are not directors or officers made in the ordinary course of business and in accordance with past practice; (ii) pay or agree to pay any material pension, retirement allowance or other employee benefit not required or contemplated by any of the existing employee benefit plans of American or LDNG as applicable, in each case as in effect on the date of the Merger Agreement, to any such director, officer or employee, whether past or present; (iii) enter into any new, or amend any existing, material employment or severance or termination agreement with any director, officer or employee; (iv) grant any options or other awards under any equity or incentive plan of American or LDNG; or (v) become obligated under any new employee benefit plan which was not in existence prior to the date of the Merger Agreement, or amend any such plan or arrangement in existence on the date hereof if such amendment would have the effect of materially enhancing any benefits thereunder.

    INDEBTEDNESS; LEASES; CAPITAL EXPENDITURES. No Party will, nor will any Party permit any of its subsidiaries to, (i) incur any indebtedness for borrowed money (except (x) to finance any transactions or capital or other expenditures permitted by this Agreement and regular borrowings under credit facilities made in the ordinary course of such Party's business, (y) refinancings of existing debt and (z) immaterial borrowings that, in each such case, permit prepayment of such debt without penalty (other than LIBOR breakage costs)) or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities of such Party or any of its subsidiaries or guarantee any debt securities of others (other than directly or indirectly wholly-owned subsidiaries), (ii) except in the ordinary course of business, enter into any material lease (whether such lease is an operating or capital lease) or create any material mortgages, liens, security interests or other encumbrances on the property of such Party or any of its subsidiaries in connection with any indebtedness thereof, or (iii) make or commit to make aggregate capital expenditures not described in the party's prior filings with the Commission in excess, in the case of each of American and LDNG, of an amount equal to the sum of (A) capital expenditures budgeted by such Party for the fiscal year ending December 31, 1997 as set forth in the capital expenditure budgets delivered to the other Party, less any budgeted capital expenditures expended prior to the date of the Merger Agreement, plus (B) capital expenditures (not otherwise included in budgeted capital expenditures) that may be incurred in connection with the acquisitions by American and LDNG, as applicable, permitted under the Merger Agreement. Each Party agrees to consult with the other in advance prior to actually

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committing to make budgeted capital expenditures relating to a single project or field not specifically identified in the budget in excess of $1,000,000 for American or in excess of $3,000,000 for LDNG.

    MATERIAL AGREEMENTS. No Party will, nor will any Party permit any of its subsidiaries to, (i) enter into any material agreement not contemplated by the budgeted capital expenditures described above or (ii) amend, modify or alter any existing American material agreement in a manner materially adverse to American or LDNG, as applicable.

ACCESS TO ASSETS, PERSONNEL AND INFORMATION

    Each of LDNG and American has agreed that, from the date of the Merger Agreement until the consummation of the Merger, it will allow the other party reasonable access to assets, personnel and information in an effort to allow such other party to fully and adequately investigate its properties, business and financial condition. As of the date of this Joint Proxy Statement/Prospectus, each party has received the full cooperation of the other party and neither party is aware of any facts or circumstances that would constitute a breach of any representation or warranty contained in the Merger Agreement.

NYSE LISTING

    LDNG has agreed to cause, prior to the closing date of the Merger (the "Closing Date"), the shares of LDNG Common Stock to be issued in the Merger, the shares of LDNG Common Stock issuable upon conversion of the LDNG Depositary Shares to be issued in the Merger, the shares of LDNG Common Stock issuable upon exercise of the American Warrants assumed by LDNG in connection with the Merger, and the LDNG Depositary Shares to be issued in the Merger to be approved for listing on the NYSE, subject to official notice of issuance and requisite approval of the Merger and the Merger Agreement by the stockholders of American and LDNG. An application has been filed for listing such shares on the NYSE.

WAIVERS, CONSENTS AND APPROVALS; ADDITIONAL ARRANGEMENTS

    Subject to the terms and conditions of the Merger Agreement, each of LDNG and American has agreed to take, or cause to be taken, all action and do, or cause to be done, all things necessary, appropriate or desirable under any applicable laws and regulations or under applicable governing agreements to consummate the Merger and the transaction contemplated by the Merger Agreement, including using its best efforts to obtain all necessary waivers, consents and approvals and effecting all necessary registrations and filings. Each of LDNG and American has agreed to take, or cause to be taken, all action and do, or cause to be done, all things necessary, appropriate or desirable to cause the covenants and conditions applicable to the parties' respective obligations to effect the Merger to be performed or satisfied as soon as practicable. In addition, each of LDNG and American has agreed that, if any governmental authority issues any order, decree, ruling or injunction or takes any other action that would have the effect of restraining, enjoining or otherwise prohibiting or preventing the consummation of the Merger, it will use its reasonable efforts to have such order, decree, ruling or injunction or other action declared ineffective as soon as practicable.

AGREEMENTS OF AFFILIATES

    American has agreed to cause to be prepared and delivered to LDNG, at least 30 days prior to the Effective Time, a list identifying all persons who, at the time of the American Special Meeting, may be deemed to be "affiliates" of American, as that term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act. American has agreed to use its best efforts to cause any such affiliates to execute and deliver to LDNG, on or prior to the Closing Date of the Merger, a written agreement relating to certain resale restrictions.

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NO SOLICITATION OF ALTERNATIVE TRANSACTIONS

    American has agreed to, and agreed to use its best efforts to cause each of its representatives (including its employees, officers, directors and financial and legal advisors) to, terminate any and all existing activities, discussions and negotiations with third parties (other than LDNG) with respect to any alternative transaction involving the acquisition of American. Furthermore, American and its representatives are prohibited by the terms of the Merger Agreement from (i) initiating, soliciting or knowingly encouraging the submission of any offer or proposal to acquire all or more than 15% of the American Common Stock, American Preferred Stock or American Depositary Shares or all or any material portion of the assets, business or equity interest of American (other than the transactions contemplated by the Merger Agreement), whether by merger, purchase of assets, tender offer, exchange offer or otherwise (a "Competing Proposal"); (ii) engage in negotiations or discussions concerning or provide any non-public information to any person relating to a Competing Proposal; or (iii) agree to, approve or recommend, or otherwise facilitate any effort or attempt to make or implement, any Competing Proposal, or withdraw its recommendation of the Merger; provided, however, that (a) the American Board may take and disclose to the stockholders of American a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act with regard to the Competing Proposal and (b) following receipt from a third party (without any solicitation, initiation or encouragement, directly or indirectly, by American or any representatives of American) of a bona fide written Competing Proposal, (1) American may engage in discussions or negotiations with such third party and may furnish such third party non-public information concerning it, and its business, properties and assets if such third party executes a confidentiality agreement in reasonably customary form and on terms, including so called "standstill" provisions, at least as restrictive as those contained in the Confidentiality Agreement between LDNG and American and (2) the American Board may recommend such Competing Proposal or withdraw, modify or not make its recommendation in favor of the Merger, if and only to the extent that (x) the American Board determines in good faith based on advice of American's financial advisor that such Competing Proposal, if consummated, would result in a transaction more favorable to American's stockholders from a financial point of view than the transaction contemplated by the Merger Agreement (a "Superior Proposal") and that the person making such Superior Proposal has the financial means, or the ability to obtain the necessary financing, to conclude such transaction; and (y) the American Board determines in good faith based on the advice of American's outside counsel that such action is necessary in order for the American Board to act in a manner that is consistent with its fiduciary obligations under applicable law.

    American has agreed promptly to notify LDNG after receipt by American or its representatives of any Competing Proposal, any inquiries indicating that any person is considering making or wishes to make a Competing Proposal or any requests for nonpublic information.

SPECIAL MEETINGS; JOINT PROXY STATEMENT PROSPECTUS

    Each of American and LDNG have agreed to take all necessary action in accordance with its respective charters and by-laws to convene the respective American Special Meeting and the LDNG Special Meeting for the purpose of voting on the matters described in this Joint Proxy Statement/ Prospectus. LDNG and American agreed to cooperate and promptly prepare and file with the Commission the Registration Statement and the Joint Proxy Statement/Prospectus as soon as practicable after the date of the Merger Agreement. LDNG agreed to use its best efforts, and American agreed to cooperate with LDNG (including furnishing information reasonably requested by LDNG), to have the Registration Statement declared effective under the Securities Act. LDNG further agreed to use its best efforts, and American agreed to cooperate with LDNG, to obtain all necessary state securities laws on "blue sky" permits, approvals and registrations in connection with the issuance of LDNG Common Stock, LDNG Preferred Stock and LDNG Depositary Shares pursuant to the Merger.

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
PUBLIC ANNOUNCEMENTS

    Prior to the Effective Time, American and LDNG have agreed to consult with each other before issuing any press release or otherwise making any public statements with respect to the transactions contemplated by the Merger Agreement and will not issue any press release or make any such public statement prior to obtaining the approval of the other party; provided, however, that such approval will not be required where such release or announcement is required by applicable law or the rules of the NYSE; and provided further, that either American or LDNG may respond to inquiries by the press or others regarding the transactions contemplated by the Merger Agreement, so long as such responses are consistent with such party's previously issued press releases.

INDEMNIFICATION OF DIRECTORS AND OFFICERS OF AMERICAN

    For a period of six years after the Effective Time, LDNG has agreed to the fullest extent permitted under applicable law, to indemnify and hold harmless, each present and former director or officer of American and its subsidiaries, and each such person who served at the request of American or any of its subsidiaries as a director, officer, trustee, partner, fiduciary, employee or agent of American or of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise, against all costs and expenses (including reasonable attorneys fees), judgments, fines, losses, claims, damages, liabilities and settlement amounts paid in connection with any claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), whether civil, administrative or investigative, arising out of or pertaining to any action or omission by any such person in his or her capacity set forth above, in each case occurring before the Effective Time, including the transactions contemplated by the Merger Agreement. However, LDNG will not be liable for any amounts in connection with any settlement effected by any indemnified party without LDNG's prior written consent (which consent LDNG has agreed not unreasonably to withhold). In the event of any such claim, action, suit, proceeding or investigation, LDNG has agreed to pay the fees and expenses of counsel selected by any such indemnified party, which counsel must be reasonably satisfactory to LDNG, promptly after statements therefor are received (unless LDNG elects to defend such action). If LDNG elects to defend any such action, LDNG will have the right to control the investigation, defense and/or settlement of each such action or matter, at its cost and expense, including use of counsel of its choice reasonably satisfactory to the indemnified party. However, LDNG will consult with the indemnified party and take the views of the indemnified party into consideration in effecting or rejecting any settlement. If both LDNG and any indemnified party are parties to any litigation, such indemnified party will be entitled to retain separate counsel if there are actual or potential conflicts of interest between such indemnified party and LDNG. LDNG will not enter into any settlement of any action or matter, except for any action relating solely to money damages that includes a complete and unconditional release of such indemnified party, without the prior written consent of such indemnified party which consent must not be unreasonably withheld. LDNG and any indemnified party will cooperate with each other in connection with the investigation and defense of any action or matter for which indemnification is provided as described above.

AMERICAN EMPLOYEE MATTERS

    As soon as reasonably practicable after the Effective Time, LDNG has agreed to provide employee benefit plans and arrangements to active employees of American and its subsidiaries that are the same as, or substantially the equivalent of, the employee benefit plans and arrangements of LDNG and its subsidiaries as in effect immediately prior to the Effective Time or as may be modified or terminated from time to time thereafter by LDNG. Pending such action, LDNG will maintain the effectiveness of American's employee benefit plans in existence as of the Effective Time. From and after the Effective Time, LDNG has also agreed to honor, in accordance with their terms, all employment and severance agreements and arrangements which apply to employees of American and its subsidiaries as disclosed to LDNG. LDNG has further agreed that the employees of American and its subsidiaries will be credited for their actual and credited service with American and its subsidiaries for purposes of eligibility, vesting and

                                       72
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benefit accrual (except in the case of a defined benefit pension plan) in the employee plans provided by LDNG. Such employees' benefits under LDNG's medical benefit plan will not be subject to any exclusions for any pre-existing conditions, and credit will be received for any deductibles or out-of-pocket amounts previously paid.

    In addition, as soon as practicable after the Effective Time, the participants in American's annual incentive and bonus plans for 1997 will be paid a pro-rata cash bonus through the Effective Time determined by the American Board, but in no event to exceed a total of $750,000.

EMPLOYMENT AND RETENTION AGREEMENTS WITH EXECUTIVE OFFICERS OF AMERICAN

    Pursuant to the Merger Agreement, LDNG has entered into an employment agreement with Mark Andrews and retention agreements with Elliott Pew, John M. Hogan, Cindy L. Gerow and T. Frank Murphy, each an executive officer of American, which agreements are to become effective at the Effective Time. For a description of the terms of these agreements (collectively referred to herein as the "American Employee Agreements") and certain severance payments, see "The Merger--Interests of Certain Persons in the Merger."

AMERICAN RIGHTS AGREEMENT

    American has agreed, unless and until the Merger Agreement is terminated in accordance with its terms, to maintain the American Rights Agreement in effect and will not make any other amendments or modifications, except such amendments or modifications as or permitted by the Merger Agreement and such other amendments or modifications that (a) would not adversely affect the Merger or the transactions contemplated by the Merger Agreement and (b) would not (1) facilitate or permit the acquisition by any Person of 15% of the outstanding American Common Stock without such Person becoming an "Acquiring Person" pursuant to the American Rights Agreement or (2) otherwise modify or impair the operation of the American Rights Agreement in a manner that would diminish the anti-takeover effects thereof.

RESTRUCTURING OF THE MERGER

    In the event that, for any reason relating to LDNG, American or their respective stockholders, LDNG or American is not able to obtain an opinion from their respective counsel that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code, the Merger Agreement provides that LDNG and American will use their reasonable best efforts to restructure the transaction contemplated by the Merger Agreement in the manner described under "The Merger--Material Federal Income Tax Consequences--Restructuring of the Merger."

CONDITIONS TO CONSUMMATION OF THE MERGER

    Consummation of the Merger is subject to the satisfaction or waiver of various conditions. The respective obligations of each of American and LDNG to effect the Merger are subject to the following conditions: (a) approval and adoption by the American stockholders of the Merger and the Merger Agreement;
(b) approval and adoption by the LDNG stockholders of the Merger and the Merger Agreement; (c) receipt of all consents, approvals, permits and authorizations required to be obtained from any governmental authority prior to the consummation of the Merger, except where the failure to obtain such consents, approvals, permits and authorizations would not have a material adverse effect on LDNG (assuming the Merger has taken place) or materially adversely affect the consummation of the Merger; (d) continued effectiveness of the Registration Statement; (e) the absence of any court orders restraining, enjoining or otherwise prohibiting the consummation of the Merger provided the party invoking such condition will have complied with its obligations under the Merger Agreement to use all reasonable efforts to have any such order vacated; and (f) the shares of LDNG Common Stock and LDNG Depositary Shares described above under "The Merger Agreement--NYSE Listing" will have been approved for listing on the NYSE, subject to official notice of issuance and the requisite stockholder approvals.

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
    In addition, LDNG's obligation to consummate the Merger is subject to satisfaction of the following conditions (unless waived by LDNG): (a) continued accuracy in all material respects of all representations and warranties made by American in the Merger Agreement other than any inaccuracy that would not, either individually or in the aggregate, have a material adverse effect on American; (b) performance by American of its covenants and agreements under the Merger Agreement other than any breach that would not, either individually or in the aggregate, have a material adverse affect on American; (c) the absence of any material adverse change in the condition (financial or otherwise), operations or business of American (other than changes, including changes in commodity prices, generally affecting the oil and gas industry, changes due to the announcement of the Merger or changes disclosed to LDNG on or prior to the date of the Merger Agreement); (d) an opinion from its counsel regarding certain tax issues as described in the Merger Agreement; and (e) the holders of not more than 15% of the outstanding American Common Stock will have exercised their dissenters' appraisal rights under the Delaware Act.

    American's obligation to consummate the Merger is subject to satisfaction of the following conditions (unless waived by American): (a) continued accuracy in all material respects of all representations and warranties made by LDNG in the Merger Agreement other than any inaccuracy that would not, either individually or in the aggregate, have a material adverse effect on LDNG; (b) performance by LDNG of its covenants and agreements under the Merger Agreement other than any breach that would not, either individually or in the aggregate, have a material adverse effect on LDNG; (c) an opinion from its counsel regarding certain tax issues as described in the Merger Agreement; (d) the absence of any material adverse change in the condition (financial or otherwise), operations or business of LDNG (other than changes, including changes in commodity prices, generally affecting the oil and gas industry or changes due to the announcement of the Merger); and (e) LDNG will have entered in the American Employee Agreements with those applicable employees of American who have also agreed to enter into such agreements.

TERMINATION RIGHTS AND TERMINATION FEES

    The parties may terminate the Merger Agreement with no liability or obligation to each other on account of such termination if they mutually consent thereto. In addition, either party may terminate the Merger Agreement with no liability or obligation to the other party on account of such termination if:
(a) the Merger has not been consummated by November 15, 1997 (provided, however, that such right to terminate will not be available to a party if its breach of the Merger Agreement has been the cause of or resulted in the failure of the Merger to be consummated on or before such date); or (b) a governmental authority issues an order permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger and such order has become final and nonappealable (provided, however, that the right to terminate under this provision will not be available to a party until such party has used all reasonable efforts to remove such order).

    LDNG may terminate the Merger Agreement with no liability or obligation to American on account of such termination if there has been a breach of any of the representations, warranties or covenants made by American in the Merger Agreement which would cause the conditions to LDNG's obligation to consummate the Merger described above not to be satisfied and such breach is not capable of being cured or, if capable of being cured, has not been cured within 10 business days following receipt by American of written notice of such breach from LDNG.

    American may terminate the Merger Agreement with no liability or obligation to LDNG on account of such termination if there has been a breach of any of the representations, warranties or covenants made by LDNG in the Merger Agreement which would cause the conditions to American's obligation to consummate the Merger described above not to the satisfied and such breach is not capable of being cured or, if capable of being cured, has not been cured within 10 business days following receipt by LDNG of written notice of such breach from American. The Merger Agreement also provides that American would have the right to terminate the Merger Agreement with no liability or obligation to LDNG on account of such termination if the banks that are parties to the Pledge Agreements dated as of December 23, 1994

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and December 27, 1996 among S.A. Louis Dreyfus et Cie and the banks named therein do not consent to the voting of the shares of LDNG Common Stock pledged pursuant thereto in favor of the transactions contemplated by the Merger Agreement on or prior to the twentieth business day after the date of the Merger Agreement (or an additional five business days thereafter if LDNG and S.A. Louis Dreyfus et Cie have and are continuing to use their reasonable best efforts to obtain any required consents of such banks). Such banks consented to the voting of the pledged shares within the applicable time period indicated above.

    In addition, the Merger Agreement may be terminated under the following circumstances:

        (x) By American or LDNG if the Merger Agreement and the Merger is not approved by the required vote of the American stockholders at the American Special Meeting or at any adjournment thereof;

        (y) By American if (i) American is prepared to enter into a binding definitive agreement to effect a Superior Proposal; and (ii) American has given LDNG at least three (3) business days' prior notice of its intention to terminate the Merger Agreement, during which period LDNG will have the opportunity to propose amendments or modifications to the terms of the Merger; and

        (z) By LDNG if (i) the American Board has withdrawn or modified its recommendation of the Merger Agreement and the Merger or has resolved or publicly announced or disclosed to any third party its intention to do so;
    (ii) an Alternative Transaction (as defined below) involving American has taken place or the American Board has recommended such an Alternative Transaction to the stockholders of American or has resolved or publicly announced its intention to recommend or engage in such an Alternative Transaction; or (iii) a tender offer or exchange offer for thirty percent (30%) or more of the outstanding shares of American Common Stock has been commenced or a registration statement with respect thereto has been filed (other than by LDNG or an affiliate thereof), and the American Board has (A) recommended (or has resolved or publicly announced its intention to recommend) that the stockholders of American tender their shares in such tender or exchange offer or (B) resolved or publicly announced its intention to take no position with respect to such tender or exchange offer.

    If the Merger Agreement is terminated (i) by LDNG for the reasons described in paragraphs (x) or (z) immediately above or (ii) by American for the reasons described in paragraphs (x) or (y) immediately above, American has agreed to pay to LDNG a termination fee in cash ("Initial Termination Fee") equal to $3,000,000; provided, however, the Initial Termination Fee will not be payable for a termination for the reasons described in paragraph (x) or clause (i) of paragraph (z) above, if, in either case, both (A) the LDNG Ratio (as defined below) is less than 85% of the Index Ratio (as defined below) and (B) no Competing Proposal has been made which has not been rejected by American prior to the date of the American Special Meeting in the case of a termination pursuant to paragraph (y) above or, in the case of a termination pursuant to clause (i) of paragraph (z) above, prior to the action of the American Board referred to in such clause. In addition, if the Initial Termination Fee becomes payable and if, within 12 months after payment of the Initial Termination Fee, an Alternative Transaction involving American is consummated or American enters into a definitive agreement with respect to an Alternative Transaction, American has agreed to pay to LDNG an additional fee ("Additional Termination Fee") of $5,000,000 at or prior to consummation of such Alternative Transaction, or within one business day following the effective date of such definitive agreement, whichever is earlier.

    For purposes of the foregoing, the following terms have the meanings indicated:

    "Alternative Transaction" means (A) a transaction or series of transactions to which any person or group (as such term is defined under the Exchange Act) other than LDNG or any affiliate thereof (a "Third Party") acquires or would acquire (upon completion of such transaction or series of transactions) shares (or securities exercisable or convertible into shares) representing more than fifteen percent (15%) of the outstanding shares of American Common Stock, pursuant to a tender offer or exchange offer or otherwise, (B) a merger, consolidation, share exchange or other business combination involving American or any of its material subsidiaries, if, upon consummation of such merger, consolidation, share exchange or other business combination such Third Party owns or would own more than 15% of the outstanding equity securities of American or any of its material subsidiaries or the entity surviving such merger or business combination or resulting from such consolidation, or (C) any other transaction or series of transactions pursuant to which any control of assets of American or any of its material subsidiaries (including for this purpose, outstanding equity securities of subsidiaries of American) having a fair market value equal to more than 25% of the fair market value of all of the consolidated assets of American immediately prior to such transaction or series of transactions.

    "Average Closing Price" means the average of the daily last sale prices of LDNG Common Stock as reported on the NYSE for the ten consecutive full trading days on which such shares are traded on the NYSE ending at the close of trading on the Determination Date.

    "Average Index Price" means the average of the Index Prices for the ten consecutive full NYSE trading days ending at the close of trading on the Determination Date.

    "Determination Date" means (A) for purposes of a termination for the reasons described in paragraph (x) above, the last business day before the date of the American Special Meeting; or (B) for purposes of a termination for the reasons described in clause (i) of paragraph (z) above, the last business day before the date of any action of the American Board referred to in such clause.

    "Index Group" means the group of each of the twelve oil and gas companies listed below, the common stock of all of which shall be publicly traded and as to which there shall not have been since the Starting Date and before the Determination Date, any public announcement of a proposal for such company to be acquired or for such company to acquire another company or companies in transactions with a value exceeding 25% of the acquiror's market capitalization. In the event that the common stock of any such company ceases to be publicly traded or such an announcement is made, such company will be removed from the Index Group, and the weights (which have been determined based on their relative market capitalization) redistributed proportionately for purposes of determining the Index Price. The twelve oil and gas companies and the weights attributed them are as follows:

OIL AND GAS COMPANY                                                                   WEIGHTING
-----------------------------------------------------------------------------------  -----------
Barrett Resources..................................................................       14.70
Cabot Oil and Gas..................................................................        5.42
Comstock Resources.................................................................        2.97
Cross Timbers Oil and Gas..........................................................        6.00
Devon Energy.......................................................................       15.31
HS Resources.......................................................................        2.81
Lomak Petroleum....................................................................        4.97
Nuevo Energy.......................................................................       10.09
Seagull Energy.....................................................................       15.42
Snyder Oil and Gas.................................................................        7.12
Swift Energy.......................................................................        4.54
Vintage Petroleum..................................................................       10.65
                                                                                     -----------
    Total..........................................................................        100%
                                                                                     -----------
                                                                                     -----------

    "Index Price" on a given date means the weighted average (weighted in accordance with the factors listed above) of the closing prices on such date of the companies composing the Index Group.

    "Index Ratio" means the number obtained by dividing the Average Index Price by the Index Price on the Starting Date.

    "LDNG Ratio" means the number obtained by dividing the Average Closing Price by the Starting Price.

    "Starting Date" means the last full day on which the NYSE was open for trading prior to the date of the Merger Agreement.

    "Starting Price" means the last sale price per share of LDNG Common Stock on the Starting Date, as reported by the NYSE Composite Transactions reporting system (as reported in The Wall Street Journal or, if not reported therein, in another mutually agreed upon authoritative source.)

    If the Merger Agreement is terminated by either party pursuant to any of the provisions described above, the Merger will be abandoned, the Merger Agreement will become void and there will be no further obligation on either party's part with respect to the Merger Agreement (with certain specified exceptions) other than the payment of the Initial Termination Fee and the Additional Termination Fee, to the extent applicable. A termination of the Merger Agreement will not, however, relieve either party from any liability for damages incurred as a result of its breach of the Merger Agreement prior to such termination.

PAYMENT OF EXPENSES

    American and LDNG will each pay its own expenses incident to preparing for, entering into and carrying out the provisions of the Merger Agreement and the consummation of the Merger, whether or not the Merger is consummated, except that the fee for filing the Registration Statement with the Commission will be borne by LDNG, the costs and expenses associated with printing this Joint Proxy Statement/ Prospectus will be borne equally by LDNG and American and the costs and expenses associated with mailing this Joint Proxy Statement/Prospectus and related materials to (a) the stockholders of American and soliciting the votes of the stockholders of American will be borne by American and (b) the stockholders of LDNG and soliciting the votes of the stockholders of LDNG will be borne by LDNG.

AMENDMENT AND WAIVER

    The Merger Agreement may be amended by the parties at any time before or after approval of the Merger by the stockholders of LDNG and American; provided, however, that after any such approval, the parties will not amend the Merger Agreement in a manner that by law requires further approval by the stockholders of LDNG and American without first obtaining such further approval.

    At any time prior to the Effective Time, the parties may, to the extent legally allowed, extend the time for the performance of any of the obligations under the Merger Agreement, waive any inaccuracies in the representations and warranties contained in the Merger Agreement or waive performance of any covenants or agreements contained in the Merger Agreement.

AGREEMENT OF LDNG STOCKHOLDER

    Louis Dreyfus Natural Gas Holdings Corp., an indirectly wholly owned subsidiary of S.A. Louis Dreyfus et Cie holding of record approximately 72% of the outstanding shares of LDNG Common Stock, has entered into a Stockholder Agreement with American and LDNG providing that, subject to certain limitations, such holder will vote the shares of LDNG Common Stock held by it (a) in favor of the Merger and (b) in accordance with the recommendations of the LDNG Board in favor of the reelection of Mr. Andrews and the two other current directors of American who are to be elected as directors of LDNG upon consummation of the Merger (or such other substitute nominees as may be designated by Mr. Andrews) as directors of LDNG at the 1998 Annual Meeting of Stockholders. Pursuant to the Merger Agreement, LDNG has agreed to cause such persons to be nominated for reelection at the 1998 Annual Meeting of Stockholders.

                   INFORMATION ABOUT THE COMBINING COMPANIES

LOUIS DREYFUS NATURAL GAS CORP.

    LDNG is an independent energy company engaged in the acquisition, development and exploration of natural gas and oil properties, and in the production and marketing of natural gas and crude oil. LDNG's reserve base is primarily located in the Sonora area of West Texas, the Mid-Continent region, the Permian Basin, and the Texas Gulf Coast. LDNG is organized under the laws of the State of Oklahoma, and its principal executive offices are located at 14000 Quail Springs Parkway, Suite 600, Oklahoma City, Oklahoma 73134. Its telephone number at such address is (405) 749-1300.

    Information about LDNG is contained in various documents that have been filed by LDNG with the Commission and incorporated by reference into this Joint Proxy Statement/Prospectus. Such information includes historical financial statements, information about LDNG's properties and oil and gas reserves and information about the nature of LDNG's business, its management and the LDNG Common Stock. Reference should be made to such documents for complete information about LDNG. For a list of such documents and instructions as to how to obtain copies of such documents, see "Incorporation of Documents by Reference."

OUTLOOK FOR FISCAL YEAR 1997

    Reference is made to the discussion under the caption "Forward-Looking Statements or Information" appearing elsewhere herein which describes the risks and uncertainties inherent in estimating future results and the important factors that could cause actual results to differ materially from the Forward-Looking Statements discussed below. Such Forward-Looking Statements assume that the Merger is consummated during the third quarter of 1997 and is accounted for under purchase accounting rules. After consummation of the Merger, the results of operations of American will be included with those of LDNG. The following comments should be read in conjunction with the consolidated financial statements, including the notes thereto, and Management's Discussion and Analysis of Financial Condition and Results of Operations contained in the reports incorporated herein by reference. The following comments should also be read in conjunction with the unaudited pro forma financial statements, including the notes thereto, included elsewhere in this Joint Proxy Statement/Prospectus.

    PRODUCTION. LDNG expects a significant increase in both oil and natural gas production for the periods subsequent to the Merger, as production results from the American oil and gas properties are included with LDNG's production results.

    OIL AND GAS PRICES. As of June 30, 1997, LDNG's Fixed-Price Contracts for the balance of 1997 provide average fixed prices of $2.47 per Mcf for its hedged natural gas before consideration of basis. Based on September 5, 1997 quotations for regional natural gas prices for the balance of 1997 and giving effect to LDNG's portfolio of basis swaps, LDNG anticipates price realization percentages for the balance of 1997 to be comparable to historical averages. LDNG's Fixed-Price Contracts hedge 24 Bcf of natural gas production (including 3 Bcf of fixed-price collars) for the second half of 1997. No plans currently exist to increase or decrease the amount of hedged production volumes for the remainder of 1997; however, LDNG may decide to hedge a greater or smaller share of production in the future. The effect of American's Fixed-Price Contracts subsequent to closing is not expected to be material.

    LDNG is unable to predict the market prices that will be received for its unhedged production for the balance of 1997. For the first six months of 1997, average monthly wellhead prices for its natural gas ranged from $1.85 per Mcf to $4.11 per Mcf and its oil prices varied from $18.51 per Bbl to $24.94 per Bbl. Because less than one-half of LDNG's pro forma production for the balance of 1997 is hedged by Fixed-Price Contracts, the oil and gas revenues for the balance of 1997 are highly sensitive to commodity price changes.

    OTHER INCOME. LDNG does not anticipate a material change in its well services income or gas gathering income for the balance of 1997 in relation to the results achieved for the first half of 1997. Other miscellaneous sources of income, such as gains or losses on property dispositions, cannot be estimated. American's sources of other income subsequent to the Merger are not expected to be material.

    OPERATING COSTS. Lifting costs are expected to increase significantly subsequent to closing as a result of including the lifting costs results attributable to the American oil and gas properties. However, lifting costs on an equivalent unit of production basis for the balance of 1997 are not expected to rise significantly on a combined basis in relation to LDNG' s results for the first six months of 1997. Production taxes are expected to be incurred at an average rate of 5% to 6% of wellhead oil and gas sales.

    GENERAL AND ADMINISTRATIVE EXPENSE. Subsequent to closing, LDNG expects a significant increase in its general and administrative costs ("G&A") in the aggregate and on a per unit of production basis resulting from the G&A of American. LDNG anticipates that ultimately meaningful savings in G&A will be realized in relation to that incurred by both companies independently, primarily through the elimination of duplicative positions and activities. However, no significant cost savings are expected for the transitional period during which the oil and gas properties and business systems of American will be assimilated by LDNG. Such transitional period is expected to be less than a year from consummation of the Merger.

    EXPLORATION COSTS. Subsequent to the Merger, pro forma capital expenditures for exploration drilling, leasehold, seismic and other geological and geophysical costs for the balance of 1997 are expected to be $24 million. Under the successful efforts method of accounting, the costs associated with unsuccessful exploration wells are expensed. All exploratory geological and geophysical costs (estimated at $2 million on a pro forma basis for the balance of 1997) are expensed as incurred, regardless of ultimate success in the discovery of new reserves. Remaining exploration costs to be expensed during the remaining months of 1997 will depend on exploratory drilling results.

    DEPRECIATION, DEPLETION AND AMORTIZATION. Based on the carrying value expected to be assigned to the oil and gas assets of American at closing pursuant to purchase accounting rules, LDNG's depreciation, depletion and amortization expense is expected to increase in the aggregate and on a per equivalent unit of production basis for the balance of 1997.

    IMPAIRMENT OF OIL AND GAS PROPERTIES. Based on the carrying value expected to be assigned to the oil and gas assets of American at closing, it is anticipated that an impairment charge will be recorded. Additional future impairments of oil and gas properties may occur due to changes in oil and gas prices, revisions to proved reserves, drilling results, changes in drilling plans, changes in Fixed-Price Contracts or other factors. The amount or timing of any future impairment cannot be estimated or predicted, but may be material.

    INTEREST EXPENSE. LDNG expects to fund the Cash Consideration through availability under its bank credit facility. In addition, the long-term debt of American will be assumed or refinanced. Consequently, interest expense is expected to increase significantly for the balance of 1997 subsequent to the Merger. However, the pro forma ratio of EBITDAX to interest of the combined entities is expected to show improvement in relation to LDNG's stand alone results. Further, the ratio of long-term debt to book capitalization is also expected to be lower than LDNG's current leverage position.

    INCOME TAXES. LDNG expects that income taxes will be provided at effective rates approximating corporate statutory rates for the balance of 1997 subsequent to the Merger.

PRICE RANGE OF LDNG COMMON STOCK AND DIVIDEND POLICY

    The LDNG Common Stock is quoted on the NYSE under the symbol "LD." The following table sets forth certain information as to the sales prices per share of LDNG Common Stock as quoted on the NYSE. On June 24, 1997, the last full trading day prior to the public announcement of the signing of the

Merger Agreement, the last sale price per share of LDNG Common Stock, as quoted on the NYSE, was $17.875. On September 9, 1997, the last full trading day for which quotations were available at the time of printing of this Joint Proxy Statement/Prospectus, the last sale price per share of LDNG Common Stock, as quoted on the NYSE, was $20.563. STOCKHOLDERS ARE URGED TO OBTAIN CURRENT QUOTATIONS FOR LDNG COMMON STOCK.

                                                                         LDNG COMMON STOCK
                                                                        --------------------
CALENDAR YEAR                                                              LOW       HIGH
----------------------------------------------------------------------  ---------  ---------
1995
  First Quarter.......................................................  $   11.25  $   14.38
  Second Quarter......................................................      13.88      16.50
  Third Quarter.......................................................      12.00      15.00
  Fourth Quarter......................................................      13.00      15.63

1996
  First Quarter.......................................................  $   10.38  $   15.13
  Second Quarter......................................................      10.75      15.13
  Third Quarter.......................................................      13.25      15.75
  Fourth Quarter......................................................      15.00      18.00

1997
  First Quarter.......................................................  $   14.50  $   19.50
  Second Quarter......................................................      13.38      18.38
  Third Quarter (through September 9, 1997)...........................      15.38      21.00

    LDNG has not paid any dividends on the LDNG Common Stock subsequent to the date of the initial public offering of LDNG Common Stock in November 1993. Certain provisions of LDNG's bank credit facility and the indenture agreement for LDNG's 9 1/4% Senior Subordinated Notes due 2004 restrict LDNG's ability to declare or pay cash dividends unless certain financial ratios are maintained. Although it is not currently anticipated that any cash dividends will be paid on the LDNG Common Stock in the foreseeable future, the LDNG Board will review LDNG's dividend policy from time to time. In determining whether to declare dividends and the amount of dividends to be declared, the LDNG Board will consider relevant factors, including LDNG's earnings, its capital needs and its general financial condition.

    Certain additional information about the LDNG Common Stock and the rights of stockholders with respect thereto is set forth under "Description of LDNG Capital Stock" and "Comparison of Stockholder Rights."

AMERICAN EXPLORATION COMPANY

    American is also an independent energy company engaged in the acquisition, development and exploration of natural gas and oil properties, and in the production and marketing of natural gas and crude oil. American's exploration and development activities are primarily focused in the Gulf of Mexico, South Texas (with an emphasis on the Wilcox and Frio Trends), the Cotton Valley Pinnacle Reef Trend in East Texas and the Smackover Trend in Southwest Arkansas. American is organized under the laws of the State of Delaware, and its principal executive offices are located at 1331 Lamar, Suite 900, Houston, Texas 77010. Its telephone number at that address is (713) 756-6000.

    Information about American is contained in various documents that have been filed by American with the Commission and incorporated by reference into this Joint Proxy Statement/Prospectus. Such information includes historical financial statements, information about American's properties and oil and gas reserves and information about the nature of American's business, its management and the American Common Stock. Reference should be made to such documents for complete information about American.

For a list of such documents and instructions as to how to obtain copies of such documents, see "Incorporation of Documents by Reference."

PRICE RANGE OF AMERICAN COMMON STOCK AND DIVIDEND POLICY

    American Common Stock is quoted on the AMEX under the symbol "AX." The following table sets forth certain information as to the sales prices per share of American Common Stock as quoted on the AMEX. Certain prices set forth below have been retroactively restated to reflect the one-for-ten reverse split of the American Common Stock during the second quarter of 1995. On June 24, 1997, the last full trading day prior to the public announcement of the signing of the Merger Agreement, the last sales price per share of American Common Stock, as quoted on the AMEX, was $14.375. On September 9, 1997, the last full trading day for which quotations were available at the time of printing of this Joint Proxy Statement/Prospectus, the last sales price per share of American Common Stock as quoted on the AMEX, was $17.688. STOCKHOLDERS ARE URGED TO OBTAIN CURRENT QUOTATIONS FOR AMERICAN COMMON STOCK.

                                                                          AMERICAN COMMON
                                                                               STOCK
                                                                        --------------------
CALENDAR YEAR                                                              LOW       HIGH
----------------------------------------------------------------------  ---------  ---------
1995
  First Quarter.......................................................  $    8.75  $   10.00
  Second Quarter......................................................       8.13      10.88
  Third Quarter.......................................................      10.38      12.13
  Fourth Quarter......................................................       9.63      11.88

1996
  First Quarter.......................................................  $   10.63  $   12.00
  Second Quarter......................................................      10.63      13.50
  Third Quarter.......................................................      11.88      14.00
  Fourth Quarter......................................................      11.88      16.63

1997
  First Quarter.......................................................  $   11.00  $   17.25
  Second Quarter......................................................      10.00      15.25
  Third Quarter (through September 9, 1997)...........................      13.63      17.88

    American has not paid any dividend on the American Common Stock and does not expect to pay dividends on the American Common Stock for the foreseeable future. Payment of dividends on the American Common Stock is also currently prohibited by the terms of various agreements relating to outstanding indebtedness of American.

    Certain additional information about the American Common Stock and the rights of stockholders with respect thereto is set forth under "Description of American Capital Stock" and "Comparison of Stockholder Rights."

                    UNAUDITED PRO FORMA FINANCIAL STATEMENTS

    The accompanying unaudited pro forma balance sheet as of June 30, 1997 gives effect to the Merger as if it had occurred on June 30, 1997. The unaudited pro forma income statements for the year ended December 31, 1996 and the six months ended June 30, 1997 give effect to the Merger as if the Merger had occurred on January 1, 1996. SUCH UNAUDITED PRO FORMA FINANCIAL INFORMATION HAS BEEN PREPARED PURSUANT TO REGULATIONS PRESCRIBED BY THE SECURITIES AND EXCHANGE COMMISSION AND DOES NOT PURPORT TO BE INDICATIVE OF THE FINANCIAL POSITION OR RESULTS OF OPERATIONS WHICH MAY ACTUALLY BE ATTAINED IN THE FUTURE. IT DOES NOT CONSIDER THE EFFECTS OF THE COST REDUCTION AND FINANCING PLANS OF MANAGEMENT EXPECTED TO BE IMPLEMENTED AFTER CLOSING, NOR DOES IT INCLUDE THE EFFECTS OF CERTAIN PURCHASE ACCOUNTING ADJUSTMENTS EXPECTED TO BE RECORDED AT CLOSING. THE FINANCIAL IMPACT OF SUCH PLANS AND PURCHASE ACCOUNTING ADJUSTMENTS IS EXPECTED TO BE MATERIAL. THESE ARE DESCRIBED IN THE FOOTNOTES TO THE ACCOMPANYING PRO FORMA COMBINED FINANCIAL STATEMENTS. Future results may also vary significantly from the results reflected in the unaudited pro forma statements of income due to oil and gas production increases or declines, new Fixed-Price Contracts, changes in product prices, future acquisitions and divestitures, future development and exploration activities, and other factors.

    The unaudited pro forma financial information should be read in conjunction with the historical financial statements and Management's Discussion and Analysis of Financial Condition and Results of Operations appearing in the reports of LDNG and American incorporated herein by reference.

                        LOUIS DREYFUS NATURAL GAS CORP.

                       UNAUDITED PRO FORMA BALANCE SHEET

                                 JUNE 30, 1997
                                 (IN THOUSANDS)

                                                                           HISTORICAL
                                                                     ----------------------    PRO FORMA
                                                                        LDNG      AMERICAN    ADJUSTMENTS    PRO FORMA
                                                                     ----------  ----------  -------------  -----------

                                                        ASSETS

CURRENT ASSETS
Cash and cash equivalents..........................................  $    4,160  $    1,173  $    --        $     5,333
Receivables:
  Oil and gas sales................................................      26,033       8,871       --             34,904
  Joint interest and other, net....................................       6,045       5,478       --             11,523
  Reimbursable costs for recovery from well blowout................      --          22,272       --             22,272
Deposits...........................................................       2,956      --           --              2,956
Inventory and other................................................       3,612       1,202       --              4,814
                                                                     ----------  ----------  -------------  -----------
  Total current assets.............................................      42,806      38,996       --             81,802
                                                                     ----------  ----------  -------------  -----------
PROPERTY AND EQUIPMENT, at cost, based on successful efforts
  accounting.......................................................     949,756     381,651      35,915 (a)
                                                                                                (72,939)(b)   1,294,383
Less accumulated depreciation, depletion and amortization..........    (259,776)   (151,643)    151,643 (a)    (259,776)
                                                                     ----------  ----------  -------------  -----------
                                                                        689,980     230,008     114,619       1,034,607
                                                                     ----------  ----------  -------------  -----------
OTHER ASSETS, net..................................................       5,390       1,340        (934)(a)       5,796
                                                                     ----------  ----------  -------------  -----------
                                                                     $  738,176  $  270,344  $  113,685     $ 1,122,205
                                                                     ----------  ----------  -------------  -----------
                                                                     ----------  ----------  -------------  -----------

                                         LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable...................................................  $   26,831  $    9,053  $    --        $    35,884
Accrued liabilities................................................       7,076      23,198      13,536 (a)      43,810
Revenues payable...................................................       7,633       8,100       --             15,733
                                                                     ----------  ----------  -------------  -----------
  Total current liabilities........................................      41,540      40,351      13,536          95,427
                                                                     ----------  ----------  -------------  -----------
LONG-TERM DEBT.....................................................     335,980      96,000      54,396 (a)     486,376
                                                                     ----------  ----------  -------------  -----------
DEFERRED CREDITS AND OTHER LIABILITIES
Deferred revenue...................................................      18,245      --           --             18,245
Deferred gains from price-risk management activities...............      24,118      --           --             24,118
Deferred income taxes..............................................      31,756         447       3,278 (a)
                                                                                                (27,717)(b)       7,764
Other..............................................................       4,587       5,688      18,705 (a)      28,980
                                                                     ----------  ----------  -------------  -----------
                                                                         78,706       6,135      (5,734)         79,107
                                                                     ----------  ----------  -------------  -----------
STOCKHOLDERS' EQUITY
Preferred stock....................................................      --               4      21,076 (a)      21,080
Common stock.......................................................         278         785        (672)(a)         391
Additional paid-in capital.........................................     197,318     322,683    (119,309)(a)     400,692
Retained earnings..................................................      84,354    (195,614)    195,614 (a)
                                                                                                (45,222)(b)      39,132
                                                                     ----------  ----------  -------------  -----------
                                                                        281,950     127,858      51,487         461,295
                                                                     ----------  ----------  -------------  -----------
                                                                     $  738,176  $  270,344  $  113,685     $ 1,122,205
                                                                     ----------  ----------  -------------  -----------
                                                                     ----------  ----------  -------------  -----------

      See accompanying notes to unaudited pro forma financial statements.

                        LOUIS DREYFUS NATURAL GAS CORP.

                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

                          YEAR ENDED DECEMBER 31, 1996
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                      HISTORICAL
                                                                ----------------------   PRO FORMA
                                                                   LDNG      AMERICAN   ADJUSTMENTS     PRO FORMA
                                                                ----------  ----------  -----------     ---------
REVENUES
Oil and gas sales.............................................  $  185,558  $   76,228   $  --          $261,786 (h)
Other income..................................................       3,947         970      --             4,917 (h)
                                                                ----------  ----------  -----------     ---------
                                                                   189,505      77,198      --           266,703
                                                                ----------  ----------  -----------     ---------

EXPENSES
Operating costs...............................................      44,615      25,681      (2,882)(c)    67,414
General and administrative....................................      16,325       7,205       2,882(c)     26,412 (h)
Exploration costs.............................................       4,965      18,834      --            23,799 (h)
Depreciation, depletion and amortization......................      65,278      29,563      11,810(d)    106,651
Interest......................................................      26,822       4,239       2,915(e)     33,976 (h)
                                                                ----------  ----------  -----------     ---------
                                                                   158,005      85,522      14,725       258,252
                                                                ----------  ----------  -----------     ---------
Income (loss) before income taxes.............................      31,500      (8,324)    (14,725)        8,451
Income taxes..................................................      10,398         281      (7,468)(f)     3,211
                                                                ----------  ----------  -----------     ---------
Net income (loss).............................................      21,102      (8,605)     (7,257)        5,240
Preferred stock dividends.....................................      --           1,800      --             1,800
                                                                ----------  ----------  -----------     ---------

NET INCOME (LOSS) TO COMMON STOCK.............................  $   21,102  $  (10,405)  $  (7,257)     $  3,440
                                                                ----------  ----------  -----------     ---------
                                                                ----------  ----------  -----------     ---------

Net income per common share...................................  $     0.76                              $    .09
                                                                ----------                              ---------
                                                                ----------                              ---------
Weighted average common shares outstanding....................      27,800                  11,303(g)     39,103
                                                                ----------              -----------     ---------
                                                                ----------              -----------     ---------

      See accompanying notes to unaudited pro forma financial statements.

                        LOUIS DREYFUS NATURAL GAS CORP.

                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

                         SIX MONTHS ENDED JUNE 30, 1997
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                      HISTORICAL
                                                                -----------------------   PRO FORMA
                                                                   LDNG      AMERICAN    ADJUSTMENTS     PRO FORMA
                                                                ----------  -----------  -----------     ---------
REVENUES
Oil and gas sales.............................................  $   96,102   $  44,486    $  --          $140,588 (h)
Gain (loss) on sales of property and equipment................       8,617        (142)      --             8,475 (h)
Other income..................................................       1,283          99       --             1,382
                                                                ----------  -----------  -----------     ---------
                                                                   106,002      44,443       --           150,445
                                                                ----------  -----------  -----------     ---------
EXPENSES
Operating costs...............................................      21,865      11,897       (1,242)(c)    32,520
General and administrative....................................       7,891       4,040        1,242(c)
                                                                                              1,200(i)     14,373 (h)
Exploration costs.............................................       3,414       8,193       (1,200)(i)    10,407 (h)
Provision for uninsured loss on well blowout..................      --           2,770       --             2,770
Depreciation, depletion and amortization......................      32,251      17,129        4,846(d)     54,226
Interest......................................................      12,519       2,154        1,367(e)     16,040 (h)
                                                                ----------  -----------  -----------     ---------
                                                                    77,940      46,183        6,213       130,336
                                                                ----------  -----------  -----------     ---------
Income (loss) before income taxes.............................      28,062      (1,740)      (6,213)       20,109
Income taxes..................................................       9,822           3       (2,183)(f)     7,642
                                                                ----------  -----------  -----------     ---------
Net income (loss).............................................      18,240      (1,743)      (4,030)       12,467
Preferred stock dividends.....................................      --             900       --               900
                                                                ----------  -----------  -----------     ---------
NET INCOME (LOSS) TO COMMON STOCK.............................  $   18,240   $  (2,643)   $  (4,030)     $ 11,567
                                                                ----------  -----------  -----------     ---------
                                                                ----------  -----------  -----------     ---------

Net income per common share...................................  $      .66                               $    .30
                                                                ----------                               ---------
                                                                ----------                               ---------
Weighted average common shares outstanding....................      27,801                   11,303(g)     39,105
                                                                ----------               -----------     ---------
                                                                ----------               -----------     ---------

      See accompanying notes to unaudited pro forma financial statements.

               NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS

NOTE 1--BASIS OF PRESENTATION

    On June 24, 1997, LDNG and American entered into the Merger Agreement whereby American will be merged into LDNG. The Merger will be accounted for using the purchase method of accounting. In accordance with the Merger Agreement, holders of American Common Stock will receive .72 shares of LDNG Common Stock and $3.00 cash for each share of American Common Stock. Holders of American Depositary Shares will receive one share of LDNG Depositary Shares for each share of American Depositary Shares.

NOTE 2--PRO FORMA ENTRIES

    PRO FORMA BALANCE SHEET--JUNE 30, 1997

    The accompanying unaudited pro forma balance sheet as of June 30, 1997 has been prepared as if the Merger had occurred on that date and includes the following adjustments:

    (a) To adjust assets and liabilities under the purchase method of accounting based on the purchase price. Such purchase price has been allocated to the consolidated assets and liabilities of American based on preliminary estimates of fair values with the remainder allocated between proved and unproved properties based on their relative fair values. The purchase price allocated to proved properties was further allocated based on the relative fair values of individual producing fields. This allocation was then reviewed for indications of impairment by comparing the allocated cost to the estimated undiscounted future net cash flows on a field by field basis. Those oil and gas properties having a carrying value in excess of the estimated undiscounted future net cash flows were deemed impaired pursuant to SFAS 121. The purchase price allocated to unproved oil and gas properties was adjusted to the lower of cost (allocated purchase price) or market. The combined impairment resulted in a pretax charge of $72.9 million ($45.2 million after tax). No goodwill will be recorded in connection with this transaction. The information presented herein may differ from the actual purchase price allocation.

       The purchase price is determined as follows (in thousands):

Cash consideration of $3.00 for each share of American Common
  Stock...........................................................  $  47,096
Estimated fair value (at $17.15 per share) of 11.3 million shares of LDNG Common Stock issued at the exchange rate of .72 shares
  of LDNG Common Stock for each share of American Common Stock....    193,850
Estimated fair value of warrants to purchase 1.6 million shares of
  LDNG Common Stock...............................................      9,637
Estimated transaction costs, including the estimated Cash-Out
  Amount for the American stock options...........................     12,243
                                                                    ---------
                                                                    $ 262,826
                                                                    ---------
                                                                    ---------

       The preliminary allocation of the purchase price included in the pro forma balance sheet is summarized as follows (in thousands):

Working capital assumed.......................................  $  (2,648)
Oil and gas properties:
  Proved......................................................    339,221
  Unproved....................................................     75,291
Other property and equipment..................................      3,054
Other assets..................................................        406
Bank debt.....................................................    (61,000)
Subordinated debt.............................................    (42,300)
Deferred income taxes.........................................     (3,725)
Other liabilities.............................................    (24,393)
Preferred stock...............................................    (21,080)
                                                                ---------
                                                                $ 262,826
                                                                ---------
                                                                ---------

    (b) To record the estimated impairment charge resulting from the allocation of the purchase price to proved and unproved oil and gas properties as described in footnote (a) above.

    PRO FORMA STATEMENTS OF OPERATIONS--YEAR ENDED DECEMBER 31, 1996 AND SIX
     MONTHS ENDED JUNE 30, 1997

    The accompanying unaudited pro forma statements of operations for the year ended December 31, 1996 and the six months ended June 30, 1997 have been prepared as if the Merger had occurred on January 1, 1996. Such statements include the following adjustments:

    (c) To reclassify operator overhead charges attributable to American's net property interests, conforming to LDNG's financial presentation of such charges.

    (d) To record the estimated adjustment to depreciation, depletion and amortization expense attributable to the allocation of the purchase price using the successful efforts method of accounting. Such adjustment assumes the recognition at closing of an estimated impairment charge totaling $72.9 million ($45.2 million after tax) (see notes (a) and (b) above). This one-time non-recurring charge is not reflected in the unaudited pro forma statements of operations as presented herein.

    (e) To adjust interest expense for the incremental interest to be incurred attributable to borrowings made to fund the Cash Consideration at closing. Incremental borrowing rates assumed for LDNG for the year ended December 31, 1996 and the six months ended June 30, 1997 were 6.2% and 5.8%, respectively.

    (f) To record income taxes on pro forma pretax net income at an effective income tax rate of 38%.

    (g) To reflect the issuance of 11.3 million shares of LDNG Common Stock at the exchange rate of .72 shares of LDNG Common Stock for each share of American Common Stock.

    (h) The accompanying unaudited pro forma financial statements have been prepared pursuant to regulations prescribed by the Securities and Exchange Commission. The unaudited pro forma statements of income do not consider the effects of the cost reduction and financing plans of management expected to be implemented after closing, nor do they include the effects of certain purchase accounting adjustments expected to be recorded at closing. Such plans and adjustments are identified as follows:

                                                               YEAR      SIX MONTHS
                                                              ENDED         ENDED
                                                           DECEMBER 31,   JUNE 30,
                                                               1996         1997
                                                           ------------  -----------
                                                                (IN THOUSANDS)
MANAGEMENT PLANS
Increase (decrease) to pro forma pretax earnings:
Estimated reduction in general and administrative costs
  from the elimination of duplicative personnel and
  activities between LDNG and American (net of
  reimbursements and recoveries).........................   $    5,974    $   2,837
Estimated interest savings to be achieved upon
  refinancing the debt facilities of American (net of
  capitalized interest)..................................        1,698          886
EFFECT OF PURCHASE ACCOUNTING ADJUSTMENTS
(THE HISTORICAL STATEMENTS OF OPERATIONS OF AMERICAN
  INCLUDE THE FOLLOWING AMOUNTS WHICH WOULD HAVE BEEN
  REFLECTED AS ADJUSTMENTS TO THE PURCHASE PRICE HAD THE
  MERGER OCCURRED AT THE BEGINNING OF THE INDICATED
  PERIOD):
Increase (decrease) to pro forma pretax earnings:
Hedging losses incurred by American......................        9,975        3,146
Gains and losses on asset sales incurred by American.....         (978)         142
Leasehold impairments incurred by American...............        2,137        2,138
                                                           ------------  -----------
Total....................................................   $   18,806    $   9,149
                                                           ------------  -----------
                                                           ------------  -----------

    (i) To reclassify certain personnel costs to conform with LDNG's financial presentation of such costs.

SUPPLEMENTAL PRO FORMA INFORMATION--OIL AND GAS RESERVES

    CHANGES IN PRO FORMA ESTIMATED PROVED RESERVES

    The following table sets forth the changes in estimated proved reserves for the year ended December 31, 1996 for LDNG and American on a pro forma basis.

                                                                             DECEMBER 31, 1996
                                                                          -----------------------
                                                                          OIL (MBBLS)  GAS (MMCF)
                                                                          -----------  ----------
Proved Reserves
Beginning of year.......................................................      20,360      753,919
Acquisition of proved reserves..........................................      18,346      252,277
Extensions and discoveries..............................................       2,643       76,873
Revisions of previous estimates.........................................         335       19,939
Sales of reserves in place..............................................        (165)        (119)
Production..............................................................      (3,638)     (86,279)
                                                                          -----------  ----------
End of year.............................................................      37,881    1,016,610
                                                                          -----------  ----------
                                                                          -----------  ----------

    PRO FORMA STANDARDIZED MEASURE OF FUTURE NET CASH FLOWS

    The following table reflects the pro forma standardized measure of discounted future net cash flows of proved oil and gas reserves as of December 31, 1996:

                                                                                  YEAR ENDED
                                                                                 DECEMBER 31,
                                                                                     1996
                                                                                 -------------
                                                                                      (IN
                                                                                  THOUSANDS)
Future cash inflows............................................................   $ 4,511,516
Future production costs........................................................    (1,330,628)
Future development costs.......................................................      (173,426)
Future income taxes............................................................      (805,539)
                                                                                 -------------
                                                                                    2,201,923
Discount at 10 percent per year................................................    (1,082,656)
                                                                                 -------------
Standardized measure of discounted future net cash flows.......................   $ 1,119,267
                                                                                 -------------
                                                                                 -------------

    The standardized measure information in the preceding table was derived from estimates of LDNG's and American's proved oil and gas reserves contained in studies prepared by petroleum engineers. The standardized measure calculation, prepared pursuant to the provisions of Statement of Financial Accounting Standards No. 69, does not purport to represent the fair market value of the pro forma oil and gas reserves. The foregoing information is presented for comparative purposes as of December 31, 1996 and is not intended to reflect any changes in value which may result from future price fluctuations.

    CHANGES RELATING TO THE PRO FORMA STANDARDIZED MEASURE OF DISCOUNTED FUTURE
     NET CASH FLOWS

    The principal changes in the pro forma standardized measure of discounted future net cash flows attributable to pro forma proved oil and gas reserves for the year ended December 31, 1996 are as follows:

                                                                                  YEAR ENDED
                                                                                 DECEMBER 31,
                                                                                     1996
                                                                                 -------------
                                                                                      (IN
                                                                                  THOUSANDS)
Balance, beginning of year.....................................................   $   563,297
Acquisitions of proved reserves................................................       565,208
Extensions and discoveries, net of future development costs....................       147,817
Revisions of previous quantity estimates.......................................        26,431
Oil and gas sales, net of production costs.....................................      (204,347)
Sales of reserves in place.....................................................          (614)
Net change in sales price and production costs.................................       125,491
Development costs incurred and changes in estimated future development costs...        13,099
Net change in income taxes.....................................................      (195,080)
Accretion of discount..........................................................        73,751
Changes in timing of production and other......................................         4,214
                                                                                 -------------
Balance, end of year...........................................................   $ 1,119,267
                                                                                 -------------
                                                                                 -------------

                     DESCRIPTION OF AMERICAN CAPITAL STOCK

AUTHORIZED AND OUTSTANDING CAPITAL STOCK

    The authorized capital stock of American consists of (a) 50,000,000 shares of American Common Stock and (b) 100,000 shares of preferred stock, par value $1.00 per share. The American Board has authority to divide such preferred stock into one or more series and has broad authority to fix and determine the relative rights and preferences, including voting rights, of the shares of each such series. As of the date of this Joint Proxy Statement/Prospectus, there were outstanding 15,704,701 shares of American Common Stock and 4,000 shares of preferred stock in a series designated $450 Cumulative Convertible Preferred Stock, Series C (referred to herein as the "American Preferred Stock"). An additional 85,000 shares of preferred stock of American have been reserved for issuance upon the exercise of the "rights" in connection with the American Rights Agreement, which will not continue in effect after the Merger. No class of capital stock of American entitles the holder thereof to any preemptive rights to purchase or subscribe for shares of any class or any other securities, other than as the American Board may determine.

    The following description of the capital stock of American is subject to the detailed provisions of American's Restated Certificate of Incorporation, as amended (the "American Charter"), bylaws as currently in effect (the "American Bylaws") and the Certificate of Designation, Preferences and Rights of the American Preferred Stock, as amended (the "American Certificate of Designation"). This description does not purport to be complete or to give full effect to the terms of the provisions of statutory or common law and is subject to, and qualified in its entirety by reference to, the American Charter, the American Bylaws and the American Certificate of Designation, which are filed as exhibits to the American 1996 Form 10-K, which is incorporated into this Joint Proxy Statement/Prospectus by reference.

AMERICAN COMMON STOCK

    All issued and outstanding shares of American Common stock are validly issued, fully paid and nonassessable. The holders of American Common Stock are entitled to one vote for each share held on all matters submitted to a vote of common stockholders. The American Common Stock does not have cumulative voting rights. Each share of American Common Stock is entitled to participate equally in dividends, as and when declared by the American Board, and in the distribution of assets in the event of liquidation, subject in all cases to any prior rights of outstanding shares of preferred stock. The shares of American Common Stock have no preemptive or conversion rights, redemption rights or sinking fund provisions.

    The outstanding shares of American Common Stock are listed on the AMEX and trade under the symbol "AX." Harris Trust and Savings Bank serves as the transfer agent and registrar for the American Common Stock.

AMERICAN PREFERRED STOCK

    GENERAL

    The American Preferred Stock is not subject to any sinking fund or other obligation of American to redeem or retire the American Preferred Stock. American has issued American Depositary Shares each representing a 1/200 interest in a share of American Preferred Stock. The American Depositary Shares are listed on the AMEX and trade under the symbol "AXPrC." Any American Preferred Stock converted, redeemed or otherwise acquired by American will, upon cancellation of such shares, have the status of authorized and unissued preferred stock, subject to reissuance by the American Board as American Preferred Stock or as shares of preferred stock of any one or more other series.

    RANKING

    The American Preferred Stock ranks, with respect to the payment of dividends and upon liquidation, prior to the American Common Stock and PARI PASSU with any shares of capital stock of American ranking on a parity with the American Preferred Stock with respect to the payment of dividends and upon liquidation.

    DIVIDENDS

    Holders of shares of the American Preferred Stock are entitled to receive, when, as and if declared by the American Board out of funds of American legally available for payment, cumulative cash dividends at the rate per annum of $450 per share (equivalent to $2.25 per annum per American Depositary Share). Accrued dividends on the American Preferred Stock are payable quarterly, in arrears on March 31, June 30, September 30 and December 31 of each year.

    Dividends are payable to holders of record as they appear on the stock records of American at the close of business on such record dates not more than 60 nor less than ten days preceding the payment dates thereof, as shall be fixed by the American Board. Dividends are cumulative whether or not in any dividend period or periods there shall be funds of American legally available for the payment of such dividends. Accumulations of dividends on shares of the American Preferred Stock will not bear interest. Dividends payable on the American Preferred Stock for any period greater or less than a full dividend period are computed on the basis of a 360-day year consisting of 12 30-day months. Dividends payable on the American Preferred Stock for each full dividend period are computed by dividing the annual dividend rate by four.

    If at any time American has failed to pay accrued dividends on any shares of American Preferred Stock at the time such dividends are payable, American will not (i) declare or pay any dividend on the shares of American Common Stock or on any shares of capital stock of American ranking junior to the American Preferred Stock with respect to the payment of dividends and upon liquidation ("Junior Stock") or make any payment on account of, or set apart money for, a sinking fund for, the purchase, redemption, retirement or other acquisition of, any shares of American Common Stock or any Junior Stock or make any distribution in respect thereof, whether in cash or property or in obligations or shares of American (other than in shares of American Common Stock or Junior Stock) or (ii) purchase any shares of American Preferred Stock or any other shares of capital stock of American ranking on a parity with the American Preferred Stock with respect to the payment of dividends and upon liquidation ("Parity Stock") (except for a consideration payable in shares of American Common Stock or Junior Stock) or redeem fewer than all of the American Preferred Stock and Parity Stock then outstanding, unless, in each case all accrued and payable but unpaid dividends on the American Preferred Stock have been or contemporaneously are declared and paid in full or declared and a sum sufficient for payment of such dividends has been set aside. Unless and until all dividends accrued and payable but unpaid on the American Preferred Stock and any Parity Stock at the time outstanding have been paid in full, all dividends declared by American upon such American Preferred Stock or Parity Stock will be declared pro rata with respect to all shares of American Preferred Stock and Parity Stock then outstanding, so that the amounts of any dividends declared on the American Preferred Stock and such Parity Stock will in all cases bear to each other the same ratio that, at the time of such declaration, all accrued and payable but unpaid dividends on the American Preferred Stock and such other Parity Stock, respectively, bear to each other. No Parity Stock is currently outstanding.

    Under the Delaware Act, American may declare and pay dividends or make other distributions on its capital stock only out of surplus (as defined in the Delaware Act), or, in case there is no such surplus, out of its net profits for the fiscal year in which the dividend or distribution is declared or the preceding fiscal year. The Delaware Act also prohibits dividends or distributions from being declared, paid or made if American is or would be rendered insolvent by virtue of such dividend or distribution, or if such declaration, payment or distribution would contravene the American Charter. In addition, the Delaware Act provides that the directors of any Delaware corporation engaged in the exploitation of wasting assets (including but not limited to a corporation engaged in the exploitation of natural resources) may determine the net profits derived from the exploitation of such wasting assets without taking into consideration the depletion of such assets resulting from lapse of time, consumption, liquidation or exploitation of such assets.

    OPTIONAL REDEMPTION

    On and after December 31, 1997, the American Preferred Stock will be redeemable at the option of American, in whole or in part, for cash on not less than 30 nor more than 60 days' notice to the record holders of the shares of American Preferred Stock at the following redemption prices per share if redeemed during the 12 month period beginning December 31 of the year indicated below, plus accrued and unpaid dividends to the redemption date:

                                                                                  EQUIVALENT
                                                                                 PER AMERICAN
                                                  REDEMPTION PRICE PER SHARE OF   DEPOSITARY
YEAR                                              AMERICAN PREFERRED STOCK           SHARE
------------------------------------------------  -----------------------------  -------------
1997............................................            $   5,270              $  26.350
1998............................................                5,225                 26.125
1999............................................                5,180                 25.900
2000............................................                5,135                 25.675
2001............................................                5,090                 25.450
2002............................................                5,045                 25.225
2003 and thereafter.............................                5,000                 25.000

    The American Preferred Stock will not be subject to any sinking fund or other obligation of American to redeem or retire the American Preferred Stock.

    If fewer than all shares of American Preferred Stock are called for redemption, the shares to be redeemed shall be selected by lot or pro rata. If fewer than all the shares represented by any certificate are to be redeemed, a new certificate will be issued representing the unredeemed shares.

    In the event that full cumulative dividends on American Preferred Stock that have become payable have not been paid or declared and set apart for payment, the American Preferred Stock may not be redeemed in part and American may not purchase or acquire shares of American Preferred Stock otherwise than pursuant to a purchase or exchange offer made on the same terms to all holders of shares of American Preferred Stock.

    On and after the date fixed for redemption, provided that American has made available a sufficient amount of funds to effect the redemption, dividends will cease to accrue on the shares of American Preferred Stock called for redemption (except that, in the case of a redemption date after a dividend payment record date and prior to the related dividend payment date, holders of American Preferred Stock on the dividend payment record date will be entitled on such dividend payment date to receive the dividend payable on such shares), such shares shall no longer be deemed to be outstanding and all rights of the holders of such shares as holders of American Preferred Stock shall cease, except the right to receive that amount payable to such holders upon such redemption, without interest.

    VOTING

    Holders of American Preferred Stock will be entitled to vote on all matters submitted to a vote of the holders of American Common Stock, voting together as one class with the holders of American Common Stock and any other preferred stock or other security of American with similar voting rights. When voting as one class together with the holders of American Common Stock, each holder of American Preferred Stock will be entitled to one vote for each share of American Common Stock into which a share of American Preferred Stock would be convertible as of the applicable record date for the meeting of the stockholders at which the vote is to be taken.

    In addition, if the equivalent of six quarterly dividends payable on the American Preferred Stock is in arrears, the number of directors of American will be increased by two and the holders of outstanding shares of American Preferred Stock, voting together as one class with the holders of any one or more series of preferred stock of American ranking on a parity with respect to dividends and upon liquidation with, the American Preferred Stock upon which like voting rights have been conferred and are exercisable, will be entitled to elect the additional two directors until all dividends in arrears have been paid in full or declared and set apart for payment. Holders of American Preferred Stock, when voting together as a class with holders of any such parity preferred stock of American upon which like voting rights have been conferred and are exercisable, will be entitled to one vote for each $25 of liquidation preference of the American Preferred Stock as of the applicable record date for the meeting of the stockholders, and American will cause any such parity preferred stock to have like voting rights.

    The approval of the holders of two-thirds of the shares of the American Preferred Stock is required to amend the American Charter in a manner that adversely affects the preferences, special rights or powers of the American Preferred Stock or to authorize, create or increase the authorized amount of any class or series of preferred stock of American ranking prior to the American Preferred Stock either as to dividend or liquidation rights; PROVIDED that a stock split or a reverse stock split of the American Common Stock shall be deemed not to adversely affect the preferences, special rights or powers of the American Preferred Stock; AND PROVIDED, FURTHER, that the creation or issuance of any class or series of preferred stock of American ranking junior to the American Preferred Stock with respect to the payment of dividends or upon liquidation will not require the consent of the holders of the American Preferred Stock; and PROVIDED, FURTHER, that the creation or issuance of any class or series of preferred stock of American ranking on a parity with the American Preferred Stock with respect to the payment of dividends or upon liquidation will require the approval of the holders of at least a majority in number of the shares of American Preferred Stock then outstanding; and PROVIDED, FURTHER, that the number of authorized shares of any class of stock may be increased or decreased (but not below the number of shares thereof then outstanding) with the approval of the holders of at least a majority in number of the stock of American entitled to vote.

    LIQUIDATION PREFERENCE

    In the event of any liquidation, dissolution or winding up of American, whether voluntary or involuntary, the holders of shares of American Preferred Stock are entitled to receive out of the assets of American available for distribution to stockholders, before any distribution of assets is made to holders of American Common Stock or to holders of preferred stock of American that is junior as to liquidation rights to the American Preferred Stock, liquidating distributions in the amount of $5,000 per share of American Preferred Stock (equivalent to $25 per American Depositary Share) plus dividends accrued and accumulated but unpaid to the date of such distribution. If upon any liquidation, dissolution or winding up of American, the amounts payable with respect to the American Preferred Stock and any other preferred stock of American ranking as to any such distribution on a parity with the American Preferred Stock are not paid in full, the holders of American Preferred Stock and of such other preferred stock of American will share ratably in any such distribution of assets in proportion to the full respective preferential amounts to which they are entitled. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of shares of American Preferred Stock will not be entitled to any further participation in any distribution of assets by American. Neither a consolidation nor a merger of American with another corporation nor a sale or transfer of all or part of American's assets for cash or securities will be considered a liquidation, dissolution or winding up of American.

    CONVERSION RIGHTS

    Shares of American Preferred Stock are convertible, in whole or in part, at any time, at the option of the holders thereof, into shares of American Common Stock at a regular conversion price of $15.00 per share of American Common Stock (equivalent to a regular conversion rate of 1.6667 shares of American Common Stock for each American Depositary Share), subject to adjustment as described below ("Conversion Price"). The right to convert shares of the American Preferred Stock called for redemption will terminate at the close of business on a redemption date. For information as to notice of redemption, see "--Optional Redemption" above.

    Each conversion will be deemed to have been effected immediately prior to the close of business on the date on which the certificates for shares of the American Preferred Stock shall have been duly and properly surrendered and notice received by American and the conversion shall be effected at the Conversion Price in effect at such time and on such date.

    Record holders of shares of American Preferred Stock at the close of business on a dividend payment record date will be entitled to receive the dividend payable on such shares on the corresponding dividend payment date notwithstanding the conversion of such shares following such dividend payment record date and prior to such dividend payment date. However, shares of the American Preferred Stock surrendered for conversion during the period between the close of business on any dividend payment record date and the opening of business on the corresponding dividend payment date (except for holders of shares converted after the issuance of a notice of redemption with respect to a redemption date during such period, which will be entitled to retain such dividend) must be accompanied by payment of an amount equal to the dividend payable on such shares on such dividend payment date. A holder of shares of American Preferred Stock on a dividend record date who (or whose transferee) duly surrenders any such shares for conversion into shares of American Common Stock on such dividend payment date will receive the dividend payable by American on such shares of American Preferred Stock on such date, and the converting holder need not include payment of the amount of such dividend upon surrender of shares of American Preferred Stock for conversion. Except as provided above, American will make no payment or allowance for unpaid dividends, whether or not in arrears, on converted shares of American Preferred Stock or for dividends on the shares of American Common Stock issued upon such conversion.

    Fractional shares of American Common Stock will not be issued upon conversion but, in lieu thereof, American will pay a cash adjustment based on the last sales price of the American Common Stock on the last trading day prior to the conversion date.

    A conversion price adjustment made according to the provisions of the American Preferred Stock (or the absence of provision for such an adjustment) might result in a constructive distribution to the holders of American Preferred Stock or holders of American Common Stock that would be subject to taxation as a dividend. American may, at its option, make such reductions in the conversion price, in addition to those set forth below, as the American Board deems advisable in order that certain stock-related distributions hereafter made by American to its stockholders will not be taxable. The American Board will also have the power to resolve any ambiguity or correct any error in the provisions relating to the convertibility of the American Preferred Stock, and its actions in so doing will be final and conclusive.

    CONVERSION PRICE ADJUSTMENTS

    The Conversion Price is subject to adjustment upon certain events, including
(i) dividends (and other distributions) payable in American Common Stock on any class of capital stock of American, (ii) the issuance to all holders of American Common Stock of rights or warrants entitling them to subscribe for or purchase American Common Stock at less than the then current market price, (iii) subdivisions, combinations and reclassifications of American Common Stock and
(iv) distributions to all holders of American Common Stock of evidences of indebtedness of American, shares of capital stock of American (other than American Common Stock) or assets or rights or warrants to subscribe for or purchase any of its securities

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(including securities, but excluding those dividends, rights, warrants and distributions referred to above and dividends and distributions paid in cash out of the profits or surplus of American). In addition to the foregoing adjustments, American will be permitted to make such reductions in Conversion Price as it considers to be advisable in order that any event treated for Federal income purposes as a dividend of stock or stock rights or other similar transactions will not be taxable to holders of American Common Stock.

    In case American shall be a party to any transaction (including, without limitation, a merger, consolidation or sale of all or substantially all of American's assets), in each case as a result of which shares of American Common Stock will be converted into the right to receive stock, securities or other property (including cash or any combination thereof), each share of the American Preferred Stock, if not converted as a result of the transaction, will thereafter be convertible into the kind and amount of shares of stock and other securities and property, including cash, receivable upon the consummation of such transaction by a holder of that number of shares or fraction thereof of American Common Stock into which one share of the American Preferred Stock was convertible immediately prior to such transaction at the Conversion Price in effect at such time. American may not become a party to any such transaction unless the terms thereof are consistent with the foregoing.

    No adjustment of the Conversion Price will be required to be made in any case until cumulative adjustments amount to 1% or more of the Conversion Price. Any adjustment not so required to be made will be carried forward and taken into account in subsequent adjustments.

    SPECIAL CONVERSION RIGHTS

    The American Preferred Stock has a special conversion right that becomes effective upon the occurrence of certain types of significant transactions affecting ownership or control of American or the market for the American Common Stock. The purpose of the special conversion right is to provide (subject to certain exceptions) partial loss protection upon the occurrence of a Change of Control or a Fundamental Change (as defined below) at a time when the Market Value (as defined below) of the American Common Stock is less than the then prevailing conversion price. In such situations, the special conversion right would, for a limited time period, reduce the then prevailing conversion price to the Market Value of the American Common Stock, except that the conversion price will not be reduced to less than a minimum conversion price of $11.25 per share of American Common Stock (equivalent to a maximum special conversion rate of 2.2222 shares of American Common Stock per American Depositary Share), subject to certain adjustments. Consequently, to the extent that the Market Value of the American Common Stock is less than such minimum conversion price, a holder will not be fully protected from loss upon exercise of the special conversion right.

    The special conversion right is intended to provide limited loss protection to investors in certain circumstances, while not giving holders a veto power over significant transactions affecting ownership or control of American. Although the special conversion right may render more costly or otherwise inhibit certain proposed transactions, its primary purpose is not to inhibit or discourage takeovers or other business combinations.

    Each holder of American Preferred Stock will be entitled to a special conversion right if a Change of Control or Fundamental Change occurs. A Change of Control will occur if a person or group acquires more than 50% of the American Common Stock. A Fundamental Change is, generally, a sale of all or substantially all American's assets or a transaction in which at least 66% of the American Common Stock is transferred for, or is converted into, any other asset. However, if the majority of the value of the consideration received in a transaction by holders of American Common Stock is marketable stock or if the holders of American Common Stock hold a majority of the voting stock of American's successor, such transaction will not be a Fundamental Change, and the holders of the American Preferred Stock will not have special conversion rights as a result of that transaction. In addition, the special conversion right

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arising upon a Change of Control shall only be applicable with respect to the first Change of Control that occurs after the first date of issuance of any shares of American Preferred Stock. The full definitions of the terms "Change of Control" and "Fundamental Change" appear below.

    The Merger does not constitute a "Change of Control" or a "Fundamental Change" for purposes of the special conversion rights, and holders of American Preferred Stock will not receive special conversion rights as a result of the Merger.

    A special conversion right will permit a holder of American Preferred Stock, at the holder's option during the 30-day period described below, to convert all, but not less than all, of the holder's American Preferred Stock at a conversion price equal to the Special Conversion Price, which is, generally, equal to the greater of the Market Value of the American Common Stock and $11.25 per share (subject to adjustment as described below). The full definition of "Special Conversion Price" is set forth below. A holder exercising a special conversion right will receive American Common Stock if a Change of Control occurs and, if a Fundamental Change occurs, will receive the same consideration received for the number of shares of American Common Stock into which the holder's American Preferred Stock would have been convertible at the Special Conversion Price. In either case, however, American or its successor may, at its option, elect to provide the holder with either cash or a combination of cash and American Common Stock (with respect to a Change of Control) or other consideration received in respect of the American Common Stock (with respect to a Fundamental Change), in an aggregate amount equal to the Market Value of the number of shares of American Common Stock into which the holder's American Preferred Stock is convertible at the Special Conversion Price.

    American currently would not be permitted under its bank and subordinated debt agreements to provide cash to the holders of the American Preferred Stock in lieu of shares of American Common Stock upon the exercise of special conversion rights.

    American will mail to each registered holder of American Preferred Stock, and will publish on a business day in a newspaper that is published in the English language on business days and is of general circulation in The City of New York, a notice setting forth details of any special conversion right occasioned by a Change of Control or Fundamental Change within 30 days after the event occurs. A special conversion right may be exercised only within the 30-day period after the notice is mailed and published and will expire at the end of that period. Exercise of a special conversion right, to the extent permitted by law, including, if applicable, Rule 13e-4 under the Exchange Act, is irrevocable, and all American Preferred Stock tendered for conversion will be converted at the end of the 30-day period mentioned in the preceding sentence. American, in taking any action in connection with any Change of Control, Fundamental Change or related special conversion right, will comply with all applicable federal securities regulations, including, to the extent applicable, Rules 13e-4 and 14e-1 under the Exchange Act.

    American Preferred Stock that is not converted pursuant to a special conversion right will continue to be convertible pursuant to the ordinary conversion rights described above.

    The special conversion right is not intended to, and does not, protect holders of American Preferred Stock in all circumstances that might affect ownership or control of American or the market for the American Common Stock, or otherwise adversely affect the value of an investment in the American Preferred Stock. The ability to control American may be obtained by a person even if that person does not, as is required to constitute a Change of Control, acquire a majority of American's voting stock. American and the market for the American Common Stock may be affected by various transactions that do not constitute a Fundamental Change. In particular, transactions involving transfer or conversion of less than two-thirds of the American Common Stock may have a significant effect on American and the market for the American Common Stock, as could transactions in which holders of American Common Stock receive primarily marketable stock or continue to own a majority of the voting securities of the successor to American. In addition, if the special conversion right arises as the result of a Fundamental Change, the special conversion right will allow a holder exercising a special conversion right to receive the same type of

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consideration received by the holders of American Common Stock and, thus, the degree of protection afforded by the special conversion right may be affected by the type of consideration received.

    As used herein, a "Change of Control" with respect to American shall be deemed to have occurred at the first time after the first issuance of any American Preferred Stock that any person (within the meaning of Sections 13(d)(3) and 14(d)(2) of the Exchange Act), including a group (within the meaning of Rule 13d-5 under the Exchange Act), together with any of its Affiliates or Associates (as defined below), files or becomes obligated to file a report (or any amendment or supplement thereto) on Schedule 13D or 14D-1 pursuant to the Exchange Act disclosing that such person has become the beneficial owner of either (i) more than 50% of the shares of American Common Stock then outstanding or (ii) securities representing more than 50% of the combined voting power of the Voting Stock (as defined below) of American then outstanding, PROVIDED that a Change of Control shall not be deemed to have occurred with respect to any transaction that constitutes a Fundamental Change. An "Affiliate" of a specified person is a person that directly or indirectly controls, or is controlled by or is under common control with, the person specified. An "Associate" of a person means (a) any corporation or organization, other than American or any subsidiary of American, of which the person is an officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities, (b)any trust or estate in which the person has a substantial beneficial interest or as to which the person serves as trustee or in a similar fiduciary capacity, and (c) any relative or spouse of the person or any relative of the spouse who has the same home as the person or who is a director or officer of the person or any of its parents or subsidiaries.

    As used herein, a "Fundamental Change," with respect to American, means (i) the occurrence of any transaction or event in connection with which all or substantially all of the American Common Stock is exchanged for, converted into, acquired for or constitutes solely the right to receive cash, securities, property or other assets (whether by means of an exchange offer, liquidation, tender offal, consolidation, meager, combination, reclassification or otherwise) or (ii) the conveyance, sale, lease, assignment, transfer or other disposal of all or substantially all of American's property, business or assets; PROVIDED, HOWEVER, that a Fundamental Change shall not be deemed to have occurred with respect to either of the following transactions or events: (a) any transaction or event in which more than 50% (by value as determined in good faith by the American Board) of the consideration to be received by holders of American Common Stock consists of Marketable Stock (as defined below); or (b) any consolidation or merger of American in which the holders of American Common Stock immediately prior to such transaction own, directly or indirectly, (1) 50% or more of the common stock of the sole surviving corporation (or of the ultimate parent of such sole surviving corporation) outstanding at the time immediately after such consolidation or merger and (2) securities representing 50% or more of the combined voting power of the surviving corporation's Voting Stock (or the Voting Stock of the ultimate parent of such surviving corporation) outstanding at such time. The phrase "all or substantially all" as used in this definition in reference to the American Common Stock means two-thirds or more of the aggregate outstanding amount.

    As used herein, "Voting Stock" means, with respect to any person, capital stock of such person having general power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such person (irrespective of whether or not at the time capital stock or any other class or classes shall have or might have voting power by reason of the happening of any contingency).

    As used herein, "Special Conversion Price" means the higher of the Market Value of the American Common Stock and $11.25 per share (which amount will, each time the Conversion Price is adjusted, be adjusted so that the ratio of such amount to the Conversion Price, after giving effect to any such adjustment, shall always be the same as the ratio of $11.25 to the initial Conversion Price, without giving effect to any such adjustment).

    As used herein, "Market Value" of the American Common Stock or any other Marketable Stock is the average of the last reported sales prices of the American Common Stock or such other Marketable Stock, as the case may be, for the five business days ending on the last business day preceding the date of

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the Fundamental Change or Change of Control; PROVIDED, HOWEVER, that if the
Marketable Stock is not traded on any national securities exchange or similar quotation system as described in the definition of "Marketable Stock" during such period, then the Market Value of such Marketable Stock is the average of the last reported sales prices per share of such Marketable Stock during the first five business days commencing on the day after the date on which such Marketable Stock was first distributed to the general public and traded on the NYSE, the AMEX, the NASDAQ National Market System or any similar system of automated dissemination of quotations of securities prices in the United States.

    As used herein, the term "Marketable Stock" means the American Common Stock or common stock of any corporation that is the successor to all or substantially all of the business or assets of American as a result of a Fundamental Change or of the ultimate parent of such successor, which is (or will, upon distribution thereof, be) listed or quoted on the NYSE, the AMEX, the NASDAQ National Market System or any similar system of automated dissemination of quotations of securities prices in the United States.

    TRANSFER AGENT

    Harris Trust and Savings Bank serves as the transfer agent and registrar of the American Preferred Stock.

AMERICAN DEPOSITARY SHARES

    The following summary of the terms and provisions of the American Depositary Shares does not purport to be complete and is subject to, and qualified in its entirety by, the Deposit Agreement, a copy of which has been filed as an exhibit to the American 1996 Form 10-K incorporated herein by reference.

    American has issued receipts ("Depositary Receipts") for American Depositary Shares, each of which represents a 1/200 interest in a share of American Preferred Stock. The shares of American Preferred Stock represented by American Depositary Shares are deposited under a Deposit Agreement (the "Deposit Agreement") among American, Harris Trust and Savings Bank (the "Depositary") and the holders from time to time of the Depositary Receipts. Subject to the terms of the Deposit Agreement, each owner of an American Depositary Share is entitled, in proportion to the applicable fraction of a share of American Preferred Stock represented by such American Depositary Share, to all the rights and preferences of the American Preferred Stock represented thereby (including dividend, voting, conversion, redemption and liquidation rights and preferences).

    ISSUANCE OF DEPOSITARY RECEIPTS

    American has deposited the American Preferred Stock with the Depositary, which issued and delivered the Depositary Receipts evidencing the American Depositary Shares. Depositary Receipts are only issued evidencing whole American Depositary Shares.

    DIVIDENDS AND OTHER DISTRIBUTIONS

    The Depositary will distribute all cash dividends or other cash distributions received in respect of the American Preferred Stock to the record holders of American Depositary Shares in such amounts, as nearly as practicable, of such dividend or distribution as are applicable to the number of such American Depositary Shares owned by such holders, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the Depositary.

    In the event of a distribution other than in cash, the Depositary will distribute property received by it to the record holders of American Depositary Shares entitled thereto in such amounts, as nearly as practicable, of such property (including securities) received by it as are applicable to the number of such American Depositary Shares owned by such holders, subject to certain obligations of holders to file proofs,

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certificates and other information and to pay certain charges and expenses to the Depositary, unless the Depositary determines that it is not feasible to make such distribution, in which case the Depositary may adopt such a method as it deems equitable and practical for the purpose of effecting such distribution, including sale of such property and distribution of the net proceeds from such sale to such holders.

    The amount distributed in all the foregoing cases will be reduced by any amounts required to be withheld by American or the Depositary on account of taxes.

    WITHDRAWAL OF SHARES OF AMERICAN PREFERRED STOCK

    Upon surrender of the Depositary Receipts at the Depositary's office, the owner of the American Depositary Shares evidenced thereby is entitled to delivery at such office of the number of whole shares of the American Preferred Stock and any money or other property, if any, represented by such American Depositary Shares. If the Depositary Receipts delivered by the holder evidence a number of American Depositary Shares in excess of the number of American Depositary Shares representing a number of whole shares of American Preferred Stock to be withdrawn, the Depositary will deliver to such holder at the same time a new Depositary Receipt evidencing such excess number of American Depositary Shares. Holders of shares of American Preferred Stock thus withdrawn are not thereafter to deposit such shares under the Deposit Agreement or to receive American Depositary Shares therefor. American does not expect that there will be any public trading market for withdrawn shares of American Preferred Stock and the American Preferred Stock has not been approved for listing on the AMEX or other national securities exchange or consolidated trading system.

    REDEMPTION OF AMERICAN DEPOSITARY SHARES

    The American Depositary Shares will be redeemed, upon not less than 30 nor more than 60 days' notice to the record holders of American Depositary Shares, using the cash proceeds received by the Depositary resulting from the redemption, in whole or in part at American's option, but subject to the terms and conditions applicable thereto, of shares of American Preferred Stock held by the Depositary. The redemption price per American Depositary Share will be equal to the applicable fraction of the redemption price per share payable with respect to the American Preferred Stock plus all accrued and unpaid dividends, if any, payable in respect of the American Depositary Shares. Whenever American redeems shares of American Preferred Stock held by the Depositary, the Depositary will redeem as of the same redemption date the number of American Depositary Shares representing shares of American Preferred Stock so redeemed. If fewer than all the outstanding American Depositary Shares are to be redeemed, American will select those to be redeemed by lot or on a pro rata basis (with adjustments to avoid fractional shares).

    VOTING THE AMERICAN PREFERRED STOCK

    Upon receipt of notice of any meeting at which the owners of the American Preferred Stock are entitled to vote, the Depositary will mail the information contained in such notice of meeting to the record holders of the American Depositary Shares. Each record holder of such American Depositary Shares on the record date (which will be the same date as the record date for the American Preferred Stock) will be entitled to instruct the Depositary as to the exercise of the voting rights pertaining to the amount of American Preferred Stock (or fraction thereof) represented by such holder's American Depositary Shares. The Depositary will endeavor, insofar as practicable, to vote the amount of American Preferred Stock (or fraction thereof) represented by such American Depositary Shares in accordance with such instructions, and American will agree to take all reasonable action that may be deemed necessary by the Depositary in order to enable the Depositary to do so. The Depositary will abstain from voting shares of American Preferred Stock to the extent that it does not receive specific instructions from the holders of American Depositary Shares representing those shares of American Preferred Stock.

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    CONVERSION OF AMERICAN PREFERRED STOCK

    The American Depositary Shares, as such, are not convertible into the American Common Stock or any other securities or property of American. Nevertheless, the Depositary Receipts may be surrendered by holders thereof to the Depositary at the Depositary's office or such other office or to such Depositary's agents as the Depositary may designate for such purpose with written instructions to the Depositary to instruct American to cause conversion of the whole or fractional number of shares of American Preferred Stock represented by the American Depositary Shares evidenced by such Receipts into whole shares of American Common Stock, and American has agreed that upon receipt of such instructions and any amounts payable in respect thereof, it will cause the delivery of (i) a certificate or certificates evidencing the number of whole shares of American Common Stock into which the American Preferred Stock represented by the American Depositary Shares evidenced by such Depositary Receipt or Receipts have been converted and (ii) any money or other property to which the holder is entitled. If less than all of the American Depositary Shares represented by a Depositary Receipt are to be converted, a new Depositary Receipt or Receipts will be issued for any American Depositary Shares not to be converted. See "--American Preferred Stock--Conversion Rights."

    AMENDMENT AND TERMINATION OF THE DEPOSIT AGREEMENT

    The form of Depositary Receipts evidencing the American Depositary Shares and any provision of the Deposit Agreement may at any time be amended by agreement between American and the Depositary. However, any amendment that materially and adversely alters the rights of holders of American Depositary Shares will not be effective unless such amendment has been approved by the holders of at least 66 2/3% of the American Depositary Shares then outstanding. In no event may any amendment impair the right of any owner of any American Depositary Shares, subject to the conditions specified in the Deposit Agreement, to convert the American Preferred Stock underlying such shares into American Common Stock or to deliver to such holder the American Preferred Stock and any money or other property represented thereby, except in order to comply with mandatory provisions of applicable law.

    The Deposit Agreement may be terminated by American at any time upon not less than 60 days' prior written notice to the Depositary or automatically after
(i) there shall have been made a final distribution in respect of the American Preferred Stock in connection with any liquidation, dissolution or winding up of American and such distribution shall have been distributed to the holders of Depositary Receipts or (ii) each share of American Preferred Stock shall have been (x) redeemed by American, (y) converted into American Common Stock or (z) exchanged for cash in a cashout merger transaction.

    RESIGNATION AND REMOVAL OF DEPOSITARY

    The Depositary may resign at any time by delivering to American notice of its election to do so, and American may at any time remove the Depositary, any such resignation or removal to take effect upon the appointment of a successor Depositary.

    BOOK-ENTRY; DELIVERY AND FORM

    The Depositary Receipts evidencing the American Depositary Shares may be represented by one or more Depositary Receipts in global form ("Global Depositary Receipt") and Depositary Receipts in definitive form registered in the name of purchasers or their nominees. Each such Global Depositary Receipt will be deposited with The Depositary Trust Company, New York, New York ("DTC") and registered in the name of Cede & Co., as nominee of DTC. Set forth below are summaries of certain rules and operating procedures of DTC that affect transfers of interests in Global Depositary Receipts and payments in respect thereof.

    Beneficial interests in a Global Depositary Receipt will be available for purchase only by "qualified institutional buyers" (as defined in Rule 144A of the Securities Act) and may be held through financial

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institutions acting on behalf of such qualified institutional buyers as direct or indirect participants in the DTC system. Ownership of beneficial interests in a Global Depositary Receipt will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants).

    So long as DTC, or its nominee, is the registered holder of a Global Depositary Receipt, DTC or such nominee, as the case may be, will be considered the sole owner and holder of the American Depositary Shares represented by such Global Depositary Receipt for all purposes under the Deposit Agreement. Unless DTC notifies American that it is unwilling or unable to continue as depositary for the Global Depositary Receipt, or ceases to be a "Clearing Agency" registered under the Exchange Act, or unless a request for certificates is made upon 60 days' prior written notice as described below under "--Certificated Depositary Receipts," owners of beneficial interests in a Global Depositary Receipt will not be entitled to have any portion of such Global Depositary Receipt registered in their names, will not receive or be entitled to receive physical delivery of Depositary Receipts in certificated form and will not be considered the owners or holders of the Global Depositary Receipt (or any American Depositary Shares represented thereby) under the Deposit Agreement. In addition, no beneficial owner of an interest in the Global Depositary Receipt will be able to transfer that interest except in accordance with DTC's applicable procedures (in addition to those under the Deposit Agreement). The Depositary Receipts are not issuable in bearer form.

    American Depositary Shares not represented by a Global Depositary Receipt will be represented by certificated Depositary Receipts in definitive, fully registered form without coupons ("Certificated Depositary Receipts").

    Transfers between participants in DTC will be effected in accordance with DTC's procedures and will be settled in clearing house funds. The laws of some states require that certain persons take physical delivery of securities in definitive form. Consequently, the ability to transfer beneficial interests in a Global Depositary Receipt to such persons may be limited. Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and certain banks, the ability of a person having a beneficial interest in a Global Depositary Receipt to pledge such interest to persons or entities that do not participate in the DTC system, or otherwise take actions in respect for such interest, may be affected by the lack of a physical certificate for such interest.

    Payments of dividends and the redemption price in respect of a Global Depositary Receipt will be made to DTC or its nominee as the registered owner thereof. Neither American, the Depositary nor any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Depositary Receipt or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

    American expects that DTC or its nominee, upon receipt of any dividend or redemption payment in respect of the Global Depositary Receipt, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the Global Depositary Receipt as shown on the records of DTC or its nominee. American also expects that payments by participants to owners of beneficial interests in a Global Depositary Receipt held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in street name. Such payments will be the responsibility of such participants.

    DTC is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither American nor any registrar and transfer agent will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

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    DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions among participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

    CERTIFICATED DEPOSITARY RECEIPTS

    In addition to the initial issuances of Certificated Depositary Receipts, American will issue Certificated Depositary Receipts in exchange for the Global Depositary Receipt if DTC is at any time unwilling or unable to continue as depositary. Upon request, Certificated Depositary Receipts will also be issued in exchange for beneficial interests in a Global Depositary Receipt, but only upon at least 60 days' prior written notice given in accordance with DTC's customary procedures and subject to certain provisions in the Deposit Agreement. In all cases, Certificated Depositary Receipts delivered in exchange for the Global Depositary Receipt or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by DTC.

    MISCELLANEOUS

    Neither the Depositary nor American will be liable if either is by law or any circumstances beyond its control prevented from or delayed in performing its obligations under the Deposit Agreement. The obligations of American and the Depositary under the Deposit Agreement are limited to performance in good faith of their duties thereunder, and they are not obligated to prosecute or defend any legal proceeding in respect of any American Depositary Shares or American Preferred Stock unless satisfactory indemnity is furnished. They may rely upon advice of or information from counsel, accountants or other persons believed to be competent and on documents believed to be genuine.

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                       DESCRIPTION OF LDNG CAPITAL STOCK

AUTHORIZED AND OUTSTANDING CAPITAL STOCK

    The authorized capital stock of LDNG consists of (a) 100,000,000 shares of LDNG Common Stock and (b) 10,000,000 shares of preferred stock, par value $.01 per share. The LDNG Board has authority to divide such preferred stock into one or more series and has broad authority to fix and determine the relative rights and preferences, including voting rights, of the shares of each such series. As of the date of this Joint Proxy Statement/Prospectus, there were outstanding 27,830,000 shares of LDNG Common Stock and no shares of preferred stock. No class of capital stock of LDNG entitles the holder thereof to any preemptive rights to purchase or subscribe for shares of any class or any other securities, other than as the LDNG Board may determine.

    The following description of the capital stock of LDNG is subject to the detailed provisions of LDNG's Amended and Restated Certificate of Incorporation, as amended (the "LDNG Charter"), and bylaws as currently in effect (the "LDNG Bylaws"). This description does not purport to be complete or to give full effect to the terms of the provisions of statutory or common law and is subject to, and qualified in its entirety by reference to, the LDNG Charter and the LDNG Bylaws, which are filed as exhibits to the LDNG 1996 Form 10-K, which is incorporated into this Joint Proxy Statement/Prospectus by reference.

LDNG COMMON STOCK

    All issued and outstanding shares of LDNG Common stock are validly issued, fully paid and nonassessable. The holders of LDNG Common Stock are entitled to one vote for each share held on all matters submitted to a vote of common stockholders. The LDNG Common Stock does not have cumulative voting rights. Each share of LDNG Common Stock is entitled to participate equally in dividends, as and when declared by the LDNG Board, and in the distribution of assets in the event of liquidation, subject in all cases to any prior rights of outstanding shares of preferred stock. The shares of LDNG Common Stock have no preemptive or conversion rights, redemption rights or sinking fund provisions.

    The outstanding shares of LDNG Common Stock are listed on the NYSE and trade under the symbol "LD." ChaseMellon Shareholder Services, L.L.C. serves as the transfer agent and registrar of the LDNG Common Stock.

LDNG PREFERRED STOCK

    As of the date of this Joint Proxy Statement/Prospectus, no shares of LDNG Preferred Stock have been issued and no series of LDNG Preferred Stock has been authorized by the LDNG Board except as described below. The LDNG Board has authorized and, prior to the Effective Date, LDNG will file with the Secretary of State of Oklahoma a Certificate of Designation, Preferences and Rights establishing a series of preferred stock consisting of 4,000 shares of designated $450 Cumulative Convertible Preferred Stock (referred to elsewhere herein as the "LDNG Preferred Stock").

    The rights, preferences, privileges and restrictions of the LDNG Preferred Stock will be substantially identical to the rights, preferences, privileges and restrictions applicable of the American Preferred Stock, with certain principal exceptions described below.

    Cumulative quarterly dividends will be payable by LDNG with respect to each share of the LDNG Preferred Stock on the same basis and in the same amounts as are currently payable by American with respect to shares of American Preferred Stock, except that the portion of the cumulative quarterly dividend with respect to the American Preferred Stock for the quarter in which the Effective Time occurs that has accrued but that has not been declared or paid as of the Effective Time will be included in the first cumulative quarterly dividend to become payable with respect to the LDNG Preferred Stock after the Effective Time.

    Each share of American Preferred Stock is convertible, at the option of the holder, into shares of American Common Stock at a regular conversion price of $15.00 per share of American Common Stock, subject to adjustment. Each share of LDNG Preferred Stock will continue to be convertible at the option of the holder. However, in order to give effect to the Merger and the consideration received by holders of American Common Stock in the Merger, each share of LDNG Preferred Stock will be convertible into "Conversion Units" consisting of LDNG Common Stock and cash at a regular conversion price of $15.00 per Conversion Unit, subject to adjustment. A Conversion Unit will consist of 0.72 shares of LDNG Common Stock and $3.00 in cash.

    In all other material respects, the terms of the LDNG Preferred Stock will be substantially identical to the terms of the American Preferred Stock. For a description of the American Preferred Stock, see "Description of American Capital Stock--American Preferred Stock."

LDNG DEPOSITARY SHARES

    In accordance with the Deposit Agreement relating to the American Depositary Shares, American Depositary Shares will represent after the Merger interests in the LDNG Preferred Stock issued in exchange for the outstanding American Preferred Stock, and holders of American Depositary Shares will have the same rights with respect to the LDNG Preferred Stock as they had prior to the Effective Time with respect to the American Preferred Stock under the Deposit Agreement.

    LDNG will cause to be issued LDNG Depositary Shares evidencing such interests in the LDNG Preferred Stock pursuant to the Deposit Agreement. The Deposit Agreement will remain in full force and effect unless and until terminated according to its terms and the holders of LDNG Depositary Shares will continue to be parties to the Deposit Agreement and be entitled to receive all benefits and will be subject to all responsibilities thereunder formerly applicable to the American Depositary Shares. For a description of the American Depositary Shares, see "Description of American Capital Stock--American Depositary Shares."

    ChaseMellon Shareholder Services, L.L.C. will replace the current Depositary as permitted by the Deposit Agreement and thereafter will serve as depositary with respect to the LDNG Depositary Shares pursuant to the Deposit Agreement.

                        COMPARISON OF STOCKHOLDER RIGHTS

    As a result of the Merger, holders of American Common Stock (other than stockholders who exercise their dissenters' appraisal rights) will become stockholders of LDNG, and the rights of all such former American stockholders will thereafter be governed by the LDNG Charter, the LDNG Bylaws and the Oklahoma Act. The following is a summary comparison of the material differences between the rights of holders of stockholders of American and stockholders of LDNG. American is organized under the laws of Delaware, and American and its stockholders are subject to the Delaware Act. The Delaware Act is widely regarded as the most extensive and well-defined body of corporate law in the United States. In an effort to respond to the needs of businesses organized under the laws of Oklahoma, the Oklahoma legislature adopted the Oklahoma Act, which is substantially similar to the Delaware Act. Although there can be no assurance that it will continue to do so, the Oklahoma legislature has amended the Oklahoma Act numerous times since its adoption in order to conform to changes in the Delaware Act. The Oklahoma Act does differ in certain respects from the Delaware Act, including provisions relating to control share acquisitions intended to discourage hostile takeover attempts and limitations on the ability of a publicly held company to act by written consent of its shareholders unless such consent is unanimous. However, the LDNG Charter contains provisions "electing out" of such aforementioned restrictions, and, as a result, the principal differences between the rights of stockholders of American and LDNG do not arise from differences between the Delaware Act and the Oklahoma Act.

    The following summary comparison is intended as a summary only and is qualified in its entirety by reference to the Oklahoma Act and the Delaware Act, as well as the full text of the LDNG Charter, the LDNG Bylaws, the American Charter and the American Bylaws. For information as to how to obtain copies of such documents, see "Incorporation of Documents by Reference."

AUTHORIZED CAPITAL STOCK

    AMERICAN. American's authorized capital stock consists of 50,000,000 shares of American Common Stock and 100,000 shares of preferred stock, par value $1.00 per share.

    LDNG. LDNG's authorized capital stock consists of 100,000,000 shares of LDNG Common Stock and 10,000,000 shares of preferred stock, par value $.01 per share.

"BLANK CHECK" PREFERRED STOCK

    AMERICAN. Subject to certain limitations prescribed by law and the rules of the AMEX, the American Board is authorized by the American Charter, without any approval or other action by the American stockholders, to provide for the issuance of shares of preferred stock in one or more series, to establish the number of shares of each such series and to fix the designations, powers, preferences and rights of the shares of each such series and any qualifications, limitation or restrictions thereof.

    LDNG. The LDNG Charter contains similar provisions relating to preferred stock of LDNG permitting the LDNG Board to issue preferred stock without any action or other approval by the LDNG stockholders, subject to certain limitations prescribed by law and the rules of the NYSE. However, because LDNG has a significantly greater number of authorized shares of preferred stock than American, the LDNG Board has the ability to issue significantly more shares of "blank check" preferred stock than the American Board. Although the LDNG Board has no intention at the present time of doing so, it could issue additional series of LDNG Preferred Stock that could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt. The LDNG Board will make any determination to issue such additional shares based on its judgment as to the best interests of LDNG and its stockholders. The LDNG Board, in so acting, could issue shares of LDNG Preferred Stock having additional terms that discourage an acquisition attempt, including a tender offer or other transaction that some of the LDNG stockholders might believe to be in their best interests or in which stockholders might receive a premium for the stock over the then current market price of such stock.

BUSINESS COMBINATIONS WITH INTERESTED STOCKHOLDERS

    AMERICAN. As a Delaware corporation, American is subject to Section 203 of the Delaware Act. Generally, Section 203 prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless (i) prior to such date, either the business combination or such transaction is approved by the board of directors of the corporation, (ii) upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owns at least 85% of the outstanding voting stock or
(iii) on or after such date the business combination is approved by the board and by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder. A "business combination" includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. An "interested stockholder" is a person who, together with affiliates and associates, owns (or within three years, did own) 15% or more of the corporation's outstanding voting stock. The restrictions of Section 203 do not apply to corporations that have elected, in the manner provided therein, not to be subject to such section. American has not taken any action to "elect out" of such section.

    LDNG. Section 1090.3 of the Oklahoma Act contains provisions substantially similar to those of Section 203 of the Delaware Act. The LDNG Charter contains a provision "electing out" of Section 1090.3, and, accordingly, LDNG is not subject to the restrictions of such section.

STOCKHOLDER RIGHTS PLAN

    AMERICAN. The American Rights Agreement could have the effect of delaying, deferring or preventing a change in control of American. The American Board has taken appropriate action to amend the American Rights Agreement such that the execution and delivery of the Merger Agreement and the consummation of the Merger will not cause the rights themselves to become exercisable or result in LDNG being an "Acquiring Person" under the American Rights Agreement. All rights under the American Rights Agreement will be cancelled as of the Effective Time of the Merger and will not affect LDNG after the Merger or its securities to be issued in connection with the Merger.

    LDNG. LDNG does not, and at the Effective Time of the Merger will not, have a stockholder rights plan or similar arrangement.

BUSINESS AT MEETINGS OF SHAREHOLDERS

    AMERICAN. Certain provisions of the American Bylaws establish time periods during which appropriate stockholder proposals must be delivered to American for consideration at special and annual meetings called by American. The American Bylaws provide, among other things, that (i) only the American Board may call special meetings of stockholders, (ii) stockholders making nominations for the American Board at, or bringing other business before, an annual meeting of stockholders must provide timely written notice to American thereof (timely notice being required to be no later than 60 days before the first anniversary of the preceding year's annual meeting or, in the event the date of an annual meeting is advanced by more than 30 days, or delayed by more than 60 days, from such anniversary date, no later than 60 days before the date of such annual meeting or 10 days following the day on which the date of such meeting is publicly announced) and (iii) stockholders making nominations for the American Board at a special meeting of stockholders must provide timely written notice to American thereof (timely notice being required to be no later than 60 days before such special meeting or 10 days following the date on which the date of such special meeting is publicly announced).

    LDNG. The LDNG Bylaws do not impose restrictions on the time periods during which appropriate stockholder proposals must be delivered to LDNG.

                                 LEGAL MATTERS

    The validity of the securities to be issued in connection with the Merger will be passed upon for LDNG by Crowe & Dunlevy, A Professional Corporation, Oklahoma City, Oklahoma. The federal income tax consequences in connection with the Merger will be passed upon for American by Shearman & Sterling, New York, New York, and will be passed upon for LDNG by Crowe & Dunlevy, A Professional Corporation.

                                    EXPERTS

    The audited financial statements of American incorporated by reference in this Joint Proxy Statement/Prospectus and elsewhere in the Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in accounting and auditing. Reference is made to said report, which includes an explanatory paragraph with respect to the change in the method of accounting for impairments of proved properties in 1994 as discussed in Note 1 to the financial statements.

    The consolidated financial statements and related financial statement schedule of LDNG at December 31, 1995 and 1996 and for each of the three years in the period ended December 31, 1996, incorporated in this Joint Proxy Statement/Prospectus by reference from the LDNG 1996 Form 10-K have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated herein by reference. Such consolidated financial statements and financial statement schedule are incorporated herein by reference in reliance upon the report of Ernst & Young LLP given upon the authority of such firm as experts in auditing and accounting.

    Certain estimates of oil and gas reserves of American and related information as of December 31, 1996 included in this Joint Proxy Statement/Prospectus and in the American 1996 Form 10-K, and incorporated herein by reference to such American 1996 Form 10-K, have been prepared by Netherland, Sewell & Associates, Inc. as set forth in their report with respect thereto, and all such information has been so included and incorporated in reliance on the authority of such firm as experts regarding the matters addressed in their report.

    Certain estimates of oil and gas reserves of American and related information as of December 31, 1996 included in this Joint Proxy Statement/Prospectus and in the American 1996 Form 10-K, and incorporated herein by reference to such American 1996 Form 10-K, have been prepared by William M. Cobb & Associates, Inc. as set forth in their report with respect thereto, and all such information has been so included and incorporated in reliance on the authority of such firm as experts regarding the matters addressed in their report.

    Certain estimates of oil and gas reserves of LDNG and related information as of December 31, 1996 included in this Joint Proxy Statement/Prospectus and in the LDNG 1996 Form 10-K, and incorporated herein by reference to such LDNG 1996 Form 10-K, have been reviewed by Ryder Scott Company as set forth in their report with respect thereto, and all such information has been so included and incorporated in reliance on the authority of such firm as experts regarding the matters addressed in their report.

                           PROPOSALS OF STOCKHOLDERS

    The LDNG Board will consider proposals of stockholders intended to be presented for action at the 1998 Annual Meeting of Stockholders of LDNG. According to the rules of the Commission, such proposals will be included in LDNG's Proxy Statement relating to such meeting if they are received in a timely manner and if certain other requirements are met. For a stockholder proposal to be included in LDNG's proxy statement relating to the 1998 Annual Meeting of Stockholders of LDNG, a written proposal complying with the requirements established by the Commission must be received at LDNG's principal executive offices, located at 14000 Quail Springs Parkway, Suite 600, Oklahoma City, Oklahoma 73134, no later than December 16, 1997.

    If the Merger is not consummated and the 1998 Annual Meeting of Stockholders of American is to be held, eligible stockholder proposals will be included in American's proxy statement relating to its 1998 Annual Meeting of Stockholders only if received not later than December 19, 1997 at the principal executive offices of American, 1331 Lamar, Suite 900, Houston, Texas 77010.

                                                                         ANNEX A

                               FIRST AMENDMENT TO
                      AGREEMENT AND PLAN OF REORGANIZATION
                                    BETWEEN
                        LOUIS DREYFUS NATURAL GAS CORP.
                                      AND
                          AMERICAN EXPLORATION COMPANY

                               FIRST AMENDMENT TO
                      AGREEMENT AND PLAN OF REORGANIZATION

    This First Amendment to Agreement and Plan of Reorganization ("Amendment") is made and entered into as of the 21st day of August, 1997 by and among LOUIS DREYFUS NATURAL GAS CORP., an Oklahoma corporation ("Lima"), LDNG ACQUISITION, INC., an Oklahoma corporation ("Merger Sub"), and AMERICAN EXPLORATION COMPANY, a Delaware corporation ("Alpha").

                                    RECITALS

    A. Lima, Merger Sub and Alpha entered into an Agreement and Plan of Reorganization dated as of June 24, 1997 (the "Merger Agreement") providing for, subject to certain conditions, the merger of American with and into Merger Sub (the "Merger").

    B. The Board of Directors of each of Lima and Alpha has determined that it is in the best interests of Lima and Alpha, and their respective stockholders, that the structure of the Merger be modified such that Alpha will merge directly with and into Lima rather than Merger Sub.

    C. The parties desire to amend the Merger Agreement to provide for the merger of Alpha into Lima and to make such other modifications to the terms of the Merger Agreement as are necessary or appropriate as a result of such change in the structure of the Merger.

    NOW, THEREFORE, for and in consideration of the recitals and mutual covenants and agreements set forth in this Amendment, the parties hereby agree as follows:

    1. DEFINED TERMS. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Merger Agreement.

    2.  AMENDMENT OF MERGER AGREEMENT.

        (a) Sections 2.1 through 2.3 of the Merger Agreement are amended to read in their entirety as follows:

           "2.1 THE MERGER. Subject to the terms and conditions set forth in this Agreement, at the Effective Time, Alpha shall be merged with and into Lima in accordance with the provisions of this Agreement. Such merger is referred to herein as the "Merger."

           2.2 EFFECT OF THE MERGER. Upon the effectiveness of the Merger, the separate existence of Alpha shall cease and Lima, as the surviving corporation in the Merger (the "Surviving Corporation"), shall continue its corporate existence under the laws of the State of Oklahoma. The Merger shall have the effects specified in this Agreement and the DGCL and the OGCA.

           2.3 GOVERNING INSTRUMENTS, DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION.

               (a) The certificate of incorporation of Lima, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation of the Surviving Corporation until duly amended in accordance with its terms and applicable law.

               (b) The by-laws of Lima, as in effect immediately prior to the Effective Time, shall be the by-laws of the Surviving Corporation until duly amended in accordance with their terms and applicable law.

               (c) Except as otherwise provided in Section 5.15 and 5.16(a) hereof and the Alpha Employee Agreements, the directors and officers of Lima at the Effective Time shall be the directors and officers, respectively, of the Surviving Corporation from the Effective Time until their respective successors have been duly elected or appointed in accordance with the certificate of incorporation and by-laws of the Surviving Corporation and applicable law."

        (b) Section 2.4 (a) of the Merger Agreement is amended to read in its entirety as follows:

           "(a) LIMA COMMON STOCK. At the Effective Time, by virtue of the Merger and without any action on the part of any holder thereof, each share of Lima Common Stock outstanding immediately prior to the Effective Time shall remain outstanding and continue as one share of capital stock of the Surviving Corporation and each certificate evidencing ownership of any such shares shall continue to evidence ownership of the same number of shares of the capital stock of the Surviving Corporation."

        (c) Section 2.4 (b)(vi) of the Merger Agreement is amended to read in its entirety as follows:

           "(vi) ALPHA 11% SENIOR SUBORDINATED NOTES. All Alpha 11% Senior Subordinated Notes shall remain outstanding following the Effective Time. At the Effective Time, by virtue of the Merger and without any action on the part of Alpha or any holder of Alpha 11% Senior Subordinated Notes, each Alpha 11% Senior Subordinated Note shall be assumed by Lima."

        (d) The second Sentence of Section 2.8 of the Merger Agreement is amended to read in its entirety as follows:

       "If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of either of Lima or Alpha, the officers and directors of the Surviving Corporation are fully authorized, in the name of the Surviving Corporation or otherwise to take, and shall take, all such lawful and necessary action."

        (e) Section 3.18 of the Merger Agreement is amended to read in its entirety as follows:

           "3.18 VOTE REQUIRED. The affirmative vote of the holders of a majority of the outstanding shares of Alpha Common Stock and Alpha Preferred Stock (or Alpha Depositary Shares with respect thereto), voting together as a single class in the manner provided in the certificate of designation relating to the Alpha Preferred Stock filed with the Secretary of State of Delaware, is the only vote of the holders of any class or series of Alpha capital stock or other voting securities necessary to approve this Agreement, the Merger and the transactions contemplated hereby."

        (f) Section 6.1 (a) of the Merger Agreement is amended to read in its entirety as follows:

           "(a) STOCKHOLDER APPROVAL. This Agreement and the Merger shall have been duly and validly approved and adopted by the stockholders of Alpha and Lima, all as required by the OGCA, the DGCL, the NYSE and the charter and bylaws of Alpha and Lima."

        (g) All references in the Merger Agreement to "Lima and/or Merger Sub" and "Lima and/or the Surviving Corporation" shall be references solely to Lima. All other references to Merger Sub and Merger Sub Common Stock and all representations, warranties and covenants by or relating to Merger Sub shall be eliminated, except that Merger Sub shall continue to be included in the definition of "Lima Companies" on the same basis as other wholly-owned subsidiaries of Lima. In addition, Merger Sub shall be eliminated as a party to the Merger Agreement and shall have no further rights, duties or obligations in connection with the Merger Agreement.

    3. AFFILIATE LETTER. The form of affiliate letter addressed to Lima set forth as Exhibit 5.9 to Merger Agreement shall be appropriately modified to reflect the amendments to the Merger Agreement contemplated hereby.

    4. ALPHA EMPLOYEE AGREEMENTS. Lima agrees, and, if requested by Lima, Alpha agrees to use its reasonable best efforts to cause each of the Alpha employees who is a party to the Alpha Employee Agreement also to agree, that all references in the Alpha Employee Agreements to the Merger Agreement and the Merger shall be references to the Merger Agreement as amended hereby and the Merger as contemplated hereby.

    5. OTHER TERMS OF MERGER AGREEMENT. Except for the amendments set forth herein, all other provisions of the Merger Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.

    6. COUNTERPARTS. This Amendment may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when signed by each of the parties hereto and delivered to the other parties.

    7. APPLICABLE LAW. This Amendment shall be governed and construed in accordance with the laws of the State of Delaware regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof, except to the extent the OGCA is required to govern the Merger.

    IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized representatives as of the date first written above.

"ALPHA"                                        "LIMA"

AMERICAN EXPLORATION COMPANY                   LOUIS DREYFUS NATURAL GAS CORP.

By: /s/ MARK ANDREWS                           By: /s/ KEVIN R. WHITE
  -------------------------------------
                                               ---------------------------------------
Name:  Mark Andrews                            Name:  Kevin R. White
Title:   CHAIRMAN OF THE BOARD OF DIRECTORS    Title:   EXECUTIVE VICE PRESIDENT
       AND CHIEF EXECUTIVE OFFICER

                                               "MERGER SUB"

                                               LDNG ACQUISITION, INC.

                                               By: /s/ KEVIN R. WHITE
                                               ---------------------------------------
                                               Name:  Kevin R. White
                                               Title:    EXECUTIVE VICE PRESIDENT

                      AGREEMENT AND PLAN OF REORGANIZATION
                                    BETWEEN
                        LOUIS DREYFUS NATURAL GAS CORP.
                                      AND
                          AMERICAN EXPLORATION COMPANY

                      AGREEMENT AND PLAN OF REORGANIZATION

    This Agreement and Plan of Reorganization (this "Agreement") is made and entered into as of the 24th day of June, 1997, by and among LOUIS DREYFUS NATURAL GAS CORP., an Oklahoma corporation ("Lima"), LDNG ACQUISITION, INC., an Oklahoma corporation ("Merger Sub"), and AMERICAN EXPLORATION COMPANY, a Delaware corporation ("Alpha").

                                    RECITALS

    A. The board of directors of each of Lima and Alpha has determined that it is in the best interests of Lima and Alpha, and their respective stockholders, to approve the strategic alliance of Lima and Alpha by means of the merger of Alpha with and into Merger Sub upon the terms and subject to the conditions set forth in this Agreement.

    B. For federal income tax purposes, it is intended that such merger qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, and it is intended that this Agreement constitute a plan of reorganization for purposes of Section 368(a).

    C. Lima, Merger Sub, and Alpha desire to make certain representations, warranties, covenants and agreements in connection with such merger and also to prescribe various conditions to such merger.

    D. Louis Dreyfus Natural Gas Holdings Corp. ("Shareholder") which owns and is entitled to vote 20,000,000 shares, constituting approximately 72% of Lima's outstanding common stock on the date of this Agreement, in order to induce Alpha to enter this Agreement has agreed to vote such shares in favor of this Agreement and the Merger and matters related thereto requiring approval of the stockholders of Lima.

        NOW, THEREFORE, for and in consideration of the recitals and the mutual representations, warranties, covenants and agreements set forth in this Agreement, the parties to this Agreement hereby agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

    1.1 DEFINED TERMS. As used in this Agreement, each of the following terms has the meaning given in this Section 1.1 or in the Sections referred to below:

    "ADDITIONAL TERMINATION FEE" has the meaning specified in Section 7.3(a).

    "AFFILIATE" means, with respect to any Person, each other Person that directly or indirectly (through one or more intermediaries or otherwise) controls, is controlled by, or is under common control with such Person.

    "AGREEMENT" means this Agreement and Plan of Reorganization, as amended, supplemented or modified from time to time.

    "ALPHA" means American Exploration Company, a Delaware corporation.

    "ALPHA CERTIFICATE" means a certificate representing shares of Alpha Common Stock or Alpha Preferred Stock, as the case may be.

    "ALPHA COMMON STOCK" means the common stock, par value $.05 per share, of Alpha.

    "ALPHA COMPANIES" means Alpha and each of the other entities specifically listed in the Alpha Disclosure Schedule as a subsidiary of Alpha.

    "ALPHA DEPOSITARY SHARES" means the outstanding depositary shares of Alpha each representing a 1/200 interest in a share of Alpha Preferred Stock.

    "ALPHA DISCLOSURE SCHEDULE" means the disclosure schedule delivered by Alpha to Lima on or before the date of this agreement arranged in paragraphs corresponding to the numbered and lettered paragraphs in Article III.

    "ALPHA 11% SENIOR SUBORDINATED NOTES" means those certain 11% Senior Subordinated Notes due 2004 of Alpha.

    "ALPHA EMPLOYEE AGREEMENTS" has the meaning specified in Section 5.16.

    "ALPHA EMPLOYEE BENEFIT PLANS" has the meaning specified in Section 3.15(a).

    "ALPHA FINANCIAL STATEMENTS" means the audited and unaudited consolidated financial statements of Alpha and its subsidiaries (including the related notes) included (or incorporated by reference) in Alpha's Annual Report on Form 10-K for the year ended December 31, 1996, and Quarterly Report on Form 10-Q for the quarter ended March 31, 1997, in each case as filed with the SEC, and any other financial statements of Alpha and its subsidiaries relating to subsequent periods filed with the SEC.

    "ALPHA MATERIAL AGREEMENT(S)" means any written or oral agreement, contract, commitment or understanding to which any of the Alpha Companies is a party, by which any of the Alpha Companies is directly or indirectly bound, or to which any asset of any of the Alpha Companies may be subject, involving total value or consideration in excess of $1,000,000.

    "ALPHA MEETING" means the meeting of the stockholders of Alpha called for the purpose of voting on this Agreement and the Merger.

    "ALPHA PERMITS" has the meaning specified in Section 3.10.

    "ALPHA PREFERRED STOCK" means the $450 Cumulative Convertible Preferred Stock, Series C, par value $1.00 per share, of Alpha.

    "ALPHA REPRESENTATIVE" means any director, officer, employee, agent, advisor (including legal, accounting and financial advisors), Affiliate or other representative of any of the Alpha Companies.

    "ALPHA RESTRICTED SHARES" means shares of restricted stock granted pursuant to the Alpha Stock Compensation Plans.

    "ALPHA RESTRICTED UNITS" means a "Restricted Unit" as defined in the Alpha Phantom Stock Plan.

    "ALPHA RIGHTS" has the meaning specified in Section 3.19.

    "ALPHA RIGHTS AGREEMENT" means the Rights Agreement dated as of September 28, 1993 between Alpha and Society National Bank (as amended and supplemented) as filed or incorporated by reference in the Alpha SEC Documents.

    "ALPHA SEC DOCUMENTS" has the meaning specified in Section 3.6.

    "ALPHA STOCK COMPENSATION PLANS" means the 1983 Stock Compensation Plan, as amended, of Alpha, the 1994 Stock Compensation Plan, as amended, of Alpha, the Alpha Amended and Restated 1983 Stock Option Plan of Hershey Oil Corporation, and the Alpha Amended and Restated 1988 Stock Option Plan of Hershey Oil Corporation.

    "ALPHA STOCK OPTION" means an option (issued and outstanding on the date hereof and immediately prior to the Effective Time) to acquire shares of Alpha Common Stock granted pursuant to the Alpha Stock Compensation Plans.

    "ALPHA WARRANTS" means the Prudential Warrants and Institutional Warrants.

    "ALTERNATIVE TRANSACTION" has the meaning specified in Section 7.3(b).

    "BANK CREDIT AGREEMENT" means the Amended and Restated Credit Agreement, dated as of December 21, 1994, between Alpha, as borrower, the banks listed therein, as lenders, and Morgan Guaranty Trust Company of New York, as agent (as amended and supplemented) as filed or incorporated by reference in the Alpha SEC Documents.

    "CASH-OUT AMOUNT" has the meaning specified in Section 2.4(b)(iv).

    "CASH CONSIDERATION" means $3.00.

    "CERTIFICATES OF MERGER" means the certificates of merger, prepared and executed in accordance with the applicable provisions of the DGCL and the OGCA, as the case may be, filed with the Secretaries of State of Delaware and Oklahoma to effect the consummation of the Merger.

    "CLOSING" means the closing of the Merger.

    "CLOSING DATE" means the date on which the Closing occurs, which date shall be the first business day following the day on which both the Alpha Meeting and the Lima Meeting have been held (or such later date as is agreed upon by the parties).

    "CODE" means the Internal Revenue Code of 1986, as amended.

    "COMPETING PROPOSAL" has the meaning specified in Section 5.3(b).

    "CONFIDENTIALITY AGREEMENT" means the agreement dated May 5, 1997 between Alpha and Lima relating to Alpha's furnishing of information to Lima and Lima's furnishing of information to Alpha in connection with Lima's and Alpha's evaluation of the possibility of the Merger.

    "CONVERSION NUMBER" means 0.72.

    "DGCL" means the Delaware General Corporation Law.

    "DEPOSIT AGREEMENT" means that certain deposit agreement dated December 10, 1993 between Alpha and Harris Trust and Savings Bank relating to the Alpha Depositary Shares.

    "DISSENTING STOCKHOLDER(S)" means holder(s) of Alpha Common Stock who have validly perfected appraisal rights under Section 262 of the DGCL.

    "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

    "EFFECTIVE TIME" has the meaning specified in Section 2.7.

    "ENVIRONMENTAL LAW" means any federal, state, local or foreign statute, code, ordinance, rule, regulation, policy, guideline, permit, consent, approval, license, judgment, order, writ, decree, common law, injunction or other authorization in effect on the date hereof or at a previous time applicable to Alpha's or to Lima's, as the case may be, operations relating to (a) emissions, discharges, releases or threatened releases of Hazardous Materials into the natural environment, including into ambient air, soil, sediments, land surface or subsurface, buildings or facilities, surface water, groundwater, publicly-owned treatment works, septic systems or land; (b) the generation, treatment, storage, disposal, use, handling, manufacturing, transportation or shipment of Hazardous Materials; (c) occupational health and safety; or (d) otherwise relating to the pollution of the environment, solid waste handling treatment or disposal, or operation or reclamation of oil and gas operations or mines.

    "EXCHANGE AGENT" means Chase Mellon Shareholder Services, L.L.C., which shall serve as transfer agent for shares of Lima Common Stock, Lima Preferred Stock and Lima Depositary Shares, or such other agent as may be duly appointed from time to time by Lima.

    "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

    "EXCHANGE FUND" has the meaning specified in Section 2.5(a).

    "GAAP" means generally accepted accounting principles, as recognized by the U.S. Financial Accounting Standards Board (or any generally recognized successor).

    "GOVERNMENTAL AUTHORITY" means any national, state, county or municipal government, domestic or foreign, any agency, board, bureau, commission, court, department or other instrumentality of any such government, or any arbitrator in any case that has jurisdiction over any of the Alpha Companies, Lima or Merger Sub or any of their respective properties or assets.

    "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

    "HAZARDOUS MATERIAL" means (a) any "hazardous substance," as defined by CERCLA; (b) any "hazardous waste" or "solid waste," in either case as defined by the Resource Conservation and Recovery Act, as amended; (c) any solid, hazardous, dangerous or toxic chemical, material, waste or substance, within the meaning of and regulated by any Environmental Law; (d) any radioactive material, including any naturally occurring radioactive material, and any source, special or byproduct material as defined in 42 U.S.C. 2011 et seq. and any amendments or authorizations thereof; (e) any asbestos-containing materials in any form or condition; (f) any polychlorinated biphenyl in any form or condition; or (g) petroleum, petroleum hydrocarbons, or any fraction or byproducts thereof.

    "INITIAL TERMINATION FEE" has the meaning specified in Section 7.3(a).

    "INSTITUTIONAL WARRANTS" means those certain warrants to purchase Alpha Common Stock issued to certain institutional investors in connection with the issuance of the Alpha 11% Senior Subordinated Notes.

    "LIEN" means any lien, mortgage, security interest, pledge, deposit, production payment, restriction, burden, encumbrance, rights of a vendor under any title retention or conditional sale agreement, or lease or other arrangement substantially equivalent thereto.

    "LIMA" means Louis Dreyfus Natural Gas Corp., an Oklahoma corporation.

    "LIMA CERTIFICATE" means a certificate representing shares of Lima Common Stock or Lima Preferred Stock, as the case may be.

    "LIMA COMMON STOCK" means the common stock, par value $.01 per share, of Lima.

    "LIMA COMPANIES" means Lima and each of the other entities specifically listed in the Lima Disclosure Schedule as a subsidiary of Lima.

    "LIMA DEPOSITARY SHARES" means the depositary shares of Lima to be issued in exchange for Alpha Depositary Shares as provided herein each to represent a 1/200 interest in a share of Lima Preferred Stock.

    "LIMA DISCLOSURE SCHEDULE" means the disclosure schedule delivered by Lima to Alpha on or before the date of this agreement arranged in paragraphs corresponding to the numbered and lettered paragraphs in Article IV.

    "LIMA EMPLOYEE BENEFIT PLANS" has the meaning specified in Section 4.15(a).

    "LIMA FINANCIAL STATEMENTS" means the audited and unaudited consolidated financial statements of Lima and its subsidiaries (including the related notes) included (or incorporated by reference) in Lima's Annual Report on Form 10-K for the year ended December 31, 1996, and Quarterly Report on Form 10-Q for the quarter ended March 31, 1997, in each case as filed with the SEC, and any other financial statements of Lima and its subsidiaries relating to subsequent periods filed with the SEC.

    "LIMA MATERIAL AGREEMENT(S)" means any written or oral agreement, contract, commitment or understanding to which any of the Lima Companies is a party, by which any of the Lima Companies is directly or indirectly bound or to which any asset of any of the Lima Companies may be subject, involving total value or consideration in excess of $3,000,000.

    "LIMA MEETING" means the meeting of the stockholders of Lima called for the purpose of voting on this Agreement and the Merger.

    "LIMA PERMITS" has the meaning specified in Section 4.10.

    "LIMA PREFERRED STOCK" means the series of preferred stock, par value $.01 per share, of Lima to be established on or prior to the Effective Time having substantially the same rights, preferences, powers and privileges as the Alpha Preferred Stock, all as set forth in EXHIBIT "1.1" attached hereto or, if the vote required by Section 3.18(b) is not received but the vote required by
Section 3.18(a) is received, a series of preferred stock of the Surviving Corporation having equivalent terms, including rights to convert into Lima Common Stock and cash as provided in EXHIBIT "1.1".

    "LIMA REPRESENTATIVE" means any director, officer, employee, agent, advisor (including legal, accounting and financial advisors), Affiliate or other representative of the Lima Companies.

    "LIMA SEC DOCUMENTS" has the meaning specified in Section 4.6.

    "LIMA STOCK OPTION PLAN" means the Stock Option Plan of Lima, as amended.

    "MARKET PRICE" means the average of the per share closing sales prices of the Lima Common Stock on the NYSE (as reported by The Wall Street Journal, or if not so reported, by another authoritative source) over the 10 trading days immediately preceding the Closing Date.

    "MATERIAL ADVERSE EFFECT" means (a) when used with respect to Alpha, a result or consequence that would materially adversely affect the condition (financial or otherwise), results of operations or business of the Alpha Companies (taken as a whole) or the aggregate value of their assets, would materially impair the ability of the Alpha Companies (taken as a whole) to own, hold, develop and operate their assets, or would materially impair Alpha's ability to perform its obligations hereunder or consummate the transactions contemplated hereby; and (b) when used with respect to Lima, a result or consequence that would materially adversely affect the condition (financial or otherwise), results of operations or business of the Lima Companies (taken as a whole) or the aggregate value of their assets, would materially impair the ability of the Lima Companies (taken as a whole) to own, hold, develop and operate their assets, or would materially impair Lima's or Merger Sub's ability to perform its respective obligations hereunder or consummate the transactions contemplated hereby.

    "MERGER" has the meaning specified in Section 2.1.

    "MERGER SUB" means LDNG Acquisition, Inc., an Oklahoma corporation and a wholly-owned subsidiary of Lima.

    "MERGER SUB COMMON STOCK" means the common stock, par value $.01 per share, of Merger Sub.

    "NYSE" means The New York Stock Exchange, Inc.

    "OGCA" means the Oklahoma General Corporation Act.

    "PERSON" means any natural person, corporation, company, limited or general partnership, joint stock company, joint venture, association, limited liability company, trust, bank, trust company, land trust, business trust or other entity or organization, whether or not a Governmental Authority.

    "PROXY STATEMENT/PROSPECTUS" means a joint proxy statement in definitive form relating to the Alpha Meeting and the Lima Meeting, which proxy statement will be included as a prospectus in the Registration Statement.

    "PRUDENTIAL WARRANTS" means those certain warrants to purchase Alpha Common Stock issued in September 1992 to Prudential Insurance Company of America.

    "REGISTRATION STATEMENT" means the Registration Statement on Form S-4 to be filed by Lima in connection with the issuance of Lima Common Stock, Lima Preferred Stock and Lima Depositary Shares pursuant to the Merger.

    "RESPONSIBLE OFFICER" means, with respect to any corporation, the Chief Executive Officer, President or any Vice President of such corporation.

    "SEC" means the Securities and Exchange Commission.

    "SECURITIES ACT" means the Securities Act of 1933, as amended.

    "SUPERIOR PROPOSAL" has the meaning specified in Section 5.3(b).

    "SURVIVING CORPORATION" has the meaning specified in Section 2.2.

    "TAX RETURNS" has the meaning specified in Section 3.14(a).

    "TAXES" means taxes of any kind, levies or other like assessments, customs, duties, imposts, charges or fees, including income, gross receipts, ad valorem, value added, excise, real or personal property, asset, sales, use, federal royalty, license, payroll, transaction, capital, net worth and franchise taxes, estimated taxes, withholding, employment, social security, workers compensation, utility, severance, production, unemployment compensation, occupation, premium, windfall profits, transfer and gains taxes or other governmental taxes imposed or payable to the United States or any state, local or foreign governmental or Native American tribal subdivision or agency thereof, and in each instance such term shall include any interest, penalties or additions to tax attributable to any such Tax, including penalties for the failure to file any Tax Return or report.

    "THIRD-PARTY CONSENT" means the consent or approval of any Person other than Alpha, Lima or any Governmental Authority.

    1.2 REFERENCES AND TITLES. All references in this Agreement to Exhibits, Schedules, Articles, Sections, subsections and other subdivisions refer to the corresponding Exhibits, Schedules, Articles, Sections, subsections and other subdivisions of or to this Agreement unless expressly provided otherwise. Titles appearing at the beginning of any Articles, Sections, subsections or other subdivisions of this Agreement are for convenience only, do not constitute any part of this Agreement, and shall be disregarded in construing the language hereof. The words "this Agreement," "herein," "hereby," "hereunder" and "hereof," and words of similar import, refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The words "this Article," "this Section" and "this Subsection," and words of similar import, refer only to the Article, Section or Subsection hereof in which such words occur. The word "or" is not exclusive, and the word "including" (in its various forms) means "including without limitation." Pronouns in masculine, feminine or neuter genders shall be construed to state and include any other gender, and words, terms and titles (including terms defined herein) in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires.

    As used in the representations and warranties contained in this Agreement, the phrase "to the knowledge" of the representing party shall mean that Responsible Officers of such representing party, individually or collectively, either (a) know that the matter being represented and warranted is true and accurate or (b) have no reason, after reasonable inquiry, to believe that the matter being represented and warranted is not true and accurate.

                                   ARTICLE II
                                   THE MERGER

    2.1 THE MERGER. Subject to the terms and conditions set forth in this Agreement, at the Effective Time, Alpha shall be merged with and into Merger Sub in accordance with the provisions of this Agreement. Such merger is referred to herein as the "Merger."

    2.2 EFFECT OF THE MERGER. Upon the effectiveness of the Merger, the separate existence of Alpha shall cease and Merger Sub, as the surviving corporation in the Merger (the "Surviving Corporation"), shall continue its corporate existence under the laws of the State of Oklahoma. The Merger shall have the effects specified in this Agreement and the DGCL and the OGCA.

    2.3 GOVERNING INSTRUMENTS, DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION.

        (a) The certificate of incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation of the Surviving Corporation until duly amended in accordance with its terms and applicable law; provided, however, that Article I thereof shall be amended and restated to read in its entirety as follows: "Article
    I: The name of the corporation is American Exploration Company."

        (b) The by-laws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the by-laws of the Surviving Corporation until duly amended in accordance with their terms and applicable law.

        (c) The directors and officers of Merger Sub at the Effective Time shall be the directors and officers, respectively, of the Surviving Corporation from the Effective Time until their respective successors have been duly elected or appointed in accordance with the certificate of incorporation and by-laws of the Surviving Corporation and applicable law.

    2.4  EFFECT ON SECURITIES.

        (a) MERGER SUB STOCK. At the Effective Time, by virtue of the Merger and without any action on the part of any holder thereof, each share of Merger Sub Common Stock outstanding immediately prior to the Effective Time shall remain outstanding and continue as one share of capital stock of the Surviving Corporation and each certificate evidencing ownership of any such shares shall continue to evidence ownership of the same number of shares of the capital stock of the Surviving Corporation.

        (b)  ALPHA SECURITIES.

            (i) ALPHA COMMON STOCK. At the Effective Time, by virtue of the Merger and without any action on the part of any holder thereof (but subject to the provisions of Section 2.5(e)), each share of Alpha Common Stock that is issued and outstanding immediately prior to the Effective Time (other than shares of Alpha Common Stock held by Dissenting Stockholders) shall be converted into the right to receive (A) shares of validly issued, fully paid and nonassessable Lima Common Stock, with each such share of Alpha Common Stock being converted into the fraction of a share of Lima Common Stock equal to the Conversion Number; and (B) cash in the amount of the Cash Consideration. Each share of Alpha Common Stock, when so converted, shall automatically be canceled and retired, shall cease to exist and shall no longer be outstanding; and the holder of any certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the shares of Lima Common Stock to be issued in exchange therefor and the Cash Consideration (along with any cash in lieu of fractional shares of Lima Common Stock as provided in Section 2.5(e)) and any unpaid dividends and distributions with respect to such shares of Lima Common Stock as provided in Section 2.5(c), without interest, upon the surrender of such certificate in accordance with Section 2.5.

            (ii) ALPHA TREASURY STOCK. At the Effective Time, by virtue of the Merger, any and all shares of Alpha Common Stock that are issued and held as treasury stock shall be canceled and retired and shall cease to exist, and no shares of Lima Common Stock, Cash Consideration or other consideration shall be paid or payable in exchange therefor.

           (iii) ALPHA PREFERRED STOCK AND DEPOSITARY SHARES. At the Effective Time, by virtue of the Merger and without any action on the part of any holder thereof, each share of Alpha Preferred Stock that is issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive one (1) validly issued, fully paid and nonassessable share of Lima Preferred Stock. Thereafter, in accordance with the Deposit Agreement, the Alpha Depositary Shares will represent rights with respect to the Lima Preferred Stock and any required action to issue Lima Depositary Shares in exchange for Alpha Depositary Shares shall be promptly taken. Each share of Alpha Preferred Stock, when so converted, shall automatically be canceled and retired, shall cease to exist and shall no longer be outstanding; and the holder of any certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the shares of Lima Preferred Stock to be issued in exchange therefore and any unpaid dividends and distributions with respect of such shares of Lima Preferred Stock as provided in Section 2.5(c), without interest, upon surrender of such certificate in accordance with Section 2.5. The portion of the cumulative quarterly dividend with respect to the Alpha Preferred Stock accrued as of the Effective Time shall be carried to and accumulated with the first cumulative quarterly dividend to become payable with respect to the Lima Preferred Stock after the Effective Time. The holders of the Alpha Depositary Shares shall continue to have the same rights with respect to the Lima Preferred Stock as they had prior to the Effective Time with respect to shares of Alpha Preferred Stock under the terms of the Deposit Agreement.

            (iv) ALPHA EQUITY AWARDS. Each Alpha Stock Option (including any Alpha Stock Option granted within six months of the Effective Time) shall be or become fully vested prior to or concurrently with the Effective Time and, except as provided in the Alpha Employee Agreements, shall be canceled in accordance with the respective terms of the Alpha Stock Compensation Plans or otherwise by appropriate action by Alpha in consideration for the payment of the Cash-Out Amount to the holder of such Alpha Stock Option as soon as practicable following the Effective Time. For purposes of this Agreement, the "Cash-Out Amount" means (i) in the case of any Alpha Stock Option granted under the Alpha 1983 or 1994 Stock Compensation Plan, the excess, if any, of the Determined Value (as defined in such Plan) over the exercise price of such Alpha Stock Option, multiplied by the number of shares of Alpha Common Stock subject to such Alpha Stock Option, and (ii) in the case of any Alpha Stock Option granted under the Alpha Amended and Restated 1983 or 1988 Stock Option Plan of Hershey Oil Corporation, the excess, if any, of the Effective Time Value over the exercise price of such Alpha Stock Option, multiplied by the number of shares of Alpha Common Stock subject to such Alpha Stock Option. For purposes of this Agreement, the "Effective Time Value" means the sum of (i) the Cash Consideration and (ii) the product determined by multiplying (x) the Conversion Number by (y) the Market Price. The restrictions applicable to each Alpha Restricted Share outstanding under the Alpha Stock Compensation Plans immediately prior to the Effective Time shall lapse as of the Effective Time. Each Alpha Restricted Unit outstanding immediately prior to the Effective Time shall become fully vested immediately prior to or concurrently with the Effective Time, and shall be redeemed as soon as practicable following the Effective Time by payment to the holder thereof of an amount in cash equal to the Effective Time Value less the amount payable per unit by the holder as set forth in Section 3.15 of the Alpha Disclosure Schedule.

            (v) ALPHA WARRANTS. All Alpha Warrants shall remain outstanding following the Effective Time. At the Effective Time, by virtue of the Merger and without any action on the part of Alpha or any holder of Alpha Warrants, each Alpha Warrant shall be assumed by Lima and shall be exercisable for shares of Lima Common Stock and other consideration, if any, as may be required pursuant to the terms and conditions of such Alpha Warrants.

            (vi) ALPHA 11% SENIOR SUBORDINATED NOTES. All Alpha 11% Senior Subordinated Notes shall remain outstanding following the Effective Time. At the Effective Time, by virtue of the Merger and without any action on the part of Alpha or any holder of Alpha 11% Senior Subordinated Notes, each Alpha 11% Senior Subordinated Note shall be assumed by the Surviving Corporation.

           (vii) OTHER SECURITIES. Except as provided in this Section 2.4(b) or in the Alpha Employee Agreements or as otherwise agreed to by the parties, (A) at the Effective Time, the provisions of any other plan, program or arrangement providing for the issuance or grant of any other interest in respect of the capital stock of the Alpha Companies shall become null and void, and (B) the Alpha Companies shall use all reasonable efforts to ensure that, following the Effective Time, no holder of options or rights or any participant in any plan, program or arrangement shall have any right thereunder to acquire any equity securities of the Alpha Companies, Merger Sub, Lima or any direct or indirect subsidiary thereof.

          (viii) SHARES OF DISSENTING STOCKHOLDERS. Any issued and outstanding shares of Alpha Common Stock held by a Dissenting Stockholder shall be converted into the right to receive such consideration as may be determined to be due to such Dissenting Stockholder pursuant to the DGCL; provided, however, shares of Alpha Common Stock outstanding at the Effective Time and held by a Dissenting Stockholder who shall, after the Effective Time, withdraw his demand for appraisal or lose his right of appraisal as provided in the DGCL, shall be deemed to be converted, as of the Effective Time, into the right to receive the shares of Lima Common Stock and the amount of cash (without interest) specified in Section 2.4(b)(i), in accordance with the procedures specified in Section 2.5(b). Alpha shall give Lima (A) prompt notice of any written demand for appraisal, withdrawal of demand for appraisal and any other instruments served pursuant to the DGCL received by Alpha, and (B) the opportunity to direct all negotiations and proceedings with respect to demand for appraisal under the DGCL. Alpha will not voluntarily make any payment with respect to any demands for appraisal and will not, except with the prior written consent of Lima, settle or offer to settle any such demands.

    2.5  EXCHANGE OF CERTIFICATES.

        (a) EXCHANGE FUND. Immediately prior to the Effective Time, Lima shall deposit with the Exchange Agent, for the benefit of the holders of shares of Alpha Common Stock and Alpha Preferred Stock and for exchange in accordance with this Agreement, certificates representing the shares of Lima Common Stock and Lima Preferred Stock to be issued, and funds necessary to pay the Cash Consideration, in exchange for shares of Alpha Common Stock pursuant to
    Section 2.4(b)(i) and the Alpha Preferred Stock pursuant to Section 2.4(b)(iii). Such shares of Lima Common Stock and Lima Preferred Stock, together with any dividends or distributions with respect thereto (as provided in Section 2.5(c)) and such funds, are referred to herein as the "Exchange Fund." The Exchange Agent, pursuant to irrevocable instructions consistent with the terms of this Agreement, shall deliver the Lima Common Stock and Lima Preferred Stock and the Cash Consideration to be issued or paid pursuant to Sections 2.4(b)(i) and 2.4(b)(iii) out of the Exchange Fund, and the Exchange Fund shall not be used for any other purpose whatsoever. The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to the Lima Common Stock and Lima Preferred Stock held by it from time to time hereunder, except that it shall receive and hold all dividends or other distributions paid or distributed with respect thereto for the account of Persons entitled thereto.

        (b)  EXCHANGE PROCEDURES.

            (i) As soon as reasonably practicable after the Effective Time, Lima shall cause the Exchange Agent to mail to each holder of record of an Alpha Certificate that, immediately prior to the Effective Time, represented shares of Alpha Common Stock or Alpha Preferred Stock, which was converted into the right to receive Lima Common Stock and Cash Consideration pursuant to Section 2.4(b)(i) or Lima Preferred Stock pursuant to Section 2.4(b)(iii), as applicable, a letter of transmittal to be used to effect the exchange of such Alpha Certificate for an applicable Lima Certificate (and cash in lieu of fractional shares) and the Cash Consideration, along with instructions for using such letter of transmittal to effect such exchange. The letter of transmittal (or the instructions thereto) shall specify that delivery of any Alpha Certificate shall be effected, and risk of loss and title thereto shall pass, only upon delivery of such Alpha Certificate to the Exchange Agent and shall be in such form and have such other provisions as Lima may reasonably specify.

            (ii) Upon surrender to the Exchange Agent of an Alpha Certificate for cancellation, together with a duly completed and executed letter of transmittal and any other required documents (including, in the case of any Person constituting an "affiliate" of Alpha for purposes of Rule 145(c) and (d) under the Securities Act, a written agreement from such Person as described in Section 5.9, if not theretofore delivered to
       Lima), (A) the holder of such Alpha Certificate shall be entitled to receive in exchange therefor a Lima Certificate representing the number of whole shares of Lima Common Stock and Cash Consideration that such holder has the right to receive pursuant to Section 2.4(b)(i) or the number of shares of Lima Preferred Stock that such holder has the right to receive pursuant to Section 2.4(b)(iii), any cash in lieu of fractional shares of Lima Common Stock as provided in Section 2.5(e), and any unpaid dividends and distributions that such holder has the right to receive pursuant to Section 2.5(c) (after giving effect to any required withholding of taxes); and (B) the Alpha Certificate so surrendered shall forthwith be canceled. No interest shall be paid or accrued on the Cash Consideration, cash in lieu of fractional shares and unpaid dividends and distributions, if any, payable to holders of Alpha Certificates.

           (iii) In the event of a transfer of ownership of Alpha Common Stock or Alpha Preferred Stock that is not registered in the transfer records of Alpha, a Lima Certificate representing the appropriate number of shares of Lima Common Stock or shares of Lima Preferred Stock and the appropriate Cash Consideration, if any (along with any cash in lieu of fractional shares and any unpaid dividends and distributions that such holder has the right to receive), may be issued or paid to a transferee if the Alpha Certificate representing such shares of Alpha Common Stock or Alpha Preferred Stock is presented to the Exchange Agent accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid.

            (iv) Until surrendered as contemplated by this Section 2.5(b), each Alpha Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender a Lima Certificate representing shares of Lima Common Stock and Cash Consideration as provided in Section 2.4(b)(i) or shares of Lima Preferred Stock pursuant to Section 2.4(b)(iii) (in each case, along with any cash in lieu of fractional shares and any unpaid dividends and distributions).

            (v) The procedure for exchange of Alpha Depositary Shares for Lima Depositary Shares shall be governed by the Deposit Agreement.

        (c) DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES. No dividends or other distributions with respect to Lima Common Stock or Lima Preferred Stock declared or made after the Effective Time with a record date after the Effective Time shall be paid to the holder of any unsurrendered Alpha Certificate. Subject to the effect of applicable laws, (i) at the time of the surrender of a Alpha Certificate for exchange in accordance with the provisions of this Section 2.5, there shall be paid to the surrendering holder, without interest, the amount of dividends or other distributions (having a record date after the Effective Time but on or prior to surrender and a payment date on or prior to surrender) theretofore paid with respect to the number of whole shares of Lima Common Stock and Lima Preferred Stock that such holder is entitled to receive (less the amount of any withholding taxes that may be required with respect thereto); and (ii) at the appropriate payment date, there shall be paid to the surrendering holder, without interest, the amount of dividends or other distributions (having a record date after the Effective Time but on or prior to surrender and a payment date subsequent to surrender) payable with respect to the number of whole shares of Lima Common Stock and Lima Preferred Stock that such holder receives (less the amount of any withholding taxes that may be required with respect thereto).

        (d) NO FURTHER OWNERSHIP RIGHTS. All shares of Lima Common Stock and Lima Preferred Stock issued, and the Cash Consideration paid, upon the surrender for exchange of shares of Alpha Common Stock and Alpha Preferred Stock in accordance with the terms hereof (including any cash paid pursuant to Section 2.5(c) or (e)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Alpha Common Stock and Alpha Preferred Stock. After the Effective Time, there shall be no further registration of transfers on the Surviving Corporation's stock transfer books of the shares of Alpha Common Stock or Alpha Preferred Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, an Alpha Certificate is presented to the Surviving Corporation for any reason, it shall be canceled and exchanged as provided in this Section 2.5.

        (e) TREATMENT OF FRACTIONAL SHARES. No Lima Certificates or scrip representing fractional shares of Lima Common Stock shall be issued in the Merger and, except as provided in this Section 2.5(e), no dividend or other distribution, stock split or interest shall relate to any such fractional share, and such fractional share shall not entitle the owner thereof to vote or to any other rights of a stockholder of Lima. In lieu of any fractional share of Lima Common Stock to which a holder of Alpha Common Stock would otherwise be entitled, such holder, upon surrender of an Alpha Certificate as described in this Section, shall be paid an amount in cash (without interest) determined by multiplying (i) the Market Price by (ii) the fraction of a share of Lima Common Stock to which such holder would otherwise be entitled, in which case Lima shall make available to the Exchange Agent, without regard to any other cash being provided to the Exchange Agent, the amount of cash necessary to make such payments.

        (f) TERMINATION OF EXCHANGE FUND. Any portion of the Exchange Fund and cash held by the Exchange Agent in accordance with the terms of this Section
    2.5 that remains unclaimed by the former stockholders of Alpha for a period of one year following the Effective Time shall be delivered to Lima, upon demand. Thereafter, any former stockholders of Alpha who have not theretofore complied with the provisions of this Section 2.5 shall look only to Lima for payment of their claim for Lima Common Stock, Lima Preferred Stock, the Cash Consideration, any cash in lieu of fractional shares of Lima Common Stock and any dividends or distributions with respect to Lima Common Stock or Lima Preferred Stock (all without interest).

        (g) NO LIABILITY. Neither Lima, Alpha, the Surviving Corporation, the Exchange Agent nor any other Person shall be liable to any former holder of shares of Alpha Common Stock or Alpha

    Preferred Stock for any amount properly delivered to any public official pursuant to any applicable abandoned property, escheat or similar law. Any amounts remaining unclaimed by former holders of Alpha Common Stock or Alpha Preferred Stock for a period of three years following the Effective Time (or such earlier date immediately prior to the time at which such amounts would otherwise escheat to or become property of any governmental entity) shall, to the extent permitted by applicable law, become the property of Lima, free and clear of any claims or interest of any such holders or their successors, assigns or personal representatives previously entitled thereto.

        (h) LOST, STOLEN, OR DESTROYED ALPHA CERTIFICATES. If any Alpha Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Alpha Certificate to be lost, stolen or destroyed and, if required by Lima, the posting by such Person of a bond, in such reasonable amount as Lima may direct, as indemnity against any claim that may be made against it with respect to such Alpha Certificate, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Alpha Certificate the shares of Lima Common Stock, Lima Preferred Stock and the Cash Consideration (along with any cash in lieu of fractional shares pursuant to Section 2.5(e), and any unpaid dividends and distributions, if any, pursuant to Section 2.5(c)) deliverable with respect thereto pursuant to this Agreement.

    2.6 CLOSING. The Closing shall take place on the Closing Date at 10:00 a.m., local time, at the offices of Crowe & Dunlevy, A Professional Corporation, 1800 Mid-America Tower, 20 North Broadway, Oklahoma City, Oklahoma, or at such time and place as is otherwise agreed upon by Lima and Alpha.

    2.7 EFFECTIVE TIME OF THE MERGER. The Merger shall become effective immediately when the Certificates of Merger are accepted for filing by the respective Secretaries of State of Delaware and Oklahoma or at such time thereafter as is provided in the Certificates of Merger (the "Effective Time"). As soon as practicable after the Closing, the Certificates of Merger shall be filed, and the Effective Time shall occur, on the Closing Date; provided, however, that the Certificates of Merger may be filed prior to the Closing Date or prior to the Closing so long as it provides for an effective time that occurs on the Closing Date immediately after the Closing.

    2.8 TAKING OF NECESSARY ACTION; FURTHER ACTION. Each of Lima, Merger Sub, and Alpha shall use all reasonable efforts to take all such actions as may be necessary or appropriate in order to effectuate the Merger under the DGCL and the OGCA as promptly as commercially practicable. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of either of Merger Sub or Alpha, the officers and directors of the Surviving Corporation are fully authorized, in the name of the Surviving Corporation or otherwise to take, and shall take, all such lawful and necessary action.

                                  ARTICLE III
                    REPRESENTATIONS AND WARRANTIES OF ALPHA

    Except as set forth in the Alpha Disclosure Schedule, Alpha hereby represents and warrants to Lima and Merger Sub as follows:

    3.1 ORGANIZATION. Each of the Alpha Companies (a) is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, (b) has the requisite power and authority to own, lease and operate its properties and to conduct its business as it is presently being conducted, and (c) is duly qualified to do business as a foreign corporation, and is in good standing, in each jurisdiction where the character of the properties owned or leased by it or the nature of its activities makes such qualification necessary (except, in each case, where any failure to be so qualified as a foreign corporation or to be in good standing would not, individually or in the aggregate, have a Material Adverse Effect on

Alpha). Copies of the certificate or articles of incorporation and by-laws of each of the Alpha Companies have heretofore been delivered to Lima, and such copies are accurate and complete as of the date hereof.

    3.2 OTHER ENTITIES. Alpha has no direct or indirect equity interest in any corporation, partnership, limited liability company, joint venture, business association or other entity other than the entities included in the Alpha Companies (other than joint venture, joint operating or ownership arrangements entered into in the ordinary course of business or other partnerships that, individually or in the aggregate, are not material to the operations or business of the Alpha Companies, taken as a whole).

    3.3 AUTHORITY AND ENFORCEABILITY. Alpha has the requisite corporate power and authority to enter into and deliver this Agreement and (with respect to consummation of the Merger, subject to the valid approval of this Agreement and the Merger by the stockholders of Alpha) to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and (with respect to consummation of the Merger, subject to the valid approval of this Agreement and the Merger by the stockholders of Alpha) the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Alpha, including approval by the board of directors of Alpha, and no other corporate proceedings on the part of Alpha are necessary to authorize the execution or delivery of this Agreement or (with respect to consummation of the Merger, subject to the valid approval of this Agreement and the Merger by the stockholders of Alpha) to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Alpha and (with respect to the Merger, subject to the valid approval of this Agreement and the Merger by the stockholders of Alpha and assuming that this Agreement constitutes a valid and binding obligation of Lima and Merger Sub) constitutes a valid and binding obligation of Alpha enforceable against Alpha in accordance with its terms.

    3.4 NO VIOLATIONS. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance by Alpha with the provisions hereof will not, conflict with, result in any violation of or default (with or without notice or lapse of time or both) under, give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under, or result in the creation of any Lien on any of the properties or assets of any of the Alpha Companies under, any provision of (a) the certificate or articles of incorporation or by-laws of any of the Alpha Companies, (b) any loan or credit agreement, note, bond, mortgage, indenture, lease, permit, concession, franchise, license or other agreement or instrument applicable to any of the Alpha Companies, or (c) assuming the consents, approvals, authorizations or permits and filings or notifications referred to in Section 3.5 are duly and timely obtained or made, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to any of the Alpha Companies or any of their respective properties or assets, other than (y) in the case of clause (b) above, any such conflict, violation, default, right, loss or Lien that may arise under the Bank Credit Agreement and (z) in the case of clause (b) or (c) above, any such conflict, violation, default, right, loss or Lien that, individually or in the aggregate, would not have a Material Adverse Effect on Alpha.

    3.5 CONSENTS AND APPROVALS. No consent, approval, order or authorization of, registration, declaration or filing with, or permit from, any Governmental Authority is required by or with respect to any of the Alpha Companies in connection with the execution and delivery of this Agreement by Alpha or the consummation by Alpha of the transactions contemplated hereby, except for the following: (a) any such consent, approval, order, authorization, registration, declaration, filing or permit which the failure to obtain or make would not, individually or in the aggregate, have a Material Adverse Effect on Alpha; (b) the filing of the Certificates of Merger with the respective Secretaries of State of Delaware and Oklahoma pursuant to the provisions of the DGCL and the OGCA; (c) the filing of a pre-merger notification report by Alpha under the HSR Act and the expiration or termination of the applicable waiting period; (d) the filing with the SEC of the Proxy Statement/Prospectus and such reports under
Section 13(a) of the Exchange Act and such other compliance with the Exchange Act and the Securities Act and the rules and regulations of the SEC thereunder as may be required in connection with this Agreement and the transactions contemplated hereby and the obtaining from the SEC of such orders as may be so required; (e) such filings and approvals as may be required by any applicable state securities, "blue sky" or takeover laws or Environmental Laws; and (f) such filings and approvals as may be required by any foreign pre-merger notification, securities, corporate or other law, rule or regulation. No Third-Party Consent is required by or with respect to any of the Alpha Companies in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (x) any such Third-Party Consent which the failure to obtain would not, individually or in the aggregate, have a Material Adverse Effect on Alpha, (y) the valid approval of this Agreement and the Merger by the stockholders of Alpha, and (z) any consent, approval or waiver required by the terms of the Bank Credit Agreement.

    3.6 SEC DOCUMENTS. Alpha has made available to Lima a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed by Alpha with the SEC since December 31, 1994, and prior to the date of this Agreement (the "Alpha SEC Documents"), which are all the documents (other than preliminary material) that Alpha was required to file with the SEC since such date. As of their respective dates, the Alpha SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Alpha SEC Documents, and none of the Alpha SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

    3.7 FINANCIAL STATEMENTS. The Alpha Financial Statements were, or will be, prepared in accordance with the applicable published rules and regulations of the SEC with respect thereto and in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Rule 10-01 of Regulation S-X of the SEC) and fairly present, or will fairly present, in accordance with such requirements (in the case of the unaudited statements, subject to normal, recurring adjustments which are not expected to be material), the consolidated financial position of Alpha and its subsidiaries as of their respective dates and the consolidated results of operations and the consolidated cash flows of Alpha and its subsidiaries for the periods presented therein. There are no material imbalances of production from the oil and gas properties of any of the Alpha Companies whether required to be disclosed pursuant to GAAP or otherwise.

    3.8  CAPITAL STRUCTURE.

        (a) The authorized capital stock of Alpha consists of 50,000,000 shares of Alpha Common Stock and 100,000 shares of preferred stock, par value $1.00 per share.

        (b) As of the date hereof, there are issued and outstanding (i) 15,698,870 shares of Alpha Common Stock, (ii) 4,000 shares of Alpha Preferred Stock and 800,000 Alpha Depositary Shares with respect thereto,
    (iii) Alpha Stock Options relating to 1,071,168 shares of Alpha Common Stock, (iv) Prudential Warrants relating to 356,489 shares of Alpha Common Stock at an exercise price on the date of this Agreement of $20.20 per share (subject to future adjustment pursuant to the terms of such warrants), and
    (v) Institutional Warrants relating to 1,247,837 shares of Alpha Common Stock at an exercise price on the date of this Agreement of $15.01 per share (subject to future adjustment pursuant to the terms of such warrants). No shares of Alpha Common Stock or Alpha Preferred Stock (or Alpha Depositary Shares with respect thereto) are held by Alpha as treasury stock.

        (c) Except as set forth in Section 3.8(b) and as provided in the Alpha Rights Agreement, there are outstanding (i) no shares of capital stock or other voting securities of Alpha, (ii) no securities of Alpha or any other Person convertible into or exchangeable or exercisable for shares of capital stock or other voting securities of Alpha, and (iii) no subscriptions, options, warrants, calls, rights (including preemptive rights), commitments, understandings or agreements to which Alpha is a party or by which it is bound obligating Alpha to issue, deliver, sell, purchase, redeem or acquire shares of capital stock or other voting securities of Alpha (or securities convertible into or exchangeable or exercisable for shares of capital stock or other voting securities of Alpha) or obligating Alpha to grant, extend or enter into any such subscription, option, warrant, call, right, commitment, understanding or agreement.

        (d) All outstanding shares of Alpha capital stock are validly issued, fully paid and nonassessable and not subject to any preemptive right.

        (e) All outstanding shares of capital stock and other voting securities of each entity (other than Alpha) included in the Alpha Companies are owned, directly or indirectly, by Alpha, free and clear of all Liens, claims and options of any nature. With respect to each entity (other than Alpha) included in the Alpha Companies, there are outstanding (i) no securities of any such entity or any other Person convertible into or exchangeable or exercisable for shares of capital stock or other voting securities of any such entity, and (ii) no subscriptions, options, warrants, calls, rights (including preemptive rights), commitments, understandings or agreements to which any of such entities is a party or by which it is bound obligating any of such entities to issue, deliver, sell, purchase, redeem or acquire shares of capital stock or other voting securities of any of such entities (or securities convertible into or exchangeable or exercisable for shares of capital stock or other voting securities of any of such entities) or obligating any of such entities to grant, extend or enter into any such subscription, option, warrant, call, right, commitment, understanding or agreement.

        (f) To the best knowledge of Alpha, there are no voting trusts, proxies or other agreements or understandings with respect to the voting of shares of capital stock of Alpha.

    3.9 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since March 31, 1997, the Alpha Companies have conducted their business only in the ordinary course of business consistent with past practices and, since such date, there has not been any event (financial or otherwise, whether or not in the ordinary course of business), circumstance or condition (a) that would be reasonably likely to have a Material Adverse Effect; or (b) that would have required the consent of Lima pursuant to Section 5.1 had such event occurred prior to the date of this Agreement (other than changes, including changes in commodity prices, generally affecting the oil and gas industry and changes arising from the announcement of the Merger).

    3.10 COMPLIANCE WITH LAWS, MATERIAL AGREEMENTS AND PERMITS. None of the Alpha Companies is in violation of, or in default under, and no event has occurred that (with notice or the lapse of time or both) would constitute a violation of or default under, (a) its certificate or articles of incorporation or by-laws, (b) any applicable law, rule, regulation, order, writ, decree or judgment of any Governmental Authority, or (c) any Alpha Material Agreement, except (in the case of clause (b) or (c) above) for any violation or default that would not, individually or in the aggregate, have a Material Adverse Effect on Alpha. Each of the Alpha Companies has obtained and holds all permits, licenses, variances, exemptions, orders, franchises, approvals and authorizations of all Governmental Authorities necessary for the lawful conduct of its business or the lawful ownership, use and operation of its assets ("Alpha Permits"), except for Alpha Permits which the failure to obtain or hold would not, individually or in the aggregate, have a Material Adverse Effect on Alpha. Each of the Alpha Companies is in compliance with the terms of its Alpha Permits, except where the failure to comply would not, individually or in the aggregate, have a Material Adverse Effect on Alpha. No investigation or review by any Governmental Authority with respect to any of the Alpha Companies is pending or, to the knowledge of Alpha, threatened, other than those the outcome of which would not, individually or in the aggregate, have a Material Adverse Effect on Alpha. To the knowledge of Alpha, no party to any Alpha Material Agreement is in material breach of the terms, provisions and conditions of such Alpha Material Agreement.

    3.11 GOVERNMENTAL REGULATION. None of the Alpha Companies is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, the Investment Company Act of 1940 or any state public utilities laws.

    3.12 LITIGATION. There is no litigation, arbitration, investigation or other proceeding of any Governmental Authority pending or, to the knowledge of Alpha, threatened against any of the Alpha Companies or their respective assets which, if adversely determined, could reasonably be expected to have a Material Adverse Effect on Alpha. Alpha has no knowledge of any facts that are likely to give rise to any litigation, arbitration, investigation or other proceeding of any Governmental Authority which, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on Alpha. No Alpha Company is subject to any outstanding injunction, judgment, order, decree or ruling (other than routine oil and gas field regulatory orders and any injunction, judgment, order, decree or ruling that, either individually or in the aggregate, would not have a Material Adverse Effect). There is no litigation, proceeding or investigation pending or, to the knowledge of Alpha, threatened against or affecting any of the Alpha Companies that questions the validity or enforceability of this Agreement or any other document, instrument or agreement to be executed and delivered by Alpha in connection with the transactions contemplated hereby. For purposes of this Section 3.12 only, a Material Adverse Effect on Alpha shall not be deemed to occur unless any litigation, arbitration, investigation or other proceeding would result in liabilities of the Alpha Companies in excess of $5 million.

    3.13 NO RESTRICTIONS. None of the Alpha Companies is a party to (a) any agreement, indenture or other instrument that contains restrictions with respect to the payment of dividends or other distributions with respect to its capital,
(b) any financial arrangement with respect to or creating any indebtedness for borrowed money or indebtedness classified as debt under GAAP to any Person (other than indebtedness reflected in the Alpha Financial Statements or indebtedness for borrowed money or indebtedness classified as debt under GAAP incurred in the ordinary course of business), (c) any agreement, contract or commitment relating to the making of any advance to, or investment in, any Person (other than advances in the ordinary course of business and to wholly-owned subsidiaries), (d) any guaranty or other contingent liability with respect to any indebtedness or obligation of any Person (other than guaranties undertaken in the ordinary course of business and other than the endorsement of negotiable instruments for collection in the ordinary course of business), or
(e) any agreement, contract or commitment limiting in any respect its ability to compete with any Person or otherwise conduct business of any line or nature.

    3.14  TAXES.

        (a) Each of the Alpha Companies and any affiliated, combined or unitary group of which any such corporation is or was a member has (i) timely filed all material federal, state, local and foreign returns, declarations, reports, estimates, information returns and statements ("Tax Returns") required to be filed by it with respect to any Taxes, and each such Tax Return was true, correct and complete in all material respects, (ii) timely paid all material Taxes that are due and payable (except for Taxes that are being contested in good faith by appropriate proceedings and for which sufficient reserves have been established in accordance with GAAP) for which any of the Alpha Companies may be liable, and (iii) complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes, and has timely withheld from employee wages and paid over to the proper governmental authorities all amounts required to be so withheld and paid over.

        (b) No audits or other administrative or court proceedings are presently pending with regard to any Taxes for which any of the Alpha Companies would be liable. There are no pending requests for rulings from any taxing authority, no outstanding subpoenas or requests for information by any taxing authority with respect to any Taxes, no proposed reassessments by any taxing authority of any property owned or leased, and no agreements in effect to extend the time to file any material Tax Return or the period of limitations for the assessment or collection of any material Taxes for which any of the Alpha Companies would be liable.

        (c) Except as set forth in the Alpha SEC Documents, none of the Alpha Companies is a party to, is bound by or has any obligation under any tax sharing or allocation agreement or similar agreement or arrangement.

        (d) There are no material excess loss accounts or deferred intercompany transactions between Alpha and/or any of its subsidiaries within the meaning of Treas. Reg. Section 1.1502-19 or 1.1502-13, respectively.

    3.15  EMPLOYEE BENEFIT PLANS.

        (a) Section 3.15 to the Alpha Disclosure Schedule includes (i) a list of all of Alpha's material "employee benefit plans," as defined in Section 3(3) of ERISA, and all other material severance, termination, change in control, sick leave, vacation pay, salary continuation for disability, consulting, employment, compensation, retirement, deferred compensation, bonus, long-term incentive, stock option, stock purchase, hospitalization, medical insurance, life insurance and scholarship programs, plans, arrangements or agreements maintained by any of the Alpha Companies or to which any of the Alpha Companies contributes or is obligated to contribute for the benefit of any current or former employee, consultant or director of any of the Alpha Companies, or with respect to which any of the Alpha Companies would incur material liability under Section 4069, 4212(c) or 4204 of ERISA (the "Alpha Employee Benefit Plans"); (ii) a true and complete list of all Alpha Stock Options granted pursuant to the Alpha Stock Compensation Plans including names of optionees, grant date, option price and number of shares covered thereby; (iii) a list of all outstanding awards, including holders, of Alpha Restricted Shares and Alpha Restricted Units; and (iv) a true and correct list of all severance or change in control payments payable to any employee or group of employees of any of the Alpha Companies payable upon any termination of employment or as a result of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, including the name and amount payable for any officer and the aggregate amount payable to all other employees broken down by department.

        (b) There is no violation of ERISA with respect to the filing of applicable reports, documents and notices regarding any Alpha Employee Benefit Plan with any Governmental Authority or the furnishing of such documents to the participants or beneficiaries of the Alpha Employee Benefit Plans that is reasonably likely to have a Material Adverse Effect on the Alpha Companies. With respect to the Alpha Employee Benefit Plans, there exists no condition or set of circumstances in connection with the Alpha Companies that could be expected to result in liability reasonably likely to have a Material Adverse Effect on the Alpha Companies under ERISA, the Code or any applicable law. With respect to the Alpha Employee Benefit Plans, individually and in the aggregate, there are no unfunded benefit obligations which have not been accounted for by reserves, or otherwise properly footnoted in accordance with GAAP, on the financial statements of the Alpha Companies, which obligations are reasonably likely to have a Material Adverse Effect on the Alpha Companies.

        (c) The Alpha Employee Benefit Plans have been maintained in accordance with their terms and in accordance with all applicable federal and state laws, and none of the Alpha Companies has engaged in any "prohibited transaction" within the meaning of Section 4975 of the Code, except where the violation of any such term or law or the occurrence of a prohibited transaction would not be reasonably likely to have a Material Adverse Effect on the Alpha Companies.

    3.16 ENVIRONMENTAL MATTERS. Except for any event, circumstance or condition that would not have a Material Adverse Effect:

        (a) Each of the Alpha Companies has conducted its business and operated its assets, and is conducting its business and operating its assets, in material compliance with all Environmental Laws;

        (b) None of the Alpha Companies has been notified by any Governmental Authority or other third party that any of the operations or assets of any of the Alpha Companies is the subject of any investigation or inquiry by any Governmental Authority or other third party evaluating whether any material remedial action is needed to respond to a release or threatened release of any Hazardous

    Material or to the improper storage or disposal (including storage or disposal at offsite locations) of any Hazardous Material;

        (c) None of the Alpha Companies and no other Person has filed any notice under any federal, state or local law indicating that (i) any of the Alpha Companies is responsible for the improper release into the environment, or the improper storage or disposal, of any Hazardous Material, or (ii) any Hazardous Material is improperly stored or disposed of upon any property of any of the Alpha Companies;

        (d) None of the Alpha Companies has any material contingent liability in connection with (i) the release or threatened release into the environment at, beneath or on any property now or previously owned or leased by any of the Alpha Companies, or (ii) the storage or disposal of any Hazardous Material;

        (e) None of the Alpha Companies has received any claim, complaint, notice, inquiry or request for information involving any matter which remains unresolved as of the date hereof with respect to any alleged violation of any Environmental Law or regarding potential liability under any Environmental Law relating to operations or conditions of any facilities or property (including off-site storage or disposal of any Hazardous Material from such facilities or property) currently or formerly owned, leased or operated by any of the Alpha Companies;

        (f) There are no sites, locations or operations at which any of the Alpha Companies is currently undertaking, or has completed, any remedial or response action relating to any such disposal or release, as required by Environmental Laws; and

        (g) All underground storage tanks and solid waste disposal facilities owned or operated by the Alpha Companies are used and operated in material compliance with Environmental Laws.

    3.17 BROKERS. Other than Prudential Securities, Inc., no broker, finder, investment banker or other Person is or will be, in connection with the transactions contemplated by this Agreement, entitled to any brokerage, finder's or other fee or compensation based on any arrangement or agreement made by or on behalf of Alpha and for which Alpha, Lima, any of the Alpha Companies or Lima Companies will have any obligation or liability. A copy of any agreement between Alpha and Prudential Securities, Inc. relating to this Agreement or the Merger has been provided to Lima.

    3.18 VOTE REQUIRED. The affirmative vote of (a) the holders of a majority of the outstanding shares of Alpha Common Stock and Alpha Preferred Stock (or Alpha Depositary Shares with respect thereto), voting together as a single class in the manner provided in the certificate of designation relating to the Alpha Preferred Stock filed with the Secretary of State of Delaware and (b) the holders of at least two-thirds of the outstanding shares of Alpha Preferred Stock (or Alpha Depositary Shares with respect thereto), are the only votes of the holders of any class or series of Alpha capital stock or other voting securities necessary to approve this Agreement, the Merger and the transactions contemplated hereby.

    3.19  AMENDMENT TO ALPHA RIGHTS AGREEMENT.

        (a) The Board of Directors of Alpha has taken, or will take, all necessary action to amend the Alpha Rights Agreement so that none of the execution and delivery of this Agreement and the consummation of the Merger or any other transaction contemplated hereby will cause (i) the rights issuable or issued pursuant to the Alpha Rights Agreement (the "Alpha Rights") to become exercisable under the Alpha Rights Agreement, (ii) Lima or any of its affiliates to be deemed an "Acquiring Person" (as defined in the Alpha Rights Agreement), (iii) any such event to be deemed a "Triggering Event" (as defined in the Alpha Rights Agreement) or (iv) the "Stock Acquisition Date" (as defined in the Alpha Rights Agreement) to occur upon any such event.

        (b) As of the date of this Agreement, the Alpha Rights have not separated from the Alpha Common Stock and no distribution of Rights Certificates (as defined in the Alpha Rights Agreement) will occur as a result of the execution of this Agreement or the consummation of the transactions contemplated hereby.

    3.20 OPINION OF FINANCIAL ADVISOR. The Board of Directors of Alpha has received the opinion dated as of the date hereof of Prudential Securities, Inc. addressed to such Board (a copy of which has been provided to Lima for information purposes only) that, as of such date, the Conversion Number and the Cash Consideration are fair from a financial point of view to the holders of Alpha Common Stock.

    3.21 AFFILIATE TRANSACTIONS. Other than as disclosed in the Alpha SEC Documents, there are no transactions between Alpha and any of its Affiliates (other than directly or indirectly wholly-owned subsidiaries of Alpha) pending or proposed, except such transactions as are in the ordinary course of business consistent with past practices and that would not be in violation of the restrictions upon transactions with Affiliates set forth in Section 5.1(i) below. There are no agreements pursuant to which any of the Alpha Companies are obligated to indemnify any of the persons described in Section 5.13(a) other than any obligation under the certificate of incorporation or bylaws of any Alpha Company which are not materially broader in scope than the provisions of the certificate of incorporation and bylaws of Alpha as contained in the Alpha SEC Documents.

                                   ARTICLE IV
             REPRESENTATIONS AND WARRANTIES OF LIMA AND MERGER SUB

    Except as set forth in the Lima Disclosure Schedule, Lima hereby represents and warrants to Alpha as follows:

    4.1 ORGANIZATION. Each of the Lima Companies and Merger Sub (a) is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, (b) has the requisite power and authority to own, lease and operate its properties and to conduct its business as it is presently being conducted, and (c) is duly qualified to do business as a foreign corporation, and is in good standing, in each jurisdiction where the character of the properties owned or leased by it or the nature of its activities makes such qualification necessary (except, in each case, where any failure to be so qualified as a foreign corporation or to be in good standing would not, individually or in the aggregate, have a Material Adverse Effect on Lima). Copies of the Certificate of Incorporation and Bylaws of each of the Lima Companies and Merger Sub have heretofore been delivered to Alpha, and such copies are accurate and complete as of the date hereof.

    4.2 OTHER ENTITIES. Lima has no direct or indirect equity interest in any corporation, partnership, limited liability company, joint venture, business association or other entity other than the entities included in the Lima Companies (other than joint venture, joint operating or ownership arrangements entered into in the ordinary course of business or other partnerships that, individually or in the aggregate, are not material to the operations or business of the Lima Companies, taken as a whole).

    4.3 AUTHORITY AND ENFORCEABILITY. Each of Lima and Merger Sub has the requisite corporate power and authority to enter into and deliver this Agreement and (with respect to consummation of this Agreement and the Merger, subject to the approval by the stockholders of Lima) to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and (with respect to consummation of this Agreement and the Merger, subject to the approval by the stockholders of Lima) the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Lima and Merger Sub, including approval by the board of directors of Lima and the board of directors and stockholders of Merger Sub, and no other corporate proceedings on the part of Lima or Merger Sub are necessary to authorize the execution or delivery of this Agreement or (with respect to consummation of this Agreement and the Merger, subject to the approval by the stockholders of Lima) to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Lima and Merger Sub and (with respect to consummation of this Agreement and the Merger, subject to the approval by the stockholders of Lima, and assuming that this Agreement constitutes a valid and binding obligation of Alpha) constitutes a valid and binding obligation of each of Lima and Merger Sub enforceable against each of them in accordance with its terms.

    4.4 NO VIOLATIONS. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance by Lima and Merger Sub with the provisions hereof will not, conflict with, result in any violation of or default (with or without notice or lapse of time or both) under, give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under, or result in the creation of any Lien on any of the properties or assets of any of the Lima Companies, including Merger Sub, under, any provision of (a) the Certificate of Incorporation or Bylaws of any of the Lima Companies, including Merger Sub, (b) any loan or credit agreement, note, bond, mortgage, indenture, lease, permit, concession, franchise, license or other agreement or instrument applicable to any of the Lima Companies, including Merger Sub, or (c) assuming the consents, approvals, authorizations or permits and filings or notifications referred to in
Section 4.5 are duly and timely obtained or made, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to any of the Lima Companies, including Merger Sub, or any of their respective properties or assets, other than, in the case of clause (b) or (c) above, any such conflict, violation, default, right, loss or Lien that, individually or in the aggregate, would not have a Material Adverse Effect on Lima.

    4.5 CONSENTS AND APPROVALS. No consent, approval, order or authorization of, registration, declaration or filing with, or permit from, any Governmental Authority is required by or with respect to any of the Lima Companies or Merger Sub in connection with the execution and delivery of this Agreement by Lima and Merger Sub or the consummation by Lima and Merger Sub of the transactions contemplated hereby, except for the following: (a) any such consent, approval, order, authorization, registration, declaration, filing or permit which the failure to obtain or make would not, individually or in the aggregate, have a Material Adverse Effect on Lima; (b) the filing of the Certificates of Merger with the respective Secretaries of State of Delaware and Oklahoma pursuant to the provisions of the DGCL and the OGCA; (c) the filing of a pre-merger notification report by Lima under the HSR Act and the expiration or termination of the applicable waiting period; (d) the filing with the SEC of the Registration Statement and such reports under Section 13(a) of the Exchange Act and such other compliance with the Exchange Act and the Securities Act and the rules and regulations of the SEC thereunder as may be required in connection with this Agreement and the transactions contemplated hereby and the obtaining from the SEC of such orders as may be so required; (e) the filing with the NYSE of a listing application relating to the shares of Lima Common Stock and Lima Depositary Shares to be issued pursuant to the Merger and the obtaining from the NYSE of its approvals thereof; (f) such filings and approvals as may be required by any applicable state securities, "blue sky" or takeover laws or Environmental Laws; and (g) such filings and approvals as may be required by any foreign pre-merger notification, securities, corporate or other law, rule or regulation. No Third-Party Consent is required by or with respect to any of the Lima Companies, including Merger Sub, in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (x) any such Third-Party Consent which the failure to obtain would not, individually or in the aggregate, have a Material Adverse Effect on Lima, and (y) the valid approval of this Agreement and the Merger by the stockholders of Lima.

    4.6 SEC DOCUMENTS. Lima has made available to Alpha a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed by Lima with the SEC since December 31, 1994, and prior to the date of this Agreement (the "Lima SEC Documents"), which are all the documents (other than preliminary material) that Lima was required to file with the SEC since such date. As of their respective dates, the Lima SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Lima SEC Documents, and none of the Lima SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

    4.7 FINANCIAL STATEMENTS. The Lima Financial Statements were, or will be, prepared in accordance with the applicable published rules and regulations of the SEC with respect thereto and in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Rule 10-01 of Regulation S-X of the SEC) and fairly present, or will fairly present, in accordance with such requirements (in the case of the unaudited statements, subject to normal, recurring adjustments which are not expected to be material), the consolidated financial position of Lima and its subsidiaries as of their respective dates and the consolidated results of operations and the consolidated cash flows of Lima and its subsidiaries for the periods presented therein. There are no material imbalances of production from the oil and gas properties of any of the Lima Companies whether required to be disclosed pursuant to GAAP or otherwise.

    4.8  CAPITAL STRUCTURE.

        (a) The authorized capital stock of Lima consists of 100,000,000 shares of Lima Common Stock and 10,000,000 shares of preferred stock, par value $.01 per share, of Lima. The authorized capital stock of Merger Sub consists of 1,000 shares of Merger Sub Common Stock.

        (b) As of the date hereof, (i) there are issued and outstanding 27,802,000 shares of Lima Common Stock and no shares of Lima Preferred Stock and (ii) 963,500 shares of Lima Common Stock are issuable upon exercise of outstanding stock options. No shares of Lima Common Stock are held by Lima as treasury stock.

        (c) Except as set forth in Section 4.8(b), there are outstanding (i) no shares of capital stock or other voting securities of Lima, (ii) no securities of Lima or any other Person convertible into or exchangeable or exercisable for shares of capital stock or other voting securities of Lima, and (iii) no subscriptions, options, warrants, calls, rights (including preemptive rights), commitments, understandings or agreements to which Lima is a party or by which it is bound obligating Lima to issue, deliver, sell, purchase, redeem or acquire shares of capital stock or other voting securities of Lima (or securities convertible into or exchangeable or exercisable for shares of capital stock or other voting securities of Lima) or obligating Lima to grant, extend or enter into any such subscription, option, warrant, call, right, commitment, understanding or agreement.

        (d) All outstanding shares of Lima capital stock are, and (when issued) the shares of Lima Common Stock to be issued pursuant to the Merger and issuable upon conversion of the Lima Preferred Stock and exercise of the Alpha Warrants will be, validly issued, fully paid and nonassessable and not subject to any preemptive right.

        (e) 1,000 shares of Merger Sub Common Stock are issued and outstanding, all of which are owned by Lima. All outstanding shares of Merger Sub Common Stock are validly issued, fully paid and nonassessable and not subject to any preemptive right.

        (f) Other than the agreement of Lima Holdings Corp. to vote for this Agreement and the Merger referred to elsewhere in this Agreement, to the best knowledge of Lima, there are no voting trusts, proxies or other agreements or understandings with respect to the voting of shares of capital stock of Lima.

    4.9 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since March 31, 1997, the Lima Companies have conducted their business only in the ordinary course of business consistent with past practices and, since such date, there has not been any event (financial or otherwise, whether or not in the ordinary course of business), circumstance or condition (a) that would be reasonably likely to have a Material Adverse Effect; or (b) that would have required the consent of Alpha pursuant to Section 5.1 had such event occurred prior to the date of this Agreement (other than changes, including changes in commodity prices, generally affecting the oil and gas industry and changes arising from the announcement of the Merger).

    4.10 COMPLIANCE WITH LAWS, MATERIAL AGREEMENTS AND PERMITS. None of the Lima Companies is in violation of, or in default under, and no event has occurred that (with notice or the lapse of time or both) would constitute a violation of or default under, (a) its certificate or articles of incorporation or by-laws, (b) any applicable law, rule, regulation, order, writ, decree or judgment of any Governmental Authority, or (c) any Lima Material Agreement, except (in the case of clause (b) or (c) above) for any violation or default that would not, individually or in the aggregate, have a Material Adverse Effect on Lima. Each of the Lima Companies has obtained and holds all permits, licenses, variances, exemptions, orders, franchises, approvals and authorizations of all Governmental Authorities necessary for the lawful conduct of its business or the lawful ownership, use and operation of its assets ("Lima Permits"), except for Lima Permits which the failure to obtain or hold would not, individually or in the aggregate, have a Material Adverse Effect on Lima. Each of the Lima Companies is in compliance with the terms of its Lima Permits, except where the failure to comply would not, individually or in the aggregate, have a Material Adverse Effect on Lima. No investigation or review by any Governmental Authority with respect to any of the Lima Companies is pending or, to the knowledge of Lima, threatened, other than those the outcome of which would not, individually or in the aggregate, have a Material Adverse Effect on Lima. To the knowledge of Lima, no party to any Lima Material Agreement is in material breach of the terms, provisions and conditions of such Lima Material Agreement.

    4.11 GOVERNMENTAL REGULATION. None of the Lima Companies is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, the Investment Company Act of 1940 or any state public utilities laws.

    4.12 LITIGATION. There is no litigation, arbitration, investigation or other proceeding of any Governmental Authority pending or, to the knowledge of Lima, threatened against any of the Lima Companies or their respective assets which, if adversely determined, could reasonably be expected to have a Material Adverse Effect on Lima. Lima has no knowledge of any facts that are likely to give rise to any litigation, arbitration, investigation or other proceeding of any Governmental Authority which, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on Lima. No Lima Company is subject to any outstanding injunction, judgment, order, decree or ruling (other than routine oil and gas field regulatory orders and any injunction, judgment, order, decree or ruling that, either individually or in the aggregate, would not have a Material Adverse Effect). There is no litigation, proceeding or investigation pending or, to the knowledge of Lima, threatened against or affecting any of the Lima Companies, including Merger Sub, that questions the validity or enforceability of this Agreement or any other document, instrument or agreement to be executed and delivered by Lima or Merger Sub in connection with the transactions contemplated hereby.

    4.13 NO RESTRICTIONS. None of the Lima Companies is a party to (a) any agreement, indenture or other instrument that contains restrictions with respect to the payment of dividends or other distributions with respect to its capital,
(b) any financial arrangement with respect to or creating any indebtedness for borrowed money or indebtedness classified as debt under GAAP to any Person (other than indebtedness reflected in the Lima Financial Statements or indebtedness for borrowed money or indebtedness classified as debt under GAAP incurred in the ordinary course of business), (c) any agreement, contract or commitment relating to the making of any advance to, or investment in, any Person (other than advances in the ordinary course of business and to wholly-owned subsidiaries), (d) any guaranty or other contingent liability with respect to any indebtedness or obligation of any Person (other than guaranties undertaken in the ordinary course of business and other than the endorsement of negotiable instruments for collection in the ordinary course of business), or
(e) any agreement, contract or commitment limiting in any respect its ability to compete with any Person or otherwise conduct business of any line or nature.

    4.14  TAXES.

        (a) Each of the Lima Companies and any affiliated, combined or unitary group of which any such corporation is or was a member has (i) timely filed all material Tax Returns required to be filed by it with respect to any Taxes, and each such Tax Return was true, correct and complete in all material respects, (ii) timely paid all material Taxes that are due and payable (except for Taxes that are being contested in good faith by appropriate proceedings and for which sufficient reserves have been established in accordance with GAAP) for which any of the Lima Companies may be liable, and (iii) complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes, and has timely withheld from employee wages and paid over to the proper governmental authorities all amounts required to be so withheld and paid over.

        (b) No audits or other administrative or court proceedings are presently pending with regard to any Taxes for which any of the Lima Companies would be liable. There are no pending requests for rulings from any taxing authority, no outstanding subpoenas or requests for information by any taxing authority with respect to any Taxes, no proposed reassessments by any taxing authority of any property owned or leased, and no agreements in effect to extend the time to file any material Tax Return or the period of limitations for the assessment or collection of any material Taxes for which any of the Lima Companies would be liable.

        (c) No Lima Company has entered into any compensatory agreements which would result in a nondeductible expense pursuant to Section 280G or 162(m) of the Code.

        (d) Except as set forth in the Lima SEC Documents, none of the Lima Companies is a party to, is bound by or has any obligation under any tax sharing or allocation agreement or similar agreement or arrangement.

    4.15  EMPLOYEE BENEFIT PLANS.

        (a) Section 4.15 to the Lima Disclosure Schedule includes a list of all material "employee benefit plans," as defined in Section 3(3) of ERISA, and all other material severance, termination, change in control, sick leave, vacation pay, salary continuation for disability, consulting, employment, compensation, retirement, deferred compensation, bonus, long-term incentive, stock option, stock purchase, hospitalization, medical insurance, life insurance and scholarship programs, plans, arrangements or agreements maintained by any of the Lima Companies or to which any of the Lima Companies contributes or is obligated to contribute for the benefit of any current or former employee, consultant or director of any of the Lima Companies, or with respect to which any of the Lima Companies would incur material liability under Section 4069, 4212(c) or 4204 of ERISA (the "Lima Employee Benefit Plans").

        (b) There is no violation of ERISA with respect to the filing of applicable reports, documents and notices regarding any Lima Employee Benefit Plan with any Governmental Authority or the furnishing of such documents to the participants or beneficiaries of the Lima Employee Benefit Plans that is reasonably likely to have a Material Adverse Effect on the Lima Companies. With respect to the Lima Employee Benefit Plans, there exists no condition or set of circumstances in connection with the Lima Companies that could be expected to result in liability reasonably likely to have a Material Adverse Effect on the Lima Companies under ERISA, the Code or any applicable law. With respect to the Lima Employee Benefit Plans, individually and in the aggregate, there are no unfunded benefit obligations which have not been accounted for by reserves, or otherwise properly footnoted in accordance with GAAP, on the financial statements of the Lima Companies, which obligations are reasonably likely to have a Material Adverse Effect on the Lima Companies.

        (c) The Lima Employee Benefit Plans have been maintained in accordance with their terms and in accordance with all applicable federal and state laws, and none of the Lima Companies has engaged in any "prohibited transaction" within the meaning of Section 4975 of the Code, except where the violation of any such term or law or the occurrence of a prohibited transaction would not be reasonably likely to have a Material Adverse Effect on the Lima Companies.

        (d) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will result in any payment becoming due to any employee or group of employees of any of the Lima Companies.

    4.16 ENVIRONMENTAL MATTERS. Except for any event, circumstance or condition that would not have a Material Adverse Effect:

        (a) Each of the Lima Companies has conducted its business and operated its assets, and is conducting its business and operating its assets, in material compliance with all Environmental Laws;

        (b) None of the Lima Companies has been notified by any Governmental Authority or other third party that any of the operations or assets of any of the Lima Companies is the subject of any investigation or inquiry by any Governmental Authority or other third party evaluating whether any material remedial action is needed to respond to a release or threatened release of any Hazardous Material or to the improper storage or disposal (including storage or disposal at offsite locations) of any Hazardous Material;

        (c) None of the Lima Companies and no other Person has filed any notice under any federal, state or local law indicating that (i) any of the Lima Companies is responsible for the improper release into the environment, or the improper storage or disposal, of any Hazardous Material, or (ii) any Hazardous Material is improperly stored or disposed of upon any property of any of the Lima Companies;

        (d) None of the Lima Companies has any material contingent liability in connection with (i) the release or threatened release into the environment at, beneath or on any property now or previously owned or leased by any of the Lima Companies, or (ii) the storage or disposal of any Hazardous Material;

        (e) None of the Lima Companies has received any claim, complaint, notice, inquiry or request for information involving any matter which remains unresolved as of the date hereof with respect to any alleged violation of any Environmental Law or regarding potential liability under any Environmental Law relating to operations or conditions of any facilities or property (including off-site storage or disposal of any Hazardous Material from such facilities or property) currently or formerly owned, leased or operated by any of the Lima Companies;

        (f) There are no sites, locations or operations at which any of the Lima Companies is currently undertaking, or has completed, any remedial or response action relating to any such disposal or release, as required by Environmental Laws; and

        (g) All underground storage tanks and solid waste disposal facilities owned or operated by the Lima Companies are used and operated in material compliance with Environmental Laws.

    4.17 INTERIM OPERATIONS OF MERGER SUB. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement and has not engaged in any business or activity (or conducted any operations) of any kind, entered into any agreement or arrangement with any person or entity, or incurred, directly or indirectly, any material liabilities or obligations, except in connection with its incorporation, the negotiation of this Agreement, the Merger and the transactions contemplated hereby.

    4.18 BROKERS. Other than Salomon Brothers Inc., no broker, finder, investment banker or other Person is or will be, in connection with the transactions contemplated by this Agreement, entitled to any brokerage, finder's or other fee or compensation based on any arrangement or agreement made by or on behalf of Lima or Merger Sub and for which Alpha, Lima or any of the Alpha Companies or Lima

Companies, including Merger Sub, will have any obligation or liability. A copy of any agreement between Lima and Salomon Brothers Inc. relating to this Agreement or the Merger has been provided to Alpha.

    4.19 OPINION OF FINANCIAL ADVISOR. The Board of Directors of Lima has received the opinion dated as of the date hereof of Salomon Brothers Inc. addressed to such Board (a copy of which has been provided to Alpha for information purposes only) that, as of such date, the consideration to be paid in the Merger is fair from a financial point of view to Lima.

    4.20 CERTAIN LIMA GAS CONTRACTS. Lima has provided or made available to Alpha complete and accurate copies of each of the Lima gas contracts listed in
Section 4.20 of the Lima Disclosure Schedule as in effect on the date of this Agreement.

    4.21 AFFILIATE TRANSACTIONS. Other than as disclosed in the Lima SEC Documents, there are no transactions between Lima and any of its Affiliates (other than directly or indirectly wholly-owned subsidiaries of Lima) pending or proposed, except such transactions as are in the ordinary course of business consistent with past practices and that would not be in violation of the restrictions upon transactions with Affiliates set forth in Section 5.1(i) below.

                                   ARTICLE V
                                   COVENANTS

    5.1 CONDUCT OF BUSINESS PENDING CLOSING. Prior to the Effective Time (i) Alpha agrees as to the Alpha Companies that (except as expressly contemplated or permitted by this Agreement, or to the extent that Lima shall otherwise consent in writing) and (ii) Lima agrees as to the Lima Companies that (except as expressly contemplated or permitted by this Agreement, or to the extent that Alpha shall otherwise consent in writing) (for purposes of this Section 5.1 Alpha and Lima each being a "Party"):

        (a) ORDINARY COURSE. Each Party and its respective subsidiaries shall carry on its businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and shall use all commercially reasonable efforts to preserve intact its present business organizations, keep available the services of its current officers and employees, and endeavor to preserve its relationships with customers, suppliers and others having business dealings with it.

        (b) DIVIDENDS; CHANGES IN STOCK. Except for transactions solely among a Party and its subsidiaries, a Party shall not and it shall not permit any of its respective subsidiaries to: (i) declare or pay any dividends on or make other distributions in respect of any of its capital stock or partnership interests, except in the case of Alpha, for the declaration and payment of regular cash dividends with respect to the Alpha Preferred Stock in accordance with its terms; (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of such Party's capital stock; or (iii) repurchase, redeem or otherwise acquire, or permit any of its subsidiaries to purchase, redeem or otherwise acquire, any shares of its capital stock, except as required by the terms of its securities outstanding on the date hereof or as contemplated by any existing employee benefit plan.

        (c) ISSUANCE OF SECURITIES. A Party shall not and it shall not permit any of its subsidiaries to, issue, deliver or sell, or authorize or propose to issue, deliver or sell, any shares of its capital stock of any class, or other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, other voting securities or convertible securities, other than: (i) in the case of Alpha, (x) the issuance of Alpha Common Stock upon the exercise of Alpha Warrants or Alpha Stock Options that are outstanding on the date hereof, (y) issuances by a wholly owned subsidiary of Alpha of such subsidiary's capital stock to its parent, and (z) the issuance of Alpha Common Stock upon the conversion of the Alpha Preferred Stock in accordance with its terms; and (ii) in the case of Lima (y) the issuance of Lima Common Stock upon the exercise of stock options granted under the

    Lima Stock Option Plan that are outstanding on the date hereof, and (z) issuances by a wholly owned subsidiary of Lima of such subsidiary's capital stock to its parent.

        (d) GOVERNING DOCUMENTS. Except as contemplated hereby or in connection herewith, no Party shall amend its certificate or articles of incorporation or bylaws.

        (e) NO ACQUISITIONS. A Party shall not, and it shall not permit any of its subsidiaries to, acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or any of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, other than (i) in the case of Alpha, any such acquisition or acquisitions having a purchase price not exceeding $1,000,000 in the aggregate; and (ii) in the case of Lima, any such acquisition or acquisitions having a purchase price not exceeding $3,000,000 in the aggregate.

        (f) NO DISPOSITIONS. Other than: (i) as may be necessary or required by law to consummate the transactions contemplated hereby or (ii) sales, leases, encumbrances or other dispositions in the ordinary course of business consistent with past practice that are not material, individually or in the aggregate, to a Party and its subsidiaries taken as a whole, a Party shall not, and it shall not permit any of its subsidiaries to, sell, lease, encumber or otherwise dispose of, or agree to sell, lease (whether such lease is an operating or capital lease), encumber or otherwise dispose of, any of its material assets.

        (g) NO DISSOLUTION, ETC. Except as otherwise permitted or contemplated by this Agreement, neither Party shall authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation or dissolution of such Party or any of its subsidiaries, except that either Party may merge any of its subsidiaries into itself or another directly or indirectly wholly-owned subsidiary.

        (h) ACCOUNTING. Neither Party shall, nor shall either Party permit any of its subsidiaries to, make any changes in their accounting methods which would be required to be disclosed under the rules and regulations of the SEC, except as required by law, rule, regulation or GAAP.

        (i) AFFILIATE TRANSACTIONS. Neither Party shall, nor shall either Party permit any of its subsidiaries to, enter into any agreement or arrangement with any of their respective Affiliates other than with wholly owned subsidiaries of such Party, on terms less favorable to such Party or such subsidiary, as the case may be, than could be reasonably expected to have been obtained with an unaffiliated third party on an arm's-length basis.

        (j) CERTAIN EMPLOYEE MATTERS. Except as otherwise required by law, a Party shall not and it shall not permit any of its subsidiaries to: (i) pay any bonuses to (whether in cash or property), or grant any increases in the compensation of, any of its directors, officers or employees, except increases in salary to employees who are not directors or officers made in the ordinary course of business and in accordance with past practice; (ii) pay or agree to pay any material pension, retirement allowance or other employee benefit not required or contemplated by any of the existing Alpha Employee Benefit Plans or Lima Employee Benefit Plans as applicable, in each case as in effect on the date hereof to any such director, officer or employee, whether past or present; (iii) enter into any new, or amend any existing, material employment or severance or termination agreement with any director, officer or employee; (iv) grant any options or other awards under the Alpha Stock Compensation Plans or Lima Stock Option Plan, as applicable, or any other equity or incentive plan of Alpha or Lima; or (v) become obligated under any new Alpha Employee Benefit Plan, or any new Lima Employee Benefit Plan which was not in existence prior to the date hereof, or amend any such plan or arrangement in existence on the date hereof if such amendment would have the effect of materially enhancing any benefits thereunder.

        (k) INDEBTEDNESS; LEASES; CAPITAL EXPENDITURES. No Party shall, nor shall any Party permit any of its subsidiaries to, (i) incur any indebtedness for borrowed money (except (x) to finance any transactions or capital or other expenditures permitted by this Agreement and regular borrowings under credit facilities made in the ordinary course of such Party's business, (y) refinancings of existing debt and (z) immaterial borrowings that, in each such case, permit prepayment of such debt without penalty (other than LIBOR breakage costs)) or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities of such Party or any of its subsidiaries or guarantee any debt securities of others (other than directly or indirectly wholly-owned subsidiaries), (ii) except in the ordinary course of business, enter into any material lease (whether such lease is an operating or capital lease) or create any material mortgages, liens, security interests or other encumbrances on the property of such Party or any of its subsidiaries in connection with any indebtedness thereof, or (iii) make or commit to make aggregate capital expenditures not described in the Alpha SEC Documents or Lima SEC Documents in excess, in the case of each of Alpha and Lima, of an amount equal to the sum of (A) capital expenditures budgeted by such Party for the fiscal year ending December 31, 1997 as set forth in the capital expenditure budgets delivered to the other Party, less any budgeted capital expenditures expended prior to the date of this Agreement, plus (B) capital expenditures (not otherwise included in budgeted capital expenditures) that may be incurred in connection with the acquisitions by Alpha and Lima, as applicable, permitted under Section 5.1(e). Each Party shall consult with the other in advance prior to actually committing to make budgeted capital expenditures relating to a single project or field not specifically identified in the budget in excess of $1,000,000 for Alpha or in excess of $3,000,000 for Lima.

        (l) MATERIAL AGREEMENTS. No Party shall, nor shall any Party permit any of its subsidiaries to, (i) enter into any new Alpha Material Agreement or Lima Material Agreement, as applicable, not contemplated by the budgeted capital expenditures described in Section 5.1(k) or (ii) amend, modify or alter any existing Alpha Material Agreement or Lima Material Agreement, as applicable, in a manner materially adverse to Alpha or Lima, as applicable.

        (m) AGREEMENTS. No Party shall, nor shall any Party permit any of its subsidiaries to, agree in writing or otherwise to take any action inconsistent with any of the foregoing.

    5.2  ACCESS TO ASSETS, PERSONNEL AND INFORMATION.

        (a) From the date hereof until the Effective Time, Alpha shall afford to Lima and the Lima Representatives, at Lima's sole risk and expense, reasonable access to any of the assets, books and records, contracts, employees, representatives, agents and facilities of the Alpha Companies and shall, upon request, furnish promptly to Lima (at Lima's expense) a copy of any file, book, record, contract, permit, correspondence, or other written information, document or data concerning any of the Alpha Companies (or any of their respective assets) that is within the possession or control of Alpha.

        (b) From the date hereof until the Effective Time, Lima shall afford to Alpha and the Alpha Representatives, at Alpha's sole risk and expense, reasonable access to any of the assets, books and records, contracts, employees, representatives, agents and facilities of the Lima Companies and shall, upon request, furnish promptly to Alpha (at Alpha's expense) a copy of any file, book, record, contract, permit, correspondence, or other written information, document or data concerning any of the Lima Companies (or any of their respective assets) that is within the possession or control of Lima.

        (c) From the date hereof until the Effective Time, Alpha will fully and accurately disclose, and will cause each of the other Alpha Companies to fully and accurately disclose, to Lima and the Lima Representatives all information that is (i) reasonably requested by Lima or any of the Lima Representatives, (ii) known to any of the Alpha Companies, and (iii) relevant in any material manner or degree to the value, ownership, use, operation, development or transferability of the assets of any of the Alpha Companies.

        (d) From the date hereof until the Effective Time, Lima will fully and accurately disclose to Alpha and the Alpha Representatives all information that is (i) reasonably requested by Alpha or any of the Alpha Representatives, (ii) known to any of the Lima Companies, and (iii) relevant in any manner or degree to the value, ownership, use, operation, development or transferability of the assets of any of the Lima Companies.

        (e) From the date hereof until the Effective Time, each of Lima and Alpha shall (i) furnish to the other, promptly upon receipt or filing (as the case may be), a copy of each communication between such party and the SEC after the date hereof relating to the Merger or the Registration Statement and each report, schedule, registration statement or other document filed by such party with the SEC after the date hereof relating to the Merger, and (ii) promptly advise the other of the substance of any oral communications between such party and the SEC relating to the Merger or the Registration Statement.

        (f) Alpha will (and will cause each of the other Alpha Companies and the Alpha Representatives to) fully cooperate in all reasonable respects with Lima and the Lima Representatives in connection with Lima's examinations, evaluations and investigations described in this Section 5.2, and Lima will (and will cause the Lima Representatives to) fully cooperate in all reasonable respects with Alpha and the Alpha Representatives in connection with Alpha's examinations, evaluations and investigations described in this
    Section 5.2.

        (g) Alpha agrees that it will not (and will cause the Alpha Representatives not to), and Lima agrees that it will not (and will cause the Lima Representatives not to), use any information obtained pursuant to this Section 5.2 for any purpose unrelated to the consummation of the transactions contemplated by this Agreement.

        (h) Notwithstanding anything in this Section 5.2 to the contrary, (i) Alpha shall not be obligated under the terms of this Section 5.2 to disclose to Lima or the Lima Representatives, or grant Lima or the Lima Representatives access to, information that is within Alpha's possession or control but subject to a valid and binding confidentiality agreement with a third party without first obtaining the consent of such third party, and Alpha, to the extent reasonably requested by Lima, will use its reasonable best efforts to obtain any such consent; and (ii) Lima shall not be obligated under the terms of this Section 5.2 to disclose to Alpha or the Alpha Representatives, or grant Alpha or the Alpha Representatives access to, information that is within Lima's possession or control but subject to a valid and binding confidentiality agreement with a third party without first obtaining the consent of such third party, and Lima, to the extent reasonably requested by Alpha, will use its reasonable best efforts to obtain any such consent.

    5.3  NO SOLICITATION BY ALPHA.

        (a) Immediately following the execution of this Agreement, Alpha will (and will use its reasonable best efforts to cause each of the Alpha Representatives to) terminate any and all existing activities, discussions and negotiations with third parties with respect to any possible transaction involving any proposal to acquire all or any part of the Alpha Common Stock, Alpha Preferred Stock or all or any material portion of the assets, business or equity interest of Alpha (other than the transactions contemplated by this Agreement), whether by merger, purchase of assets, tender offer, exchange offer or otherwise.

        (b) Alpha will not (and will use its reasonable best efforts to cause the Alpha Representatives not to), directly or indirectly (i) solicit, initiate or knowingly encourage the submission of any offer or proposal to acquire all or more than fifteen (15) percent of the Alpha Common Stock, Alpha Preferred Stock or all or any material portion of the assets, business or equity interest of Alpha (other than the transactions contemplated by this Agreement), whether by merger, purchase of assets, tender offer, exchange offer or otherwise (a "Competing Proposal"); (ii) engage in negotiations or discussions concerning or provide any non-public information to any Person relating to a Competing Proposal; or (iii) agree to, approve or recommend, or otherwise facilitate any effort or attempt to make or implement, any Competing Proposal, or withdraw its recommendation of the Merger, provided, however, that (i) Alpha's Board of Directors may take and disclose to the stockholders of Alpha a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act with regard to the Competing Proposal and (ii) following receipt from a third party (without any solicitation, initiation or encouragement, directly or indirectly, by Alpha or any Alpha Representatives) of a bona fide written Competing Proposal, (x) Alpha may engage in discussions or negotiations with such third party and may furnish such third party non-public information concerning it, and its business, properties and assets if such third party executes a confidentiality agreement in reasonably customary form and on terms, including so called "standstill" provisions, at least as restrictive as those contained in the Confidentiality Agreement and (y) the Board of Directors of Alpha may recommend such Competing Proposal or withdraw, modify or not make its recommendation referred to in Section 5.4, if and only to the extent that (1) Alpha's Board of Directors determines in good faith based on advice of Alpha's financial advisor that such Competing Proposal, if consummated, would result in a transaction more favorable to Alpha's stockholders from a financial point of view than the transaction contemplated by this Agreement (a "Superior Proposal") and that the Person making such Superior Proposal has the financial means, or the ability to obtain the necessary financing, to conclude such transaction; and (2) Alpha's Board of Directors determines in good faith based on the advice of Alpha's outside counsel that such action is necessary in order for Alpha's Board of Directors to act in a manner that is consistent with its fiduciary obligations under applicable law.

        (c) Alpha shall promptly notify Lima after receipt by Alpha or the Alpha Representatives of any Competing Proposal, any inquiries indicating that any person is considering making or wishes to make a Competing Proposal or any requests for nonpublic information.

        (d) Nothing in this Section 5.3 shall permit Alpha to terminate this Agreement except as specifically provided in Section 7.1.

    5.4 ALPHA STOCKHOLDERS MEETING. Alpha shall take all action necessary in accordance with applicable law and its certificate of incorporation and by-laws to convene a meeting of its stockholders as promptly as practicable after the date hereof for the purpose of voting on this Agreement and the Merger. The Board of Directors of Alpha shall recommend approval of this Agreement and the Merger (unless Alpha's Board of Directors determines in good faith based on the advice of Alpha's outside counsel that such action is inconsistent with its fiduciary obligations under applicable law, subject, however, to the provisions of Article VII hereof) and shall take all lawful action to solicit such approval, including timely mailing the Proxy Statement/Prospectus to the stockholders of Alpha. Notwithstanding the above, however, the mailing of the Proxy Statement/Prospectus shall be subject to the condition that Alpha shall have received an opinion (reasonably acceptable in form and substance to Alpha) from Shearman & Sterling (or such other firm as is reasonably acceptable to Alpha) to the effect that (i) the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code,
(ii) each of Lima, Alpha and Merger Sub will be a party to such reorganization within the meaning of Section 368(b) of the Code, (iii) no gain or loss will be recognized by Lima, Alpha or Merger Sub as a result of the Merger, and (iv) no gain or loss, except with respect to the amount of Cash Consideration received (and cash received in lieu of fractional shares), will be recognized by a stockholder of Alpha as a result of the Merger with respect to the shares of Alpha Common Stock converted into shares of Lima Common Stock or the shares of Alpha Preferred Stock converted into shares of Lima Preferred Stock, and such opinion shall not have been withdrawn, revoked or modified. Such opinion may be based upon representations of the parties and shareholders of the parties.

    5.5 LIMA STOCKHOLDERS MEETING. Lima shall take all action necessary in accordance with applicable law and its certificate of incorporation and bylaws to convene a meeting of its stockholders as promptly as practicable after the date hereof for the purpose of voting on this Agreement and the Merger. The Board of Directors of Lima shall recommend approval of this Agreement and the Merger and shall take all lawful action to solicit such approval, including timely mailing the Proxy Statement/Prospectus to the stockholders of Lima. Notwithstanding the above, however, the mailing of the Proxy Statement/ Prospectus shall be subject to the condition that Lima shall have received an opinion of the type described in Section 5.4 from counsel as is reasonably acceptable to Lima and such opinion shall not have been withdrawn, revoked or modified.

    5.6  REGISTRATION STATEMENT AND PROXY STATEMENT/PROSPECTUS.

        (a) Lima and Alpha shall cooperate and promptly prepare the Registration Statement, Lima and Alpha shall file the Proxy Statement/Prospectus as soon as practicable after the date hereof and Lima shall file the Registration Statement with the SEC as soon as practicable thereafter. Lima shall use its best efforts, and Alpha shall cooperate with Lima (including furnishing all information concerning Alpha and the holders of Alpha Common Stock as may be reasonably requested by Lima), to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing. Lima shall use its best efforts, and Alpha shall cooperate with Lima, to obtain all necessary state securities laws or "blue sky" permits, approvals and registrations in connection with the issuance of Lima Common Stock pursuant to the Merger.

        (b) Lima and Alpha will cause the Registration Statement (including the Proxy Statement/ Prospectus), at the time it becomes effective under the Securities Act, to comply as to form in all material respects with the applicable provisions of the Securities Act, the Exchange Act and the rules and regulations of the SEC thereunder.

        (c) Alpha hereby covenants and agrees with Lima that (i) the Registration Statement (at the time it becomes effective under the Securities Act and at the Effective Time) will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (provided, however, that this clause (i) shall apply only to information contained in the Registration Statement that was supplied by Alpha specifically for inclusion therein); and (ii) the Proxy Statement/Prospectus (at the time it is first mailed to stockholders of Alpha and Lima, at the time of the Alpha Meeting and the Lima Meeting, and at the Effective Time) will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading (provided, however, that this clause (ii) shall not apply to any information contained in the Proxy Statement/ Prospectus that was supplied by Lima specifically for inclusion therein). If, at any time prior to the Effective Time, any event with respect to Alpha, or with respect to other information supplied by Alpha specifically for inclusion in the Registration Statement, occurs and such event is required to be described in an amendment to the Registration Statement, Alpha shall promptly notify Lima of such occurrence and shall cooperate with Lima in the preparation and filing of such amendment. If, at any time prior to the Effective Time, any event with respect to Alpha, or with respect to other information included in the Proxy Statement/ Prospectus, occurs and such event is required to be described in a supplement to the Proxy Statement/ Prospectus, such event shall be so described and such supplement shall be promptly prepared, filed and disseminated.

        (d) Lima hereby covenants and agrees with Alpha that (i) the Registration Statement (at the time it becomes effective under the Securities Act and at the Effective Time) will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (provided, however, that this clause (i) shall not apply to any information contained in the Registration Statement that was supplied by Alpha specifically for inclusion therein); and (ii) the Proxy Statement/Prospectus (at the time it is first mailed to stockholders of Alpha and Lima, at the time of the Alpha Meeting and the Lima Meeting, and at the Effective Time) will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading (provided, however, that this clause
    (ii) shall apply only to information contained in the Proxy Statement/ Prospectus that was supplied by Lima specifically for inclusion therein). If, at any time prior to the Effective Time, any event with respect to Lima, or with respect to other information included in the Registration Statement, occurs and such event is required to be described in an amendment to the Registration Statement, such event shall be so described and such amendment shall be promptly prepared and filed. If, at any time prior to the Effective Time, any event with respect to Lima, or with respect to other information supplied by Lima specifically for inclusion in the Proxy Statement/Prospectus, occurs and such event is required to be described in a supplement to the Proxy Statement/Prospectus, Lima shall promptly notify Alpha of such occurrence and shall cooperate with Alpha in the preparation, filing and dissemination of such supplement.

        (e) Neither the Registration Statement nor the Proxy Statement/Prospectus nor any amendment or supplement thereto will be filed or disseminated to the stockholders of Alpha or Lima without the approval of both Lima and Alpha. Lima shall advise Alpha, promptly after it receives notice thereof, of the time when the Registration Statement has become effective under the Securities Act, the issuance of any stop order with respect to the Registration Statement, the suspension of the qualification of the Lima Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or any comments or requests for additional information by the SEC with respect to the Registration Statement.

    5.7 STOCK EXCHANGE LISTING. Lima shall cause the shares of Lima Common Stock to be issued in the Merger, the shares of Lima Common Stock issuable upon conversion of the Lima Preferred Stock to be issued in the Merger, the shares of Lima Common Stock issuable upon exercise of the Alpha Warrants assumed by Lima in connection with the Merger, and the Lima Preferred Stock and/or Lima Depositary Shares, as applicable, to be issued in the Merger to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Closing Date.

    5.8 ADDITIONAL ARRANGEMENTS. Subject to the terms and conditions herein provided, each of Alpha and Lima shall take, or cause to be taken, all action and shall do, or cause to be done, all things necessary, appropriate or desirable under the HSR Act and any other applicable laws and regulations or under applicable governing agreements to consummate and make effective the transactions contemplated by this Agreement, including using its best efforts to obtain all necessary waivers, consents and approvals and effecting all necessary registrations and filings. Each of Alpha and Lima shall take, or cause to be taken, all action or shall do, or cause to be done, all things necessary, appropriate or desirable to cause the covenants and conditions applicable to the transactions contemplated hereby to be performed or satisfied as soon as practicable. In addition, if any Governmental Authority shall have issued any order, decree, ruling or injunction, or taken any other action that would have the effect of restraining, enjoining or otherwise prohibiting or preventing the consummation of the transactions contemplated hereby, each of Alpha and Lima shall use its reasonable efforts to have such order, decree, ruling or injunction or other action declared ineffective as soon as practicable.

    5.9 AGREEMENTS OF AFFILIATES. At least 30 days prior to the Effective Time, Alpha shall cause to be prepared and delivered to Lima a list identifying all Persons who, at the time of the Alpha Meeting, may be deemed to be "affiliates" of Alpha as that term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act. Alpha shall use its best efforts to cause each Person who is identified as an affiliate of Alpha in such list to execute and deliver to Lima, on or prior to the Closing Date, a written agreement, in the form attached hereto as EXHIBIT "5.9" (if such Person has not executed and delivered an agreement substantially to the same effect contemporaneously with the execution of this Agreement). Lima shall be entitled to place legends as specified in such agreements on the Lima Certificates representing any Lima

Common Stock or Lima Preferred Stock (or Depositary Shares with respect thereto) to be issued to such Persons in the Merger.

    5.10 PUBLIC ANNOUNCEMENTS. Prior to the Closing, Alpha and Lima will consult with each other before issuing any press release or otherwise making any public statements with respect to the transactions contemplated by this Agreement and shall not issue any press release or make any such public statement prior to obtaining the approval of the other party; provided, however, that such approval shall not be required where such release or announcement is required by applicable law or the rules of the NYSE; and provided further, that either Alpha or Lima may respond to inquiries by the press or others regarding the transactions contemplated by this Agreement, so long as such responses are consistent with such party's previously issued press releases.

    5.11 NOTIFICATION OF CERTAIN MATTERS. Alpha shall give prompt notice to Lima of (a) any representation or warranty contained in Article III being untrue or inaccurate when made, (b) the occurrence of any event or development that would cause (or could reasonably be expected to cause) any representation or warranty contained in Article III to be untrue or inaccurate on the Closing Date, or (c) any failure of Alpha to comply with or satisfy any covenant, condition, or agreement to be complied with or satisfied by it hereunder. Lima shall give prompt notice to Alpha of (x) any representation or warranty contained in Article IV being untrue or inaccurate when made, (y) the occurrence of any event or development that would cause (or could reasonably be expected to cause) any representation or warranty contained in Article IV to be untrue or inaccurate on the Closing Date, or (z) any failure of Lima to comply with or satisfy any covenant, condition, or agreement to be complied with or satisfied by it hereunder.

    5.12 PAYMENT OF EXPENSES. Except as otherwise provided in Section 7.3, each party hereto shall pay its own expenses incident to preparing for, entering into and carrying out this Agreement and the consummation of the transactions contemplated hereby, whether or not the Merger shall be consummated, except that
(a) the fee for filing the Registration Statement with the SEC shall be borne by Lima; (b) the costs and expenses associated with printing the Proxy Statement/Prospectus shall be borne equally by Lima and Alpha; and (c) the costs and expenses associated with mailing the Proxy Statement/Prospectus to the stockholders of (i) Alpha, and soliciting the votes of the stockholders of Alpha, shall be borne by Alpha, and (ii) Lima, and soliciting the votes of the stockholders of Lima, shall be borne by Lima.

    5.13  INDEMNIFICATION.

        (a) For a period of six (6) years after the Effective Time, Lima and the Surviving Corporation shall, to the fullest extent permitted under applicable law, indemnify and hold harmless, each present and former director or officer of the Alpha Companies and each such person who served at the request of Alpha or any Alpha Company as a director, officer, trustee, partner, fiduciary, employee or agent of Alpha or of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise against all costs and expenses (including reasonable attorneys fees), judgments, fines, losses, claims, damages, liabilities and settlement amounts paid in connection with any claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), whether civil, administrative or investigative, arising out of or pertaining to any action or omission in their capacity as an officer, director, employee, agent or other person to whom this section applies, in each case occurring before the Effective Time, including the transactions contemplated by this Agreement; provided, however, that neither Lima nor the Surviving Corporation shall be liable for any amounts in connection with any settlement effected by any indemnified party without Lima's prior written consent (which consent shall not be unreasonably withheld). Without limiting the foregoing, in the event of any such claim, action, suit, proceeding or investigation, Lima or the Surviving Corporation shall pay the fees and expenses of counsel selected by any such indemnified party, which counsel shall be reasonably satisfactory to Lima and the Surviving Corporation, as the case may be, promptly after statements therefor are received (unless Lima or the Surviving Corporation shall elect to defend such action). If Lima or the Surviving Corporation shall elect to defend any such action, Lima and the Surviving Corporation shall have the right to control the investigation, defense and/or settlement of each such action or matter, at its cost and expense, including use of counsel of its choice reasonably satisfactory to the indemnified party; provided, however, that Lima and the Surviving Corporation will consult with the indemnified party and take the views of the indemnified party into consideration in effecting or rejecting any settlement; provided, further, that if both Lima or the Surviving Corporation and any indemnified party are parties to any litigation, such indemnified party shall be entitled to retain separate counsel if there are actual or potential conflicts of interest between such indemnified party and Lima or the Surviving Corporation, as the case may be; provided, further, that neither Lima nor the Surviving Corporation shall enter into any settlement of any action or matter, except for any action relating solely to money damages that includes a complete and unconditional release of such indemnified party, without the prior written consent of such indemnified party which consent shall not be unreasonably withheld. Lima and the Surviving Corporation and any indemnified party shall cooperate with each other in connection with the investigation and defense of any action or matter for which indemnification is provided under this Section 5.13(a).

        (b) From and after the Effective Time, Lima and the Surviving Corporation shall continue and guarantee the continuation of the rights to indemnification, including provisions relating to advances of expenses incurred in defense of any action or suit, and exculpation from liability existing in favor of the parties so indemnified in the Certificate of Incorporation and Bylaws of Alpha as in effect on the date of this Agreement with respect to matters occurring through the Effective Time for a period of six (6) years from the Effective Time.

        (c) In the event Lima or the Surviving Corporation or any of their respective successor or assigns (i) consolidates with or merges with or into any other person and shall not be the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then, in each case proper provision shall be made so that the successors and assigns of Lima or the Surviving Corporation, as the case may be, honor the indemnification obligations set forth in this Section 5.13.

        (d) The obligations of Lima and the Surviving Corporation under this
    Section 5.13 shall not be terminated or modified in such manner as to adversely affect any indemnified party without the consent of the affected indemnified party (it being expressly agreed that each such indemnified party shall be a third party beneficiary of this Section 5.13).

    5.14  ALPHA EMPLOYEES.

        (a) As soon as reasonably practicable after the Effective Time, Lima shall provide employee benefit plans and arrangements to active employees of the Alpha Companies that are the same as, or substantially the equivalent of, the employee benefit plans and arrangements of the Lima Companies as in effect immediately prior to the Effective Time or as may be modified or terminated from time to time thereafter by Lima. Pending such action, Lima shall, or shall cause the Surviving Corporation to, maintain the effectiveness of the Alpha Benefit Plans. From and after the Effective Time, Lima shall also honor, and shall cause the Alpha Companies to honor, in accordance with their terms, all employment and severance agreements and arrangements which apply to employees of the Alpha Companies as disclosed in the Alpha Disclosure Schedule. Lima further agrees that the employees of the Alpha Companies shall be credited for their actual and credited service with the Alpha Companies for purposes of eligibility, vesting and benefit accrual (except in the case of a defined benefit pension plan) in the employee plans provided by Lima. Such employees' benefits under Lima's medical benefit plan shall not be subject to any exclusions for any pre-existing conditions, and credit shall be received for any deductibles or out-of-pocket amounts previously paid.

        (b) As soon as practicable after the Effective Time, the participants in the Alpha annual incentive and bonus plans for 1997 will be paid a pro-rata cash bonus through the Effective Time determined by the Board of Directors of Alpha, which bonuses shall not exceed in any event a total of $750,000.

    5.15 BOARD OF DIRECTORS OF LIMA FOLLOWING EFFECTIVE TIME. Lima and Alpha shall take such action as may be necessary or advisable (including seeking approval of such matters as may be necessary or advisable at the Lima Meeting and including a solicitation of proxies for such matters in the Proxy Statement/ Prospectus) to ensure that, immediately after the Effective Time, the Board of Directors of Lima shall consist of not more than eleven individuals, including three individuals acceptable to Lima who shall be designated by Alpha, including Mark Andrews (who shall be appointed as Vice Chairman of the Board of Directors and shall serve on the Executive Committee of the Board of Directors of Lima), and to cause such persons (or such substitute nominees as may be designated by Mark Andrews and acceptable to Lima) to be nominated for reelection at the next annual meeting of the stockholders of Lima, each to serve until his or her respective successor shall be duly elected and shall qualify.

    5.16  EMPLOYEE AGREEMENTS; CERTAIN PAYMENTS.

        (a) Lima will enter into, and Alpha will use reasonable best efforts to cause each of the employees of Alpha listed in Section 5.16(a) of the Alpha Disclosure Schedule to enter into, agreements of employment or retention in the forms attached to the Alpha Disclosure Schedule (the "Alpha Employee Agreements").

        (b) At the Effective Time, Alpha shall make the payments in amounts no greater than set forth in Section 5.16(b) of the Alpha Disclosure Schedule to the employees listed therein and, as a condition to receipt of any such payment by any such employee, such employee must agree, in form satisfactory to Lima, to waive any rights to any severance payments for any termination of employment occurring within two years after the Effective Time, except as may be otherwise specifically provided in any of the Alpha Employee Agreements.

    5.17 TAX-FREE REORGANIZATION. Subject to the terms and conditions hereof, Alpha and Lima shall each use its best efforts to cause the Merger to be treated as a reorganization within the meaning of Section 368(a) of the Code and to obtain the opinions of counsel referred to in Sections 5.4 and 5.5 to such effect.

    5.18 ALPHA RIGHTS PLAN. Unless and until this Agreement is terminated in accordance with its terms, Alpha shall maintain the Alpha Rights Agreement in effect and shall not make any other amendments or modifications, except such amendments or modifications that are contemplated by Section 3.19 and such other amendments or modifications that (a) would not adversely affect this Agreement, the Merger or the transactions contemplated hereby and (b) would not (1) facilitate or permit the acquisition by any Person of 15% of the outstanding Alpha Common Stock without such Person becoming an "Acquiring Person" pursuant to the Alpha Rights Agreement or (2) otherwise modify or impair the operation of the Alpha Rights Plan in a manner that would diminish the anti-takeover effects thereof.

    5.19 RESTRUCTURING OF REORGANIZATION. If, as a result of any facts relating to Alpha, Lima or their respective shareholders, either of the opinions required by Section 5.4 or 5.5 are not obtained or if either of the conditions to closing in Section 6.2(d) or 6.3(c) are not either satisfied or waived by the party entitled to waive such condition, Alpha and Lima shall use their reasonable best efforts to restructure the transaction contemplated by this Agreement pursuant to which (a) Lima will cause there to be organized a newly created holding company corporation ("Newco") with a certificate of incorporation and bylaws substantially equivalent to those of Lima as of the date hereof; (b) the holders of Lima Common Stock will receive one share of common stock ("Newco Common Stock") of Newco in exchange for each share of Lima Common Stock as a result of a merger of a newly created subsidiary of Newco with and into Lima; and (c) another newly created subsidiary of Newco will be merged with and into Alpha and the terms of this Agreement shall apply to such merger except that Newco Common Stock and Newco Preferred Stock shall be issued to Alpha security holders in lieu of the Lima Common Stock and Lima Preferred Stock issuable hereunder and the Alpha Warrants shall be exercisable for shares of Newco Common Stock instead of Lima Common Stock. In such event, this Agreement shall be deemed to be appropriately modified to reflect such restructuring and the parties hereto shall use their reasonable best efforts to effect such restructured transaction. It shall be a condition to the obligations of Alpha and Lima to close the Merger as provided in Sections 6.3(c) and 6.2(d), respectively, that each party shall have received tax opinions in satisfactory form and substance to the effect that the restructured transaction will be treated for federal income tax purposes as a transaction to which Section 351 and/or Section 368(a) of the Code applies and will otherwise have the tax attributes and effects described in Section 5.4(iii) and (iv) as to Alpha, Lima and their respective stockholders.

                                   ARTICLE VI
                                   CONDITIONS

    6.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligations of each party to effect the Merger shall be subject to the satisfaction, at or prior to the Closing Date, of the following conditions:

        (a) STOCKHOLDER APPROVAL. This Agreement and the Merger shall have been duly and validly approved and adopted by the stockholders of Alpha and Lima, all as required by the DGCL, the NYSE and the charter and bylaws of Alpha and Lima.

        (b) OTHER APPROVALS. Any waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated and all filings required to be made prior to the Effective Time with, and all consents, approvals, permits and authorizations required to be obtained prior to the Effective Time from, any Governmental Authority or other person in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by Alpha, Lima and Merger Sub shall have been made or obtained (as the case may be), except where the failure to obtain such consents, approvals, permits and authorizations would not result in a Material Adverse Effect on Lima (assuming the Merger has taken place) or to materially adversely affect the consummation of the Merger.

        (c) SECURITIES LAW MATTERS. The Registration Statement shall have been declared effective by the SEC under the Securities Act and shall be effective at the Effective Time, and no stop order suspending such effectiveness shall have been issued, no action, suit, proceeding or investigation by the SEC to suspend such effectiveness shall have been initiated and be continuing, and all necessary approvals under state securities laws relating to the issuance or trading of the Lima Common Stock to be issued in the Merger shall have been received.

        (d) NO INJUNCTIONS OR RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction preventing the consummation of the Merger shall be in effect; provided, however, that prior to invoking this condition, each party shall have complied fully with its obligations under Section 5.8 and, in addition, shall use all reasonable efforts to have any such decree, ruling, injunction or order vacated, except as otherwise contemplated by this Agreement.

        (e) NYSE LISTING. The shares of Lima Common Stock and Lima Preferred Stock and/or Lima Depositary Shares, as applicable, described in Section 5.7 shall have been authorized for listing on the NYSE, subject to official notice of issuance.

    6.2 CONDITIONS TO OBLIGATIONS OF LIMA AND MERGER SUB. The obligations of Lima and Merger Sub to effect the Merger are subject to the satisfaction of the following conditions, any or all of which may be waived in whole or in part by Lima and Merger Sub:

        (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Alpha set forth in Article III shall be true and correct in all material respects as of the Closing Date as though made on and as of that time other than any breach that would not, either individually or in the aggregate, have a Material Adverse Effect, and Lima shall have received a certificate signed by the chief executive officer of Alpha to such effect.

        (b) PERFORMANCE OF COVENANTS AND AGREEMENTS BY ALPHA. Alpha shall have performed all covenants and agreements required to be performed by it under this Agreement at or prior to the Closing Date other than any breach that would not, either individually or in the aggregate, have a Material Adverse Effect, and Lima shall have received a certificate signed by the chief executive officer of Alpha to such effect.

        (c) NO ADVERSE CHANGE. From the date of this Agreement through the Closing, except as disclosed in the Alpha Disclosure Schedule, there shall not have occurred any change in the condition (financial or otherwise), operations or business of any of the Alpha Companies that would have or would be reasonably likely to have a Material Adverse Effect on Alpha (other than changes, including changes in commodity prices, generally affecting the oil and gas industry or changes due to the announcement of the Merger).

        (d) TAX OPINION. The tax opinion described in Section 5.5 shall have been confirmed as of the Closing Date.

        (e) DISSENTING STOCKHOLDERS. The holders of no more than fifteen (15) percent of the outstanding Alpha Common Stock shall have exercised their right to dissent from the Merger under the DGCL.

    6.3 CONDITIONS TO OBLIGATION OF ALPHA. The obligation of Alpha to effect the Merger is subject to the satisfaction of the following conditions, any or all of which may be waived in whole or in part by Alpha:

        (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Lima and Merger Sub set forth in Article IV shall be true and correct in all material respects as of the Closing Date as though made on and as of that time other than any breach that would not, either individually or in the aggregate, have a Material Adverse Effect, and Alpha shall have received a certificate signed by the chief executive officer of Lima to such effect.

        (b)  PERFORMANCE OF COVENANTS AND AGREEMENTS BY LIMA AND MERGER
    SUB. Lima and Merger Sub shall have performed all covenants and agreements required to be performed by them under this Agreement at or prior to the Closing Date other than any breach that would not, either individually or in the aggregate, have a Material Adverse Effect, and Alpha shall have received a certificate signed by the chief executive officer of Lima to such effect.

        (c) TAX OPINION. The tax opinion described in Section 5.4 shall have been confirmed as of the Closing Date.

        (d) NO ADVERSE CHANGE. From the date of this Agreement through the Closing, there shall not have occurred any change in the condition (financial or otherwise), operations or business of the Lima Companies that would have or would be reasonably likely to have a Material Adverse Effect on Lima (other than changes, including changes in commodity prices, generally affecting the oil and gas industry or changes due to the announcement of the Merger).

        (e) ALPHA EMPLOYEE AGREEMENTS. Lima shall have entered into the Alpha Employee Agreements with those applicable employees of Alpha who have also agreed to enter into such respective Alpha Employee Agreements.

                                  ARTICLE VII
                                  TERMINATION

    7.1 TERMINATION RIGHTS. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after approval of this Agreement and the Merger by the stockholders of Alpha and
Lima:

        (a) By mutual written consent of Lima and Alpha;

        (b) By neither Alpha or Lima if (i) the Merger has not been consummated by November 15, 1997 (provided, however, that the right to terminate this Agreement pursuant to this clause (i) shall not be available to any party whose breach of any representation or warranty or failure to perform any covenant or agreement under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date); or (ii) any Governmental Authority shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable (provided, however, that the right to terminate this Agreement pursuant to this clause (ii) shall not be available to any party until such party has used all reasonable efforts to remove such injunction, order or decree).

        (c) By Lima, if there has been a breach of the representations, warranties or covenants made by Alpha in this Agreement which would cause the conditions in Section 6.2 not to be satisfied and such breach is not capable of being cured or if capable of being cured, shall not have been cured within ten (10) business days following receipt by Alpha of written notice of such breach from Lima.

        (d) By Alpha, if there has been a breach of the representations, warranties or covenants made by Lima in this Agreement which would cause the conditions in Section 6.3 not to be satisfied and such breach is not capable of being cured or if capable of being cured, shall not have been cured within ten (10) business days following receipt by Lima of written notice of such breach from Alpha.

        (e) By Alpha or Lima if this Agreement and the Merger shall not have been approved by the required vote of the Alpha stockholders at the Alpha Meeting or at any adjournment thereof.

        (f) By Alpha if (i) Alpha is prepared to enter into a binding definitive agreement to effect a Superior Proposal; and (ii) Alpha has given Lima at least three (3) business days' prior notice of its intention to terminate this Agreement pursuant to this Section 7.1(f), during which period Lima shall have the opportunity to propose amendments or modifications to the terms of the Merger.

        (g) By Lima if (i) the board of directors of Alpha shall have withdrawn or modified its recommendation or otherwise failed to recommend adoption of this Agreement and the Merger or shall have resolved or publicly announced or disclosed to any third party its intention to do so; (ii) an Alternative Transaction involving Alpha shall have taken place or the Board of Directors of Alpha shall have recommended such an Alternative Transaction to the stockholders of Alpha or shall have resolved or publicly announced its intention to recommend or engage in such an Alternative Transaction; or
    (iii) a tender offer or exchange offer for thirty percent (30%) or more of the outstanding shares of Alpha Common Stock shall be commenced or a registration statement with respect thereto shall have been filed (other than by Lima or an affiliate thereof), and the Board of Directors of Alpha shall have (A) recommended (or shall have resolved or publicly announced its intention to recommend) that the stockholders of Alpha tender their shares in such tender or exchange offer or (B) resolved or publicly announced its intention to take no position with respect to such tender or exchange offer.

        (h) By Alpha if the banks parties to the Pledge Agreements dated as of December 23, 1994 and December 27, 1996 among S. A. Louis Dreyfus, et Cie and the banks named therein shall not have consented to the voting of the shares of Lima Common Stock pledged pursuant thereto in favor of the transactions contemplated hereby on or prior to the twentieth business day after the date hereof; provided, however, that the period for obtaining the consent of the banks shall be extended an additional five (5) business days, and Alpha shall not have the right to terminate this Agreement pursuant to Section 7.1(h) prior to such time, if Lima and Louis Dreyfus Natural Gas Holdings Corp. shall have used, and shall be continuing to use, their reasonable best efforts in good faith to obtain any required consents or waivers of such banks.

    7.2 EFFECT OF TERMINATION. If this Agreement is terminated by either Alpha or Lima pursuant to the provisions of Section 7.1, this Agreement shall forthwith become void, and there shall be no further obligation on the part of any party hereto or its respective Affiliates, directors, officers, or stockholders, except pursuant to the provisions of Sections 5.2 (but only to the extent of the confidentiality and indemnification provisions contained therein), 5.6(c), 5.6(d), 5.10, 5.12 and 7.3, Article VIII and the Confidentiality Agreement (which shall continue pursuant to their terms); provided, however, that a termination of this Agreement shall not relieve any party hereto from any liability for damages incurred as a result of a breach by such party of its representations, warranties, covenants, agreements or other obligations hereunder occurring prior to such termination.

    7.3  TERMINATION FEES AND EXPENSES.

        (a) If this Agreement is terminated (i) by Lima pursuant to Sections 7.1(e) or 7.1(g) or (ii) by Alpha pursuant to Sections 7.1(e) or 7.1(f), then Alpha shall promptly, but in no event later than one business day after termination of this Agreement, pay to Lima a termination fee in cash ("Initial Termination Fee") equal to $3,000,000; provided, however, the Initial Termination Fee shall not be payable for a termination pursuant to
    Section 7.1(e) or Section 7.1(g)(i), if, in either case, both (A) the Lima Ratio is less than 85% of the Index Ratio and (B) no Competing Proposal has been made which has not been rejected by Alpha prior to the date of the Alpha Meeting in the case of a termination pursuant to Section 7.1(e) or, in the case of a termination pursuant to Section 7.1(g)(i) prior to the action of the board of Alpha referred to therein. In addition, if the Initial Termination Fee is payable and if, within 12 months after payment of the Initial Termination Fee, an Alternative Transaction involving Alpha is consummated or Alpha enters into a definitive agreement with respect to an Alternative Transaction, Alpha shall pay to Lima an additional fee (the "Additional Termination Fee") of $5,000,000 in cash, at or prior to consummation of such Alternative Transaction, or within one business day following the effective date of such definitive agreement, whichever is earlier.

        (b) For purposes of this Section 7.3, the following terms shall have the meanings indicated:

            (i) "Alternative Transaction" means (A) a transaction or series of transactions to which any person or group (as such term is defined under the Exchange Act) other than Lima or any Affiliate thereof (a "Third Party") acquires or would acquire (upon completion of such transaction or series of transactions) shares (or securities exercisable or convertible into shares) representing more than fifteen percent (15%) of the outstanding shares of Alpha's Common Stock, pursuant to a tender offer or exchange offer or otherwise, (B) a merger, consolidation, share exchange or other business combination involving Alpha or any of its material subsidiaries, if, upon consummation of such merger, consolidation, share exchange or other business combination such Third Party owns or would own more than 15% of the outstanding equity securities of Alpha or any of its material subsidiaries or the entity surviving such merger or business combination or resulting from such consolidation, or (C) any other transaction or series of transactions pursuant to which any control of assets of Alpha or any of its material subsidiaries (including for this purpose, outstanding equity securities of subsidiaries of Alpha) having a fair market value equal to more than 25% of the fair market value of all of the consolidated assets of Alpha immediately prior to such transaction or series of transactions.

            (ii) "Average Closing Price" means the average of the daily last sale prices of Lima Common Stock as reported on the NYSE Composite Transactions reporting system (as reported in The Wall Street Journal or, if not reported therein, in another mutually agreed upon authoritative source) for the ten consecutive full trading days on which such shares are traded on the NYSE ending at the close of trading on the Determination Date.

           (iii) "Average Index Price" means the average of the Index Prices for the ten consecutive full NYSE trading days ending at the close of trading on the Determination Date.

            (iv) "Determination Date" means (A) for purposes of a termination pursuant to Section 7.1(e), the last business day before the date of the Alpha Meeting at which the vote of the stockholders of Alpha is taken with respect to this Agreement and the Merger; or (B) for purposes of a termination pursuant to Section 7.1(g)(i), the last business day before the date of any action of the board of directors of Alpha referred to in such Section 7.1(g)(i).

            (v) "Index Group" means the group of each of the twelve oil and gas companies listed below, the common stock of all of which shall be publicly traded and as to which there shall not have been since the Starting Date and before the Determination Date, any public announcement of a proposal for such company to be acquired or for such company to acquire another company or companies in transactions with a value exceeding 25% of the acquiror's market capitalization. In the event that the common stock of any such company ceases to be publicly traded or such an announcement is made, such company will be removed from the Index Group, and the weights (which have been determined based on their relative market capitalization) redistributed proportionately for purposes of determining the Index Price. The twelve oil and gas companies and the weights attributed them are as follows:

OIL AND GAS COMPANY                                                         WEIGHTING
-------------------------------------------------------------------------  -----------
Barrett Resources........................................................       14.70
Cabot Oil and Gas........................................................        5.42
Comstock Resources.......................................................        2.97
Cross Timbers Oil and Gas................................................        6.00
Devon Energy.............................................................       15.31
HS Resources.............................................................        2.81
Lomak Petroleum..........................................................        4.97
Nuevo Energy.............................................................       10.09
Seagull Energy...........................................................       15.42
Snyder Oil and Gas.......................................................        7.12
Swift Energy.............................................................        4.54
Vintage Petroleum........................................................       10.65
                                                                           -----------
Total....................................................................        100%
                                                                           -----------
                                                                           -----------

            (vi) "Index Price" on a given date means the weighted average (weighted in accordance with the factors listed above) of the closing prices on such date of the companies composing the Index Group.

           (vii) "Index Ratio" means the number obtained by dividing the Average Index Price by the Index Price on the Starting Date.

          (viii) "Lima Ratio" means the number obtained by dividing the Average Closing Price by the Starting Price.

            (ix) "Starting Date" means the last full day on which the NYSE was open for trading prior to the execution of this Agreement.

            (x) "Starting Price" shall mean the last sale price per share of Lima Common Stock on the Starting Date, as reported by the NYSE Composite Transactions reporting system (as reported in The Wall Street Journal or, if not reported therein, in another mutually agreed upon authoritative source.)

        (c) In no event shall Alpha be required to pay any termination fee to Lima if, immediately prior to the applicable termination of this Agreement, Lima was in breach of its material obligations under this Agreement.

        (d) If Alpha fails to promptly pay any fee or expense due hereunder, Alpha shall pay the costs and expenses (including reasonable documented legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of any unpaid fee at the prime rate as quoted in the Wall Street Journal, Southwest Edition as in effect from time to time from the date such fee was required to be paid to the date of payment.

                                  ARTICLE VIII
                                 MISCELLANEOUS

    8.1 NONSURVIVAL OF REPRESENTATIONS AND WARRANTIES. None of the representations or warranties contained in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the consummation of the Merger, except for covenants and agreements which, by their terms, are to be performed after the Effective Time.

    8.2 AMENDMENT. This Agreement may be amended by the parties hereto at any time before or after approval of this Agreement and the Merger by the stockholders of Alpha or Lima; provided, however, that after any such approval, no amendment shall be made that by law requires further approval by such stockholders without such further approval. This Agreement may not be amended except by a written instrument signed on behalf of each of the parties hereto.

    8.3 NOTICES. Any notice or other communication required or permitted hereunder shall be in writing and either delivered personally, by facsimile transmission or by registered or certified mail (postage prepaid and return receipt requested) and shall be deemed given when received (or, if mailed, five business days after the date of mailing) at the following addresses or facsimile transmission numbers (or at such other address or facsimile transmission number for a party as shall be specified by like notice):

        (a) If to Lima or Merger Sub: Louis Dreyfus Natural Gas Corp., 14000 Quail Springs Parkway, Suite 600, Oklahoma City, Oklahoma 73134-2600,
    Attention: Mark E. Monroe, President and CEO (facsimile transmission number
    (405) 749-6659), with a copy (which shall not constitute notice) to Crowe & Dunlevy, A Professional Corporation, 1800 Mid-America Tower, Oklahoma City, Oklahoma 73102, Attention: Michael M. Stewart (facsimile transmission number
    (405) 272-5238).

        (b) If to Alpha: American Exploration Company, 1331 Lamar Street, Suite 900, Houston, Texas 77010-3088, Attention: Mark Andrews, Chairman and CEO (facsimile transmission number (713) 659-5620), with a copy (which shall not constitute notice) to Shearman & Sterling, 599 Lexington Avenue, New York, New York 10022, Attention: Peter D. Lyons (facsimile transmission number
    (212) 848-7179).

    8.4 COUNTERPARTS. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

    8.5 ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES. This Agreement (together with the Confidentiality Agreement and the documents and instruments delivered by the parties in connection with this Agreement) (a) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; and (b) except as provided in Article II or Section 5.13, 5.14 or 5.16, is solely for the benefit of the parties hereto and their respective successors, legal representatives and assigns and does not confer on any other person any rights or remedies hereunder.

    8.6 APPLICABLE LAW. This Agreement shall be governed and construed in accordance with by the laws of the State of Delaware regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof, except to the extent the OGCA is required to govern the Merger.

    8.7 NO REMEDY IN CERTAIN CIRCUMSTANCES. Each party agrees that, should any court or other competent authority hold any provision of this Agreement or part hereof to be null, void or unenforceable, or order any party to take any action inconsistent herewith or not to take an action consistent herewith or required hereby, the validity, legality and enforceability of the remaining provisions and obligations contained or set forth herein shall not in any way be affected or impaired thereby, unless the foregoing inconsistent action or the failure to take an action constitutes a material breach of this Agreement or makes this Agreement impossible to perform, in which case this Agreement shall terminate pursuant to Article VII. Except as otherwise contemplated by this Agreement, to the extent that a party hereto took an action inconsistent herewith or failed to take action consistent herewith or required hereby pursuant to an order or judgment of a court or other competent Governmental Authority, such party shall not incur any liability or obligation unless such party breached its obligations under Section 5.8 or did not in good faith seek to resist or object to the imposition or entering of such order or judgment.

    8.8 ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that Merger Sub may assign, in its sole discretion, any or all of its rights, interests and obligations hereunder to any newly-formed direct or indirect wholly-owned corporate subsidiary of Lima. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

    8.9 WAIVERS. At any time prior to the Effective Time, the parties hereto may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and (c) waive performance of any of the covenants or agreements, or satisfaction of any of the conditions, contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. Except as provided in this Agreement, no action taken pursuant to this Agreement, including any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereof shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provisions hereof.

    8.10 CONFIDENTIALITY AGREEMENT. The Confidentiality Agreement shall remain in full force and effect following the execution of this Agreement until terminated according to its terms, and is hereby incorporated herein by reference and shall constitute a part of this Agreement for all purposes. Any and all information received by Lima or Alpha pursuant to the terms and provisions of this Agreement shall be governed by the applicable terms and provisions of the Confidentiality Agreement.

    IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives, on the date first written above.

"ALPHA"                                     "LIMA"

AMERICAN EXPLORATION COMPANY                LOUIS DREYFUS NATURAL GAS CORP.

BY:  /S/ MARK ANDREWS                       By:  /s/ MARK E. MONROE
  --------------------------------------       ----------------------------------------
Name: Mark Andrews                          Name: Mark E. Monroe
Title:  CHAIRMAN OF THE BOARD OF DIRECTORS  Title:  PRESIDENT AND CHIEF EXECUTIVE
       AND CHIEF EXECUTIVE OFFICER            OFFICER

                                            "MERGER SUB"

                                            LDNG ACQUISITION, INC.

                                            By:  /s/ MARK E. MONROE
                                               ----------------------------------------
                                            Name: Mark E. Monroe
                                            Title:  PRESIDENT AND CHIEF EXECUTIVE
                                              OFFICER

                                                                         ANNEX B

                                 June 24, 1997

Board of Directors
Louis Dreyfus Natural Gas Corp.
14000 Quail Springs Parkway
Oklahoma City, OK 73134

Members of the Board:

    You have requested our opinion as to the fairness, from a financial point of view, to Louis Dreyfus Natural Gas Corp. ("Parent"), of the consideration to be paid by Parent in connection with the proposed merger (the "Merger") of American Exploration Company (the "Company") with and into LDNG Acquisition, Inc. ("Sub"), a wholly owned subsidiary of Parent, pursuant to a draft dated June 20, 1997 of an Agreement and Plan of Reorganization (the "Merger Agreement"), among the Company, Parent and Sub. Upon the effectiveness of the Merger, each share of common stock, par value $0.05 per share ("Company Common Stock"), of the Company issued and outstanding immediately prior to the effectiveness of the Merger (other than shares owned by Parent, any subsidiary of Parent, the Company or any subsidiary of the Company and any shares held by stockholders who exercise their appraisal rights) will be converted into and represent the right to receive 0.72 of a share of the common stock, par value $0.01 per share ("Parent Common Stock"), of Parent and $3.00 in cash (together, the "Merger Consideration"). In addition, upon the effectiveness of the Merger, each share of preferred stock of the Company that is issued and outstanding immediately prior thereto will be converted into the right to receive one share of preferred stock of Parent, and each outstanding Company warrant will be assumed by Parent and will become exercisable for common stock of Parent and such other consideration as may be required pursuant to the terms thereof.

    In connection with rendering our opinion, we have reviewed the principal financial terms of the Merger Agreement. We have also reviewed certain publicly available information concerning Parent and the Company and certain other financial information concerning Parent and the Company, including operating and financial forecasts, that were provided to us by Parent and the Company, respectively. We have discussed the past and current business operations, financial condition and prospects of Parent and the Company with certain officers and employees of Parent and the Company, respectively. We have also considered such other information, financial studies, analyses, investigations and financial, economic and market criteria that we deemed relevant.

    In our review and analysis and in arriving at our opinion, we have assumed and relied upon the accuracy and completeness of the information reviewed by us for the purpose of this opinion and we have not assumed any responsibility for independent verification of such information. With respect to the operating and financial forecasts of the Parent and the Company, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the respective management of Parent or the Company, and we express no opinion with respect to such forecasts or the assumptions on which they are based. We have not assumed any responsibility for any independent evaluation or appraisal of any of the assets (including properties and facilities) or liabilities of Parent or the Company.

    Our opinion is necessarily based upon conditions as they exist and can be evaluated on the date hereof. Our opinion as expressed below does not imply any conclusion as to the likely trading range for Parent Common Stock following the consummation of the Merger, which may vary depending upon, among other factors, changes in interest rates, dividend rates, market conditions, general economic conditions and other factors that generally influence the price of securities. Our opinion does not address Parent's underlying business decision to effect the Merger. Our opinion is directed only to the fairness, from a financial point of view, of the Merger Consideration to Parent and does not constitute a recommendation concerning how holders of Parent Common Stock should vote with respect to the issuance of shares of Parent Common Stock in connection with the Merger.

    We have acted as financial advisor to the Board of Directors of Parent in connection with the Merger and will receive a fee for our services, a portion of which is payable upon initial delivery of this fairness opinion and the remainder of which is payable upon the filing of a proxy statement in connection with the Merger. In the ordinary course of business, we may actively trade the securities of Parent and the Company for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities. In addition, we have previously rendered certain investment banking and financial advisory services to Parent.

    Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Merger Consideration to be paid by Parent is fair to Parent from a financial point of view.

                                          Very truly yours,

                                          SALOMON BROTHERS INC

                                                                         ANNEX C

                                 June 24, 1997

Board of Directors
American Exploration Company
1331 Lamar, Suite 900
Houston, TX 77010-3088

Gentlemen:

    We understand that American Exploration Company ("the Company"), a Delaware corporation, Louis Dreyfus Natural Gas Corp. ("Louis Dreyfus"), an Oklahoma corporation, and LDNG Acquisition, Inc., an Oklahoma corporation, and a wholly-owned subsidiary of Louis Dreyfus ("Merger Sub"), have entered into an Agreement and Plan of Reorganization dated June 24, 1997 (the "Agreement"), whereby the Company will merge with and into Merger Sub and Merger Sub shall be the surviving corporation (the "Merger"). In the Merger, among other things, each share of the Company's common stock, par value $.05 per share, shall be converted into the right to receive (i) 0.72 (the "Conversion Number") shares of validly issued, fully paid and nonassessable Louis Dreyfus common stock, par value $.01 per share; and (ii) $3.00 cash ("the Cash Consideration").

    In connection with the Merger, you have requested our opinion (the "Opinion") as to the fairness, from a financial point of view, of the Conversion Number and the Cash Consideration to the stockholders of the Company. In conducting our analysis and arriving at the Opinion expressed herein, we have reviewed such materials and considered such financial and other factors as we deemed relevant under the circumstances, including, among others, the following:

     1. reviewed the Agreement;

     2. reviewed certain publicly-available historical financial and operating data of the Company including, but not limited to, (a) the Annual Reports to Stockholders and Annual Reports on Form 10-K of the Company for the three fiscal years ended December 31, 1996, (b) the Quarterly Report on Form 10-Q for the quarter ended March 31, 1997, and (c) the Proxy Statement for the Annual Meeting of Stockholders held on May 21, 1997;

     3. reviewed certain publicly-available historical financial and operating data of Louis Dreyfus including, but not limited to, (a) the Annual Reports to Stockholders and Annual Reports on Form 10-K of Louis Dreyfus for the three fiscal years ended December 31, 1996, (b) the Quarterly Report on Form 10-Q for the quarter ended March 31, 1997, and (c) the Proxy Statement for the Annual Meeting of Stockholders held on May 20, 1997;

     4. reviewed with the Company's management certain information relating to the Company, including financial forecasts, prospects and business plans for the fiscal years ending December 31, 1997 and 1998, prepared by the management of the Company;

     5. reviewed with Louis Dreyfus' management certain information relating to Louis Dreyfus, including financial forecasts, prospects and business plans for the fiscal years ending December 31, 1997 and 1998, prepared by the management of Louis Dreyfus:

     6. reviewed certain schedules regarding gas and oil swaps and futures contracts entered into by Louis Dreyfus, provided by the management of Louis Dreyfus;

     7. reviewed evaluation reports of estimated oil and gas reserves of Louis Dreyfus prepared by Ryder Scott Co. Petroleum Engineers, Inc. and Netherland, Sewell & Associates, Inc., independent petroleum reserve engineers;

     8. discussed with senior management of the Company the results of the Company's due diligence review of Louis Dreyfus;

     9. reviewed the reported prices and trading activity for the common stock of the Company and Louis Dreyfus, as well as the reported prices and trading activity for the common stock of certain publicly-traded companies which we deemed reasonably similar to the Company and to Louis Dreyfus;

    10. reviewed financial and operating data of the Company and Louis Dreyfus, as well as publicly available financial and operating data of certain publicly traded companies which we deemed reasonably similar to the Company and Louis Dreyfus;

    11. reviewed the financial terms of certain recent transactions in the oil and gas exploration and production industry we deemed relevant to our inquiry;

    12. analyzed certain pro forma financial projections for the combined company prepared by the Company;

    13. analyzed the pro forma impact of the Merger on the cash flow from operations per share and earnings per share of Louis Dreyfus; and

    14. performed such other financial studies, analyses and investigations as we deemed appropriate.

    In preparing our Opinion, we have, with your consent, also assumed and relied upon the accuracy and completeness of all information supplied or otherwise made available to us from public sources or by the Company and Louis Dreyfus and have not independently verified such information. We have neither obtained nor performed any independent evaluation or appraisal of the assets or liabilities of either the Company or Louis Dreyfus.

    With respect to the financial forecasts of the Company and Louis Dreyfus provided to us by the companies, respectively, we have assumed that they have been reasonably prepared and reflect the best currently available estimates and judgment of the senior management of the Company and Louis Dreyfus as to the future financial performance of the respective companies and have not undertaken any independent analysis to verify the reasonableness of the assumptions underlying such forecasts. Our Opinion is predicated on the Merger qualifying
(i) as a tax-free transaction under the Internal Revenue Code of 1986, as amended; and (ii) for "purchase" accounting treatment.

    In connection with our advisory assignment, we have not been authorized by the Company or its Board of Directors to solicit, nor have we solicited, indications of interest from any third party for the acquisition of all or any part of the Company. Our Opinion does not address, nor should it be construed to address, the relative merits of the Merger and any alternative business combination with any third party. In addition, this Opinion does not in any manner address the prices at which the Louis Dreyfus common stock will actually trade following the consummation of the Merger.

    Our Opinion is necessarily based upon information available to us and on economic, financial, market and other conditions as they exist and can be evaluated as of the date hereof. No limitations were imposed on, or instructions given by either the Company or Louis Dreyfus with respect to our investigation or the procedures we followed in rendering our Opinion, and the management of the Company and Louis Dreyfus cooperated fully in connection with our investigation. In the past, Prudential Securities has provided financing services for the Company and received compensation for such services. In addition, we make a market in the Company's common stock and in the ordinary course of business may actively trade the Company's common stock or Louis Dreyfus' common stock for our own account or for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities. Prudential Securities also provides equity research coverage for the Company.

    Our advisory services and the Opinion expressed herein are provided for the use of the Board of Directors of the Company in its evaluation of the proposed Merger, and our Opinion is not intended to be and does not constitute a recommendation to any stockholder as to how such stockholder should vote on the Merger. This Opinion may be reproduced in full in any proxy or information statement mailed to stockholders of the Company but may not otherwise be disclosed publicly, referred to or communicated by you in any manner without our prior written approval and this Opinion must be treated as confidential. Any summary of the Opinion included in such proxy statement must be in a form acceptable to Prudential Securities Incorporated.

    Based upon and subject to the foregoing, we are of the opinion that, as of the date hereof, the Conversion Number and Cash Consideration are fair, from a financial point of view, to the stockholders of the Company.

                                          Very truly yours,

                                          PRUDENTIAL SECURITIES INCORPORATED

                                                                         ANNEX D

                        DELAWARE GENERAL CORPORATION LAW

SEC. 262. APPRAISAL RIGHTS.

    (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to sec. 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of his shares of stock under the circumstances described in subsections
(b) and (c) of this section. As used in this section, the word"stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words"depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

    (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to sec. 251, sec. 252, sec. 254, sec. 257, sec. 258, sec. 263or sec. 264 of this title:

        (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsections (f) or (g) of sec. 251 of this title.

        (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to sec.sec. 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

           a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

           b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

           c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

           d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

        (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under sec. 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

    (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

    (d) Appraisal rights shall be perfected as follows:

        (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of his shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

        (2) If the merger or consolidation was approved pursuant to sec. 228 or 253 of this title, the surviving or resulting corporation, either before the effective date of the merger or consolidation or within 10 days thereafter, shall notify each of the stockholders entitled to appraisal rights of the effective date of the merger or consolidation and that appraisal rights are available for any or all of the shares of the constituent corporation, and shall include in such notice a copy of this section. The notice shall be sent by certified or registered mail, return receipt requested, addressed to the stockholder at his address as it appears on the records of the corporation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of the notice, demand in writing from the surviving or resulting corporation the appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares.

    (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw his demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after his written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

    (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

    (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

    (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted his certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that he is not entitled to appraisal rights under this section.

    (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

    (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

    (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded his appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of his demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

    (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                                                                         ANNEX E

               DEFINITIONS OF CERTAIN OIL AND GAS INDUSTRY TERMS

    BBL. One stock tank barrel, or 42 U.S. gallons liquid volume, used herein in reference to oil or other liquid hydrocarbons.

    BCF.  Billion cubic feet.

    BCFE. Billion cubic feet of natural gas equivalent, determined using the ratio of one Bbl of oil or condensate to six Mcf of natural gas.

    BTU. British thermal unit, which is the heat required to raise the temperature of a one pound mass of water from 58.5 to 59.5 degrees Fahrenheit.

    BBTU.  Billion Btus.

    DEVELOPED ACREAGE. The number of acres which are allocated or assignable to producing wells or wells capable of production.

    DEVELOPMENT LOCATION. A location on which a development well can be drilled.

    DEVELOPMENT WELL. A well drilled within the proved area of an oil or gas reservoir to the depth of a stratigraphic horizon known to be productive in an attempt to recover proved undeveloped reserves.

    DRY HOLE. A well found to be incapable of producing either oil or gas in sufficient quantities to justify completion as an oil or gas well.

    ESTIMATED FUTURE NET REVENUES. Revenues from production of oil and gas, net of all production-related taxes, lease operating expenses and capital costs.

    EXPLORATORY WELL. A well drilled to find and produce oil or gas in an unproved area, to find a new reservoir in a field previously found to be productive of oil or gas in another reservoir, or to extend a known reservoir.

    FINDING COST. Total costs incurred to acquire, explore and develop oil and gas properties divided by the increase in proved reserves through acquisition of proved properties, extensions and discoveries, improved recoveries and revisions of previous estimates.

    GROSS ACRE.  An acre in which a working interest is owned.

    GROSS WELL.  A well in which a working interest is owned.

    LEASE OPERATING EXPENSE. All direct costs associated with and necessary to operate a producing property.

    MBBL.  Thousand barrels.

    MBTU.  Thousand Btus.

    MCF.  Thousand cubic feet.

    MCFE. Thousand cubic feet of natural gas equivalent, determined using the ratio of one Bbl of oil or condensate to six Mcf of natural gas.

    MMBBL.  Million barrels.

    MMBTU.  Million Btus.

    MMCF.  Million cubic feet.

    MMCFE. Million cubic feet of natural gas equivalent, determined using the ratio of one Bbl of oil or condensate to six Mcf of natural gas.

    NET ACRES OR NET WELLS. The sum of the fractional working interests owned in gross acres or gross wells.

    OVERRIDING ROYALTY INTEREST. An interest in an oil and gas property entitling the owner to a share of oil and gas production free of well or production costs.

    PRESENT VALUE. When used with respect to oil and gas reserves, present value means the estimated future gross revenue to be generated from the production of proved reserves, net of estimated production and future development costs, using prices and costs in effect as of the date of the report or estimate, without giving effect to non-property related expenses such as general and administrative expenses, debt service and future income tax expense or to depreciation, depletion and amortization, discounted using an annual discount rate of 10%. The prices used to estimate future revenues of LDNG and American include the effects of Fixed-Price Contracts except where otherwise specifically noted. Estimated quantities of proved reserves are determined without regard to such contracts.

    PRODUCTIVE WELL. A well that is producing or that is capable of producing oil or gas.

    PROVED DEVELOPED RESERVES. Proved reserves that are expected to be recovered through existing wells with existing equipment and operating methods.

    PROVED RESERVES. The estimated quantities of oil and gas which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions.

    PROVED UNDEVELOPED RESERVES. Proved reserves that are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for recompletion.

    RESERVE LIFE. A measure of how long it will take to produce a quantity of reserves, calculated by dividing estimated reserves by production for the twelve months immediately preceding the date of determination (in gas equivalents).

    RESERVE REPLACEMENT RATIO. A percentage determined by dividing the estimated proved reserves added during a year from exploration and development activities, acquisitions of proved reserves and revisions of previous estimates by the oil and gas volumes produced during that year.

    TBTU.  One trillion Btus.

    TCFE. Trillion cubic feet of gas equivalent, determined using the ratio of one Bbl of oil or condensate to six Mcf of natural gas.

    UNDEVELOPED ACREAGE. Lease acreage on which wells have not been drilled or completed to a point that would permit the production of commercial quantities of oil and gas regardless of whether such acreage contains proved reserves.

    WORKING INTEREST. The operating interest which gives the owner the right to drill, produce and conduct operating activities on the property and a share of production.

PROXY                                                                   PROXY

                         AMERICAN EXPLORATION COMPANY

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON TUESDAY, OCTOBER 14, 1997

The undersigned hereby appoints John M. Hogan and T. Frank Murphy, jointly and severally, proxies, with full power of substitution, to vote all shares of Common Stock and Depositary Shares of American Exploration Company that the undersigned is entitled to vote at the Special Meeting of Stockholders to be held on Tuesday, October 14, 1997, at 9:30 a.m., local time, at the Waldorf Astoria Hotel, 301 Park Avenue, New York, New York, and at any adjournments thereof with respect to the matters set forth in the Joint Proxy Statement/ Prospectus dated September 11, 1997, and all supplements and amendments thereto, with the same effect as though the undersigned were present in person and voting such shares and are further authorized in their discretion to vote upon such other business as may properly come before the Special Meeting of Stockholders, and any adjournments thereof. The undersigned hereby revokes all proxies heretofore given to vote at the Special Meeting of Stockholders and any adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IN THE ABSENCE OF SPECIFIC DIRECTIONS TO THE CONTRARY, THIS PROXY WILL BE VOTED "FOR" PROPOSAL NO. 1 AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER MATTERS AS MAY PROPERLY BE BROUGHT BEFORE THE SPECIAL MEETING AND AT ANY ADJOURNMENT THEREOF.

     (CONTINUED, AND TO BE MARKED, SIGNED AND DATED ON THE REVERSE SIDE)

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

   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY  /X/

[                                                                             ]

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 1 SET FORTH BELOW.

                                                    FOR   AGAINST   ABSTAIN

1.  APPROVAL OF THE AGREEMENT AND PLAN OF           / /     / /       / /
    REORGANIZATION DATED AS OF JUNE 24, 1997,
    AS AMENDED, BY AND BETWEEN
    LOUIS DREYFUS  NATURAL GAS CORP.
    AND AMERICAN EXPLORATION COMPANY,
    AND THE MERGER CONTEMPLATED THEREBY.

The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and of the Joint Proxy Statement/Prospectus (with all enclosures and attachments) dated September 11, 1997, relating to the meeting.

Dated:                                           , 1997
      -------------------------------------------

Signature(s)
            -------------------------------------------

            -------------------------------------------

IMPORTANT: Please sign EXACTLY as name(s) appear hereon. Joint Owners should each sign. When signing as executor, administrator, trustee, guardian, attorney or corporate officer, please give full title.



-------------------------------------------------------------------------------

                         --  FOLD AND DETACH HERE  --

                            YOUR VOTE IS IMPORTANT!

                          PLEASE MARK, SIGN AND DATE,
                      AND RETURN IN THE ENCLOSED ENVELOPE.